As filed with the Securities and Exchange Commission on July 1, 2008

Registration No. 333-150885

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment

No. 2 to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NCO Group, Inc.*

(Exact name of registrant as specified in its charter)

Delaware	7320	02-0786880
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

507 Prudential Road

Horsham, Pennsylvania 19044

(215) 441-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

*SEE TABLE OF ADDITIONAL REGISTRANT GUARANTORS CONTINUED ON THE NEXT PAGE

Michael J. Barrist

President and Chief Executive Officer

NCO Group, Inc.

507 Prudential Road

Horsham, Pennsylvania 19044

(215) 441-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Francis E. Dehel, Esquire

Melissa Palat Murawsky, Esquire

Blank Rome LLP

One Logan Square

Philadelphia, Pennsylvania 19103-6998

(215) 569-5500

Facsimile: (215) 569-5555

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filer, a non-accelerated filed, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated Filer  ☐                Accelerated Filer                    ☐

Non-accelerated Filer     ☒                Smaller Reporting Company  ☐

(Do not check if a smaller reporting company)

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number Including Area Code, of Additional Registrant Guarantor’s Principal Executive Offices
AC Financial Services, Inc.	Delaware	68-0623013	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274

ALW Financial, Inc. f/k/a ALW Investment Company, Inc.	Delaware	20-5819309	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274

AssetCare, Inc.	Georgia	20-4392053	5100 Peachtree Industrial Blvd. Norcross, GA 30071 1-800-220-2274

Compass International Services Corporation	Delaware	22-3540815	507 Prudential Road Horsham, PA 19044 1-800-220-2274

Compass Teleservices, Inc.	New Jersey	22-2744501	507 Prudential Road Horsham, PA 19044 1-800-220-2274

FCA Funding, Inc.	Delaware	23-2984383	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274

FCA Leasing, Inc.	Delaware	51-0277275	507 Prudential Road Horsham, PA 19044 1-800-220-2274

JDR Holdings, Inc.	Delaware	22-3264150	507 Prudential Road Horsham, PA 19044 1-800-220-2274

NCO ACI Holdings, Inc. f/k/a AssetCare, Inc.	Georgia	58-1893956	507 Prudential Road Horsham, PA 19044 1-800-220-2274

NCO Customer Management, Inc. f/k/a RMH Teleservices, Inc.	Pennsylvania	23-2250564	507 Prudential Road Horsham, PA 19044 1-800-220-2274

NCO Financial Systems, Inc.	Pennsylvania	23-1670927	507 Prudential Road Horsham, PA 19044 1-800-220-2274

NCO Funding, Inc.	Delaware	51-0378281	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274

NCO Group International, Inc.	Delaware	05-0614768	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274

NCO Holdings, Inc. f/k/a Management Adjustment Bureau Funding, Inc.	Delaware	23-2984387	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274

NCO Portfolio Management, Inc. f/k/a NCPM Acquisition Corporation	Delaware	27-0084103	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274

NCO Support Services, LLC	Delaware	27-0105477	507 Prudential Road Horsham, PA 19044 1-800-220-2274

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number Including Area Code, of Additional Registrant Guarantor’s Principal Executive Offices
NCO Teleservices, Inc.	Pennsylvania	23-2878693	507 Prudential Road Horsham, PA 19044 1-800-220-2274

NCOCRM Funding, Inc.	Delaware	16-1696632	1201 Market Street, Suite 800 Wilmington, DE 19801 1-800-220-2274

NCOP I, Inc. d/b/a NCO Portfolio Management	Nevada	52-2300747	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP II, Inc. d/b/a NCO Portfolio Management	Nevada	52-2300743	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP III, Inc. d/b/a NCO Portfolio Management	Nevada	52-2300742	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP IV, Inc. d/b/a NCO Portfolio Management	Nevada	37-1431981	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP V, Inc. d/b/a NCO Portfolio Management	Nevada	22-3883319	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP VI, Inc. d/b/a NCO Portfolio Management	Nevada	57-1192501	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP VII, Inc. d/b/a NCO Portfolio Management	Nevada	35-2239667	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP VIII, LLC	Nevada	03-0578075	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP IX, LLC	Nevada	20-5995942	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP Capital Resource, LLC	Nevada	None	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP Financing, Inc.	Delaware	51-0407449	1201 Market Street Suite 800 Wilmington, DE 19801 1-800-220-2274

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number Including Area Code, of Additional Registrant Guarantor’s Principal Executive Offices
NCOP/Marlin, Inc.	Nevada	52-2352960	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP Nevada Holdings, Inc.	Nevada	52-2300749	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

NCOP Services, Inc.	Maryland	52-2300752	1804 Washington Blvd, Dept 200 Baltimore, MD 21230 1-800-220-2274

RMH Teleservices Asia Pacific, Inc.	Delaware	32-0047775	507 Prudential Road Horsham, PA 19044 1-800-220-2274

Asset Recovery & Management Corp.	Wisconsin	39-1686046	2520 South 170th Street PO Box 510955 New Berlin, WI 53151-0955 1-800-220-2274

Coast to Coast Consulting, LLC	Delaware	43-1917687	4025 Woodland Park Blvd., Suite 180 Arlington, TX 76103 1-800-220-2274

Greystone Business Group, LLC	Delaware	01-0585067	390 South Woods Mill Rd., Suite 350 Chesterfield, MO 63017 1-800-220-2274

Gulf State Credit, L.L.C.	Delaware	36-4332209	2425 Commerce Avenue Building 2100, Suite 100 Duluth, GA 30096 1-800-220-2274

Jennifer Loomis & Associates, Inc.	Arizona	95-3850888	2520 South 170th Street PO Box 510955 New Berlin, WI 53151-0955 1-800-220-2274

North Shore Agency, Inc.	New York	11-3399772	270 Spagnoli Road, Suite 111 Melville, NY 11747 1-800-220-2274

Old OSI LLC	Delaware	80-0123678	390 South Woods Mill Rd., Suite 350 Chesterfield, MO 63017 1-800-220-2274

OSI Collection Services, Inc.	Delaware	39-1314048	2520 South 170th Street PO Box 510955 New Berlin, WI 53151-0955 1-800-220-2274

OSI Education Services, Inc.	Wisconsin	39-1357406	2520 South 170th Street PO Box 510955 New Berlin, WI 53151-0955 1-800-220-2274

OSI Outsourcing Services International, Inc.	Wisconsin	90-0209538	2520 South 170th Street PO Box 510955 New Berlin, WI 53151-0955 1-800-220-2274

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number Including Area Code, of Additional Registrant Guarantor’s Principal Executive Offices
OSI Outsourcing Services, Inc.	Delaware	13-3861550	4275 Bridge View Drive North Charleston, SC 29405 1-800-220-2274

OSI Portfolio Services, Inc.	Delaware	51-0369044	2425 Commerce Avenue Building 2100, Suite 100 Duluth, GA 30096 1-800-220-2274

OSI Recovery Solutions, Inc.	Delaware	43-1901709	2520 South 170th Street PO Box 510955 New Berlin, WI 53151-0955 1-800-220-2274

OSI SPE LLC	Delaware	None	c/o Outsourcing Solutions, Inc. 390 South Woods Mill Rd., Suite 350 Chesterfield, MO 63017 1-800-220-2274

OSI Support Services, Inc.	Wisconsin	39-1133219	2520 South 170th Street PO Box 510955 New Berlin, WI 53151-0955 1-800-220-2274

Outsourcing Solutions Inc.	Delaware	20-0407098	390 South Woods Mill Rd., Suite 350 Chesterfield, MO 63017 1-800-220-2274

Pacific Software Consulting, LLC	Delaware	43-1917898	1580 South Main Street, Suite 105 PO Box 1188 Boerne, TX 78006 1-800-220-2274

PAE Leasing, LLC	Delaware	43-1917684	4025 Woodland Park Blvd., Suite 180 Arlington, TX 76103 1-800-220-2274

Payco American International Corp.	Wisconsin	39-1758995	2520 South 170th Street PO Box 510955 New Berlin, WI 53151-0955 1-800-220-2274

Perimeter Credit, L.L.C.	Delaware	36-4332206	2425 Commerce Avenue Building 2100, Suite 100 Duluth, GA 30096 1-800-220-2274

Professional Recoveries Inc.	Wisconsin	39-1787937	2520 South 170th Street PO Box 510955 New Berlin, WI 53151-0955 1-800-220-2274

Qualink, Inc.	Wisconsin	39-1758994	2520 South 170th Street PO Box 510955 New Berlin, WI 53151-0955 1-800-220-2274

Transworld Systems Inc.	California	94-1728881	2235 Mercury Way, Suite 275 Santa Rosa, CA 95407 1-800-220-2274

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number Including Area Code, of Additional Registrant Guarantor’s Principal Executive Offices
Union Settlement Administrator, Inc.	Delaware	13-4269978	c/o Outsourcing Solutions, Inc. 390 South Woods Mill Rd., Suite 350 Chesterfield, MO 63017 1-800-220-2274

Union Settlement Administrator Holdco, Inc.	Delaware	87-0714414	c/o Outsourcing Solutions, Inc. 390 South Woods Mill Rd., Suite 350 Chesterfield, MO 63017 1-800-220-2274

University Accounting Service, LLC	Wisconsin	39-1992489	2520 South 170th Street PO Box 510955 New Berlin, WI 53151-0955 1-800-220-2274

Credit Receivables Corporation I	Delaware	43-1916266	4315 Pickett Road St. Joseph, MO 64503 1-800-220-2274

Systems & Services Technologies, Inc.	Delaware	26-0590353	1717 West 7th Street Joplin, MO 64801 1-800-220-2274

Tempest Recovery Services, Inc.	Missouri	43-1816131	4315 Pickett Road St. Joseph, MO 64503 1-800-220-2274

NCOP X, LLC	Nevada	37-1557594	Hughes Center, Suite 170 3763 Howard Hughes Parkway, Las Vegas, NV 89109 1-800-220-2274

The name, address, including zip code, and telephone number, including area code, of agent of service for each of the Additional Registrant Guarantors is:

Michael J. Barrist

c/o NCO Group, Inc.

507 Prudential Road

Horsham, Pennsylvania 19044

(215) 441-3000

with a copy to:

Francis E. Dehel, Esquire

Melissa Palat Murawsky, Esquire

Blank Rome LLP

One Logan Square

Philadelphia, Pennsylvania 19103-6998

(215) 569-5500

Facsimile: (215) 569-5555

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to exchange these securities and it is not soliciting an offer to exchange these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 1, 2008

Preliminary Prospectus

NCO GROUP, INC.

$165,000,000 Floating Rate Senior Notes due 2013

$200,000,000 11.875% Senior Subordinated Notes due 2014

The floating rate senior notes due 2013, referred to as “senior notes”, were issued in exchange for the floating rate senior notes due 2013 originally issued on November 15, 2006. The 11.875% senior subordinated notes due 2014, referred to as “senior subordinated notes”, were issued in exchange for the 11.875% senior subordinated notes due 2014 originally issued on November 15, 2006. The senior notes and senior subordinated notes are collectively referred to herein as the “notes”.

The senior notes bear interest at a floating rate equal to LIBOR plus 4.875% per annum, quarterly in arrears. Interest on the senior notes will be paid quarterly in arrears on each February 15, May 15, August 15 and November 15. The senior notes will mature on November 15, 2013.

The senior subordinated notes bear interest at 11.875% per annum, semi-annually in arrears. Interest on the senior subordinated notes will be paid semi-annually in arrears each May 15 and November 15. The senior subordinated notes will mature on November 15, 2014.

We may redeem any of the senior notes beginning on November 15, 2008. The initial redemption price is 102% of their principal amount, plus accrued interest. We may also redeem any of the senior notes at any time prior to November 15, 2008 at a price equal to 100% of their principal amount, plus accrued interest and a “make-whole” premium. Before November 15, 2008, we may redeem up to 35% of the senior notes at a redemption price of 100% of their principal amount, plus accrued interest, plus a premium equal to the interest rate per annum on the senior notes applicable on the date on which the notice of redemption is given, using the proceeds of one or more equity offerings. We may redeem any of the senior subordinated notes beginning on November 15, 2010. The initial redemption price is 105.938% of their principal amount, plus accrued interest. We may also redeem any of the senior subordinated notes at any time prior to November 15, 2010 at a redemption price equal to 100% of their principal amount, plus accrued interest and a “make-whole” premium. In addition, before November 15, 2009, we may redeem up to 35% of the senior subordinated notes at a redemption price of 111.875% of their principal amount, plus accrued interest using the proceeds from one or more equity offerings. There is no mandatory redemption or sinking fund payments with respect to the notes.

The senior notes are unsecured and rank equally with any unsecured senior indebtedness we incur and the senior subordinated notes will be unsecured and will be subordinated in right of payment to all of our existing and future senior indebtedness, including obligations under the existing senior notes, the senior notes offered hereby and our senior credit facility. The notes are also effectively junior to our secured indebtedness to the extent of the assets securing that indebtedness, including obligations under our senior credit facility. All of our wholly-owned domestic subsidiaries that guarantee our obligations under the senior credit facility will guarantee the notes. The guarantees with respect to the senior notes are unsecured and rank equally with any unsecured senior indebtedness of the guarantors and the guarantees with respect to the senior subordinated notes are unsecured and are subordinated to all existing and future senior obligations of the guarantors, including each guarantor’s guarantee of our obligations under the senior notes and our senior credit facility. The guarantees are also effectively junior to all of the secured indebtedness of the guarantors, including obligations under our senior credit facility, to the extent of the assets securing that indebtedness. The notes are also effectively subordinated to all liabilities, including trade payables, of each of our foreign subsidiaries and our domestic subsidiaries that do not guarantee the notes.

The prospectus includes additional information on the terms of the notes. See “Description of Notes” beginning on page 113.

See “Risk Factors” beginning on page 15 of this prospectus for certain risks that you should consider prior to investing in the notes.

This prospectus includes a notice to California residents.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Securities offered hereby are being offered in California only to investors who meet the definition of either “qualified institutional buyer” in Rule 144A or institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act. The California Department of Corporations approved our application for qualification to sell the Securities in California on the basis of a limited offering qualification where offers/sales only may be made to proposed investors based on their meeting the suitability standards described in the first sentence of this paragraph and we did not have to demonstrate compliance with some or all of the merit regulations of the California Department of Corporations as found in Title 10, California Code of Regulations, Rule 260.140 et seq. We have been advised by the California Department of Corporations that the exemptions for secondary trading available under California Corporations Code §25104(h) will be withheld, but that there may be other exemptions to cover private sales by the bona fide owner for his own account without advertising and without being effected by or through a broker dealer in a public offering.

This prospectus has been prepared for and may be used by J.P. Morgan Securities Inc. in connection with offers and sales of the notes related to market-making transactions in the notes effected from time to time. J.P. Morgan Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. We will not receive any proceeds from such sales.

The date of this prospectus is                     , 2008.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you in making your investment decision. You should read the entire prospectus, including the financial data and related notes and the section entitled “Risk Factors,” before making an investment decision. Unless the context otherwise indicates as used in this prospectus, references to “NCO Group, Inc.,” “NCO,” the “Company,” “we,” “us” and “our” refer to NCO Group, Inc. and its subsidiaries on a consolidated basis. The term “guarantors” refers to certain of NCO’s subsidiaries that will guarantee on a senior subordinated unsecured basis the obligations of NCO under the notes. Our foreign subsidiaries, certain subsidiaries engaged in financing the purchase of delinquent receivables portfolios and any portfolio joint ventures, which are joint ventures engaged in portfolio financing transactions, will not be guarantors under the notes.

Our Company

We are a holding company and conduct substantially all of our business operations through our subsidiaries. We are a leading provider of business process outsourcing services, referred to as BPO, primarily focused on accounts receivable management, referred to as ARM, and customer relationship management, referred to as CRM. Our outsourcing solutions include ARM, contact center support and back office support services for a diversified customer base. We provide a wide range of ARM services to our clients by utilizing an extensive technological infrastructure. Although traditional ARM services have focused on the recovery of delinquent accounts, we also engage in the recovery of current accounts receivable and early stage delinquencies (generally, accounts that are 180 days or less past due). Our CRM services allow our clients to strengthen their customer relationships by providing a high level of support to their customers and generate incremental sales by acquiring new customers. We support essential business functions across key portions of the customer life cycle including acquisition, growth, care, resolution and retention. The primary market sectors we support in our BPO business are financial services, telecommunications, healthcare, retail and commercial, utilities, education, technology, transportation/logistics and government. We also purchase and manage past due consumer accounts receivable from consumer creditors such as banks, finance companies, retail merchants, utilities, healthcare companies, and other consumer-oriented companies. We operate our business in three segments: ARM, CRM and Portfolio Management.

Our extensive industry knowledge, technological expertise, management depth, international scale, broad service offerings and long-standing client relationships enable us to deliver customized solutions that help our clients reduce their operating costs, increase cash flow, and improve their customers’ experience. We provide our services through our customer-driven model that provides optimal performance, leading-edge technology, proven efficiency and quality, to a wide range of clients in North America and abroad. As of March 31, 2008, we had approximately 29,000 full and part-time employees (including approximately 1,500 non-employee personnel utilized through subcontractors) who provide our services through our network of over 140 offices in 10 countries.

In January 2008, we acquired Systems & Services Technologies, Inc., referred to as SST, a leading third-party consumer receivable servicer. Additionally, in February 2008, we acquired Outsourcing Solutions Inc., referred to as OSI, a leading provider of business process outsourcing services, specializing primarily in accounts receivable management services.

On November 15, 2006, NCO Group, Inc. was acquired by and became a wholly owned subsidiary of Collect Holdings, Inc., an entity controlled by One Equity Partners II, L.P., a private equity firm, and its affiliates, with participation by Michael J. Barrist, Chairman, President and Chief Executive Officer of NCO Group, Inc., certain other members of executive management and other co-investors, referred to as the

Transaction. Subsequent to the date of the Transaction, NCO Group, Inc. was merged with and into Collect Holdings, Inc., and Collect Holdings, Inc. was renamed NCO Group, Inc.

Industry Background

Companies are outsourcing many essential, non-core business functions in order to focus on revenue-generating activities and core competencies, reduce costs and improve productivity and service levels. In particular, many large corporations are recognizing the advantages of outsourcing accounts receivable management and customer service and support. This trend is being driven by a number of industry-specific factors, including:

•	an increase in the complexity of collection and other customer service processes, which requires sophisticated call management and database systems for efficient operations;

•	the lack of expertise, resources and infrastructure necessary to provide optimal customer support due to the growing scope and complexity of such activities;

•	significant economies of scale achievable by third parties with focused capabilities; and

•	a trend in certain industries to outsource essential, non-core functions due to competitive pressures, regulatory considerations and/or required capital expenditures.

Gartner, Inc., a leading research and advisory company, estimates that the global market for BPO services experienced strong growth in 2007, with a year over year growth rate of 11.6 percent, according to research published in November 2007. Additionally, Gartner expects the worldwide BPO market to grow from approximately $160.7 billion in 2007 to approximately $235.2 billion by 2011 in terms of revenue, and projects a 10.3 percent compounded annual growth rate from 2006 through 2011. We currently focus on the ARM and CRM segments of the BPO market. Both of these industry segments have experienced growth in recent years, driven by the increasing penetration of outsourcing services, the continuing growth in consumer and commercial debt, an increased focus on building long-term customer relationships and a shift away from large scale in-house implementations to BPO.

The BPO industry is highly fragmented in the U.S. The leading providers of BPO services are large multinational companies. We believe that many smaller competitors have insufficient capital to expand and invest in technology and are unable to meet the geographic coverage, and regulatory requirements and quality standards demanded by businesses seeking to outsource their essential, non-core business functions.

Business Strategy

Our primary business strategy is to strengthen our position in the ARM and CRM markets, and to opportunistically expand our service offerings to other complementary BPO services.

Expand our relationships with clients—An integral component of our growth strategy is focused on the expansion of existing client relationships. We plan to continue to grow these relationships and the resulting opportunities in both scale and depth. We believe these relationships will continue to transition from vendor relationships, focusing on the operational delivery of services, to strategic partnerships focused on long-term, goal-oriented delivery of services. A key focus of this strategy is leveraging existing client relationships in one market to cross-sell our services in other markets.

Enhance our operating margins—We intend to continue pursuing the following initiatives to increase profitability:

•	standardization of systems and practices;

•	consolidation of facilities;

•	automation of clerical functions;

•	utilization of near shore and offshore labor;

•	use of statistical analysis to improve performance and reduce operating expenses;

•	use of segmentation strategy to improve profitability; and

•	leveraging our international size and presence.

Continuously improve business processes—We intend to continue developing and enhancing our technology and infrastructure with initiatives that improve the efficiency of our operations and enhance client service. Examples of our recent initiatives include:

•

Enhanced data management and analytics: We have implemented both client-specific and pooled segmentation models to focus better our collections efforts. These models, coupled with iterative segment-based treatment testing, provide benefits by reducing operating expense and increasing collection revenues. Segmentation allows us to focus resources on accounts with the highest likelihood of recovery, and devote less costly resources to lower probability accounts. Additionally, we began applying the use of segmentation models to make more strategic portfolio purchase decisions.

•

Online access for our clients’ customers: We implemented a self-service website to allow our clients’ customers to access their accounts with us. Customers can use the website to update their account information, request statements and make payments. We plan to expand the functionality of the website to enhance customer service and improve collections for our clients.

•

Pattern recognition system: In December 2005, we acquired a pattern recognition system designed to determine the patterns and profiles that precede customer decisions such as purchase or defection. Leveraging predictive analytic technologies increases the ability to predict customers’ behaviors, thus improving the results of the outsourced solutions we provide to our clients, as well as improving our purchased portfolio analytics.

•

Enterprise resource planning system: In 2005, we converted our financial, human resources and CRM platforms to an integrated enterprise resource planning, or ERP platform. This implementation enabled us to more efficiently manage the changing requirements of our industry and clients, and provide critical business information to operate our business more effectively.

•

Online access for subcontractor agencies: Leveraging the technology used to service our Attorney Network System, which brings us online with over 100 law firms across the United States, we have expanded this system to also support the data exchange requirements with other agencies we utilize to service accounts. These agencies are now able to receive, process, and return updates using the latest web server technology.

•

Enhanced data security: We continue to deploy both physical and system security enhancements to help ensure ongoing protection and privacy of NCO and client data as well as network and systems hardening. We incorporate sophisticated password, access and authentication controls, and emphasize security awareness training programs.

Expand internationally—We believe that the BPO industry is gaining widespread acceptance throughout Canada, Europe and the Asia-Pacific region. Our international expansion strategy is designed to capitalize on each of these markets in the near term, as well as continue to develop access to lower-cost foreign labor. We believe that we are one of the largest providers of BPO services in Canada. We also have operations in Europe. In 2006, we entered two new markets through acquisitions. We purchased Australian Receivables Limited, a provider of ARM services in Australia and Star Contact (BVI) Ltd., a provider of multi-lingual CRM services based in Panama. In 2007, we increased our presence in Australia through the acquisition of Statewide Mercantile Services, a provider of ARM services and purchaser of accounts receivable in Australia. In 2008, we further increased our presence in Australia through two additional acquisitions of ARM service providers. Also in 2008, we expanded into Antigua through the acquisition of a subcontractor. We expect to further penetrate these markets through increased sales of ARM and CRM services, as well as through the pursuit of accounts receivable purchasing opportunities. Additionally, we expect to pursue direct investments, strategic alliances and partnerships as well as further explore acquisitions in these markets and other markets. In addition, we are in the process of exploring new opportunities in other labor markets such as Eastern Europe, Central America and the Caribbean.

Continue to pursue debt purchasing opportunities—Since 1999, we have expanded our portfolio purchase platform. In 2005, we expanded our presence in the medical and utilities industries, as well as with telecommunication companies and credit card issuers. We purchased an aggregate of $117.5 million (in terms of cost) of portfolios of accounts receivable in 2007. Our strategic plan focuses on purchasing larger portfolios of accounts receivable and medical receivables, for which we currently believe there is less competition.

Our strategy of seeking sizable opportunities has been successful, and we intend to continue to pursue larger debt purchasing opportunities. Through enhanced analysis of portfolio performance and utilizing the collections experience of our ARM business for similar classes of debt, we have been able to target the most profitable segments within available portfolios. In order to facilitate our purchase of large portfolios of accounts receivable, we have an agreement with a lender to finance such purchases on a nonrecourse basis. We also sell certain older, unresolved accounts and bankruptcy status accounts that we believe have a low probability of payment under our collection platform. These accounts can generally be sold currently for more than we can collect over time, net of servicing costs.

While our principal portfolios continue to be larger credit card and similar U.S.-based consumer receivables, our growth strategy includes the expansion into telecommunications, utilities, medical and international purchase opportunities.

Pursue strategic acquisition opportunities—We have developed a disciplined approach to acquisitions. We believe our approach enables us to efficiently integrate acquired businesses, personnel and facilities into our existing technology platform, personnel matrix and facilities. By leveraging our shared services and infrastructure, we facilitate the realization of cost synergies and growth of sales and earnings. We intend to evaluate and pursue strategic acquisitions on an opportunistic basis as they become available.

The Transaction

On November 15, 2006, NCO Group, Inc. was acquired by and became a wholly owned subsidiary of Collect Holdings, Inc., an entity controlled by One Equity Partners II, L.P., a private equity firm, and its affiliates, with participation by Michael J. Barrist, Chairman, President and Chief Executive Officer of NCO Group, Inc., certain other members of executive management and other co-investors. Under the terms of the merger agreement, NCO Group, Inc. shareholders received $27.50 in cash, without interest, for each share of NCO Group, Inc. common stock that they held. After the closing of the Transaction, NCO Group, Inc.’s common stock was no longer publicly traded. Subsequent to the date of the Transaction, NCO Group, Inc. was merged with and into Collect Holdings, Inc., and Collect Holdings, Inc. was renamed NCO Group, Inc.

As of the closing of the Transaction, One Equity Partners II, L.P. and its affiliates owned approximately 83.08 percent of our outstanding voting stock, Mr. Barrist and his family members and trusts formed for his or their benefit owned approximately 5.05 percent of our outstanding voting stock, members of NCO’s executive management (other than Mr. Barrist) collectively owned approximately 0.51 percent of our outstanding voting stock and the balance of our outstanding voting stock was owned by the other co-investors. In addition, upon consummation of the Transaction, we adopted a restricted share plan and granted to members of NCO’s executive management, in the aggregate, up to an additional 7.67 percent of our outstanding voting stock as of the closing of the Transaction. See “Management—Restricted Share Plan.”

The Transaction was financed with:

•

equity contributions from One Equity Partners II, L.P. and its affiliates and certain co-investors (including members of NCO’s executive management) and the rollover of a portion of NCO common stock held by Mr. Barrist and certain of his family members and trusts formed for his or their benefit;

•	a new $465.0 million senior credit facility; and

•

the private placement of $165.0 million aggregate principal amount of our floating rate senior notes due 2013 and $200.0 million aggregate principal amount of our 11.875% senior subordinated notes due 2014.

One Equity Partners

The acquisition of our business was financed in part by a significant equity investment by One Equity Partners II, L.P. and its affiliates, referred to as One Equity Partners or OEP, a leading global private equity firm. One Equity Partners acts as a lead equity investor in management-led buyouts and growth capital financings, with a particular emphasis on corporate partnerships and divestitures. One Equity Partners manages over $5.0 billion in investments and commitments.

The Notes

The following is a brief summary of the terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains a more detailed description of the terms and conditions of the notes.

Issuer	NCO Group, Inc.

Notes Offered	$165.0 million aggregate principal amount of floating rate senior notes due 2013.

$200.0 million aggregate principal amount of 11.875% senior subordinated notes due 2014.

Maturity Date	The senior notes will mature on November 15, 2013. The senior subordinated notes will mature on November 15, 2014.

Interest	The senior notes bear interest at a floating rate equal to LIBOR plus 4.875% per annum, quarterly in arrears.

The senior subordinated notes bear interest at 11.875% per annum, semi-annually in arrears.

Interest Payment Dates	Interest on the senior notes will be paid quarterly in arrears on each February 15, May 15, August 15 and November 15.

Interest on the senior subordinated notes will be paid semi-annually in arrears each May 15 and November 15.

Optional Redemption	We may redeem some or all of the senior notes beginning on November 15, 2008 and some or all of the senior subordinated notes beginning on November 15, 2010 in each case at the redemption prices listed under “Description of Notes—Optional Redemption.”

We may also redeem some or all of the senior notes at any time prior to November 15, 2008 and some or all of the senior subordinated notes at any time prior to November 15, 2010, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus the “Applicable Premium” defined under “Description of Notes—Definitions,” as of and accrued interest to, the redemption date.

In addition, we may also redeem up to 35% of the senior notes at any time prior to November 15, 2008 and 35% of the senior subordinated notes at any time prior to November 15, 2009 using the proceeds of one or more equity offerings at a redemption price of 100% of the principal amount of the senior notes (plus a premium equal to the interest rate per annum applicable on the date on which the redemption notice is given) and 111.875% of the principal amount of the senior subordinated notes, in each case, plus accrued and unpaid interest to the redemption date only if, after any such redemption, at least 65% of the aggregate principal amount of each series of notes remain outstanding, as applicable. See “Description of Notes—Optional Redemption.”

Change of Control	Upon a change of control, as defined under the section entitled “Description of Notes,” we will be required to make an offer to purchase the notes then outstanding at a purchase price equal to 101% of their principal amounts, plus accrued interest to the date of repurchase. We may not have sufficient funds available at the time of a change of control to repurchase the notes.

Guarantees	The senior notes will be guaranteed on a senior basis, and the senior subordinated notes will be guaranteed on a senior subordinated basis, in each case, jointly and severally, by all of our existing and future domestic restricted subsidiaries (other than certain non-guarantor subsidiaries).

Ranking	The senior notes will be our unsecured senior obligations. Accordingly, the senior notes will:

•	rank equally in right of payment with all existing and future unsubordinated indebtedness of the guarantors;

•	be senior in right of payment to all existing and future senior subordinated indebtedness (including with respect to the senior subordinated notes) and all future subordinated indebtedness, if any;

•	be effectively subordinated to all existing and future indebtedness of our subsidiaries that are not guarantors;

•	be effectively subordinated to all secured indebtedness of ours and the guarantors to the extent of the value of the assets securing such indebtedness; and

•	be unconditionally guaranteed on a senior basis, jointly and severally, by the guarantors.

Similarly, the senior note guarantees will be unsecured senior obligations of the guarantors, and, accordingly, will:

•	rank equally in right of payment with all existing and future unsubordinated indebtedness of the guarantors;

•	be senior in right of payment to all existing and future senior subordinated indebtedness (including with respect to senior subordinated notes) and all future subordinated indebtedness, if any; and

•	be effectively subordinated to all secured indebtedness of the guarantors to the extent of the value of the assets securing such indebtedness.

The senior subordinated notes will be our unsecured senior subordinated obligations. Accordingly, the senior subordinated notes will:

•	be subordinated in right of payment to all our existing and future senior indebtedness including the senior notes and borrowings under our senior credit facility;

•	be effectively subordinated to all existing and future indebtedness of our subsidiaries that are not guarantors;

•	rank equally in right of payment with our future senior subordinated indebtedness, if any;

•	be senior in right of payment to our future subordinated indebtedness, if any, that expressly provides for its subordination to the notes; and

•	be unconditionally guaranteed on a senior subordinated basis, jointly and severally, by the guarantors.

Similarly, the senior subordinated note guarantees will be unsecured senior subordinated obligations of the guarantors, and, accordingly, will:

•

be subordinated in right of payment to all existing and future senior indebtedness of the guarantors including the guarantees of the senior notes and any borrowings and guarantees by the guarantors of indebtedness under our senior credit facility;

•	rank equally in right of payment with future senior subordinated indebtedness of the guarantors, if any; and

•	be senior in right of payment to future indebtedness, if any, of the guarantors that expressly provides for its subordination to the guarantors’ note guarantees.

As of March 31, 2008, we and the guarantors had $1.0 billion of consolidated indebtedness outstanding, $819.9 million of which is senior indebtedness and $654.9 million of which is secured indebtedness.

In addition, as of March 31, 2008, our subsidiaries that are not guarantors had $194.2 million of consolidated total liabilities outstanding (excluding intercompany liabilities).

Certain Covenants	The terms of the notes, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness and issue certain preferred stock;

•	pay certain dividends and make distributions in respect of capital stock;

•	place limitations on distributions from restricted subsidiaries;

•	issue or sell capital stock of restricted subsidiaries;

•	guarantee indebtedness;

•	sell or exchange assets;

•	enter into transactions with affiliates;

•	create certain liens;

•	engage in unrelated businesses; and

•	consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

These covenants are subject to a number of important qualifications and exceptions. The indentures governing the notes provide that certain covenants will not apply to us during any period in which the notes are rated “investment grade” by both Standard & Poor’s and Moody’s. See “Description of Notes—Covenants.”

No Public Market	We cannot assure you whether a market for the notes will develop or as to the liquidity of any market. The placement agents in the private offering of the notes have advised us that they intend to make a market in the notes. The placement agents are not obligated, however, to make a market in the notes, and any such market-making may be discontinued by the placement agents in their discretion at any time without notice.

Risk Factors

You should carefully consider all of the information in this prospectus prior to investing in the notes. In particular, we urge you to consider carefully the factors set forth under the heading “Risk Factors.”

Corporate Information

On November 15, 2006, NCO Group, Inc., a Pennsylvania corporation founded in 1996, was acquired by Collect Holdings, Inc. in a merger transaction. Subsequent to the date of the Transaction, NCO Group, Inc. was merged with and into Collect Holdings, Inc., a Delaware corporation founded in 2006, and Collect Holdings, Inc. was renamed NCO Group, Inc.

NCO Group, Inc. is headquartered in Horsham, Pennsylvania. Our principal executive offices are located at 507 Prudential Road, Horsham, Pennsylvania 19044. Our telephone number is (215) 441-3000. Our website address is www.ncogroup.com. None of the information on our website or any other website identified herein is part of this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

Ratio of Earnings to Fixed Charges

Our ratio of earnings to fixed charges determined under the method prescribed by the Securities and Exchange Commission are shown below.

	Predecessor				Successor
	For the Years Ended December 31,			Period from January 1 through November 15, 2006	Period from July 13, 2006 (date of inception) through December 31, 2006(2)		For the Year Ended December 31, 2007(2)	For the Three Months Ended March 31,
	2003	2004	2005					2007(2)	2008(2)
	(in thousands, except for ratios)
Earnings	$103,773	$116,650	$109,960	$73,567	$(63,485)		$55,520	$24,807	$9,704
Fixed Charges	$32,789	$31,355	$36,056	$37,465	$16,563		$107,534	$27,437	$25,853
Ratio of earnings to fixed charges(1)	3.2x	3.7x	3.0x	2.0x	(3.8	)x	0.5x	0.9x	0.4x

(1)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes and minority interest, fixed charges, amortization of capitalized interest and distributed income of equity investees less interest capitalized, income from equity investee and distributions to minority holders. Fixed charges consist of interest expense, capitalized interest, amortization of deferred financing charges not included in interest expense and a portion of rentals deemed to be interest.

(2)	For the period from July 13, 2006 through December 31, 2006, for the year ended December 31, 2007 and for the three months ended March 31, 2007 and 2008, our ratio of earnings to fixed charges indicated a less than one-to-one coverage. The deficiency was a result of earnings that were $80.0 million, $52.0 million, $2.6 million and $16.1 million, respectively, less than fixed charges.

Summary Historical and Unaudited Pro Forma Consolidated Financial Data

The following table sets forth summary consolidated historical financial data of NCO and its subsidiaries and summary pro forma financial data.

The summary historical consolidated financial data for the year ended December 31, 2005, for the period from January 1, 2006 through November 15, 2006, for the period from July 13, 2006 through December 31, 2006 and for the year ended December 31, 2007 and as of December 31, 2007 have been derived from our audited consolidated financial statements and related notes included in this prospectus. The summary historical consolidated financial data for the three months ended March 31, 2008 and 2007 and as of March 31, 2008, have been derived from our unaudited consolidated financial statements for such periods included in this prospectus. In the opinion of management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair statement of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.

The summary unaudited pro forma consolidated statement of operations for the three months ended March 31, 2008 has been developed by applying pro forma adjustments to our historical unaudited consolidated financial statement of operations appearing elsewhere in this prospectus, and gives effect to the acquisition of Outsourcing Solutions Inc., referred to as OSI, as if it occurred on January 1, 2007. The summary unaudited pro forma consolidated statement of operations for the year ended December 31, 2007 has been developed by applying pro forma adjustments to our historical audited consolidated statement of operations appearing elsewhere in this prospectus, and gives effect to the acquisition of OSI, as if it had occurred on January 1, 2007.

The summary unaudited pro forma consolidated financial information does not purport to represent what our results of operations would have been had the OSI acquisition actually occurred on the date indicated and it does not purport to project our results of operations for any future period. All pro forma adjustments and their underlying assumptions are described in the notes to our unaudited pro forma combined condensed consolidated statement of operations included elsewhere in this prospectus.

On January 2, 2008, we acquired SST, a leading third-party consumer receivable servicer. Prior to the acquisition, SST was a wholly-owned subsidiary of JPMorgan Chase & Co., referred to as JPM. JPM also wholly owns OEP which, as described above, has had a controlling interest in us since the Transaction on November 15, 2006. NCO is the predecessor company prior to November 15, 2006 due to the relative size and management control of the respective companies.

SFAS 141 states that a “business combination” excludes transfers of net assets or exchanges of equity interests between entities under common control. SFAS 141 also states that transfers of net assets or exchanges of equity interests between entities under common control should be accounted for similar to the pooling-of-interests method (“as-if pooling-of-interests”) in that the entity that receives the net assets or the equity interests initially recognizes the assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity at the date of transfer. Since we were under common control with SST at the time of the SST acquisition, the transfer of assets and liabilities of SST were accounted for at historical cost in a manner similar to a pooling of interests. However, the SEC staff has indicated that, in “as-if pooling-of-interests” accounting, the financial statements of the previously separate entities should not be combined for periods prior to the date that common control was established. For financial accounting purposes, the acquisition is viewed as a change in reporting entity and, as a result, requires restatement of our financial statements for all periods subsequent to November 15, 2006, the date of the Transaction and the date at which common control of us and SST by JPM commenced.

On February 29, 2008, we acquired OSI, a leading provider of business processing outsourcing services, specializing in accounts receivable collections. The OSI acquisition is accounted for by using the purchase method of accounting in accordance with SFAS No. 141. The purchase price allocation is based on preliminary allocations of purchase price and includes adjustments for estimated fair value of identifiable intangible assets.

The summary historical and unaudited pro forma consolidated financial data should be read in conjunction with, and is qualified in its entirety by reference to, the sections entitled “Unaudited Pro Forma Combined Condensed Consolidated Financial Information,” “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto appearing elsewhere in this prospectus.

Summary Historical and Unaudited Pro Forma Consolidated Financial Data

(amounts in thousands)

	Predecessor		Successor				Pro Forma for the year ended December 31, 2007(1)	Pro Forma for the three months ended March 31, 2008(2)
	For the year ended December 31,	Period from January 1 through November 15,	Period from July 13, 2006 (date of inception) through December 31,	For the year ended December 31,	For the three months ended March 31,
	2005	2006	2006	2007	2007	2008
					(unaudited)		(unaudited)	(unaudited)
Statement of Operations Data:
Revenues	$1,052,283	$1,049,801	$146,365	$1,285,430	$335,138	$364,568	$1,697,179	$435,953
Operating costs and expenses:
Payroll and related expenses	528,932	553,883	79,165	679,951	172,107	196,419	876,207	233,903
Selling, general and administrative expenses	376,606	375,150	50,122	459,170	116,360	128,818	637,983	155,202
Depreciation and amortization expense	45,787	46,695	12,228	102,349	24,928	27,786	128,360	32,100
Impairment of SST goodwill	—	—	69,898	—	—	—	—	—
Restructuring charges	9,621	12,765	—	—	—	2,641	7,095	2,641

Income (loss) from operations	91,337	61,308	(65,048)	43,960	21,743	8,904	47,534	12,107
Other expense	19,423	21,642	14,422	89,051	23,629	21,709	108,273	30,397

Income (loss) before provision for income taxes	71,914	39,666	(79,470)	(45,091)	(1,886)	(12,805)	(60,739)	(18,290)
Income tax expense (benefit)	26,182	14,742	(3,522)	(16,104)	(1,556)	(3,896)	(21,232)	(4,985)

Income (loss) before minority interest	45,732	24,924	(75,948)	(28,987)	(330)	(8,909)	(39,507)	(13,305)
Minority interest	(1,213)	(3,890)	(157)	(2,735)	(2,120)	(327)	(3,648)	(481)

Net income (loss)	$44,519	$21,034	$(76,105)	$(31,722)	$(2,450)	$(9,236)	$(43,155)	$(13,786)

Statement of Cash Flows Data:
Net cash provided by (used in) operating activities	$89,550	$109,672	$(4,957)	$43,995	$19,275	$29,650
Net cash used in investing activities	(221,994)	(15,946)	(990,329)	(32,719)	(20,284)	(347,295)
Net cash provided by (used in) financing activities	130,147	(95,877)	1,010,775	(2,869)	5,417	333,253

	December 31, 2007	March 31, 2008

		(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$31,283	$46,555
Working capital	162,471	130,925
Total assets	1,677,999	2,154,426
Long-term debt, net of current portion	903,052	1,048,183
Minority interest	48,948	49,655
Stockholders’ equity	408,045	589,047

(1)	The pro forma consolidated statement of operations for the year ended December 31, 2007 (from which this data is derived) gives effect to the OSI acquisition as if it occurred on January 1, 2007.

(2)	The pro forma consolidated statement of operations for the three months ended March 31, 2008 (from which this data is derived) gives effect to the OSI acquisition as if it occurred on January 1, 2007.

RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this prospectus before deciding to invest in the notes. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us.

Risks Related to the Notes and Our Other Indebtedness

Our substantial leverage and significant debt service obligations could adversely affect our financial condition and our ability to fulfill our obligations and operate our business.

As a result of the acquisition of our company by an entity controlled by One Equity Partners and its affiliates with participation by Michael J. Barrist, Chairman, President and Chief Executive Officer of NCO Group, Inc., certain other members of executive management and other co-investors, we are highly leveraged and have significant debt service obligations. Our financial performance could be affected by our substantial leverage. At March 31, 2008, our total indebtedness was $1.1 billion, and we had $20.2 million of borrowing capacity under the revolving portion of our senior credit facility and $18.8 million of letters of credit outstanding. We may also incur additional indebtedness in the future.

This high level of indebtedness could have important negative consequences to us and you, including:

•	we may have difficulty satisfying our obligations with respect to the notes;

•	we may have difficulty obtaining financing in the future for working capital, capital expenditures, acquisitions or other purposes;

•

we will need to use all, or a substantial portion, of our available cash flow to pay interest and principal on our debt, which will reduce the amount of money available to finance our operations and other business activities;

•	some of our debt, including our borrowings under our senior credit facilities, has variable rates of interest, which exposes us to the risk of increased interest rates;

•	our debt level increases our vulnerability to general economic downturns and adverse industry conditions;

•	our debt level could limit our flexibility in planning for, or reacting to, changes in our business and in our industry in general;

•	our substantial amount of debt and the amount we must pay to service our debt obligations could place us at a competitive disadvantage compared to our competitors that have less debt;

•	our customers may react adversely to our significant debt level and seek or develop alternative suppliers;

•

we may have insufficient funds, and our debt level may also restrict us from raising the funds necessary, to repurchase all of the notes tendered to us upon the occurrence of a change of control, which would constitute an event of default under the notes; and

•

our failure to comply with the financial and other restrictive covenants in our debt instruments which, among other things, require us to maintain specified financial ratios and limit our ability to incur debt and sell assets, could result in an event of default that, if not cured or waived, could have a material adverse effect on our business or prospects.

Our high level of indebtedness requires that we use a substantial portion of our cash flow from operations to pay principal of, and interest on, our indebtedness, which will reduce the availability of cash to fund working capital requirements, capital expenditures, research and development or other general corporate or business activities, including future acquisitions.

In addition, a substantial portion of our indebtedness bears interest at variable rates, including indebtedness under the senior notes and our senior credit facility. If market interest rates increase, debt service on our variable-rate debt will rise, which would adversely affect our cash flow. Although our senior credit facility requires us to employ hedging strategies such that not less than 50 percent of the aggregate principal amount of the term loan carries a fixed rate of interest for a period of three years following consummation of the Transaction, any hedging arrangement in place may not offer complete protection from this risk. Additionally, the remaining portion of the term loan and the revolving portion of the senior credit facility, as well as our other floating rate debt may not be hedged and, accordingly, the portion that is not hedged will be subject to changes in interest rates.

We may be unable to generate sufficient cash to service all of our indebtedness, including the notes, and meet our other ongoing liquidity needs and may be forced to take other actions to satisfy our obligations under our indebtedness, which may be unsuccessful.

Our ability to make scheduled payments or to refinance our debt obligations, including the notes, and to fund our planned capital expenditures and other ongoing liquidity needs, depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our senior credit facility or otherwise in an amount sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may be unable to refinance any of our debt on commercially reasonable terms.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, seek additional capital or seek to restructure or refinance our indebtedness, including the notes. These alternative measures may be unsuccessful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to sell material assets or operations to attempt to meet our debt service and other obligations. Our senior credit facility and the indentures governing the notes restrict our ability to use the proceeds from certain asset sales. We may be unable to consummate those asset sales to raise capital or sell assets at prices that we believe are fair and proceeds that we do receive may be inadequate to meet any debt service obligations then due.

Despite our current leverage, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks that we and our subsidiaries face.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indentures do not fully prohibit us or our subsidiaries from doing so. The revolving credit portion of our senior credit facility provides commitments of up to $100.0 million, $20.2 million of which was available for future borrowings, subject to certain conditions, as of March 31, 2008. All of those borrowings are secured, and as a result, are effectively senior to the notes and the guarantees of the notes by our subsidiary guarantors. If we incur any additional indebtedness that ranks equally with the notes, the holders of that debt will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you. If new debt is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

Our senior credit facility contains and the indentures governing the notes contain a number of restrictive covenants which will limit our ability to finance future operations or capital needs or engage in other business activities that may be in our interest.

Our senior credit facility and the indentures governing the notes impose, and the terms of any future indebtedness may impose, operating and other restrictions on us and our subsidiaries. Such restrictions affect or will affect, and in many respects limit or prohibit, among other things, our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness;

•	create liens;

•	pay dividends and make other distributions in respect of our capital stock;

•	redeem our capital stock;

•	make certain investments or certain other restricted payments;

•	sell certain kinds of assets;

•	enter into certain types of transactions with affiliates; and

•	effect mergers or consolidations.

In addition, our senior credit facility includes other more restrictive covenants. Our senior credit facility also requires us to achieve certain financial and operating results and maintain compliance with specified financial ratios. Our ability to comply with these ratios may be affected by events beyond our control.

The restrictions contained in our senior credit facility and the indentures could:

•	limit our ability to plan for or react to market or economic conditions or meet capital needs or otherwise restrict our activities or business plans; and

•	adversely affect our ability to finance our operations, acquisitions, investments or strategic alliances or other capital needs or to engage in other business activities that would be in our interest.

A breach of any of these covenants or our inability to comply with the required financial ratios could result in a default under our senior credit facility and/or the indentures. If an event of default occurs under our senior credit facility, which includes an event of default under the indentures governing the notes, the lenders could elect to:

•	declare all borrowings outstanding, together with accrued and unpaid interest, to be immediately due and payable;

•	require us to apply all of our available cash to repay the borrowings; or

•	prevent us from making debt service payments on the notes;

any of which could result in an event of default under the notes. The lenders will also have the right in these circumstances to terminate any commitments they have to provide further financing.

If we were unable to repay or otherwise refinance these borrowings when due, our lenders could sell the collateral securing our senior credit facility, which constitutes substantially all of our and our domestic wholly-owned subsidiaries’ assets (other then certain assets relating to portfolio transactions). Although holders of the notes could accelerate the notes upon the acceleration of the obligations under our senior credit facility, we cannot assure you that sufficient assets will remain to repay the notes after we have paid all the borrowings under our senior credit facility and any other senior debt.

We are a holding company and we depend upon cash from our subsidiaries to service our debt. If we do not receive cash distributions, dividends or other payments from our subsidiaries, we may be unable to make payments on the notes.

We are a holding company and all of our operations are conducted through our subsidiaries. Accordingly, we are dependent upon the earnings and cash flows of, and cash distributions, dividends and other payments from, our subsidiaries to provide the funds necessary to meet our debt service obligations, including the required payments on the notes. If we do not receive such cash distributions, dividends or other payments from our subsidiaries, we may be unable to pay the principal or interest on the notes. In addition, certain of our subsidiaries who will be guarantors of the notes are holding companies that will rely on subsidiaries of their own as a source of funds to meet any obligations that might arise under their guarantees.

Generally, the ability of a subsidiary to make cash available to its parent is affected by its own operating results and is subject to applicable laws and contractual restrictions contained in its debt instruments and other agreements. Although the indentures governing the notes will limit the extent to which our subsidiaries may restrict their ability to make dividend and other payments to us, these limitations will be subject to significant qualifications and exceptions. The indentures governing the notes also allow us to include the net income of our subsidiaries in our consolidated Adjusted EBITDA for the purpose of determining whether we can incur additional indebtedness under the indentures, even though some of those subsidiaries are subject to contractual restrictions on making dividends or distributions of cash to us for the purposes of servicing such indebtedness. In addition, the indentures allow us to create limitations on distributions and dividends under the terms of our and any of our subsidiaries’ future credit facilities. Moreover, there may be restrictions on payments by our subsidiaries to us under applicable laws, including laws that require companies to maintain minimum amounts of capital and to make payments to stockholders only from profits. As a result, although our subsidiaries may have cash, we or our subsidiary guarantors may be unable to obtain that cash to satisfy our obligations under the notes or the guarantees, as applicable.

Your right to receive payments on the notes is effectively junior to those lenders who have a security interest in our assets.

Our obligations under the notes and our guarantors’ obligations under their guarantees of the notes are unsecured, but our obligations under our senior credit facility and each guarantor’s obligations under their respective guarantees of the senior credit facility are secured by a security interest in substantially all of our domestic tangible and intangible assets (other than certain assets relating to portfolio transactions) and the assets and a portion of the stock of certain of our non-U.S. subsidiaries. If we are declared bankrupt or insolvent, or if we default under our senior credit facility, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indentures governing the notes at such time. Furthermore, if the lenders foreclose and sell the pledged equity interests in any subsidiary guarantor under the notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes will not be secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully. See “Description of Our Senior Credit Facility.”

As of March 31, 2008, the notes and the guarantees were subordinated or effectively subordinated to $654.1 million of indebtedness (representing borrowings under our senior credit facility which did not include availability of approximately $20.2 million under the revolving portion of our senior credit facility after giving effect to letters of credit outstanding as of March 31, 2008). The indentures will permit the incurrence of substantial additional indebtedness by us and our restricted subsidiaries in the future, including secured indebtedness.

Claims of noteholders will be structurally subordinate to claims of creditors of all of our non-U.S. subsidiaries and some of our U.S. subsidiaries because they will not guarantee the notes.

The notes will not be guaranteed by any of our non-U.S. subsidiaries, and certain other domestic subsidiaries. Accordingly, claims of holders of the notes will be structurally subordinate to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the notes.

As of March 31, 2008, our non-guarantor subsidiaries had total consolidated total liabilities (excluding intercompany liabilities) of $194.2 million, representing 12.4 percent of our total consolidated liabilities. Our non-guarantor subsidiaries accounted for $106.0 million, or 29.1 percent of our consolidated revenue, and had $821,000 of net loss, compared to our consolidated net loss of approximately $9.2 million, for the three months ended March 31, 2008. In addition, our non-guarantor subsidiaries accounted for $426.3 million, or 19.8 percent, of our consolidated assets at March 31, 2008.

Because a portion of our operations are conducted by subsidiaries that will not guarantee the notes, our cash flow and our ability to service debt, including our and the guarantors’ ability to pay the interest on and principal of the notes when due, are dependent to a significant extent on interest payments, cash dividends and distributions and other transfers of cash from subsidiaries that will not guarantee the notes. In addition, any payment of interest, dividends, distributions, loans or advances by subsidiaries that will not guarantee the notes to us and the guarantors, as applicable, could be subject to taxation or other restrictions on dividends or repatriation of earnings under applicable local law, monetary transfer restrictions and foreign currency regulations in the jurisdiction in which these subsidiaries operate. Moreover, payments to us and the guarantors by subsidiaries that will not guarantee the notes will be contingent upon these subsidiaries’ earnings.

Our subsidiaries that will not guarantee the notes are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that we or the guarantors have to receive any assets of any subsidiaries that will not guarantee the notes upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors and holders of debt of that subsidiary.

We also have joint ventures and subsidiaries in which we own less than 100 percent of the equity so that, in addition to the structurally senior claims of creditors of those entities, the equity interests of our joint venture partners or other stockholders in any dividend or other distribution made by these entities would need to be satisfied on a proportionate basis with us. These joint ventures and less than wholly-owned subsidiaries may also be subject to restrictions on their ability to distribute cash to us in their financing or other agreements and, as a result, we may not be able to access their cash flow to service our debt obligations, including in respect of the notes.

Your right to receive payments on the notes will be junior to all of our existing and future senior indebtedness and the guarantees of the notes will be junior to all the guarantors’ existing and future senior indebtedness.

The notes will be general unsecured obligations that will be junior in right of payment to all our existing and future senior indebtedness, including our senior credit facility. The guarantees will be general unsecured obligations of the guarantors that will be junior in right of payment to all of the applicable guarantor’s existing and future senior indebtedness, including our senior credit facility.

We and the guarantors may not pay principal, premium, if any, interest or other amounts on account of the notes or the guarantees in the event of a payment default or certain other defaults in respect of certain of our senior indebtedness, including debt under our senior credit facility, unless the senior indebtedness has been paid in full or the default has been cured or waived. In addition, in the event of certain other defaults with respect to the senior indebtedness, we or the guarantors may not be permitted to pay any amount on account of the notes or the guarantees for a designated period of time.

The subordination provisions in the notes and the guarantees provide that, in the event of a bankruptcy, liquidation or dissolution of us or any guarantor, our or the guarantor’s assets will not be available to pay obligations under the notes or the applicable guarantee until we or the guarantor has made all payments on its respective senior indebtedness. We and the guarantors may not have sufficient assets after all these payments have been made to make any payments on the notes or the applicable guarantee, including payments of principal or interest when due.

As of March 31, 2008, the notes and the guarantees were subordinated or effectively subordinated to $654.1 million of indebtedness (representing borrowings under our senior credit facility which did not include availability of approximately $20.2 million under the revolving portion of our senior credit facility after giving effect to letters of credit outstanding as of March 31, 2008) as additional senior indebtedness under our senior credit facility, subject to compliance with covenants and conditions to borrowing under our senior credit facility. The indentures will permit the incurrence of substantial additional indebtedness, including senior debt, by us and our restricted subsidiaries in the future.

If we default on our obligations to pay our other indebtedness, we may be unable to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our senior credit facility that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including our senior credit facility), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under the revolving portion of our senior credit facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek and obtain waivers from the required lenders under our senior credit facility to avoid being in default. If we breach our covenants under our senior credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior credit facility, the lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. See “Description of Our Senior Credit Facility” and “Description of Notes.”

Certain covenants contained in the indentures will not be applicable if the notes are rated “investment grade” by both Standard & Poor’s and Moody’s in the future.

The indentures provide that certain covenants will not apply to us if, in the future, the notes are rated “investment grade” by both Standard & Poor’s and Moody’s. The covenants restrict, among other things, our ability to pay dividends, incur debt and to enter into other transactions. We cannot assure you that the notes will ever be rated investment grade, or that if they are rated investment grade, the notes will maintain such rating. In addition, if the notes are rated investment grade and fail to maintain such rating, the covenants which were terminated will be reinstated. Termination of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force and any such actions that we take while these covenants are not in force will be permitted even if the notes are subsequently downgraded below investment grade. See “Description of Notes—Covenants—Covenant Suspension.”

Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees and if that occurs, you may not receive any payments on the notes.

The issuance of the notes and the guarantees may be subject to review under federal bankruptcy law or relevant state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws, generally, the payment of consideration will be a fraudulent conveyance if (1) we paid the consideration with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the notes or a guarantee, and, in the case of (2) only, one of the following is also true:

•	we or any of the guarantors was insolvent or rendered insolvent by reason of the incurrence of the indebtedness; or

•	payment of the consideration left us or any of the guarantors with an unreasonably small amount of capital to carry on the business; or

•	we or any of the guarantors intended to, or believed that it would, incur debts beyond its ability to pay as they mature.

If a court were to find that the issuance of the notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to presently existing and future indebtedness of ours or such guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in the acceleration of such debt.

Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair salable value of all its assets; or

•

the present fair salable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the notes and the guarantees would not be further subordinated to our or any of our guarantors’ other debt.

If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the applicable guarantor and none of the proceeds of the notes were paid to any guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the notes.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

The notes are securities for which there is no existing public market. Accordingly, the development or liquidity of any market for the notes is uncertain. We cannot assure you as to the liquidity of markets that may develop for the notes, your ability to sell the notes or the price at which you would be able to sell the notes. We do not intend to apply for a listing of the notes on a securities exchange or on any automated dealer quotation system.

The placement agents of the notes have advised us that they intend to make a market in the notes, as permitted by applicable laws and regulations. However, the placement agents are not obligated to make a market in the notes, and they may discontinue their market-making activities at any time without notice. Additionally, we are controlled by One Equity Partners, an affiliate of J.P. Morgan Securities Inc., one of the placement agents of the notes. As a result of this affiliate relationship, if J.P. Morgan Securities Inc. conducts any market making activities with respect to the notes, J.P. Morgan Securities Inc. will be required to deliver a market making prospectus when effecting offers and sales of the notes. For as long as a market making prospectus is required to be delivered, the ability of J.P. Morgan Securities Inc. to make a market in the notes may, in part, be dependent on our ability to maintain a current market making prospectus for its use. If we are unable to maintain a current market making prospectus, J.P. Morgan Securities Inc. may be required to discontinue its market making activities without notice. Therefore, we cannot assure you that an active market for the notes or notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for the notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the notes may trade at discounts from their initial offering prices, depending upon prevailing interest rates, the market for similar notes, our financial and operating performance and other factors.

Risks Related to Our Business

Our business is dependent on our ability to grow internally.

Our business is dependent on our ability to grow internally, which is dependent upon:

•	our ability to retain existing clients and expand our existing client relationships; and

•	our ability to attract new clients.

Our ability to retain existing clients and expand those relationships is subject to a number of risks, including the risk that:

•	we fail to maintain the quality of services we provide to our clients;

•	we fail to maintain the level of attention expected by our clients;

•	we fail to successfully leverage our existing client relationships to sell additional services; and

•	we fail to provide competitively priced services.

Our ability to attract new clients is subject to a number of risks, including:

•	the market acceptance of our service offerings;

•	the quality and effectiveness of our sales force; and

•	the competitive factors within the BPO industry.

If our efforts to retain and expand our client relationships and to attract new clients do not prove effective, it could have a materially adverse effect on our business, results of operations and financial condition.

We compete with a large number of providers in the ARM and CRM industries, and other purchasers of consumer debt. This competition could have a materially adverse effect on our future financial results.

We compete with a large number of companies in the industries in which we provide services. In the ARM industry, we compete with other sizable corporations in the U.S. and abroad such as Alliance One, GC Services LP and IntelliRisk Management Corporation, as well as many regional and local firms. In the CRM industry, we compete with large customer care outsourcing providers such as Convergys Corporation, ICT Group, TeleTech Holdings, Inc., and West Corporation. We may lose business to competitors that offer more diversified services, have greater financial and other resources and/or operate in broader geographic areas than we do. We may also lose business to regional or local firms who are able to use their proximity to or contacts at local clients as a marketing advantage. In addition, many companies perform the BPO services offered by us in-house. Many larger clients retain multiple BPO providers, which exposes us to continuous competition in order to remain a preferred provider. Because of this competition, in the future we may have to reduce our fees to remain competitive and this competition could have a materially adverse effect on our future financial results.

Our Portfolio Management business competes with other purchasers of delinquent consumer accounts receivable, such as Asset Acceptance Capital Corp., Asta Funding, Inc., Encore Capital Group, Inc. and Portfolio Recovery Associates, Inc. The purchased accounts receivable business has become increasingly competitive over the past few years, with several new companies entering the market. While the number of portfolios available for sale has increased, we believe the demand has outweighed the supply, pushing prices higher. The apparent downturn in the economy may have an impact on collectability and related pricing. Our competitors may have greater financial resources or access to credit to purchase portfolios than we do, and may be able to outbid us on available portfolios. In the future we may have to pay more for our portfolios, which could have an adverse impact on our financial results.

Many of our clients are concentrated in the financial services, telecommunications, and healthcare sectors. If any of these sectors performs poorly or if there are any adverse trends in these sectors it could materially adversely affect us.

For the year ended December 31, 2007, we derived approximately 32.2 percent of our revenue from clients in the financial services sector, approximately 24.1 percent of our revenue from clients in the telecommunications industry, and approximately 13.8 percent of our revenue from clients in the healthcare sector, in each case excluding purchased accounts receivable. If any of these sectors performs poorly, clients in these sectors may do less business with us, or they may elect to perform the services provided by us in-house. If there are any trends in any of these sectors to reduce or eliminate the use of third-party BPO service providers, it could harm our business and results of operations.

We have international operations and utilize foreign sources of labor, and various factors relating to our international operations, including fluctuations in currency exchange rates, could adversely affect our results of operations.

Approximately 8.1 percent of our 2007 revenues were derived from clients in Canada, the United Kingdom and Australia for ARM and CRM services. Political or economic instability in Canada, the United Kingdom or Australia could have an adverse impact on our results of operations due to diminished revenues in these countries. Our future revenue, costs of operations and profitability could also be affected by a number of other factors related to our international operations, including changes in economic conditions from country to country, changes in a country’s political condition, trade protection measures, licensing and other legal requirements, and local tax or foreign exchange issues. Unanticipated currency fluctuations in the Canadian Dollar, British Pound, Euro or the Australian Dollar could lead to lower reported consolidated results of operations due to the translation of these currencies into U.S. dollars when we consolidate our financial results.

We provide ARM and CRM services to our U.S. clients utilizing foreign sources of labor through call centers in Canada, India, the Philippines, Barbados, Antigua, Australia and Panama. Any political or economic instability in these countries could result in our having to replace or reduce these labor sources, which may increase our labor costs and have an adverse impact on our results of operations. A decrease in the value of the U.S. dollar in relation to the currencies of the countries in which we operate could increase our cost of doing business in those countries. In addition, we expect to expand our operations into other countries and, accordingly, will face similar risks with respect to the costs of doing business in such countries including as a result of any decreases in the value of the U.S. dollar in relation to the currencies of such countries. There is no guarantee that we will be able to successfully hedge our foreign currency exposure in the future.

We seek growth opportunities for our business in parts of the world where we have had little or no prior experience. International expansion into new markets with different cultures and laws poses additional risks and costs, including the risk that we will not be able to obtain the required permits, comply with local laws and regulations, hire, train and maintain a workforce, and obtain and maintain physical facilities in a culture and under laws that we are not familiar with. In addition, we may have to customize certain of our collection techniques to work with a different consumer base in a different regulatory environment. Also, we may have to revise certain of our analytical portfolio techniques as we apply them in different countries.

We are dependent on our employees and a higher turnover rate would have a material adverse effect on us.

We are dependent on our ability to attract, hire and retain qualified employees. The BPO industry, by its nature, is labor intensive and experiences a high employee turnover rate. Many of our employees receive modest hourly wages and some of these employees are employed on a part-time basis. A higher turnover rate among our employees would increase our recruiting and training costs and could materially adversely impact the quality of services we provide to our clients. If we were unable to recruit and retain a sufficient number of employees, we would be forced to limit our growth or possibly curtail our operations. Growth in our business will require us to recruit and train qualified personnel at an accelerated rate from time to time. We cannot assure that we will be able to continue to hire, train and retain a sufficient number of qualified employees to meet the needs of our business or to support our growth. If we are unable to do so, our results of operations could be harmed. Any increase in hourly wages, costs of employee benefits or employment taxes could also have a materially adverse affect on our results of operations.

The employees at one of our offices voted to join a labor union, which could increase our costs and result in a loss of customers.

In February 2006, the employees at our call center in Surrey, British Columbia, Canada voted in favor of joining the B.C. Government and Services Employees’ Union. A collective agreement was ratified by the employees in the first quarter of 2007. This action, as well as that of any other employees who are successful in organizing a labor union at any of our locations, could further increase labor costs, decrease operating efficiency and productivity in the future, result in office closures, and result in a loss of customers. Additionally, during May 2006, our Jackson, Michigan facility was the subject of a union campaign from the Teamsters. In July 2007, the Syndicat Canadien des Communications, de l’Énergie et du Papier (SCEP), filed a petition with the Montreal, Quebec labour board for one of our facilities in Montreal to be represented. This location performed work for one client, with whom we discontinued our relationship for other business reasons. We are currently not aware of any other union organizing efforts at any of our other facilities.

If we are not able to respond to technological changes in telecommunications and computer systems in a timely manner, we may not be able to remain competitive.

Our success depends in large part on our sophisticated telecommunications and computer systems. We use these systems to identify and contact large numbers of debtors and record the results of our collection efforts, as well as to provide customer service to our clients’ customers. If we are not able to respond to technological changes in telecommunications and computer systems in a timely manner, we may not be able to remain competitive. We have made a significant investment in technology to remain competitive and we anticipate that it will be necessary to continue to do so in the future. Telecommunications and computer technologies are changing rapidly and are characterized by short product life cycles, so we must anticipate technological developments. If we are not successful in anticipating, managing, or adopting technological changes on a timely basis or if we do not have the capital resources available to invest in new technologies, our business could be materially adversely affected.

We are highly dependent on our telecommunications and computer systems.

As noted above, our business is highly dependent on our telecommunications and computer systems. These systems could be interrupted by terrorist acts, natural disasters, power losses, computer viruses, or similar events. Our business is also materially dependent on services provided by various local and long distance telephone companies. If our equipment or systems cease to work or become unavailable, or if there is any significant interruption in telephone services, we may be prevented from providing services and collecting on accounts receivable portfolios we have purchased. Because we generally recognize revenue and generate operating cash flow primarily through ARM collections and providing CRM services, any failure or interruption of services and collections would mean that we would continue to incur payroll and other expenses without any corresponding income.

An increase in communication rates or a significant interruption in communication service could harm our business.

Our ability to offer services at competitive rates is highly dependent upon the cost of communication services provided by various local and long distance telephone companies. Any change in the telecommunications market that would affect our ability to obtain favorable rates on communication services could harm our business. Moreover, any significant interruption in communication service or developments that could limit the ability of telephone companies to provide us with increased capacity in the future could harm existing operations and prospects for future growth.

We may seek to make strategic acquisitions of companies. Acquisitions involve additional risks that may adversely affect us.

From time to time, we may seek to make acquisitions of businesses that provide BPO services. We may be unable to make acquisitions if suitable businesses that provide BPO services are not available at favorable prices due to increased competition for these businesses.

We may have to borrow money, incur liabilities, or sell or issue stock to pay for future acquisitions and we may not be able to do so on terms favorable to us, or at all. Additional borrowings and liabilities may have a materially adverse effect on our liquidity and capital resources. If we issue stock for all or a portion of the purchase price for future acquisitions, our stockholders’ ownership interest may be diluted. Our common stock is not publicly traded and potential sellers may be unwilling to accept equity in a privately held company as payment for the sale of their business. If potential sellers are not willing to accept our common stock as payment for the sale of their business, we may be required to use more of our cash resources, if available, in order to continue our acquisition strategy.

Completing acquisitions involves a number of risks, including diverting management’s attention from our daily operations, other additional management, operational and financial resources, system conversions and the inability to maintain key pre-acquisition relationships with customers, suppliers and employees. We might not be able to successfully integrate future acquisitions into our business or operate the acquired businesses profitably, and we may be subject to unanticipated problems and liabilities of acquired companies.

Our success depends on our senior management team and if we are not able to retain them, it could have a materially adverse effect on us.

We are highly dependent upon the continued services and experience of our senior management team, including Michael J. Barrist, our Chairman, President and Chief Executive Officer. We depend on the services of Mr. Barrist and the other members of our senior management team to, among other things, continue the development and implementation of our growth strategies, and maintain and develop our client relationships.

Goodwill and other intangible assets represented 61.6 percent of our total assets at March 31, 2008. If the goodwill or the other intangible assets, primarily our customer relationships and trade name, are deemed to be impaired, we may need to take a charge to earnings to write-down the goodwill or other intangibles to its fair value.

Our balance sheet includes goodwill, which represents the excess of the purchase price over the fair market value of the net assets of acquired businesses based on their respective fair values at the date of acquisition. Trade name represents the fair value of the NCO name and is an indefinite-lived intangible asset. Other intangibles are composed of customer relationships, which represent the information and regular contact we have with our clients and non-compete agreements.

Goodwill is tested at least annually for impairment. The test for impairment uses a fair value based approach, whereby if the implied fair value of a reporting unit’s goodwill is less than its carrying amount, goodwill would be considered impaired. We make significant assumptions to estimate the future revenue and cash flows used to determine the fair value of our reporting units. If the expected revenue and cash flows are not realized or if a sustained significant depression in our market capitalization indicates that our assumptions are not accurately estimating our fair value, impairment losses may be recorded in the future. The trade name intangible asset is also reviewed for impairment on an annual basis.

Our other intangibles, consisting of customer relationships and non-compete agreements, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. For example, the loss of a larger client could require a review of the customer relationship for impairment. We made significant assumptions to estimate the future cash flows used to determine the fair value of the customer relationship. If we lost a significant customer relationship, the future cash flows expected to be generated by the customer relationship would be less than the carrying amount, and an impairment loss may be recorded.

As of March 31, 2008, our balance sheet included goodwill, trade name and other intangibles that represented 39.3 percent, 4.9 percent and 17.4 percent of total assets, respectively, and 143.8 percent, 17.8 percent and 63.6 percent of stockholders’ equity, respectively. If our goodwill, trade name or customer relationships are deemed to be impaired, we may need to take a charge to earnings to write-down the asset to its fair value.

Security and privacy breaches of the systems we use to protect personal data could adversely affect our business, results of operations and financial condition.

Our databases contain personal data of our clients’ customers, including credit card and healthcare information. Any security or privacy breach of these databases could expose us to liability, increase our expenses relating to the resolution of these breaches and deter our clients from selecting our services. Our data security procedures may not effectively counter evolving security risks, address the security and privacy concerns of existing or potential clients or be compliant with federal, state, and local laws and regulations in all respects. Any failures in our security and privacy measures could adversely affect our business, financial condition and results of operations.

Our management has concluded that as of March 31, 2008, our disclosure controls and procedures were not effective and we had a material weakness in our internal control over financial reporting.

Effective disclosure controls and procedures and internal controls are necessary for us to provide reliable financial reports and effectively prevent or detect fraud. As of March 31, 2008, our control procedures did not include adequate review over the completeness and accuracy of our income tax accounts to ensure compliance with generally accepted accounting principles in the United States. Our management determined that this control deficiency constituted a material weakness as of March 31, 2008. Additionally, our management concluded that our disclosure controls and procedures were not effective as of March 31, 2008, due to the material weakness in our internal control over financial reporting as discussed above.

Our management has begun a process to remediate the material weakness discussed above. If we are not successful in this remediation, or if we identify any other material weakness or control deficiencies, we may be unable to accurately report our financial results and comply with the reporting requirements under the Exchange Act. As a result, our current and potential customers, lenders, investors and noteholders may lose confidence in our financial reporting and disclosure required under the Exchange Act, which could adversely affect our business and we could be subject to regulatory scrutiny.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, referred to as Section 404, we are required, beginning with our annual report on Form 10-K for the fiscal year ending December 31, 2008, to include in our annual reports on Form 10-K, our management’s report on internal control over financial reporting and the registered public accounting firm’s attestation report on our internal control over financial reporting. Compliance with the requirements of Section 404 is expensive and time-consuming. If we fail to complete this evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal control over financial reporting.

Terrorist attacks, war and threats of attacks and war may adversely impact our results of operations, revenue and profitability.

Terrorist attacks in the United States and abroad, as well as war and threats of war or actual conflicts involving the United States or other countries in which we operate, may adversely impact our operations, including affecting our ability to collect our clients’ accounts receivable. More generally, any of these events could cause consumer confidence and spending to decrease. They could also result in an adverse effect on the economies of the United States and other countries in which we operate. Any of these occurrences could have a material adverse effect on our results of operations, collections and revenue.

Risks Related to Our ARM Business

We are subject to business-related risks specific to the ARM business. Some of those risks are:

Decreases in our collections due to economic conditions in the United States may have an adverse effect on our results of operations, revenue and profitability.

Deterioration in economic conditions in the United States may lead to higher rates of unemployment and personal bankruptcy filings and decrease the ability of consumers to pay their debts. Defaulted consumer loans that we service or purchase are generally unsecured, and we may be unable to collect these loans in the case of personal bankruptcy of a consumer. Increases in unemployment rates and bankruptcy filings may result in a decline in our collections, which may adversely impact our results of operations, revenue and profitability.

Most of our ARM contracts do not require clients to place accounts with us, may be terminated on 30 or 60 days notice, and are on a contingent fee basis. We cannot guarantee that existing clients will continue to use our services at historical levels, if at all.

Under the terms of most of our ARM contracts, clients are not required to give accounts to us for collection and usually have the right to terminate our services on 30 or 60 days notice. Accordingly, we cannot guarantee that existing clients will continue to use our services at historical levels, if at all. In addition, most of these contracts provide that we are entitled to be paid only when we collect accounts. Therefore, for these contracts, we can only recognize revenues upon the collection of funds on behalf of clients.

If we fail to comply with government regulation of the collections industry, it could result in the suspension or termination of our ability to conduct business.

The collections industry is regulated under various U.S. federal and state, Canadian, United Kingdom and Australian laws and regulations. Many states, as well as Canada, the United Kingdom and Australia, require that we be licensed as a debt collection company. The Federal Trade Commission, referred to as the FTC, has the authority to investigate consumer complaints against debt collection companies and to recommend enforcement actions and seek monetary penalties. If we fail to comply with applicable laws and regulations, it could result in fines as well as the suspension or termination of our ability to conduct collections, which would materially adversely affect us. State regulatory authorities have similar powers. For example, the New York and Texas Attorneys General are currently conducting inquiries or investigations regarding our debt collection practices in such states. If such matters resulted in further investigations and subsequent enforcement actions, we could be subject to fines as well as the suspension or termination of our ability to conduct collections, which would materially adversely affect our financial position and results of operations. In addition, new federal, state or foreign laws or regulations, or changes in the ways these rules or laws are interpreted or enforced, could limit our activities in the future or significantly increase the cost of regulatory compliance. If we expand our international operations, we may become subject to additional government controls and regulations in other countries, which may be stricter or more burdensome than those in the United States.

Several of the industries we serve are also subject to varying degrees of government regulation. Although our clients are generally responsible for complying with these regulations, we could be subject to various enforcement or private actions for our failure, or the failure of our clients, to comply with these regulations.

Risks Related to Our CRM Business

We are subject to business-related risks specific to the CRM business. Some of those risks are:

Consumer resistance to outbound services could harm the CRM services industry.

As the CRM services industry continues to grow, the effectiveness of CRM services as a direct marketing tool may decrease as a result of consumer saturation and increased consumer resistance to customer acquisition activities, particularly direct sales and telemarketing. This could result in a decrease in the demand for our CRM services.

The CRM division relies on a few key clients for a significant portion of its revenues. The loss of any of these clients or their failure to pay us could reduce revenues and adversely affect results of operations.

The CRM division is characterized by substantial revenues from a few key clients. While no individual CRM client represented more than 10 percent of our consolidated revenue, we are exposed to customer concentration within this division. Most of these clients are not contractually obligated to continue to use our services at historic levels or at all. If any of these clients were to significantly reduce the amount of service, fail to pay, or terminate the relationship altogether, our CRM business could be harmed.

A decrease in demand for CRM services in one or more of the industries to which we provide services could reduce revenues and adversely affect results of operations.

Our CRM business is concentrated in the telecommunications industry. During 2004, announcements were made by a number of telecommunications companies that they were significantly reducing their participation in consumer markets. As a result, there have been reductions of services performed for certain of our telecommunications clients. A further reduction of such services or the elimination of the use of outsourced CRM services in this or any other industry could harm our CRM business.

Government regulation of the CRM industry and the industries we serve may increase our costs and restrict the operation and growth of our CRM business.

The CRM services industry is subject to an increasing amount of regulation in the United States and Canada. In the United States, the FCC places restrictions on unsolicited automated telephone calls to residential telephone subscribers by means of automatic telephone dialing systems, prerecorded or artificial voice messages and telephone fax machines, and requires CRM firms to develop a “do not call” list and to train their CRM personnel to comply with these restrictions. The FTC regulates both general sales practices and telemarketing specifically and has broad authority to prohibit a variety of advertising or marketing practices that may constitute “unfair or deceptive acts or practices.” Most of the statutes and regulations in the United States allow a private right of action for the recovery of damages or provide for enforcement by the FTC, state attorneys general or state agencies permitting the recovery of significant civil or criminal penalties, costs and attorneys’ fees in the event that regulations are violated. The Canadian Radio-Television and Telecommunications Commission enforces rules regarding unsolicited communications using automatic dialing and announcing devices, live voice and fax. We cannot assure you that we will be in compliance with all applicable regulations at all times. We also cannot assure you that new laws, if enacted, will not adversely affect or limit our current or future operations.

Several of the industries we serve, particularly the insurance, financial services and telecommunications industries, are subject to government regulation. We could be subject to a variety of private actions or regulatory enforcement for our failure or the failure of our clients to comply with these regulations. Our results of operations could be adversely impacted if the effect of government regulation of the industries we serve is to reduce the demand for our CRM services or expose us to potential liability. We, and our employees who sell insurance products, are required to be licensed by various state insurance commissions for the particular type of insurance product sold and to participate in regular continuing education programs. Our participation in these insurance programs requires us to comply with certain state regulations, changes in which could materially increase our operating costs associated with complying with these regulations.

Risks Related to Our Purchased Accounts Receivable Business

We are subject to business-related risks specific to the Purchased Accounts Receivable business. Some of those risks are:

Collections may not be sufficient to recover the cost of investments in purchased accounts receivable and support operations.

We purchase past due accounts receivable generated primarily by consumer credit transactions. These are obligations that the individual consumer has failed to pay when due. The accounts receivable are purchased from consumer creditors such as banks, finance companies, retail merchants, hospitals, utilities, and other consumer-oriented companies. Substantially all of the accounts receivable consist of account balances that the credit grantor has made numerous attempts to collect, has subsequently deemed uncollectible, and charged off. After purchase, collections on accounts receivable could be reduced by consumer bankruptcy filings. The accounts receivable are purchased at a significant discount, typically less than 10 percent of face value, and, although we estimate that the recoveries on the accounts receivable will be in excess of the amount paid for the accounts receivable, actual recoveries on the accounts receivable will vary and may be less than the amount expected, and may even be less than the purchase price paid for such accounts. In addition, the timing or amounts to be collected on those accounts receivable cannot be assured. If cash flows from operations are less than anticipated as a result of our inability to collect accounts receivable, we may have difficulty servicing our debt obligations and may not be able to purchase new accounts receivable, and our future growth and profitability will be materially adversely affected. There can be no assurance that our operating performance will be sufficient to service our debt or finance the purchase of new accounts receivable.

We use estimates to report results. If collections on portfolios are materially less than expected, we may be required to record impairment expenses that could have a materially adverse effect on us.

Our revenue is recognized based on estimates of future collections on portfolios of accounts receivable purchased. Although these estimates are based on analytics, the actual amount collected on portfolios and the timing of those collections will differ from our estimates. If collections on portfolios are materially less than estimated, we may be required to record an allowance for impairment on our purchased receivables portfolio that could materially adversely affect our earnings, financial condition and creditworthiness. For the three months ended March 31, 2008, we recorded an allowance for impairment charge of $6.2 million on our purchased receivables portfolio.

We may be adversely affected by possible shortages of available accounts receivable for purchase at favorable prices.

The availability of portfolios of past due consumer accounts receivable for purchase at favorable prices depends on a number of factors outside of our control, including the continuation of the current growth trend in consumer debt and competitive factors affecting potential purchasers and sellers of portfolios of accounts receivable. The growth in consumer debt may also be affected by changes in credit grantors’ underwriting criteria and regulations governing consumer lending. Any slowing of the consumer debt growth trend could result in less credit being extended by credit grantors. Consequently, fewer delinquent accounts receivable could be available at prices that we find attractive. If competitors raise the prices they are willing to pay for portfolios of accounts receivable above those we wish to pay, we may be unable to buy the type and quantity of past due accounts receivable at prices consistent with our historic return targets. In addition, we may overpay for portfolios of delinquent accounts receivable, which may have a materially adverse effect on our results of operations.

We may be unable to compete with other purchasers of past due accounts receivable, which may have an adverse effect on our combined financial results.

We face bidding competition in our acquisitions of portfolios of past due consumer accounts receivable. Some of our existing competitors and potential new competitors may have greater financial and other resources that allow them to offer higher prices for the accounts receivable portfolios. New purchasers of such portfolios entering the market also cause upward price pressures. We may not have the resources or ability to compete successfully with our existing and potential new competitors. To remain competitive, we may have to increase our bidding prices, which may have an adverse impact on our financial results.

Risks Related to Our Structure

We are controlled by an investor group led by One Equity Partners II, L.P., a private equity firm, and its affiliates, whose interests may not be aligned with those of our noteholders.

Our equity investors control the election of our directors and thereby have the power to control our affairs and policies, including the appointment of management, the issuance of additional stock, stock repurchase programs and the declaration and payment of dividends. In addition, our equity investors must consent to the entering into of mergers, sales of substantially all our assets and certain other transactions.

Circumstances may occur in which the interests of our equity investors could be in conflict with those of our noteholders. For example if we encounter financial difficulties or are unable to pay our debts as they mature, our equity investors might pursue strategies that favor equity investors over our debt investors. One Equity Partners may also have an interest in pursuing acquisitions, divestitures, financing or other transactions that, in their judgment, could enhance their equity investments, even though such transaction might involve risk to our noteholders. Additionally, One Equity Partners is not prohibited from making investments in any of our competitors.

FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus, including without limitation statements in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” other than statements of historical fact, are forward-looking statements (as such term is defined in the Exchange Act and the regulations thereunder), which are intended to be covered by the safe harbors created thereby. Forward-looking statements include, without limitation, statements as to:

•	our expected future results of operations;

•	our growth strategy;

•	fluctuations in quarterly operating results;

•	the integration of acquisitions;

•	the final outcome of our litigation with our former landlord;

•	the effects of terrorist attacks, war and the economy on our business;

•	expected increases in operating efficiencies;

•	anticipated trends in the business process outsourcing industry, referred to as BPO;

•	estimates of future cash flows and allowances for impairments of purchased accounts receivable;

•	estimates of intangible asset impairments and amortization expense of customer relationships and other intangible assets;

•	the effects of legal proceedings, regulatory investigations and tax examinations;

•	the effects of changes in accounting pronouncements; and

•	statements as to trends or our or management’s beliefs, expectations and opinions.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” and similar expressions are typically used to identify forward-looking statements. These statements are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties and may be affected by various factors that may cause actual results, developments and business decisions to differ materially from those in the forward-looking statements. Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements include the risk factors discussed under the heading “Risk Factors” and the following:

•	risks related to the Company’s substantial indebtedness incurred in connection with the Transaction with Collect Holdings, Inc. in November 2006;

•	the risk that we will not be able to implement our growth strategy as and when planned;

•	risks associated with growth and acquisitions;

•	the risk that we will not be able to realize operating efficiencies in the integration of our acquisitions;

•	fluctuations in quarterly operating results;

•	risks related to the timing of contracts;

•	risks related to purchased accounts receivable;

•	risks related to possible impairment of goodwill and other intangible assets;

•	risks related to union organizing efforts at our facilities;

•	risks associated with technology;

•	risks related to the final outcome of our litigation with our former landlord;

•	risks related to litigation, regulatory investigations and tax examinations;

•	risks related to past or possible future terrorist attacks;

•	risks related to natural disasters or the threat or outbreak of war or hostilities;

•	risks related to the domestic and international economies;

•	the risk that we will not be able to improve margins;

•	risks related to our international operations;

•	risks related to the availability of qualified employees, particularly in new or more cost-effective locations;

•	risks related to currency fluctuations;

•	risks related to reliance on independent telecommunications service providers;

•	risks related to concentration of our clients in the financial services, telecommunications and healthcare sectors;

•	risks related to potential consumer resistance to outbound services;

•	risks related to the possible loss of key clients;

•	risks related to changes in government regulations affecting the teleservices and telecommunications industries;

•	risks related to competition from other outside providers of BPO services and the in-house operations of existing and potential clients; and

•	risks related to competition with other purchasers of accounts receivable.

We can give no assurance that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operations and financial condition. We disclaim any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

INDUSTRY AND MARKET INFORMATION

The market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources, including market analysis data published by IDC, The Nilson Report, The Kaulkin Ginsberg Company and Gartner, Inc. We did not commission any of these publications or reports. Some data are also based on our good faith estimates, which are derived from our review of internal surveys, as well as the independent sources listed above. Independent industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data and we do not make any representation as to the accuracy of such information. Forecasts are particularly likely to be inaccurate, especially over long periods of time, and we do not know what assumptions regarding general economic growth are used in preparing the forecasts included in this prospectus. Similarly, while we believe our internal and external research is reliable, it has not been verified by any independent sources and we make no assurances that the predictions contained therein are accurate.

USE OF PROCEEDS

This prospectus is delivered in connection with the sale of notes by J.P. Morgan Securities Inc. in market-making transactions. We will not receive any proceeds from the sale of the notes.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents, and capitalization as of March 31, 2008. You should read this table along with “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Unaudited Pro Forma Combined Condensed Consolidated Financial Information” and our consolidated financial statements and related notes, in each case, included elsewhere in this prospectus.

As of March 31, 2008
(unaudited, in millions)
Cash and cash equivalents	$46.6

Total debt, including current portion:
Senior credit facility(1)	$654.1
Senior notes	165.0
Senior subordinated notes	200.0
Nonrecourse credit facility	51.9
Other debt (including capital leases)	1.9

Total debt	1,072.9
Total stockholders’ equity	589.0

Total capitalization	$1,661.9

(1)	In connection with the Transaction, we entered into a senior credit facility consisting of a $465.0 million term loan and a $100.0 million revolving credit facility. At March 31, 2008, the balance outstanding on the revolving credit facility was $61.0 million. See Note 11 to our consolidated interim financial statements included elsewhere in this prospectus for a discussion regarding an amendment to the senior credit facility which included the addition of a $139.0 million term loan, all of which was used to fund a portion of the purchase price of OSI.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

You should read the following selected historical consolidated financial data in conjunction with our consolidated financial statements and the accompanying notes. The selected historical consolidated financial data should be read in conjunction with, and is qualified in its entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus. The selected historical consolidated financial data for the year ended December 31, 2005, for the period from January 1, 2006 through November 15, 2006 and for the period from July 13, 2006 through December 31, 2006, for the year ended December 31, 2007 and as of December 31, 2006 and December 31, 2007 have been derived from our audited consolidated financial statements and related notes included in this prospectus. The selected historical consolidated financial data for the three months ended March 31, 2007 and 2008, and as of March 31, 2008 have been derived from our unaudited consolidated financial statements also included in this prospectus. In the opinion of management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair statement of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period. The selected historical consolidated financial data as of December 31, 2005, 2004 and 2003 and for each of the years ended December 31, 2004 and 2003 was derived from our audited consolidated financial statements not included in this prospectus.

On November 15, 2006, NCO Group, Inc. was acquired by and became a wholly owned subsidiary of Collect Holdings, Inc., an entity controlled by One Equity Partners and its affiliates, with participation by Michael J. Barrist, Chairman, President and Chief Executive Officer of NCO Group, Inc., certain other members of executive management and other co-investors, referred to as the Transaction. Under the terms of the merger agreement, NCO Group, Inc. shareholders received $27.50 in cash, without interest, for each share of NCO Group, Inc. common stock that they held. The accompanying consolidated financial statements are those of Collect Holdings, Inc., which is referred to as NCO Group, Inc. due to the subsequent merger of NCO Group, Inc. with and into Collect Holdings, Inc. and the name change to NCO Group, Inc. The accompanying consolidated financial statements are presented for two periods, Predecessor and Successor, which relate to the period of operations preceding the Transaction and the period of operations succeeding the Transaction, respectively. Collect Holdings, Inc. was formed on July 13, 2006 (there were no operations from the date of inception until the Transaction on November 15, 2006). We have prepared our discussion of the results of operations by comparing the mathematical combination, without making any pro forma adjustments, of the Successor and Predecessor periods in the year ended December 31, 2006 to the year ended December 31, 2005. This presentation does not comply with generally accepted accounting principles (GAAP); however, we believe it provides the most meaningful comparison of our results. The combined operating results have not been prepared as pro forma results under applicable regulations and does not reflect the actual results we would have achieved if the Transaction did not occur and may not be predictive of future results of operations. Due to the Transaction, the Successor will have higher amortization expense and interest expense.

On January 2, 2008, the Company acquired Systems & Services Technologies, Inc. (“SST”), a third-party consumer receivable servicer, for $13.4 million, subject to certain post-closing adjustments. The purchase price consisted of a cash payment of $8.1 million and the issuance of 22,484 shares of the Company’s Series A 14% PIK Preferred Stock. Prior to the acquisition, SST was a wholly owned subsidiary of JPMorgan Chase & Co. (“JPM”). JPM also wholly owns OEP, which has had a controlling interest in the Company since the Transaction on November 15, 2006. Since the Company and SST were under common control by JPM at the time of the SST acquisition, the transfer of assets and liabilities of SST were accounted for at historical cost in a manner similar to a pooling of interests. In “as-if pooling-of-interests” accounting, financial statements of the previously separate companies for periods under common control prior to the combination are restated on a combined basis to furnish comparative information. Accordingly, the Company’s consolidated balance sheet as of December 31, 2007 and 2006, and the consolidated statements of operations and cash flows for the year ended December 31, 2007 and for the period from July 13, 2006 through December 31, 2006 have been restated to include SST’s financial position information and its results of operations and cash flows from November 15, 2006 (the date of the Transaction) through December 31, 2007. The Company used SST’s financial position as of November 30, 2006 to represent the financial position as of November 15, 2006, and the results of operations and cash flows for the one month ended December 31, 2006 to represent the results of operations and cash flows for the period from November 15, 2006 through December 31, 2006. It would be impractical and unduly burdensome to prepare the financial position as of November 15, 2006 and the results of operations and cash flows for the period from November 15, 2006 through November 30, 2006.

	Selected Historical Consolidated Financial Data
	(Amounts in thousands)
	Predecessor				Successor	Combined(3)	Successor
				Period from January 1 through November 15,	Period from July 13, 2006 (date of inception) through December 31,	For the year ended December 31,	For the year ended December 31,
	For the years ended December 31,							For the three months ended March 31,
	2003	2004	2005	2006(1)	2006(2)	2006(4)	2007	2007	2008(5)
Statement of Operations Data:						(unaudited )		(unaudited)
Revenues:
Services	$676,793	$840,346	$906,258	$875,338	$132,808	$1,008,146	$1,131,924	$291,277	$335,045
Portfolio	77,023	99,451	133,868	151,706	13,557	165,263	132,413	43,247	28,700
Portfolio sales	—	—	12,157	22,757	—	22,757	21,093	614	823

Total revenues	753,816	939,797	1,052,283	1,049,801	146,365	1,196,166	1,285,430	335,138	364,568

Operating costs and expenses:
Payroll and related expenses	350,369	472,915	528,932	553,883	79,165	633,048	679,951	172,107	196,419
Selling, general and administrative expenses	282,268	324,187	376,606	375,150	50,122	425,272	459,170	116,360	128,818
Depreciation and amortization expense	31,628	40,225	45,787	46,695	12,228	58,923	102,349	24,928	27,786
Impairment of SST goodwill	—	—	—	—	69,898	69,898	—	—	—
Restructuring charges	—	—	9,621	12,765	—	12,765	—	—	2,641

Income (loss) from operations	89,551	102,470	91,337	61,308	(65,048)	(3,740)	43,960	21,743	8,904
Other expense	17,943	17,612	19,423	21,642	14,422	36,064	89,051	23,629	21,709

Income (loss) before provision for income taxes	71,608	84,858	71,914	39,666	(79,470)	(39,804)	(45,091)	(1,886)	(12,805)
Income tax expense (benefit)	26,732	32,389	26,182	14,742	(3,522)	11,220	(16,104)	(1,556)	(3,896)

Income (loss) before minority interest	44,876	52,469	45,732	24,924	(75,948)	(51,024)	(28,987)	(330)	(8,909)
Minority interest	(2,430)	(606)	(1,213)	(3,890)	(157)	(4,047)	(2,735)	(2,120)	(327)

Net income (loss)	$42,446	$51,863	$44,519	$21,034	$(76,105)	$(55,071)	$(31,722)	$(2,450)	$(9,236)

Statement of Cash Flows Data:
Net cash provided by (used in) operating activities	$101,056	$99,019	$89,550	$109,672	$(4,957)	$104,715	$43,995	$19,275	$29,650
Net cash provided by (used in) investing activities	9,996	(1,458)	(221,994)	(15,946)	(990,329)	(1,003,872)	(32,719)	(20,284)	(347,295)
Net cash (used in) provided by financing activities	(92,245)	(119,542)	130,147	(95,877)	1,010,775	912,495	(2,869)	5,417	333,253

	Predecessor			Successor
	December 31,			December 31,		March 31, 2008
	2003	2004	2005	2006	2007
						(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$45,644	$26,334	$23,716	$20,703	$31,283	$46,555
Working capital	106,409	73,547	171,587	200,398	162,471	130,925
Total assets	946,111	1,113,889	1,327,962	1,692,673	1,677,999	2,154,426
Long-term debt, net of current portion	248,964	186,339	321,834	892,271	903,052	1,048,183
Minority interest	26,848	—	34,643	55,628	48,948	49,655
Stockholders’ equity	490,417	695,601	743,114	420,434	408,045	589,047

(1)	Includes $11.1 million, net of taxes, of charges and costs related to the Transaction and our restructuring and integration plans.

(2)	Includes $22.8 million, net of taxes, of charges and costs related to the Transaction.

(3)	The combined results for the year ended December 31, 2006 represent the addition of the Predecessor period from January 1, 2006 through November 15, 2006 and the Successor period from July 13, 2006 through December 31, 2006. Collect Holdings was formed on July 13, 2006 (there were no operations from the date of inception until the Transaction on November 15, 2006). This combination does not comply with GAAP or with the rules of pro forma presentation, however, we believe it provides the most meaningful comparison of our results. The combined operating results do not reflect the actual results we would have achieved if the Transaction did not occur and my not be predictive of future results of operations.

(4)	Includes $33.9 million, net of taxes, of charges and costs related to the Transaction and our restructuring and integration plans.

(5)	Includes $5.5 million of pretax nonrecurring charges primarily related to the acquisition of SST.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

The following unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2007 has been developed by applying pro forma adjustments to NCO’s and OSI’s historical audited consolidated financial statements appearing elsewhere in this prospectus. The following unaudited pro forma combined condensed consolidated statement of operations for the three months ended March 31, 2008 has been developed by applying pro forma adjustments to NCO’s and OSI’s historical unaudited financial statements, and gives effect to the acquisition of OSI as if it had occurred on January 1, 2007. The unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2007 gives effect to the acquisition of OSI as if it had occurred on January 1, 2007.

On January 2, 2008, we acquired SST, a third-party consumer receivable servicer. Prior to the acquisition, SST was a wholly-owned subsidiary of JPM. JPM also wholly owns OEP which, as described above, has had a controlling interest in us since the Transaction on November 15, 2006. NCO is the predecessor company prior to November 15, 2006 due to the relative size and management control of the respective companies.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma combined condensed consolidated financial statement.

The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information is presented for informational purposes only. The unaudited pro forma combined condensed consolidated financial information does not purport to represent what our results of operations would have been had the OSI acquisition actually occurred on the date indicated and it does not purport to project our results of operations for any future period. All pro forma adjustments and their underlying assumptions are described more fully in the notes to our unaudited pro forma combined condensed consolidated statement of operations.

As it relates to SST, SFAS 141 states that a “business combination” excludes transfers of net assets or exchanges of equity interests between entities under common control. SFAS 141 also states that transfers of net assets or exchanges of equity interests between entities under common control should be accounted for similar to the pooling-of-interests method (“as-if pooling-of-interests”) in that the entity that receives the net assets or the equity interests initially recognizes the assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity at the date of transfer. Since we were under common control with SST at the time of the SST acquisition, the transfer of assets and liabilities of SST were accounted for at historical cost in a manner similar to a pooling of interests. However, the SEC staff has indicated that, in “as-if pooling-of-interests” accounting, the financial statements of the previously separate entities should not be combined for periods prior to the date that common control was established. For financial accounting purposes, the acquisition is viewed as a change in reporting entity and, as a result, requires restatement of our financial statements for all periods subsequent to November 15, 2006, the date of the Transaction and the date at which common control of us and SST by JPM commenced.

On February 29, 2008, we acquired OSI, a leading provider of business processing outsourcing services, specializing in accounts receivable collections. The OSI acquisition is accounted for by using the purchase method of accounting in accordance with SFAS 141. The purchase price allocation is based on preliminary allocations of purchase price and includes adjustments for estimated fair value of identifiable intangible assets.

You should read the unaudited pro forma combined condensed consolidated statements of operations and the related notes thereto in conjunction with the information contained in “Prospectus Summary—The Transaction,” “Use of Proceeds,” “Capitalization,” “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and NCO’s, SST’s and OSI’s historical consolidated financial statements and related notes thereto appearing elsewhere in this prospectus.

NCO GROUP, INC.

Pro Forma Combined Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2008

(Unaudited)

(Amounts in thousands)

	NCO Historical	OSI Historical (1)	Acquisition Adjustments		Pro Forma
Revenues	$364,568	$71,385	$—		$435,953

Operating costs and expenses:
Payroll and related expenses	196,419	37,484	—		233,903
Selling, general and administrative expenses	128,818	26,384	—		155,202
Depreciation and amortization expense	27,786	1,873	2,441	(2)	32,100
Restructuring charges	2,641	—	—		2,641

Total operating costs and expenses	355,664	65,741	2,441		423,846

Income (loss) from operations	8,904	5,644	(2,441)		12,107

Other income (expense):
Interest income	280	190	—		470
Interest expense	(22,407)	(2,279)	(1,095	)(3)	(25,781)
Other income (expense)	418	(5,961)	457	(4)	(5,086)

	(21,709)	(8,050)	(638)		(30,397)

Loss before income taxes	(12,805)	(2,406)	(3,079)		(18,290)

Income taxes	(3,896)	580	(1,669	)(5)	(4,985)

Loss before minority interest	(8,909)	(2,986)	(1,410)		(13,305)

Minority interest	(327)	(154)	—		(481)

Net loss	$(9,236)	$(3,140)	$(1,410)		$(13,786)

See accompanying notes to Pro Forma Combined Condensed Consolidated Financial Statements.

NCO GROUP, INC.

Pro Forma Combined Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2007

(Unaudited)

(Amounts in thousands)

	NCO Historical	OSI Historical(6)	Acquisition Adjustments		Pro Forma
Revenues	$1,285,430	$411,749	$—		$1,697,179
Operating costs and expenses:
Payroll and related expenses	679,951	196,256	—		876,207
Selling, general and administrative expenses	459,170	178,813	—		637,983
Depreciation and amortization expense	102,349	11,365	14,646	(7)	128,360
Impairment of intangibles	—	10,892	(10,892	)(7)	—
Restructuring charge	—	7,095	—		7,095

Total operating costs and expenses	1,241,470	404,421	3,754		1,649,645

Income (loss) from operations	43,960	7,328	(3,754)		47,534
Other income (expense):
Interest and investment income	2,635	1,398	—		4,033
Interest expense	(95,294)	(15,906)	(4,422	)(8)	(115,622)
Other income (expense)	3,608	(2,853)	2,561	(9)	3,316

	(89,051)	(17,361)	(1,861)		(108,273)

Loss before income tax expense	(45,091)	(10,033)	(5,615)		(60,739)
Income taxes	(16,104)	560	(5,688	)(10)	(21,232)

Loss before minority interest	(28,987)	(10,593)	73		(39,507)
Minority interest	(2,735)	(913)	—		(3,648)

Net loss	$(31,722)	$(11,506)	$73		$(43,155)

See accompanying notes to Pro Forma Combined Condensed Consolidated Financial Statements.

Notes to Pro Forma Combined Condensed Consolidated Financial Statements

(Unaudited)

Pro Forma Combined Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2008

(1)	Represents the historical results of operations of OSI from January 1, 2008 to February 29, 2008.

(2)	Amortization expense. Gives effect to the elimination of amortization expense of $459,000 on existing customer relationships and trade names, and the addition of amortization expense of $2.9 million based on the estimated fair market value of the new trade names, customer relationships and non-compete agreements, which are amortized on a straight-line basis over their estimated useful lives which management estimates to be five, seven and two years, respectively.

(3)	Interest expense. Gives effect to the following adjustments assuming the OSI acquisition had occurred on January 1, 2007 (dollars in thousands):

Eliminate interest expense for OSI existing credit facility	$(2,279)
Record estimated interest expense for new term B debt	2,173
Record estimated increase in interest expense for existing term B debt	959
Estimated amortization of new deferred financing fees	242

Total adjustment to interest expense	$1,095

The interest rates on the existing term B borrowings were increased to the London Interbank Offered Rate, referred to as LIBOR, plus 4.25%, from LIBOR plus 3.00% to match the rates on the new term B borrowings. LIBOR for the three months ended March 31, 2008 was estimated at 5.13%. Deferred financing fees are expected to be amortized over the term of the term B credit facility. A 0.125 percentage point change in the floating interest rates on the new and existing term B borrowings would change, on a pre-tax basis, our pro forma interest expense by $125,000 for the three months ended March 31, 2008.

(4)	Other expense. Gives effect to the elimination of OSI’s redeemable preferred stock dividends.

(5)	Income taxes. Adjusts the income tax expense using the effective tax rate of 30.4 percent assuming the OSI acquisition occurred on January 1, 2007.

Pro Forma Combined Condensed Consolidated Statement of Operations for the Year Ended December 31, 2007:

(6)	Represents the historical results of operations of OSI from January 1, 2007 to December 31, 2007.

(7)	Amortization expense. Gives effect to the elimination of amortization expense of $2.7 million on existing customer relationships, trade names and an impairment of intangibles of $10.9 million, and the addition of amortization expense of $17.4 million based on the estimated fair market value of the new trade names, customer relationships and non-compete agreements from the OSI acquisition, which are amortized on a straight-line basis over their preliminary estimated useful lives which management estimates to be five, seven and two years, respectively.

(8)	Interest expense. Gives effect to the following adjustments assuming the OSI acquisition had occurred on January 1, 2007 (dollars in thousands):

Eliminate interest expense for OSI existing credit facility	$(15,906)
Record estimated interest expense for new term B debt	13,094
Record estimated increase in interest expense for existing term B debt	5,783
Estimated amortization of new deferred financing fees	1,451

Total adjustment to interest expense	$4,422

The interest rates on the existing term B borrowings were increased to the London Interbank Offered Rate, referred to as LIBOR, plus 4.25%, from LIBOR plus 3.00% to match the rates on the new term B borrowings. LIBOR for 2007 was estimated at 5.17%. Deferred financing fees are expected to be amortized over the term of the term B credit facility. A 0.125 percentage point change in the floating interest rates on the new and existing term B borrowings would change, on a pre-tax basis, our pro forma interest expense by $753,000 for the year ended December 31, 2007.

(9)	Other expense. Gives effect to the elimination of OSI’s redeemable preferred stock dividends.

(10)	Income taxes. Adjusts the income tax expense using NCO’s 2007 effective tax rate of 35.7 percent assuming the OSI acquisition occurred on January 1, 2007.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

On November 15, 2006, NCO Group, Inc. was acquired by and became a wholly owned subsidiary of Collect Holdings Inc., an entity controlled by One Equity Partners and its affiliates, with participation by Michael J. Barrist, Chairman, President and Chief Executive Officer of NCO Group, Inc., certain other members of executive management and other co-investors, referred to as the Transaction. Under the terms of the merger agreement, NCO Group, Inc. shareholders received $27.50 in cash, without interest, for each share of NCO Group, Inc. common stock that they held. On February 27, 2007, NCO Group, Inc. was merged with and into Collect Holdings, Inc. and the surviving corporation was renamed NCO Group, Inc. The accompanying consolidated financial statements are presented for two periods, Predecessor and Successor which relate to the period of operations preceding the Transaction and the period of operations succeeding the Transaction, respectively. Collect Holdings was formed on July 13, 2006 (there were no operations from the date of inception until the Transaction on November 15, 2006). We have prepared our discussion of the 2006 results of operations by comparing the mathematical combination, without making any pro forma adjustments, of the Successor and Predecessor periods in the year ended December 31, 2006. This unaudited presentation does not comply with generally accepted accounting principles (GAAP); however, we believe it provides the most meaningful comparison of our results. The combined operating results have not been prepared as pro forma results under applicable regulations and may not reflect the actual results we would have achieved if the Transaction did not occur and may not be predictive of future results of operations.

We are a holding company and conduct substantially all of our business operations through our subsidiaries. We are an international provider of business process outsourcing services, referred to as BPO, primarily focused on accounts receivable management, referred to as ARM, and customer relationship management, referred to as CRM, serving a wide range of clients in North America and abroad through our global network of over 140 offices. We also purchase and manage past due accounts receivable from consumer creditors such as banks, finance companies, retail merchants, utilities, healthcare companies, and other consumer-oriented companies.

We operate our business in three segments: ARM, CRM and Portfolio Management.

During 2007, we generated approximately 60 percent of our ARM revenue from the recovery of delinquent accounts receivable on a contingency fee basis. Our ARM contingency fees range from six percent for the management of accounts placed early in the accounts receivable cycle to 50 percent for accounts that have been serviced extensively by the client or by third-party providers. Our average fee for ARM contingency-based revenue across all industries was approximately 17 percent during 2007 and 2006, and 18 percent during 2005. In addition, we generate revenue from certain contractual ARM services. Generally, revenue is earned and recognized upon collection of accounts receivable for contingency fee services and as work is performed for contractual services. We enter into contracts with most of our clients that define, among other things, fee arrangements, scope of services, and termination provisions. Clients typically have the right to terminate their contracts on 30 or 60 days’ notice. Approximately 40 percent of our ARM revenue is generated from contractual collection services, where fees are based on a monthly rate or a per service charge, and other ARM services.

During 2007, approximately 82 percent of our CRM revenue was generated from inbound services, which consist primarily of customer service and technical support programs, and to a lesser extent acquisition and retention services. Inbound services involve the processing of incoming calls, often placed by our clients’ customers using toll-free numbers, to a customer service representative for service, order fulfillment or information. During 2007, outbound services, which consist of customer acquisition and customer retention services, represented approximately 18 percent of our CRM revenue.

Our operating costs consist principally of payroll and related costs; selling, general and administrative costs; and depreciation and amortization. Payroll and related expenses consist of wages and salaries, commissions, bonuses, and benefits for all of our employees, including management and administrative personnel. Selling, general and administrative expenses include telephone, postage and mailing costs, outside collection attorneys and other third-party collection services providers, and other collection costs, as well as expenses that directly support operations, including facility costs, equipment maintenance, sales and marketing, data processing, professional fees, and other management costs. During the second half of 2007 and continuing into the first quarter of 2008, our payroll and related expenses increased due to the decline in the U.S dollar against the Canadian dollar and the Philippine peso. During 2005 and the first six months of 2006, the earnings of the CRM division were impacted by increased expenses associated with implementing new clients. We incur the upfront expenses required to begin working for a new client, such as facilities and telephone expense, before we begin generating the offsetting revenue.

We have grown rapidly, through both acquisitions as well as internal growth. On January 2, 2008, we acquired Systems & Services Technologies, Inc., referred to as SST, a third-party consumer receivable servicer, for $13.4 million. On February 15, 2008, we acquired Caribbean Media Group Antigua Limited, our Antigua subcontractor, for $1.3 million. On February 22, 2008, we acquired National Revenue Corporation Pty. Ltd, an Australian provider of ARM services, for approximately $108,000. On February 29, 2008, we acquired Outsourcing Solutions Inc., referred to as OSI, a leading provider of business process outsourcing services, specializing primarily in accounts receivable management services, for $325.0 million. On March 6, 2008, we acquired Bishop Collections Pty. Ltd., an Australian provider of ARM services, for approximately $3.0 million. During 2007, we acquired Statewide Mercantile Services, referred to as SMS, a provider of ARM services in Australia for approximately $2.0 million, which included SMS’ portfolio of purchased accounts receivable. During 2006, we completed two acquisitions: Australian Receivables Limited, referred to as ARL, a provider of ARM services in Australia, in July 2006 for approximately $3.3 million plus potential earnout amounts; and Star Contact (BVI) Ltd and Call Center Telemarketing Pro-Panama, S.A., referred to as Star Contact, a provider of CRM services in Panama, in December 2006 for approximately $36.2 million, plus potential earnout amounts.

On January 2, 2008, we acquired SST, a third-party consumer receivable servicer. Prior to the acquisition, SST was a wholly owned subsidiary of JPMorgan Chase & Co., referred to as JPM. JPM also wholly owns OEP, which as described above has had a controlling interest in us since the Transaction on November 15, 2006.

Financial Accounting Standards Board, referred to as FASB, Statement of Financial Accounting Standards No. 141, “Business Combinations,” referred to as SFAS 141, states that a “business combination” excludes transfers of net assets or exchanges of equity interests between entities under common control. SFAS 141 also states that transfers of net assets or exchanges of equity interests between entities under common control should be accounted for similar to the pooling-of-interests method (“as-if pooling-of-interests”) in that the entity that receives the net assets or the equity interests initially recognizes the assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity at the date of transfer. Because NCO and SST were under common control at the time of the SST acquisition, the transfer of assets and liabilities of SST were accounted for at historical cost in a manner similar to a pooling of interests. For financial accounting purposes, the acquisition is viewed as a change in reporting entity and, as a result, requires restatement of our financial statements for all periods subsequent to November 15, 2006, the date of the Transaction and the date at which common control of NCO and SST by JPM commenced.

In “as-if pooling-of-interests” accounting, financial statements of the previously separate companies for periods prior to the combination are restated on a combined basis to furnish comparative information. Accordingly, our consolidated balance sheets as of December 31, 2007 and 2006 and the consolidated statements of operations and cash flows for the three months ended March 31, 2007, for the year ended December 31, 2007 and for the period from July 13, 2006 through December 31, 2006 have been restated to include SST’s financial position information as of December 31, 2007 and 2006 and its results of operations for the three months ended March 31, 2007, for the year ended December 31, 2007 and for the month ended December 31, 2006.

Critical Accounting Policies and Estimates

General

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates. We believe the following accounting policies and estimates are the most critical and could have the most impact on our results of operations. For a discussion of these and other accounting policies, see note 2 in our Notes to Consolidated Financial Statements.

As a result of the Transaction, the majority of our assets and liabilities, including our portfolio of accounts receivable, have been adjusted to their fair value as of the date of the Transaction, in accordance with SFAS No. 141, “Business Combinations.” We made significant assumptions in determining the fair value of intangible assets and other assets and liabilities in connection with purchase accounting. Such adjustments to fair value and the allocation of purchase price between identifiable intangibles and goodwill (as discussed below) will have an impact on our revenues and profitability. Additionally, in accordance with Emerging Issues Task Force Issue No. 88-16, “Basis in Leveraged Transactions,” a portion of the equity related to our management stockholders was recorded at the stockholder’s predecessor basis and a corresponding portion of the acquired assets was reduced accordingly.

Goodwill, Other Intangible Assets and Purchase Accounting

Purchase accounting requires that assets acquired and liabilities assumed be recorded at their fair value at the date of acquisition. Our balance sheet includes amounts designated as “Goodwill”, “Trade name” and “Customer relationships and other intangible assets.” Goodwill represents the excess of the purchase price over the fair value of the net assets of acquired businesses. Trade name represents the fair value of the NCO name. Other intangible assets consist primarily of customer relationships, which represent the information and regular contact we have with our clients, and non-compete agreements.

As of March 31, 2008, our balance sheet included goodwill, trade name and other intangibles that represented 39.3 percent, 4.9 percent and 17.4 percent of total assets, respectively, and 143.8 percent, 17.8 percent and 63.6 percent of stockholders’ equity, respectively.

Goodwill is tested for impairment at least annually and as triggering events occur. The test for impairment is performed at the reporting unit level and involves a two-step approach, the first step identifies any potential impairment and the second step measures the amount of the impairment, if applicable. The first test for potential impairment uses a fair value based approach, whereby the implied fair value of a reporting unit’s goodwill is compared to its carrying amount, if the fair value is less than the carrying amount, the reporting unit’s goodwill would be considered impaired and we would be required to take a charge to earnings, which could be material. We do not believe that goodwill was impaired during 2007.

The trade name intangible asset is also reviewed for impairment on an annual basis and as triggering events occur. We did not record any impairment charges in connection with the annual impairment test, and we do not believe that the trade name intangible asset was impaired during 2007.

We make significant assumptions to estimate the future revenue and cash flows used to determine the fair value of our reporting units. These assumptions include future growth rates, profitability, discount factors, market comparables, future tax rates, and other factors. If the expected revenue and cash flows are not realized, or if a sustained significant depression in our market capitalization indicates that our assumptions are not accurately estimating our fair value, impairment losses may be recorded in the future.

Revenue Recognition for Purchased Accounts Receivable

In the ordinary course of accounting for purchased accounts receivable, estimates have been made by management as to the amount of future cash flows expected from each portfolio. We have historical collection records for all of our purchased accounts receivable, as well as debtor records since our entrance into this business and for acquired businesses since 1986, which provides us a reasonable basis for our judgment that it is probable that we will ultimately collect the recorded amount of our purchased accounts receivable plus a premium or yield. The historical collection amounts also provide a reasonable basis for determining the timing of the collections. We use all available information to forecast the cash flows of our purchased accounts receivable including, but not limited to, historical collections, payment patterns on similar purchases, credit scores of the underlying debtors, seller’s credit policies, and location of the debtor. The estimated future cash flow of each portfolio is used to compute the internal rate of return, referred to as the IRR, for each portfolio. The IRR is used to allocate collections between revenue and amortization of the carrying values of the purchased accounts receivable.

We apply the American Institute of Certified Public Accountants Statement of Position 03-3 “Accounting for Certain Loans or Debt Securities Acquired in a Transfer,” referred to as SOP 03-3. SOP 03-3 addresses accounting for differences between contractual versus expected cash flows over an investor’s initial investment in certain loans when such differences are attributable, at least in part, to credit quality. SOP 03-3 does not allow the original estimate of the effective interest, or the IRR, to be lowered for revenue recognition or for subsequent testing for provision for impairments. If the original collection estimates are lowered, an allowance is established in the amount required to maintain the original IRR. If collection estimates are raised, increases are first used to recover any previously recorded allowances and then recognized prospectively through an increase in the IRR, which are realized over a portfolio’s remaining life. Any increase in the IRR must be used for subsequent revenue recognition and allowance testing.

If management came to a different conclusion as to the future estimated collections, it could have had a significant impact on the amount of revenue that was recorded from the purchased accounts receivable. A five percent increase in the amount of future expected collections would have resulted in a $5.4 million increase in net income for the year ended December 31, 2007, largely as a result of lower allowances since increases in future expected collections are recognized to the extent sufficient to recover any allowances or to increase the expected IRR. A five percent decrease in the amount of future expected collections would have resulted in a $5.4 million decrease in net income for the year ended December 31, 2007, largely as a result of higher allowances.

Fair Value Measurement

Effective January 1, 2008, we adopted SFAS 157. Among other things, SFAS 157 requires enhanced disclosures about assets and liabilities carried at fair value. As defined in SFAS 157, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). In connection with the evaluation of SFAS 157, we also evaluated the provisions of Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115,” referred to as SFAS 159. SFAS 159 provides a business entity with an option to measure and report selected financial assets and liabilities at fair value, while requiring the entity to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. An entity may decide whether to elect the fair value option for each eligible item on its election date, subject to certain requirements as described in the statement. As of the January 1, 2008 effective date, we elected not to apply this standard to any of our existing eligible assets or liabilities; therefore there was no impact on our consolidated financial position, results of operations, or cash flows.

Although we did not elect to adopt the provisions of SFAS 159, fair value is used on a recurring basis for those assets and liabilities in which fair value is the primary basis of accounting. Examples of these include derivative instruments and contingent payment provisions in our nonrecourse credit facility relating to purchased accounts receivable accounted for as embedded derivatives. Additionally, fair value is used on a non-recurring basis to evaluate assets or liabilities for impairment or for disclosure purposes in accordance with SFAS No. 107, “Disclosures about Fair Value of Financial Instruments.” Examples of these non-recurring uses of fair value include purchased accounts receivable, notes receivable, and long-term debt.

Income Taxes

We account for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” referred to as SFAS 109, which requires that deferred tax assets and liabilities be recognized using enacted tax rates for the effect of temporary differences between the book and tax bases of recorded assets and liabilities. SFAS 109 also requires that deferred tax assets be reduced by a valuation allowance, if it is more likely than not that some portion or all of the deferred tax asset will not be realized. Deferred taxes have not been provided on the cumulative undistributed earnings of foreign subsidiaries because such amounts are expected to be reinvested indefinitely.

At December 31, 2007, our balance sheet included deferred tax assets of $43.4 million for the assumed utilization of federal net operating loss carryforwards. We believe that we will be able to utilize the net operating loss carryforwards so we have not reduced the deferred tax asset by a valuation allowance. However, we have provided a $24.0 million valuation allowance against the $24.6 million deferred tax asset for state net operating loss carryforwards due to the uncertainty that they can be realized. The utilization of net operating loss carryforwards is an estimate based on a number of factors beyond our control, including the level of taxable income available from successful operations in the future. If we are unable to utilize the federal net operating loss carryforwards, it may result in incremental tax expense in future periods.

Our annual provision for income taxes and the determination of the resulting deferred tax assets and liabilities involve a significant amount of judgment and are based on the latest information available at the time. We are subject to audit within the federal, state and international taxing jurisdictions, and these audits can involve complex issues that may require an extended period of time to resolve. We maintain reserves for estimated tax exposures, which are ultimately settled primarily through the settlement of audits within these tax jurisdictions, changes in applicable tax law, or other factors. We believe that an appropriate liability has been established for financial statement purposes; however, actual results may differ from these estimates.

On January 1, 2007, we adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” referred to as FIN 48, which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position, be recognized in the financial statements. The adoption of FIN 48 did not have a material impact on our financial position or results of operations. As of January 1, 2007, we had $8.5 million in reserves for uncertain tax positions, including penalties, that, if recognized, would affect the effective tax rate. As of December 31, 2007, we had $9.1 million in reserves for uncertain tax positions, including penalties, that, if recognized, would affect the effective tax rate.

We recognize interest related to uncertain tax positions in interest expense. As of January 1, 2007, the date of adoption, and December 31, 2007, we had approximately $4.2 million and $4.1 million, respectively, of accrued interest related to uncertain tax positions. The Company recognizes penalties related to uncertain tax positions in the provision for income taxes.

We are subject to federal, state and foreign income tax audits from time to time that could result in proposed assessments. We cannot predict with certainty how these audits will be resolved and whether we will be required to make additional tax payments, which may or may not include penalties and interest. As of December 31, 2007, we are subject to audit by the Internal Revenue Service for the tax years of 2005 and 2006. For most states and foreign countries where we conduct business, we are subject to examination for the preceding three to six years. In certain states and foreign countries, the period could be longer.

Allowance for Doubtful Accounts

Allowances for doubtful accounts are determined based on estimates of losses related to customer receivable balances. In establishing the appropriate provision for customer receivables balances, we make assumptions with respect to their future collectibility. Our assumptions are based on an individual assessment of a customer’s credit quality as well as subjective factors and trends, including the aging of receivable balances. Generally, these individual credit assessments occur at regular reviews during the life of the exposure and consider factors such as a customer’s ability to meet and sustain their financial commitments, a customer’s current financial condition and historical payment patterns. Once the appropriate considerations referred to above have been taken into account, a determination is made as to the probability of default. An appropriate provision is made, which takes into account the severity of the likely loss on the outstanding receivable balance. Our level of reserves for our customer accounts receivable fluctuates depending upon all of the factors mentioned above, in addition to any contractual rights that allow us to reduce outstanding receivable balances through the application of future collections. If our estimate is not sufficient to cover actual losses, we would be required to take additional charges to our earnings.

Results of Operations

The following table sets forth selected historical statement of operations data (amounts in thousands):

	Successor						Combined		Successor	Predecessor
	For the three months ended March 31,								Period from July 13, 2006 (date of inception) through December 31, 2006	Period from January 1, 2006 through November 15, 2006
	2008		2007		For the year ended December 31, 2007		For the year ended December 31, 2006
	(unaudited)		(unaudited)				(unaudited)				For the year ended December 31, 2005
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Amount	Amount	Ratio
Revenues	$364,568	100.0%	$335,138	100.0%	$1,285,430	100.0%	$1,196,166	100.0%	$146,365	$1,049,801	$1,052,283	100.0%

Payroll and related expenses	196,419	53.9	172,107	51.4	679,951	52.9	633,048	52.9	79,165	553,883	528,932	50.3
Selling, general and administrative expenses	128,818	35.3	116,360	34.7	459,170	35.7	425,272	35.5	50,122	375,150	376,606	35.8
Depreciation and amortization expense	27,786	7.6	24,928	7.4	102,349	8.0	58,923	5.0	12,228	46,695	45,787	4.3
Impairment of SST goodwill	—	—	—	—	—	—	69,898	5.8	69,898	—	—	—
Restructuring charges	2,641	0.7	—	—	—	—	12,765	1.1	—	12,765	9,621	0.9

Income from operations	8,904	2.5	21,743	6.5	43,960	3.4	(3,740)	0.3	(65,048)	61,308	91,337	8.7
Other expense	21,709	6.0	23,629	7.1	89,051	6.9	36,064	3.0	14,422	21,642	19,423	1.9
Income tax expense (benefit)	(3,896)	1.1	(1,556)	0.5	(16,104)	1.2	11,220	0.9	(3,522)	14,742	26,182	2.5
Minority interest	(327)	0.1	(2,120)	0.6	(2,735)	0.2	(4,047)	0.4	(157)	(3,890)	(1,213)	0.1

Net income (loss)	$(9,236)	2.5%	$(2,450)	0.7%	$(31,722)	2.5%	$(55,071)	4.6%	$(76,105)	$21,034	$44,519	4.2%

Three Months Ended March 31, 2008 Compared to Three Months Ended March 31, 2007

Revenue. Revenue increased $29.5 million, or 8.7 percent, to $364.5 million for the three months ended March 31, 2008, from $335.1 million for the three months ended March 31, 2007.

Our operations are organized into three market specific divisions that include: ARM, CRM and Portfolio Management. For the three months ended March 31, 2008, these divisions accounted for $273.2 million, $85.7 million and $28.7 million of revenue, respectively. Included in ARM’s revenue was $22.9 million of intercompany revenue from Portfolio Management and included in CRM’s revenue was $197,000 of intercompany revenue from ARM, which were eliminated upon consolidation. For the three months ended March 31, 2007, these divisions accounted for $239.9 million, $79.1 million and $43.9 million of revenue, respectively. Included in ARM’s revenue was $27.7 million of intercompany revenue from Portfolio Management and included in CRM’s revenue was $89,000 of intercompany revenue from ARM, which was eliminated upon consolidation.

ARM’s revenue increased $33.3 million, or 13.9 percent, to $273.2 million for the three months ended March 31, 2008, from $239.9 million for the three months ended March 31, 2007. The increase in ARM’s revenue was primarily attributable to the acquisition of OSI on February 29, 2008, which added $36.8 million of revenue. This was offset in part by the weaker collection environment during 2008 and a $4.8 million decrease in fees from collection services performed for Portfolio Management.

Revenue for the CRM division increased $6.6 million, or 8.4 percent, to $85.7 million for the three months ended March 31, 2008, from $79.1 million for the three months ended March 31, 2007. The increase in CRM’s revenue was primarily due to increased client volume, related to the implementation of new contracts during 2007.

Portfolio Management’s revenue decreased $15.2 million, or 34.6 percent, to $28.7 million for the three months ended March 31, 2008, from $43.9 million for the three months ended March 31, 2007. Portfolio Management’s collections, excluding all portfolio sales, decreased $8.7 million, or 14.1 percent, to $53.2 million for the three months ended March 31, 2008, from $61.9 million for the three months ended March 31, 2007. Portfolio Management’s revenue represented 51.6 percent of collections, excluding all portfolio sales, for the three months ended March 31, 2008, as compared to 69.0 percent of collections, excluding all portfolio sales, for the three months ended March 31, 2007. Revenue for the three months ended March 31, 2008 included a $6.2 million impairment charge recorded to establish a valuation allowance against the carrying value of the portfolios. Excluding the effect of the impairment charge, Portfolio Management’s revenue represented 62.8 percent of collections for the three months ended March 31, 2008. The remaining decrease in revenue and collections primarily reflects the effect of the weaker collection environment during the latter half of 2007 and 2008. Portfolio sales for the three months ended March 31, 2008 were $823,000 compared to $614,000 for the three months ended March 31, 2007.

Payroll and related expenses. Payroll and related expenses increased $24.3 million to $196.4 million for the three months ended March 31, 2008, from $172.1 million for the three months ended March 31, 2007, and increased as a percentage of revenue to 53.9 percent from 51.4 percent. Included in ARM’s payroll and related expenses for the three months ended March 31, 2008 and 2007, was $197,000 and $89,000, respectively, of intercompany expense to CRM, for services provided to ARM.

ARM’s payroll and related expenses increased $19.1 million to $130.3 million for the three months ended March 31, 2008, from $111.2 million for the three months ended March 31, 2007, and increased as a percentage of revenue to 47.7 percent from 46.3 percent. Payroll and related expenses increased primarily due to the acquisition of OSI on February 29, 2008. Excluding the effect of the acquisition, ARM’s payroll and related expenses for the three months ended March 31, 2008 decreased $315,000 from the prior year period.

CRM’s payroll and related expenses increased $5.2 million to $64.2 million for the three months ended March 31, 2008, from $59.0 million for the three months ended March 31, 2007, and increased slightly as a percentage of revenue to 74.8 percent from 74.6 percent.

Portfolio Management’s payroll and related expenses increased $119,000 to $2.1 million for the three months ended March 31, 2008, from $2.0 million for the three months ended March 31, 2007. Portfolio Management outsources all of the collection services to ARM and, therefore, has a relatively small fixed payroll cost structure.

Selling, general and administrative expenses. Selling, general and administrative expenses increased $12.4 million to $128.8 million for the three months ended March 31, 2008, from $116.4 million for the three months ended March 31, 2007, and increased as a percentage of revenue to 35.3 percent from 34.7 percent. Included in Portfolio Management’s selling, general and administrative expenses for the three months ended March 31, 2008 and 2007, was $22.9 million and $27.7 million, respectively, of intercompany expense to ARM, for services provided to Portfolio Management.

ARM’s selling, general and administrative expenses increased $10.3 million to $113.0 million for the three months ended March 31, 2008, from $102.7 million for the three months ended March 31, 2007, but decreased as a percentage of revenue to 41.4 percent from 42.8 percent. The decrease in selling, general and administrative expenses as a percentage of revenue was primarily attributable to leveraging our infrastructure over the larger revenue base.

CRM’s selling, general and administrative expenses increased $2.1 million to $15.0 million for the three months ended March 31, 2008, from $12.9 million for the three months ended March 31, 2007, and increased as a percentage of revenue to 17.5 percent from 16.3 percent. The increase in selling, general and administrative expenses as a percentage of revenue was primarily attributable to ramping up capacity due to increasing client volumes, in advance of the offsetting revenue generation.

Portfolio Management’s selling, general and administrative expenses decreased $4.8 million to $23.7 million for the three months ended March 31, 2008, from $28.5 million for the three months ended March 31, 2007, but increased as a percentage of revenue to 82.4 percent from 65.0 percent. The decrease in selling, general and administrative expenses primarily resulted from lower servicing fees from ARM. The increase as a percentage of revenue was due primarily to the lower percentage of collections allocated to revenue this quarter.

Restructuring charge. During the three months ended March 31, 2008, we incurred restructuring charges of $2.6 million related to the restructuring of our legacy operations to streamline our cost structure, in conjunction with the OSI acquisition. The charges consisted primarily of costs associated with the closing of redundant facilities and severance. We expect to take additional charges of approximately $7.0 million to $10.0 million during the remainder of 2008 (see note 4 in our Notes to Consolidated Interim Financial Statements included in this prospectus).

Depreciation and amortization. Depreciation and amortization increased to $27.8 million for the three months ended March 31, 2008, from $24.9 million for the three months ended March 31, 2007. The increase was attributable to amortization of the customer relationships resulting from the OSI acquisition, as well as higher depreciation on additions to property and equipment during 2007 and 2008.

Other income (expense). Interest expense decreased to $22.4 million for the three months ended March 31, 2008, from $24.3 million for the three months ended March 31, 2007. The decrease was attributable to lower floating interest rates on the senior credit facility and the senior notes. Other income (expense), net for the three months ended March 31, 2008 and 2007 included approximately $176,000 of net gains and $869,000 of net losses, respectively, resulting from the settlement of certain foreign exchange contracts.

Income tax (benefit) expense. For the three months ended March 31, 2008, the effective income tax rate decreased to 30.4 percent from 82.5 percent for the three months ended March 31, 2007, due to losses in the domestic ARM and CRM businesses combined with income from certain foreign businesses which are not subject to income tax and less income attributable to minority interests.

Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

Revenue. Revenue increased $89.2 million, or 7.5 percent, to $1,285.4 million for 2007, from $1,196.2 million in 2006. ARM, CRM and Portfolio Management accounted for $915.6 million, $328.5 million and $150.9 million, respectively, of the 2007 revenue. ARM’s revenue included $109.1 million of intercompany revenue earned on services performed for Portfolio Management and CRM’s revenue included $532,000 of intercompany revenue earned on services performed for ARM, which was eliminated upon consolidation. For 2006, these divisions accounted for $872.1 million, $251.2 million and $187.0 million, respectively. ARM’s revenue included $113.7 million of intercompany revenue earned on services performed for Portfolio Management and CRM’s revenue included $363,000 of intercompany revenue earned on services performed for ARM, which was eliminated upon consolidation.

ARM’s revenue increased $43.5 million, or 5.0 percent, to $915.6 million in 2007, from $872.1 million in 2006. The increase in ARM’s revenue was primarily attributable to revenue of $70.0 million from SST in 2007 compared to $6.1 million for December 2006, offset partially by a weaker collection environment during 2007 and a $4.6 million decrease in fees from collection services performed for Portfolio Management. Included in ARM’s intercompany service fees for the year ended December 31, 2007, was $12.8 million of commissions from the sales of portfolios by Portfolio Management, compared to $10.3 million in 2006.

CRM’s revenue increased $77.3 million, or 30.8 percent, to $328.5 million in 2007, from $251.2 million in 2006. The increase in CRM’s revenue was primarily due to increased client volume following the implementation of new contracts during 2006 and 2007.

Portfolio Management’s revenue decreased $36.1 million, or 19.3 percent, to $150.9 million in 2007, from $187.0 million in 2006. Portfolio Management’s collections, excluding all portfolio sales, decreased $25.6 million, or 10.3 percent, to $222.7 million in 2007, from $248.3 million in 2006. Portfolio Management’s revenue represented 57.1 percent of collections, excluding all portfolio sales, in 2007, as compared to 67.3 percent of collections, excluding all portfolio sales, in 2006. The decrease in revenue primarily reflects a $25.0 million impairment charge recorded to establish a valuation allowance against the carrying value of the portfolios. Excluding the effect of the impairment charge, Portfolio Management’s revenue represented 68.3 percent of collections in 2007. The increase compared to the prior year was mainly attributable to lower collections due to the weaker collection environment during 2007. Gains on sales of portfolios for the year ended December 31, 2007 were $21.1 million compared to $22.8 million for the year ended December 31, 2006.

Payroll and related expenses. Payroll and related expenses increased $47.0 million to $680.0 million in 2007, from $633.0 million in 2006, but remained essentially flat as a percentage of revenue at 52.9 percent. Included in ARM’s payroll and related expenses was $532,000 of intercompany expense to CRM, for services provided to ARM.

ARM’s payroll and related expenses increased $4.4 million to $426.2 million in 2007, from $421.8 million in 2006, but decreased as a percentage of revenue to 46.5 percent from 48.4 percent. The decrease in payroll and related expenses as a percentage of revenue was primarily due to the effective management of labor, as well as the $7.1 million of stock-based compensation expense recorded in 2006 related to the adoption of FASB Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” and the acceleration of the vesting of all outstanding unvested stock options and restricted stock units in connection with the Transaction.

CRM’s payroll and related expenses increased $43.1 million to $246.7 million in 2007, from $203.6 million in 2006, but decreased as a percentage of revenue to 75.1 percent from 81.0 percent. The decrease in payroll and related expenses as a percentage of revenue was primarily attributable to the increased revenue from the ramp up of the new contracts implemented during 2007, as well as the absorption of the fixed payroll costs of the higher revenue base.

Portfolio Management’s payroll and related expenses decreased $457,000 to $7.6 million in 2007, from $8.1 million in 2006, but increased as a percentage of revenue to 5.9 percent from 4.9 percent. Portfolio Management outsources all of the collection services to ARM and, therefore, has a relatively small fixed payroll cost structure. The increase in payroll and related expenses as a percentage of revenue was due primarily to the decrease in revenue resulting from the impairment charge in 2007.

Selling, general and administrative expenses. Selling, general and administrative expenses increased $33.9 million to $459.2 million in 2007, from $425.3 million in 2006, and increased slightly as a percentage of revenue to 35.7 percent from 35.6 percent. Included in Portfolio Management’s selling, general and administrative expenses for 2007 was $109.1 million of intercompany expense to ARM, for services provided to Portfolio Management.

ARM’s selling, general and administrative expenses increased $30.0 million to $401.2 million in 2007, from $371.2 million in 2006, but increased slightly as a percentage of revenue to 43.8 percent from 42.6 percent. The increase in selling, general and administrative expenses as a percentage of revenue was primarily attributable to leveraging our infrastructure over a lower revenue base. Included in ARM’s selling, general and administrative expenses for 2006 were charges of $5.1 million related to the Transaction as well as charges of $2.9 million related to the integration of the acquisition of Risk Management Alternatives Parent Corp., referred to as RMA, in September 2005.

CRM’s selling, general and administrative expenses increased $9.6 million to $54.3 million in 2007, from $44.7 million in 2006, but decreased as a percentage of revenue to 16.5 percent from 17.8 percent. The decrease in selling, general and administrative expenses as a percentage of revenue was primarily attributable to the higher revenue base allowing for a better leverage of our infrastructure in this division.

Portfolio Management’s selling, general and administrative expenses decreased $10.3 million to $112.7 million in 2007, from $123.0 million in 2006, and increased as a percentage of revenue, not including revenue from the sales of portfolios, to 86.8 percent from 74.9 percent. The decrease in selling, general and administrative expenses was due primarily to a $4.6 million decrease in fees for collection services provided by ARM. The increase as a percentage of revenue was mainly attributable to the decrease in revenue resulting from the impairment charge in 2007.

Depreciation and amortization. Depreciation and amortization increased to $102.3 million in 2007, from $58.9 million in 2006. This increase was primarily attributable to the amortization of the customer relationships acquired in connection with the Transaction in November of 2006, as well as higher depreciation on additions to property and equipment during 2007.

Impairment of SST Goodwill. During December 2006, SST performed a valuation of goodwill using the discounted cash flow method and determined that the entire $69.9 million of goodwill should be impaired.

Other income (expense). Interest expense increased to $95.3 million for 2007, from $41.6 million for 2006. This increase was due primarily to the $830.0 million of debt incurred in connection with the Transaction and higher interest rates associated with that debt. Other income (expense) for 2007 included approximately $2.2 million of net gains from the settlement of certain foreign exchange contracts. Other income (expense) for 2006 included $2.3 million in insurance proceeds related to the effects of Hurricane Katrina on our business and approximately $566,000 of net gains resulting from the settlement of certain foreign exchange contracts.

Income taxes. For the year ended December 31, 2007, income tax benefit was $16.1 million compared to income tax expense of $11.2 million for 2006. The income tax benefit for 2007 resulted from losses in the domestic ARM and CRM businesses combined with income from certain foreign businesses which are not subject to income tax.

Year ended December 31, 2006 Compared to Year ended December 31, 2005

Revenue. Revenue increased $143.9 million, or 13.7 percent, to $1,196.2 million for 2006, from $1,052.3 million in 2005. ARM, CRM and Portfolio Management accounted for $872.1 million, $251.2 million and $187.0 million, respectively, of the 2006 revenue. ARM’s revenue included $113.7 million of intercompany revenue earned on services performed for Portfolio Management that was eliminated upon consolidation. CRM’s revenue included $363,000 of intercompany revenue earned on services performed for ARM that was eliminated upon consolidation.

ARM’s revenue increased $67.6 million, or 8.4 percent, to $872.1 million in 2006, from $804.5 million in 2005. The increase in ARM’s revenue was primarily attributable to the acquisition of RMA in September 2005 as well as a $26.4 million increase in fees from collection services performed for Portfolio Management, which was eliminated in consolidation. Included in ARM’s intercompany service fees for the year ended December 31, 2006, was $10.3 million of commissions from the sales of portions of older portfolios by Portfolio Management, compared to $4.9 million in 2005.

CRM’s revenue increased $60.8 million, or 31.9 percent, to $251.2 million in 2006, from $190.4 million in 2005. The increase in CRM’s revenue was primarily due to the implementation of new contracts that began during the second half of 2005 and into 2006. This was partially offset by the loss of business during 2006 from a telecommunications client resulting from changes in the telecommunications laws in 2004.

Portfolio Management’s revenue increased $31.6 million, or 23.8 percent, to $164.2 million in 2006, from $132.6 million in 2005. The increase primarily represents additional revenue from portfolio assets acquired throughout 2005 and during 2006, including the RMA portfolio and Marlin portfolio acquisitions in September 2005. Portfolio Management’s collections, excluding all portfolio sales, increased $47.6 million, or 23.7 percent, to $248.3 million in 2006, from $200.7 million in 2005. Portfolio Management’s revenue represented 67.3 percent of collections, excluding all portfolio sales, in 2006, as compared to 67.0 percent of collections, excluding all portfolio sales, in 2005.

In 2005, Portfolio Management began an on-going process to identify and sell certain aged and bankruptcy status portfolios of accounts receivable that have a low probability of payment under our collection platform and a low remaining carrying value. During 2006 and 2005, Portfolio Management recorded $22.8 million and $12.1 million, respectively, of revenue in connection with these sales.

Payroll and related expenses. Payroll and related expenses increased $104.1 million to $633.0 million in 2006, from $528.9 million in 2005, and increased as a percentage of revenue to 52.9 percent from 50.3 percent.

ARM’s payroll and related expenses increased $44.5 million to $421.8 million in 2006, from $377.3 million in 2005, and increased as a percentage of revenue to 48.4 percent from 46.9 percent. The increase in payroll and related expenses as a percentage of revenue was primarily due to the additional payroll expense from the acquisition of RMA, as well as $7.1 million of stock-based compensation expense recorded in 2006 related to the adoption of SFAS 123R and the acceleration of the vesting of all outstanding unvested stock options and restricted stock units in connection with the Transaction.

CRM’s payroll and related expenses increased $57.7 million to $203.6 million in 2006, from $145.9 million in 2005, and increased as a percentage of revenue to 81.0 percent from 76.6 percent. The increase in payroll and related expenses as a percentage of revenue was primarily attributable to the upfront expense associated with implementing new clients in advance of generating the resulting revenue.

Portfolio Management’s payroll and related expenses increased $2.4 million to $8.1 million in 2006, from $5.7 million in 2005, and increased slightly as a percentage of revenue to 4.9 percent from 4.0 percent. Portfolio Management outsources all of the collection services to ARM and, therefore, has a relatively small fixed payroll cost structure. The increase in payroll and related expenses as a percentage of revenue was due principally to the acquisition of Marlin in September 2005.

Selling, general and administrative expenses. Selling, general and administrative expenses increased $48.7 million to $425.3 million in 2006, from $376.6 million in 2005, but decreased slightly as a percentage of revenue to 35.6 percent from 35.8 percent.

ARM’s selling, general and administrative expenses increased $34.2 million to $371.2 million in 2006, from $337.0 million in 2005, and increased as a percentage of revenue to 42.6 percent from 41.9 percent. Included in ARM’s selling, general and administrative expenses for 2006 were charges of $5.1 million related to the Transaction as well as charges of $2.9 million related to the integration of the RMA acquisition. This compares to charges of $1.5 million in 2005 related to the integration of RMA. Excluding these charges, ARM’s selling, general and administrative expenses as a percentage of revenue for 2006 was essentially flat compared to 2005.

CRM’s selling, general and administrative expenses increased $9.2 million to $44.7 million in 2006, from $35.5 million in 2005, but decreased as a percentage of revenue to 17.8 percent from 18.6 percent. The decrease in selling, general and administrative expenses as a percentage of revenue was primarily attributable to the increased utilization of call center capacity as a result of the continuing implementation of new client contracts. This was offset partially by the upfront expenses required during the year to begin working for the new clients, such as facilities and telephone expense.

Portfolio Management’s selling, general and administrative expenses increased $31.5 million to $123.0 million in 2006, from $91.5 million in 2005, and increased as a percentage of revenue, not including revenue from the sales of portfolios, to 74.9 percent from 69.0 percent. The increase was due primarily to increased servicing fees related to the acquisitions of Marlin and RMA portfolios.

Restructuring charges. During 2006, we incurred restructuring charges of $12.8 million related to the restructuring of our legacy operations to streamline our cost structure, in conjunction with the acquisition of RMA, compared to $9.6 million in 2005. The charges consisted primarily of costs associated with the closing of redundant facilities and severance.

Depreciation and amortization. Depreciation and amortization increased to $58.9 million in 2006, from $45.8 million in 2005. This increase was primarily attributable to the amortization of the customer relationships acquired in connection with acquisitions in 2005 and the Transaction in November of 2006, as well as higher depreciation on additions to property and equipment during the end of 2005 and during 2006.

Impairment of SST Goodwill. During December 2006, SST performed a valuation of goodwill using the discounted cash flow method and determined that the entire $69.9 million of goodwill should be impaired.

Other income (expense). Interest expense increased to $41.6 million for 2006, from $22.6 million for 2005. This increase was due primarily to the $830.0 million of debt incurred in connection with the Transaction. Interest expense for 2006 also included $3.2 million of Transaction related expenses. Other income (expense) for 2006 included $2.3 million in insurance proceeds related to the effects of Hurricane Katrina on our business and approximately $566,000 of net gains resulting from the settlement of certain foreign exchange contracts. Other income (expense) for 2005 included $532,000 in recoveries of aged accounts receivable that had been written off by RMH prior to the acquisition and a $93,000 gain from our ownership interest in one of our insurance carriers that was sold, offset in part by a $595,000 write-down of an investment that has subsequently been sold for the adjusted carrying value.

Income taxes. The effective income tax rate decreased to 28.2 percent in 2006 from 36.4 percent in 2005, which was primarily attributable to the impact of the SST goodwill impairment change in 2006, offset in part by the effect on the prior year tax rate of losses in the CRM division and higher earnings from Portfolio Management, which is taxed at a lower rate.

Liquidity and Capital Resources

Our primary sources of cash have been cash flows from operations, including collections on purchased accounts receivable, bank borrowings, nonrecourse borrowings, and equity and debt offerings. Cash has been used for acquisitions, repayments of bank borrowings, purchases of equipment, purchases of accounts receivable, and working capital to support our growth.

We believe that funds generated from operations, together with existing cash and available borrowings under our senior credit facility and nonrecourse credit facility will be sufficient to finance our current operations, planned capital expenditure requirements, internal growth and debt service obligations at least through the next twelve months. However, we could require additional debt or equity financing if we were to make any significant acquisitions for cash during that period.

In connection with the Transaction on November 15, 2006, we repaid the Predecessor senior credit facility and entered into a new senior credit facility, referred to as the Credit Facility, to, in part, finance the Transaction and certain related costs and expenses. The Credit Facility consisted of a $465.0 million term loan and a $100.0 million revolving credit facility. Additionally, in connection with the Transaction, on November 15, 2006 we issued $165.0 million of floating rate senior notes and $200.0 million of 11.875 percent senior subordinated notes. As a result of the Transaction, we are significantly leveraged.

In January 2008, we issued 22,484 shares of preferred stock for merger consideration in connection with the acquisition of SST. In February 2008, we privately placed 802,262 shares of preferred stock, 37,738 shares of Class L common stock and 1,012,261 shares of Class A common stock for aggregate proceeds of $210.0 million. The entire amount of proceeds was used to acquire OSI. We amended the senior credit facility in connection with the OSI acquisition to, among other things, add $139.0 million to the term loan. The entire amount of this term loan was used to fund the remainder of the purchase price to acquire OSI.

The cash flow from our contingency collection business and our purchased portfolio business is dependent upon our ability to collect from consumers and businesses. Many factors, including the economy and our ability to hire and retain qualified collectors and managers, are essential to our ability to generate cash flows. Fluctuations in these factors that cause a negative impact on our business could have a material impact on our expected future cash flows.

Cash Flows from Operating Activities. Cash provided by operating activities was $29.7 million for the three months ended March 31, 2008, compared to $19.3 million for the three months ended March 31, 2007. The increase in cash provided by operating activities was primarily attributable to a decrease in accounts receivable, trade of $4.1 million for the three months ended March 31, 2008, compared to an increase of $12.8 million in the prior year, resulting from the collection of a large outstanding receivable balance during the quarter.

Cash provided by operating activities was $44.0 million in 2007, compared to $104.7 million in 2006. The decrease in cash provided by operating activities was primarily attributable to a $14.6 million decrease in income taxes payable in 2007, compared to a $24.2 million increase in the prior year, and an increase of $28.6 million in accounts receivable trade in 2007, compared to an increase of $1.9 in the prior year.

Cash provided by operating activities was $104.7 million in 2006, compared to $89.6 million in 2005. The increase in cash provided by operating activities was primarily attributable to a $24.2 million increase in income taxes payable in 2006, compared to a $19.7 million decrease in the prior year related to a lower tax rate due to losses in the CRM division and higher profits from Portfolio Management, which are taxed at a lower rate. Also contributing to the increase in 2006 was an increase in trade accounts receivable of $18.5 million for 2005 due to increased billings to new clients in that year. These items were partially offset by a $2.8 million increase in other assets in 2006 compared to a $13.6 million decrease in 2005, primarily resulting from the settlement of a long-term collection contract in 2005, as well as a decrease in net income for 2006.

Cash Flows from Investing Activities. Cash used in investing activities was $347.3 million for the three months ended March 31, 2008, compared to $20.3 million for the three months ended March 31, 2007. The increase in cash used in investing activities was primarily attributable to net cash paid for acquisitions and related costs of $323.6 million during the three months ended March 31, 2008, primarily incurred in connection with the acquisition of OSI.

Cash used in investing activities was $32.7 million in 2007 compared to $1,006.3 million in 2006. The decrease in cash used in investing activities was primarily attributable to cash paid for acquisitions and acquisition-related costs of $983.2 million in 2006 primarily incurred in connection with the Transaction and the acquisition of Star Contact. Also contributing to the decrease was lower purchases of property and equipment during 2007, offset in part by higher purchases of accounts receivable portfolios.

Cash used in investing activities was $1,006.3 million in 2006, compared to $222.0 million in 2005. The increase in cash used in investing activities was primarily attributable to cash paid for acquisitions and acquisition-related costs of $983.2 million in 2006 primarily incurred in connection with the Transaction and the acquisition of Star Contact. Also contributing to the increase was an increase in purchases of accounts receivable, offset in part by increases in collections applied to purchased accounts receivable and proceeds from sales and resales of purchased accounts receivable. Cash flows from investing activities for 2005 did not include $17.2 million of Portfolio Management’s purchases of large accounts receivable portfolios financed through an agreement we have with a lender. The purchases were noncash transactions as the lender sent borrowings directly to the seller of the accounts (see note 17 to our Notes to Consolidated Financial Statements for the year ended December 31, 2007).

Cash Flows from Financing Activities. Cash provided by financing activities was $333.3 million for the three months ended March 31, 2008, compared to $5.4 million for the three months ended March 31, 2007. The increase in cash provided by financing activities was due primarily to the additional borrowings of $139.0 million under our amended Credit Facility and the issuance of $210.0 million of stock, both of which were used primarily to fund the OSI acquisition. During the three months ended March 31, 2008, we paid a dividend of $12.2 million to JPM in connection with acquisition of SST.

Cash used in financing activities was $2.9 million in 2007, compared to cash provided by financing activities of $914.9 million in 2006. The change in financing activities resulted from the 2006 borrowings of $830.0 million to fund the Transaction, consisting of the $465.0 million term loan under the senior credit facility, $165.0 million of senior notes and $200.0 million of senior subordinated notes. Also contributing to the change was the 2006 issuance of $396.0 million of capital stock in connection with the Transaction. Partially offsetting these items was net borrowings under the senior credit facility of $6.4 million in 2007, compared to net repayments of $134.5 million in 2006.

Cash provided by financing activities was $914.9 million in 2006, compared to $130.1 million in 2005. The increase in cash provided by financing activities during 2006 resulted from the borrowings of $830.0 million to fund the Transaction, consisting of the $465.0 million term loan under the senior credit facility, $165.0 million of senior notes and $200.0 million of senior subordinated notes. Also contributing to the increase was the issuance of $396.0 million of capital stock in connection with the Transaction. Partially offsetting these items was the repayments of Predecessor borrowings under the revolving credit agreement and convertible notes. Cash flows from financing activities for 2005 did not include $17.2 million of Portfolio Management’s borrowings under nonrecourse debt, used to purchase large accounts receivable portfolios financed through an agreement we have with a lender. These borrowings were noncash transactions as the lender sent borrowings directly to the seller of the accounts (see note 17 to our Notes to Consolidated Financial Statements for the year ended December 31, 2007).

Senior Credit Facility. On November 15, 2006 we entered into the Credit Facility with a syndicate of financial institutions. The Credit Facility consists of a $465.0 million term loan and a $100.0 million revolving credit facility, with an option to allow us to increase our borrowing capacity under the Credit Facility in an aggregate amount not to exceed $100.0 million, subject to the satisfaction of certain conditions. In connection with the OSI acquisition, in February 2008 we amended the Credit Facility to add $139.0 million to the term loan. We are required to make quarterly repayments of $1.5 million on the term loan until its maturity in May 2013, at which its remaining balance outstanding is due. We are also required to make annual prepayments of 50 percent, 25 percent or zero percent of our excess annual cash flow, based on our leverage ratio. The revolving credit facility requires no minimum principal payments until its maturity in November 2011. At March 31, 2008, the balance outstanding on the term loan was $593.1 million and the balance outstanding on the revolving credit facility was $61.0 million. The availability of the revolving credit facility is reduced by any unused letters of credit ($18.8 million at March 31, 2008). As of March 31, 2008, we had $20.2 million of remaining availability under the revolving credit facility.

Borrowings under the Credit Facility are collateralized by substantially all of our assets. The Credit Facility contains certain financial and other covenants such as maintaining a maximum leverage ratio and a minimum interest coverage ratio, and includes restrictions on, among other things, acquisitions, the incurrence of additional debt, investments, disposition of assets, liens and dividends and other distributions. If an event of default, such as failure to comply with covenants or a change of control, were to occur under the Credit Facility, the lenders would be entitled to declare all amounts outstanding under it immediately due and payable and foreclose on the pledged assets. We were in compliance with all required financial covenants and we were not aware of any events of default as of March 31, 2008.

Senior Notes and Senior Subordinated Notes. In connection with the Transaction, on November 15, 2006 we issued $165.0 million of floating rate senior notes due 2013, referred to as the Senior Notes, and $200.0 million of 11.875 percent senior subordinated notes due 2014, referred to as the Senior Subordinated Notes, collectively referred to as the Notes. The Notes are guaranteed, jointly and severally, on a senior basis with respect to the Senior Notes and on a senior subordinated basis with respect to the Senior Subordinated Notes, in each case by all of our existing and future domestic restricted subsidiaries (other than certain subsidiaries and joint ventures engaged in financing the purchase of delinquent accounts receivable portfolios and certain immaterial subsidiaries).

The Senior Notes are unsecured senior obligations and are senior in right of payment to all existing and future senior subordinated indebtedness, including the Senior Subordinated Notes, and all future subordinated indebtedness. The Senior Notes bear interest at an annual rate equal to the London Interbank Offered Rate, referred to as LIBOR, plus 4.875 percent, reset quarterly. We may redeem the Senior Notes, in whole or in part, at any time on or after November 15, 2008 at varying redemption prices depending on the redemption date, plus accrued and unpaid interest.

The Senior Subordinated Notes are unsecured senior subordinated obligations and are subordinated in right of payment to all existing and future senior indebtedness, including the Senior Notes and borrowings under the Credit Facility. We may redeem the Senior Subordinated Notes, in whole or in part, at any time on or after November 15, 2010 at varying redemption prices depending on the redemption date, plus accrued and unpaid interest. We also may redeem some or all of the Senior Notes at any time prior to November 15, 2008 and some or all of the Senior Subordinated Notes at any time prior to November 15, 2010, at a redemption price equal to 100 percent of the principal amount of the respective Notes to be redeemed, plus accrued and unpaid interest and an additional premium. Finally, subject to certain conditions, we may redeem up to 35 percent of the aggregate principal amount of the Senior Notes at any time prior to November 15, 2008 and up to 35 percent of the aggregate principal amount of the Senior Subordinated Notes at any time prior to November 15, 2009 with the net proceeds of a sale of its capital stock at a redemption price equal to 100 percent of the principal amount of the respective Notes to be redeemed, plus accrued and unpaid interest and an additional premium.

The indentures governing the Notes contain a number of covenants that limit our and our restricted subsidiaries’ ability, among other things, to: incur additional indebtedness and issue certain preferred stock, pay certain dividends, acquire shares of capital stock, make payments on subordinated debt or make investments, place limitations on distributions from restricted subsidiaries, issue or sell stock of restricted subsidiaries, guarantee indebtedness, sell or exchange assets, enter into transactions with affiliates, create certain liens, engage in unrelated businesses, and consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis. In addition, upon a change of control, we are required to offer to repurchase all of the Notes then outstanding, at a purchase price equal to 101 percent of their principal amount, plus any accrued interest to the date of repurchase.

Upon certain events of default, the trustee or the holders of at least 25 percent in the aggregate principal amount of the notes, then outstanding, may, and the trustee at the request of the holders will, declare the principal of, premium, if any, and accrued interest on the notes to be immediately due and payable. In the event a court enters a decree or order for relief against us in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, the court appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official or for all or substantially all of our property and assets or the winding up or liquidation of our affairs and, in each case, such decree or order remains unstayed and in effect for a period of 60 consecutive days, the principal of, premium, if any, and accrued interest on the notes then outstanding will automatically become and be immediately due and payable. Additionally, if we or any subsidiary guarantor commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official or for all or substantially all of our property and assets or substantially all of the property and assets of a significant subsidiary (as defined in the indentures) or effect any general assignment for the benefit of creditors, the principal of, premium, if any, and accrued interest on the notes then outstanding will automatically become and be immediately due and payable.

Nonrecourse Credit Facility. On August 31, 2007, we amended our existing nonrecourse credit facility and exclusivity agreement with a lender due to the lender’s spin off of its unit to an investment fund. Under the new agreements, all financings from September 1, 2006 and forward are now with the investment fund. The amended agreement provides that all purchases of accounts receivable by us with a purchase price in excess of $1.0 million are first offered to the lender for financing at its discretion. If the lender chooses to participate in the financing of a portfolio of accounts receivable, the financing may be structured, depending on the size and nature of the portfolio to be purchased, either as a borrowing arrangement or under various equity sharing arrangements. The lender will finance non-equity borrowings with floating interest at an annual rate equal to LIBOR plus 2.50 percent. These borrowings are nonrecourse to us and are due two years from the date of each respective loan, unless otherwise negotiated. As additional return on the debt financed portfolios, the lender receives residual cash flows, as negotiated, which is defined as all cash collections after servicing fees, floating rate interest, repayment of the borrowing, and our initial investment, including interest. We may terminate the agreement for a cost of $250,000 for each month remaining under the agreement from the date of termination until June 30, 2009, when the agreement expires. All financings entered into prior to September 1, 2006 remain under the prior agreement. Total debt outstanding under this facility as of March 31, 2008 was $51.9 million, including $7.9 million of accrued residual interest. As of March 31, 2008, we were in compliance with all required covenants.

Borrowings under the amended credit facility are nonrecourse to us, except for the assets within the entities established in connection with the financing agreement. This loan agreement contains a collections performance requirement, among other covenants, that, if not met, provides for cross-collateralization with any other portfolios financed through the agreement, in addition to other remedies.

Contractual Obligations. The following summarizes our contractual obligations as of December 31, 2007 (amounts in thousands). For a detailed discussion of these contractual obligations, see notes 11, 12 and 19 in our Notes to Consolidated Financial Statements for the year ended December 31, 2007. There have been no material changes outside the ordinary course of our business to our contractual obligations as of December 31, 2007, except as discussed below.

	Payments Due by Period(1)
	Total	Less than 1 Year	1 to 3 Years	3 to 5 Years	More than 5 Years
Credit Facility	$507,350	$9,341	$9,300	$56,300	$432,409
Notes	365,000	—	—	—	365,000
Nonrecourse credit facility	53,742	14,135	28,023	7,549	4,035
Other long-term debt	1,604	1,167	248	161	28
Estimated interest payments(2)	466,123	82,049	161,134	152,272	70,668
Operating leases(3)	178,701	42,809	66,298	41,328	28,266
Purchase commitments	41,541	23,202	18,339	—	—
Forward-flow agreements	133,697	78,563	51,140	3,994	—

Total contractual obligations	$1,747,758	$251,266	$334,482	$261,604	$900,406

(1)	Does not include deferred income taxes since the timing of payment is not certain (see note 12 in our Notes to Consolidated Financial Statements for the year ended December 31, 2007). Payments of debt assume no prepayments.

(2)	Represents estimated future interest expense based on applicable rates.

(3)	Does not include the leases from our former Fort Washington locations (see note 19 in our Notes to Consolidated Financial Statements for the year ended December 31, 2007).

In February 2008, we amended the senior credit facility in connection with the OSI acquisition to, among other things, add $139.0 million to the term loan. We are now required to make annual prepayments of $6.1 million on the term loan until its maturity in May 2013, at which its remaining balance outstanding is due.

Because their future cash outflows are uncertain, noncurrent liabilities for income tax contingencies are excluded from the table above. As discussed in Note 2 in our Notes to Consolidated Financial Statements for the year ended December 31, 2007, we adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” referred to as FIN 48, on January 1, 2007. At December 31, 2007, we had approximately $9.1 million in reserves for uncertain tax positions and an accrual for related interest expense of $4.1 million. Currently, we do not estimate a cash settlement with the applicable taxing authority will occur within 12 months for the majority of these unrecognized tax benefits.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as defined by Regulation S-K 303(a)(4) of the Exchange Act.

Market Risk

We are exposed to various types of market risk in the normal course of business, including the impact of interest rate changes, foreign currency exchange rate fluctuations, changes in corporate tax rates and inflation. We employ risk management strategies that may include the use of derivatives, such as interest rate swap agreements, interest rate cap agreements and foreign currency forwards and options to manage these exposures. We do not enter into derivatives for trading purposes.

Foreign Currency Risk. Foreign currency exposures arise from transactions denominated in a currency other than the functional currency and from foreign denominated revenue and profit translated into U.S. dollars. The primary currencies to which we are exposed include the Canadian dollar, the British pound, the Australian dollar and the Philippine peso. Due to the size of the Canadian and Philippine operations, we currently use forward exchange contracts to limit potential losses in earnings or cash flows from adverse foreign currency exchange rate movements. These contracts are entered into to protect against the risk that the eventual cash flows resulting from such contracts will be adversely affected by changes in exchange rates. Our objective is to maintain economically balanced currency risk management strategies that provide adequate downside protection. A five percent increase or decrease in the Canadian exchange rate could have an annual impact of approximately $4.0 million on our business, excluding the impact of foreign currency hedges. During the later half of 2007, we continued to see acceleration in the devaluation of the U.S. dollar, primarily as it relates to the Canadian dollar. We believe this trend may continue, and if so, it could have a negative impact on our future results of operations.

Interest Rate Risk. At March 31, 2008, we had $871.1 million in outstanding variable rate borrowings. A material change in interest rates could adversely affect our operating results and cash flows. A 25 basis-point increase in interest rates could increase our annual interest expense by $125,000 for each $50 million of variable debt outstanding for the entire year. We currently use interest rate swap agreements and interest rate cap agreements in an effort to limit potential losses from adverse interest rate changes.

Impact of Recently Issued and Proposed Accounting Pronouncements

FASB Statement of Financial Accounting Standards No. 157, “Fair Value Measurements.” In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements,” referred to as SFAS 157. This statement defines fair value and provides guidance for measuring assets and liabilities at fair value. This statement also expands the disclosure requirements about the use of fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB issued FASB Staff Position 157-2, which defers the effective date of SFAS No. 157 for non-financial assets and liabilities until fiscal years and interim periods beginning after November 15, 2008. Accordingly, we adopted the standard for financial assets and liabilities on January 1, 2008, and it did not have a material impact on our financial statements.

FASB Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115.” In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115,” referred to as SFAS 159. This statement permits the choice, at specified election dates, to measure certain financial instruments and other items at fair value, which are not currently required to be measured at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007. As of the January 1, 2008 effective date, we elected not to apply SFAS 159 to any of our existing eligible assets or liabilities; therefore there was no impact on our consolidated financial position, results of operations, or cash flows.

FASB Statement of Financial Accounting Standards No. 141 (revised 2007), “Business Combinations.” In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (revised 2007), “Business Combinations,” referred to as SFAS 141(R), which replaces FASB Statement of Financial Accounting Standards No. 141, “Business Combinations,” referred to as SFAS 141. While SFAS 141(R) retains the fundamental requirements of SFAS 141 to use the purchase method for acquisitions, it broadens the scope to apply this method to all transactions in which one entity obtains control over one or more other businesses. Among other things, SFAS 141(R) requires that acquired businesses be recognized at their fair values at the date of acquisition, acquisition-related costs to be recognized separately from the acquisition, contingent assets and liabilities to be recognized at fair value at the date of acquisition and restructuring costs of the acquirer to be recognized separately from the acquisition. SFAS 141 (R) is effective for business combinations effected on or after the first annual reporting period beginning on or after December 31, 2008, with early adoption prohibited. We have not completed our review and assessment of the impact of the adoption of SFAS 141(R).

FASB Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.” In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51,” referred to as SFAS 160. This statement establishes accounting and reporting standards that require a noncontrolling interest, or minority interest, in a subsidiary to be presented in the equity section of the consolidated balance sheet, net income attributable to the parent and to the noncontrolling interest to be presented on the consolidated statement of income and sufficient disclosures to clearly distinguish between the interests of the parent and the noncontrolling interest, among other requirements. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited. We have not completed our review and assessment of the impact of the adoption of SFAS 160.

FASB Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.” In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133,” referred to as SFAS 161. This statement requires enhanced disclosures for derivative instruments and hedging activities that include how and why an entity uses derivatives, how these instruments and the related hedged items are accounted for under SFAS 133 and related interpretations, and how derivative instruments and related hedged items affect the entity’s financial position, results of operations and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. We are currently reviewing the standard to assess the impact of the adoption of SFAS 161.

INDUSTRY

Business Process Outsourcing

Companies are outsourcing many essential, non-core business functions to focus on revenue-generating activities and core competencies, reduce costs, and improve productivity and service levels. In particular, many large corporations are recognizing the advantages of outsourcing accounts receivable management and customer service and support. We believe this trend is being driven by a number of industry-specific factors, including:

•	an increase in the complexity of collection and other customer service processes, which requires sophisticated call management and database systems for efficient operations;

•	the lack of expertise, resources and infrastructure necessary to provide optimal customer support due to the growing scope and complexity of such activities;

•	significant economies of scale achievable by third parties with focused capabilities; and

•	a trend in certain industries to outsource essential, non-core functions due to competitive pressures, regulatory considerations and/or required capital expenditures.

Gartner Inc., a leading research and advisory company, estimates that the global market for BPO services experienced strong growth in 2007, with a year over year growth rate of 11.6 percent, according to research published in November 2007. Additionally, Gartner expects the worldwide BPO market to grow from approximately $160.7 billion in 2007 to approximately $235.2 billion by 2011 in terms of revenue, and projects a 10.3 percent compounded annual growth rate from 2006 through 2011. We currently focus on the ARM and CRM segments of the BPO market. Both of these industry segments have experienced growth in recent years, driven by the increasing penetration of outsourcing services, the continuing growth in consumer and commercial debt, an increased focus on building long-term customer relationships and a shift away from large scale, in-house implementations to BPO.

The BPO industry is fragmented in the U.S. The leading providers of BPO services are large multinational companies. We believe that many smaller competitors have insufficient capital to expand and invest in technology and are unable to meet the geographic coverage, regulatory requirements and quality standards demanded by businesses seeking to outsource their essential, non-core business functions.

Accounts Receivable Management

The U.S. ARM industry is highly fragmented. While Fortune 500 companies, other public companies and large private companies are all active in the U.S. ARM industry, a significant majority of industry participants are small companies that tend to service creditors in local or regional markets. We believe that successful competitors in the ARM industry must have a broad and deep knowledge of the market, sophisticated analytical tools, a reliable network of contacts with creditors and ready access to capital.

The ARM industry is growing due to increasing levels of consumer, government and commercial debts and higher delinquency rates. According to the U.S. Federal Reserve Bank, consumer credit, which comprises short- and intermediate-term credit extended to individuals (excluding home equity borrowings), grew 7.9 percent to $2.5 trillion in 2007 in the U.S.

A primary driver of the ARM business is the volume of past-due receivables available for servicing. This volume is impacted by the amount of outstanding consumer debt and the rate of delinquency on that debt. Recent volume in the ARM industry has been driven by increasing consumer debt levels, as the delinquency rate has steadily fallen from 2002 to 2006. A return to historically normal levels of delinquency would substantially increase receivables available for servicing.

According to the September 2007 Kaulkin Report, revenues generated by ARM industry participants were estimated to be $16.7 billion in 2006 in the U.S., the most recent year for which annual revenue estimates are available from Kaulkin Ginsberg. Companies participating in the ARM industry provide a variety of services, depending on the age and collectibility of the receivables and the creditor’s goals for its ARM strategy. These services include:

•

First party collections. Collections take place under a creditor’s name by a third party provider such as NCO. First party collections generally occur before accounts are charged-off, and during the period when accounts are up to 180 days past due. Firms providing first party collection services generally receive a fixed fee for the services provided. In its September 2007 Report, Kaulkin Ginsberg estimates that $1.9 billion of revenue was generated by companies in the ARM industry from first party services in the U.S. in 2006.

•

Contingency (third party) collections. Contingency collections are made on a third party basis, on accounts that are typically 180 days past due. Delinquent or charged-off receivables are placed with a collection agency which generally has a specified period of time in which to collect the accounts. The agency typically earns a commission on the amounts collected, while uncollected accounts are generally returned to the creditor at the end of the contracted period. In its September 2007 Report, Kaulkin Ginsberg estimates that $10.0 billion of revenue was generated by companies in the ARM industry from third party collection services in the U.S. during 2006.

•

Debt buying. Creditors choose to sell portions of their delinquent receivables in order to gain immediate liquidity and avoid the expenses associated with the collection effort. In its September 2007 Report, Kaulkin Ginsberg estimated $3.7 billion of revenue was generated by companies in the ARM industry from debt-buying during that period.

•

Legal collections. Law firms that specialize in collecting delinquent receivables may take over collection efforts late in the receivable’s life cycle, when all other collection methods have been exhausted and the creditor’s only recourse is to seek payment through the legal process. Collection law firms generally earn commissions based solely on collected accounts. In its September 2007 Report, Kaulkin Ginsberg estimates that $1.2 billion of revenue was generated by companies in the ARM industry from legal collection services in the U.S. during 2006.

Customer Relationship Management

CRM is a large and growing industry segment in the BPO industry. According to IDC, the market for U.S. outsourced customer care services (the primary segment in which NCO’s CRM segment operates) represented revenues of $23.1 billion in 2005, and is expected to grow to $43.4 billion in 2010, a compounded annual growth rate of 13.4 percent. IDC highlights five key trends in the customer care BPO market:

•	Searching for the optimal mix of on-shore, near-shore and off-shore capabilities

•	Contact centers shifting focus from internal functionality to meeting customer expectations

•	Convergence of customer care with other BPO services, such as ARM

•	On-demand contact center models

•	Transformational outsourcing services

We believe that successful competitors in the CRM industry must have broad service offerings, scalable infrastructure and a balanced mix of on-shore, near-shore and off-shore service capabilities. Companies have traditionally relied on in-house personnel and infrastructure to perform sales, direct marketing and customer service functions. However, there is a trend in certain industries toward outsourcing these activities, which allows companies to:

•	focus on core competencies;

•	achieve lower overall costs due to economies of scale; and

•	obtain service on demand on a large scale.

The primary competitive factors in obtaining and retaining clients are the ability to provide customized solutions to a client’s requirements, personalized quality service, sophisticated call and information systems and a competitive price.

Portfolio Management

The market for buying and selling defaulted consumer debt originated in the 1990’s and has grown significantly over the past several years. Today, the majority of bank and private-label credit issuers sell at least part of their charge-offs to third parties, such as NCO. Debt purchasers either seek to collect the debt themselves, place it with a third-party agency or a combination of both, as NCO does. The benefits to creditors of selling portfolios of their delinquent receivables include realization of immediate cash flow and the avoidance of investments in personnel, compliance and infrastructure necessary to manage the debt collection process internally.

The May 2007 Nilson Report estimates that buyers of credit card debt in the U.S. reported purchases of approximately $76.8 billion for all non-residential types of charged-off debt in 2006, of which credit card debt accounted for 77 percent.

Credit originators, as well as other holders of consumer debt, utilize a variety of processes to sell receivables, including competitive bidding, privately negotiated transactions and forward flow agreements, which commit a purchaser to acquire a flow of charged-off receivables over a certain time period at agreed upon prices.

Sellers of charged-off portfolios have expanded beyond credit card companies to include healthcare providers, utilities and telecommunication providers, commercial banks, consumer finance companies, retail merchants and mortgage and auto finance companies. Growth in the debt buying industry has been driven by growth in consumer credit, increasing integration of debt portfolio sales into issuers’ receivables management strategies, development of a strong secondary market for certain classes of debt and the emergence of non-credit card portfolio sales. The market for purchased credit card debt has grown significantly since its beginnings in the early 1990’s. Other areas of the debt market, such as healthcare, are currently at early stages of their development and experiencing rapid growth.

BUSINESS

General

On November 15, 2006, NCO Group, Inc. was acquired by and became a wholly owned subsidiary of Collect Holdings, Inc., a Delaware corporation founded in 2006 and controlled by One Equity Partners and its affiliates, with participation by Michael J. Barrist, Chairman, President and Chief Executive Officer of NCO Group, Inc., certain other members of executive management and other co-investors, referred to as the Transaction. Subsequent to the date of the Transaction, NCO Group, Inc. was merged with and into Collect Holdings, Inc., and Collect Holdings, Inc. was renamed NCO Group, Inc.

We are a holding company and conduct substantially all of our business operations through our subsidiaries. NCO is a leading provider of business process outsourcing services, referred to as BPO, primarily focused on accounts receivable management, referred to as ARM, and customer relationship management, referred to as CRM. Our outsourcing solutions include ARM, contact center support and back office support services for a diversified customer base. We provide a wide range of ARM services to our clients by utilizing an extensive technological infrastructure. Although traditional ARM services have focused on the recovery of delinquent accounts, we also engage in the recovery of current accounts receivable and early stage delinquencies (generally, accounts that are 180 days or less past due). Our CRM services allow our clients to strengthen their customer relationships by providing a high level of support to their customers and generate incremental sales by acquiring new customers. We support essential business functions across key portions of the customer life cycle including acquisition, growth, care, resolution and retention. The primary market sectors we support in our BPO business are financial services, telecommunications, healthcare, retail and commercial, utilities, education, technology, transportation/logistics and government. We also purchase and manage past due consumer accounts receivable from consumer creditors such as banks, finance companies, retail merchants, utilities, healthcare companies, and other consumer-oriented companies. We operate our business in three segments: ARM, CRM and Portfolio Management.

In January 2008, we acquired Systems & Services Technologies, Inc., referred to as SST, a leading third-party consumer receivable servicer. Additionally, in February 2008, we acquired Outsourcing Solutions Inc., referred to as OSI, a leading provider of business process outsourcing services, specializing primarily in accounts receivable management services.

Our extensive industry knowledge, technological expertise, management depth, international scale, broad service offerings and long-standing client relationships enable us to deliver customized solutions that help our clients reduce their operating costs, increase cash flow, and improve their customers’ experience. We provide our services through our customer-driven model that provides optimal performance, leading-edge technology, proven efficiency and quality, to a wide range of clients in North America and abroad. We currently have approximately 30,500 full and part-time employees (including approximately 1,500 non-employee personnel utilized through subcontractors) who provide our services through our network of over 140 offices in 10 countries.

Industry Background

Companies are outsourcing many essential, non-core business functions in order to focus on revenue-generating activities and core competencies, reduce costs and improve productivity and service levels. In particular, many large corporations are recognizing the advantages of outsourcing accounts receivable management and customer service and support. This trend is being driven by a number of industry-specific factors, including:

•	an increase in the complexity of collection and other customer service processes, which requires sophisticated call management and database systems for efficient operations;

•	the lack of expertise, resources and infrastructure necessary to provide optimal customer support due to the growing scope and complexity of such activities;

•	significant economies of scale achievable by third parties with focused capabilities; and

•	a trend in certain industries to outsource essential, non-core functions due to competitive pressures, regulatory considerations and/or required capital expenditures.

Gartner, Inc., a leading research and advisory company, estimates that the global market for BPO services experienced strong growth in 2007, with a year over year growth rate of 11.6 percent, according to research published in November 2007. Additionally, Gartner expects the worldwide BPO market to grow from approximately $160.7 billion in 2007 to approximately $235.2 billion by 2011 in terms of revenue, and projects a 10.3 percent compounded annual growth rate from 2006 through 2011. We currently focus on the ARM and CRM segments of the BPO market. Both of these industry segments have experienced growth in recent years, driven by the increasing penetration of outsourcing services, the continuing growth in consumer and commercial debt, an increased focus on building long-term customer relationships and a shift away from large scale in-house implementations to BPO.

The BPO industry is highly fragmented in the U.S. The leading providers of BPO services are large multinational companies. We believe that many smaller competitors have insufficient capital to expand and invest in technology and are unable to meet the geographic coverage, and regulatory requirements and quality standards demanded by businesses seeking to outsource their essential, non-core business functions.

Business Strategy

Our primary business strategy is to strengthen our position in the ARM and CRM markets, and to opportunistically expand our service offerings to other complementary BPO services.

Expand our relationships with clients – An integral component of our growth strategy is focused on the expansion of existing client relationships. We plan to continue to grow these relationships and the resulting opportunities in both scale and depth. We believe these relationships will continue to transition from vendor relationships, focusing on the operational delivery of services, to strategic partnerships focused on long-term, goal-oriented delivery of services. A key focus of this strategy is leveraging existing client relationships in one market to cross-sell our services in other markets.

Enhance our operating margins – We intend to continue pursuing the following initiatives to increase profitability:

•	standardization of systems and practices;

•	consolidation of facilities;

•	automation of clerical functions;

•	utilization of near shore and offshore labor;

•	use of statistical analysis to improve performance and reduce operating expenses;

•	use of segmentation strategy to improve profitability; and

•	leveraging our international size and presence.

Continuously improve business processes – We intend to continue developing and enhancing our technology and infrastructure with initiatives that improve the efficiency of our operations and enhance client service. Examples of our recent initiatives include:

•

Enhanced data management and analytics: We have implemented both client-specific and pooled segmentation models to focus better our collections efforts. These models, coupled with iterative segment-based treatment testing, provide benefits by reducing operating expense and increasing collection revenues. Segmentation allows us to focus resources on accounts with the highest likelihood of recovery, and devote less costly resources to lower probability accounts. Additionally, we began applying the use of segmentation models to make more strategic portfolio purchase decisions.

•

Online access for our clients’ customers: We implemented a self-service website to allow our clients’ customers to access their accounts with us. Customers can use the website to update their account information, request statements and make payments. We plan to expand the functionality of the website to enhance customer service and improve collections for our clients.

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Pattern recognition system: In December 2005, we acquired a pattern recognition system designed to determine the patterns and profiles that precede customer decisions such as purchase or defection. Leveraging predictive analytic technologies increases the ability to predict customers’ behaviors, thus improving the results of the outsourced solutions we provide to our clients, as well as improving our purchased portfolio analytics.

•

Enterprise resource planning system: In 2005, we converted our financial, human resources and CRM platforms to an integrated enterprise resource planning, or ERP platform. This implementation enabled us to more efficiently manage the changing requirements of our industry and clients, and provide critical business information to operate our business more effectively.

•

Online access for subcontractor agencies: Leveraging the technology used to service our Attorney Network System, which brings us online with over 100 law firms across the United States, we have expanded this system to also support the data exchange requirements with other agencies we utilize to service accounts. These agencies are now able to receive, process, and return updates using the latest web server technology.

•

Enhanced data security: We continue to deploy both physical and system security enhancements to help ensure ongoing protection and privacy of NCO and client data as well as network and systems hardening. We incorporate sophisticated password, access and authentication controls, and emphasize security awareness training programs.

Expand internationally—We believe that the BPO industry is gaining widespread acceptance throughout Canada, Europe and the Asia-Pacific region. Our international expansion strategy is designed to capitalize on each of these markets in the near term, as well as continue to develop access to lower-cost foreign labor. We believe that we are one of the largest providers of BPO services in Canada. We also have operations in Europe. In 2006, we entered two new markets through acquisitions. We purchased Australian Receivables Limited, a provider of ARM services in Australia and Star Contact (BVI) Ltd., a provider of multi-lingual CRM services based in Panama. In 2007, we increased our presence in Australia through the acquisition of Statewide Mercantile Services, a provider of ARM services and purchaser of accounts receivable in Australia. In 2008, we further increased our presence in Australia through two additional acquisitions of ARM service providers. Also in 2008, we expanded into Antigua through the acquisition of a subcontractor. We expect to further penetrate these markets through increased sales of ARM and CRM services, as well as through the pursuit of accounts receivable purchasing opportunities. Additionally, we expect to pursue direct investments, strategic alliances and partnerships as well as further explore acquisitions in these markets and other markets. In addition, we are in the process of exploring new opportunities in other labor markets such as Eastern Europe, Central America and the Caribbean.

Continue to pursue debt purchasing opportunities—Since 1999, we have expanded our portfolio purchase platform. In 2005, we expanded our presence in the medical and utilities industries, as well as with telecommunication companies and credit card issuers. We purchased an aggregate of $117.5 million (in terms of cost) of portfolios of accounts receivable in 2007. Our strategic plan focuses on purchasing larger portfolios of accounts receivable and medical receivables, for which we currently believe there is less competition.

Our strategy of seeking sizable opportunities has been successful, and we intend to continue to pursue larger debt purchasing opportunities. Through enhanced analysis of portfolio performance and utilizing the collections experience of our ARM business for similar classes of debt, we have been able to target the most profitable segments within available portfolios. In order to facilitate our purchase of large portfolios of accounts receivable, we have an agreement with a lender to finance such purchases on a nonrecourse basis. We also sell certain older, unresolved accounts and bankruptcy status accounts that we believe have a low probability of payment under our collection platform. These accounts can generally be sold currently for more than we can collect over time, net of servicing costs.

While our principal portfolios continue to be larger credit card and similar U.S.-based consumer receivables, our growth strategy includes the expansion into telecommunications, utilities, medical and international purchase opportunities.

Pursue strategic acquisition opportunities—We have developed a disciplined approach to acquisitions. We believe our approach enables us to efficiently integrate acquired businesses, personnel and facilities into our existing technology platform, personnel matrix and facilities. By leveraging our shared services and infrastructure, we facilitate the realization of cost synergies and growth of sales and earnings. We intend to evaluate and pursue strategic acquisitions on an opportunistic basis as they become available.

Our Services

We provide the following BPO services:

Accounts Receivable Management

We provide a wide range of ARM services to our clients by utilizing an extensive technological infrastructure. Although traditional ARM services have focused on the recovery of delinquent accounts, we also engage in the recovery of current accounts receivable and early stage delinquencies (generally, accounts that are 180 days or less past due). We generate approximately 60 percent of our ARM revenue from the recovery of delinquent accounts receivable on a contingency fee basis. In addition, we generate revenue from contractual collection services and other related services.

ARM services typically include the following activities:

Engagement Planning. We customize solutions for our clients based on a number of factors, including account size and demographics, the client’s specific requirements and our management’s estimate of the collectibility of the account. We integrate our standard processes for accounts receivable management, developed from decades of accumulated experience, to create a customized recovery solution. In many instances, the approach will evolve and change as the relationship with the client develops, and both parties evaluate the most effective means of recovering accounts receivable. Our systematic approach to accounts receivable management removes most decision making from the recovery staff and is designed to ensure uniform, cost-effective performance.

Once the approach has been defined, we electronically or manually transfer pertinent client data into our information system. When the client’s records have been established in our system, we begin the recovery process.

Account Notification. We initiate the recovery process by forwarding a preliminary letter that is designed to seek payment of the amount due or open a dialogue with the client’s customers. This letter also serves as an official notification to each client’s customer of his or her rights as required by the Federal Fair Debt Collection Practices Act. We continue the recovery process with a series of mail and telephone notifications. Telephone representatives remind the client’s customer of their obligation, inform them that their account has been placed for collection with us and begin a dialogue to develop a payment program.

Skip Tracing. In cases where the client’s customer’s contact information is unknown, we systematically search the U.S. Post Office National Change of Address service, consumer databases, electronic telephone directories, credit agency reports, tax assessor and voter registration records, motor vehicle registrations, military records, and other sources. The geographic expansion of banks, credit card companies, national and regional telecommunications companies, and national and regional hospital chains, along with the mobility of consumers, has increased the demand for locating the client’s customers. Once we have located the client’s customer, the notification process can begin.

First Party Early Stage Delinquency Calls. Although companies understand the importance of contacting customers early in the delinquency cycle, some do not possess the resources necessary to sustain consistent and cost-effective outbound telephone campaigns. We provide a customized, service approach to contact our clients’ customers and remind them of their obligation to pay their accounts.

We typically conduct reminder calls in the client’s name to recently past due customers and courtesy collection calls to more seriously delinquent customers. Our representatives leave courteous messages if telephone contact attempts are unsuccessful after the second day.

Third Party Collection Services. The most common challenges encountered by companies are how to prompt seriously delinquent customers to make payment before they are charged off as uncollectible or to collect the full balance after charge-off. Our third party collection services communicate a sense of urgency to seriously delinquent customers during these periods, reducing net charge-offs and the cost of collection.

Credit Reporting. Credit bureau reporting is used as a collection tool in accordance with NCO’s policy, applicable laws, and client guidelines. At a client’s request, we will electronically report delinquent accounts to one or more of the national credit bureaus where it will remain for a period of up to seven years. The possible denial of future credit often motivates the resolution of past due accounts.

Payment Processing. After we receive payment from the client’s customer, depending on the terms of our contract with the client, we can either remit the amount received minus our fee to the client or remit the entire amount received to the client and subsequently bill the client for our collection services.

Activity Reports. Clients are provided with a system-generated set of customized reports that fully describe all account activity and current status. These reports are typically generated monthly; however, the information included in the report and the frequency that the reports are generated can be modified to meet the needs of the client.

Quality Tracking. We emphasize quality control throughout all phases of the accounts receivable management process. Some clients may specify an enhanced level of supervisory review and others may request customized quality reports. For example, large financial services organizations will typically have exacting performance standards which require sophisticated capabilities, such as documented complaint tracking and specialized software to track quality metrics to facilitate the comparison of our performance to that of our peers.

Customer Relationship Management

Our CRM services allow our clients to strengthen their customer relationships by providing a high level of support to their customers and generate incremental sales by acquiring new customers. We design and implement customized outsourced customer care solutions including the following:

Customer Care and Retention. Our representatives specialize in developing and maintaining the relationships that our clients value. Customer care programs vary depending upon each client’s specific goals, but often include services such as customer development and outbound and inbound calling campaigns. Our representatives handle customer care inquiries such as billing questions, product and service inquiries, and complaint resolution. We also place calls on behalf of clients in welcoming new customers, retaining current customers, delivering notifications and conducting market research or satisfaction surveys. Our programs include specialized training in order to ensure that each representative is a seamless extension of our clients’ businesses.

Customer Acquisition and Sales. We support inbound and outbound sales efforts by conducting customized programs designed to acquire new customers, renew current customers, and win back or win over targeted customers. We execute multiple phases of the sales order process, pre- and post-sale, from answering product related questions and making sales presentations to up selling, cross selling and order processing.

Product and Technical Support. In support of the increasing dependence of customers and businesses on technology, prompt and accurate responses to technology inquires, product-related support issues, and service related concerns has become a cornerstone to maintaining high customer satisfaction and achieving retention goals. Our product support services include help desk, troubleshooting, warranty, recall, and upgrade support. We strive for first call resolution and are committed to meeting client service level requirements. We believe that our highly trained customer contact staff is knowledgeable in all components of technical support and help desk related service requirements, and is adept at troubleshooting, evaluation and escalation procedures and resolving complaints quickly and effectively to increase our clients’ customer retention and loyalty.

Interactive Voice Response. We use interactive voice response technology to cost-effectively facilitate customer care for our clients. Customers can efficiently obtain account balance information, transfer funds, place an order, check status of an order, pay a bill, or answer a survey. Incoming calls are routed to representatives through systematic call transfer protocols or as a result of a toll-free number being included on customer correspondence. The process is completely automated, and if the caller wants to speak to a representative they can choose to be connected to a live NCO customer service professional. This combination of live and recorded telephone interaction benefits the customer through efficient, 24-hour service, and decreased operating costs.

Email Management. An important component to attracting and retaining customers is easy accessibility. Our email management services allow our clients’ customers to communicate with them day or night, 24 hours a day, seven days a week. Our response generation and intelligent routing provide an efficient means to respond to customer needs while increasing our clients’ operational effectiveness and decreasing their costs.

Web Chat. We have the ability to communicate with clients’ customers through our live Web chat service. Faster than email, our Web chat solution allows customers to interact with agents in real time. We can leverage our Web chat technology to provide customer care, answer product questions, or offer technical support.

In-Language Contact. Our global network of call centers support all major languages, including English, Spanish, French, Arabic, Korean, Hindi, Polish, Russian, Tagalog, and numerous Asian dialects. We have a wealth of experience supporting multilingual programs and can work with clients to meet any language requirement.

Pattern Recognition System. We have a pattern recognition system designed to enhance client results by determining the patterns and profiles that precede customer decisions such as purchase or defection. Leveraging predictive analytic technologies increases the ability to predict customers’ behavior thus improving the results of the outsourced solutions we provide to our clients.

Portfolio Management

Our Portfolio Management business segment purchases and manages portfolios of purchased accounts receivable. With over 20 years of experience and an internal database of over 350 million customer accounts, the breadth of our ARM business provides unique insight into a wide variety of credit portfolios. As a result, we are able to adopt more disciplined and successful pricing strategies. Additionally, our scale and proprietary valuation techniques, supported by a significant amount of historical collection data, give us critical competitive differentiation in purchasing receivables. As customers tend towards offering larger portfolios, larger participants such as ourselves are better positioned to gain market share.

Our portfolios of purchased accounts receivable consist primarily of delinquent consumer accounts receivable, which represent the unpaid debts of individuals to consumer creditors such as banks, finance companies, retail merchants, utilities, healthcare companies, and other consumer-oriented companies. We typically purchase accounts that are 36 to 60 months past due. In 2007, we purchased an aggregate of $5.9 billion of delinquent consumer accounts receivable for a cost of $125.3 million. Collection services for the portfolios are primarily provided to Portfolio Management by our ARM business segment. We ranked among the top 10 debt purchasers, according to data gathered by Credit & Collections World, an online industry news source, based on 2006 revenues.

Additional Services

We selectively provide other related services that complement our traditional ARM and CRM businesses and leverage our technological infrastructure. We believe that the following services will provide additional growth opportunities for us:

Attorney Network Services. We coordinate and implement legal collection solutions undertaken on behalf of our clients through the management of nationwide legal resources specializing in collection litigation. Our collection support staff manages the attorney relationships and facilitates the transfer of necessary documentation.

NCOePayments. We provide our clients’ customers with multiple secure payment options, accessible via the telephone and the Internet, 24 hours a day, 365 days a year. We also provide contact center solutions utilizing our extranet technology, allowing representatives to take payments directly from the customer.

Financial Investigative Services. We develop the information needed to profile commercial debtors and make decisions affecting extensions of credit. Our investigators uncover background and financial data using resources such as asset and liability searches, background investigations, and chain of title investigations.

Order Processing. We support multiple phases of order processing, including answering product-related questions and making sale presentations, up selling and cross selling, order entry, and providing post-sale support.

Back Office Support. We coordinate customizable back office solutions including billing, payment processing, medical certification, bankruptcies, and accounting.

Technology and Infrastructure

We have implemented a scalable technical infrastructure that can flexibly support growing client volume while delivering a high level of service. Our customer contact centers feature advanced technologies, including predictive dialers, automated call distribution systems, digital switching, digital recording, workforce management systems and customized computer software, including the NCO ACCESS Interface Manager. This is a graphical user interface and computer desktop application we developed for use in large-scale outsourcing engagements that enables data integration, enhanced reporting, representative productivity, implementation speed, and security. As a result, we believe we are able to address outsourced business process activities more reliably and more efficiently than our competitors. Our IT staff is comprised of over 250 employees. We provide our services through the operation of over 140 centers that are electronically linked through an international wide area network.

We maintain disaster recovery contingency plans and have implemented procedures to protect against the loss of data resulting from power outages, fire and other casualties. We believe fast recovery and continuous operation are ensured with multiple redundancies, uninterruptible power supplies and contracted backup and recovery services. We have implemented a security system to protect the integrity and confidentiality of our computer systems and data, and we maintain comprehensive business interruption and critical systems insurance on our telecommunications and computer systems. Our systems also permit secure network access to enable clients to electronically communicate with us and monitor operational activity on a real-time basis. We employ a variety of measures including firewalls, encryption, data access, permissions, and site security to ensure data remains safe and secure.

Our ARM call centers utilize predictive dialers with a total of over 7,700 stations to address our low-balance, high-volume accounts, and our CRM centers utilize approximately 1,500 predictive dialer stations to conduct our clients’ outbound calling campaigns. These systems scan our databases, simultaneously initiate calls on all available telephone lines, and determine if a live connection is made. Upon determining that a live connection has been made, the computer immediately switches the call to an available representative and instantaneously displays the associated account record on the representative’s workstation. Calls that reach other signals, such as a busy signal, telephone company intercept or no answer, are tagged for statistical analysis and placed in priority recall queues or multiple-pass calling cycles. The system also automates almost all record keeping and follow-up activities including letter and report generation. We believe that our automated method of operations dramatically improves the productivity of our staff.

Quality Assurance and Client Service

We believe a reputation for quality service is critical to acquiring and retaining clients. Therefore, our representatives are supervised, by both NCO and our clients, for strict compliance with client specifications, our policies, and applicable laws and regulations. We regularly measure the quality of our services by capturing and reviewing such information as the amount of time spent talking with clients’ customers, level of customer complaints and operating performance. In order to provide ongoing improvement to our telephone representatives’ performance and to ensure compliance with our policies and standards, as well as federal, state and local guidelines, quality assurance personnel supervise each telephone representative on a frequent basis and provide ongoing training to the representative based on this review. Our information systems enable us to provide clients with reports on a real-time basis as to the status of their accounts and clients can choose to network with our computer system to access such information directly.

We maintain a client service department to promptly address client issues and questions and alert senior executives of potential problems that require their attention. In addition to addressing specific issues, a team of client service representatives contact clients on a regular basis in order to establish a close relationship, determine clients’ overall level of satisfaction, and identify practical methods of improving their satisfaction.

Client Relationships

Our active client base currently includes over 19,000 companies in the financial services, telecommunications, healthcare, retail and commercial, utilities, education, technology, transportation/logistics and government sectors. Our 10 largest clients in 2007 accounted for approximately 40 percent of our consolidated revenue. No client accounted for more than 10 percent of our consolidated revenue. While our CRM division relies on revenue from a few key clients, none of these clients represented more than 10 percent of our consolidated revenue. In 2007, we derived 32.2 percent of our revenue from financial services (which includes the banking and insurance sectors), 24.1 percent from telecommunications companies, 13.8 percent from healthcare organizations, 9.5 percent from retail and commercial entities, 6.8 percent from utilities, 4.8 percent from educational organizations, 4.0 percent from technology companies, 3.7 percent from transportation/logistics companies and 1.1 percent from government entities, in each case excluding purchased accounts receivable.

We enter into ARM contracts with most of our clients that define, among other things, fee arrangements, scope of services and termination provisions. Clients may usually terminate such contracts on 30 or 60 days notice. In the event of termination, however, clients typically do not withdraw accounts referred to us prior to the date of termination, thus providing us with an ongoing stream of revenue from such accounts, which diminishes over time. Under the terms of our contracts, clients are not required to place accounts with us but do so on a discretionary basis.

Our CRM contracts are generally for terms of up to three years. Contracts are typically terminable by either party upon 60 days notice; however, in some cases, particularly in our longer term inbound contracts which often require substantial capital expenditures on our part, a client may be required to pay us a termination fee in connection with an early termination of the contract.

In addition, certain inbound CRM contracts may contain minimum volume commitments requiring our clients to provide us with agreed-upon levels of calls during the terms of the contracts. Our fees for services rendered under these contracts are based on pre-determined contracted chargeable rates that may include a base rate per minute or per hour plus a higher rate or “bonus” rate if we meet pre-determined objective performance criteria, such as sales generated during a defined period, and may be reduced by any contractual monthly performance penalties to which the client may be entitled. Additionally, we may receive additional discretionary client determined bonuses based upon criteria established by our clients.

Some of our customer contracts provide for limited currency rate protection below certain pre-determined exchange rate levels and limited gain sharing above certain pre-determined exchange rate levels. Such contracts may mitigate certain currency risks, however, there can be no assurance that new contracts will be successfully negotiated with such provisions or that existing contract provisions will result in the reduction of currency risk for such contracts.

On occasion we enter into “forward-flow” agreements for the purchase of accounts receivable from consumer credit grantors. A forward-flow agreement is a commitment to purchase a defined volume of accounts from a seller for a designated period of time at a fixed price. The terms of the agreements vary; some may be terminated with either 30 days, 60 days or 90 days written notice.

Personnel and Training

Our success in recruiting, hiring and training a large number of employees is critical to our ability to provide high quality BPO services to our clients. We seek to hire personnel with previous experience in the industry or with experience as telephone representatives. We generally offer internal promotion opportunities and competitive compensation and benefits.

All of our call center personnel receive comprehensive training that consists of three stages: introduction training, behavioral training and functional training. These programs are conducted through a combination of classroom and role-playing sessions. Prior to customer contact, new employees receive one week of training in our operating systems, procedures and telephone techniques and instruction in applicable federal and state regulatory requirements. Our personnel also receive a wide variety of continuing professional education and on-going refresher training, as well as additional product training on an as-needed basis.

As of March 31, 2008, we had a total of approximately 27,400 full-time employees and 1,600 part-time employees, of which approximately 23,000 are telephone representatives. In addition, as of March 31, 2008, we utilized approximately 1,500 telephone representatives through subcontractors. We believe that our relations with our employees are good.

Typically our employees are not represented by a labor union; however, in February 2006, our employees in Surrey, British Columbia, Canada voted in favor of joining the B.C. Government and Services Employees’ Union. A collective agreement was ratified by the employees in the first quarter of 2007. From time to time, our facilities are targeted by union organizers. During May 2006, our Jackson, Michigan facility was the subject of a union campaign from the Teamsters. In July 2007, the Syndicat Canadien des Communications, de l’Énergie et du Papier (SCEP), filed a petition with the Montreal, Quebec labour board for one of our facilities in Montreal to be represented. This location performed work for one client, with whom we discontinued our relationship for other business reasons. We are not aware of any union organizing efforts at any of our other facilities.

Sales and Marketing

Our sales force is organized into two functional groups to best match our sales professionals’ experience and expertise with the appropriate target market. The commercial sales group consists of approximately 70 telephone sales representatives who specialize in business-to-business BPO solutions for small to mid-sized companies. Our core sales force, composed of approximately 50 sales professionals, is organized by industry and geographical location to ensure the highest level of focus and service to potential and existing business partners. This group is focused on forming and cultivating strategic, long-term partnerships with large, multinational firms in order to maximize outsourcing opportunities via our full suite of BPO services.

We have a Client Relationship Management system that provides tools to support both sales and operations in the management of client relationships from initial identification of a prospect to the care and retention of long-term clients.

Our in-house marketing department provides innovative customer contact solutions and sales support by performing a wide range of personalized services such as customer database administration, advertising, marketing campaigns and direct mailings, collateral development, trade show and site visit management, market and competitive research, and more. We also maintain a dedicated team of skilled writers who prepare detailed, professional responses to formal requests for proposals and requests for information.

Competition

The BPO industry is highly competitive. We compete with a large number of ARM providers, including large national corporations such as Alliance One, GC Services LP and IntelliRisk Management Corporation, as well as many regional and local firms. We also compete with large CRM providers such as Convergys Corporation, ICT Group, TeleTech Holdings, Inc., and West Corporation. Some of our competitors may offer more diversified services and/or operate in broader geographic areas than we do. In addition, many companies perform the BPO services offered by us in-house. Moreover, many larger clients retain multiple outsourcing providers, which exposes us to continuous competition in order to remain a preferred vendor. We believe that the primary competitive factors in obtaining and retaining clients are the ability to provide customized solutions to a client’s requirements, personalized quality service, sophisticated call and information systems, and a competitive price.

Our Portfolio Management segment competes with other purchasers of delinquent consumer accounts receivable, such as Asset Acceptance Capital Corp., Asta Funding, Inc., Encore Capital Group, Inc. and Portfolio Recovery Associates, Inc. The purchased accounts receivable business has become increasingly competitive over the past few years, with several new companies entering the market. While the number of portfolios available for sale has increased somewhat, we believe the demand outweighs the supply, which has caused pricing to increase. Our competitors may have greater access to financing sources to purchase portfolios than we do, and may be able to outbid us on available portfolios. We believe the primary competitive factor in this business is the ability to purchase portfolios at reasonable prices.

Regulation

Accounts Receivable Management

The ARM industry in the United States is regulated both at the federal and state level. The Federal Fair Debt Collection Practices Act, referred to as the FDCPA, regulates any person who regularly collects or attempts to collect, directly or indirectly, consumer debts owed or asserted to be owed to another person. The FDCPA establishes specific guidelines and procedures that debt collectors must follow in communicating with consumer debtors, including the time, place and manner of such communications. Further, it prohibits harassment or abuse by debt collectors, including the threat of violence or criminal prosecution, obscene language or repeated telephone calls made with the intent to abuse or harass. The FDCPA also places restrictions on communications with individuals other than consumer debtors in connection with the collection of any consumer debt and sets forth specific procedures to be followed when communicating with such third parties for purposes of obtaining location information about the consumer. Additionally, the FDCPA contains various notice and disclosure requirements and prohibits unfair or misleading representations by debt collectors. We are also subject to the Fair Credit Reporting Act, which regulates the consumer credit reporting industry and which may impose liability on us to the extent that the adverse credit information reported on a consumer to a credit bureau is false or inaccurate. The Federal Trade Commission, referred to as the FTC, has the authority to investigate consumer complaints against debt collection companies and to recommend enforcement actions and seek monetary penalties. The ARM business is also subject to state regulation. Some states require that we be licensed as a debt collection company. We believe that we currently hold applicable state licenses from all states where required.

We provide services to healthcare clients that are considered “covered entities” under the Health Insurance Portability and Accountability Act of 1996, referred to as HIPAA. As covered entities, our clients must comply with the standards for privacy, transaction and code sets, and data security. Under HIPAA, we are considered a “business associate,” which requires that we protect the security and privacy of “protected health information” provided to us by our clients for the collection of payments for healthcare services. We believe that we operate in compliance with all applicable standards under HIPAA in all material respects.

The collection of accounts receivable by collection agencies in Canada is regulated at the provincial and territorial level in substantially the same fashion as is accomplished by federal and state laws in the United States. The manner in which we conduct the business of collecting accounts is subject, in all provinces and territories, to established rules of common law or civil law and statute. Such laws establish rules and procedures governing the tracing, contacting and dealing with debtors in relation to the collection of outstanding accounts. These rules and procedures prohibit debt collectors from engaging in intimidating, misleading and fraudulent behavior when attempting to recover outstanding debts. In Canada, our collection operations are subject to licensing requirements and periodic audits by government agencies and other regulatory bodies. Generally, such licenses are subject to annual renewal. We believe that we hold all necessary licenses in those provinces and territories that require them.

In Australia, debt collection and debt purchasing activities are regulated by legislation and regulation at a state and federal level, with licenses required for corporations and individuals with varying effect at a state level. The Trade Practices Act, The Privacy Act and the new Anti Money Laundering legislation are the primary federal laws, and the Commercial Agents legislation is the state level legislation. NCO’s Australian operations are licensed across all required jurisdictions. We believe that we hold all necessary licenses in those jurisdictions that require them.

In addition, the ARM industry is regulated in the United Kingdom and Europe, including licensing requirements. We believe we hold all necessary licenses required in the United Kingdom and Europe. If we expand our international operations, we may become subject to additional government control and regulation in other countries, which may be more onerous than those in the United States.

Several of the industries served by us are also subject to varying degrees of government regulation. Although compliance with these regulations is generally the responsibility of our clients, we could be subject to various enforcement or private actions for our failure or the failure of our clients to comply with such regulations.

Customer Relationship Management

In the United States, there are two major federal laws that specifically address telemarketing, the Telephone Consumer Protection Act, referred to as TCPA, which authorized the Federal Communications Commission, referred to as the FCC, to adopt rules implementing the TCPA, and the Telemarketing and Consumer Fraud and Abuse Prevention Act, referred to as the Fraud Prevention Act, which authorized the FTC to adopt the Telemarketing Sales Rule, referred to as the TSR. Over the past few years, the TSR has been amended to include several new restrictions on telemarketing activities. In addition, the states have various regulatory restrictions and requirements for telemarketing companies.

The TCPA places restrictions on unsolicited automated telephone calls to residential telephone subscribers by means of automatic telephone dialing systems, prerecorded or artificial voice messages and telephone fax machines. In addition, the regulations require CRM firms to develop a “do not call” list and to train their CRM personnel to comply with these restrictions. The TCPA creates a right of action for both consumers and state attorneys general. A court may award damages or impose penalties of $500 per violation, which may be trebled for willful or knowing violations. Currently, we train our service representatives to comply with the regulations of the TCPA. On March 11, 2003, the Do-Not-Call Implementation Act, referred to as the Do-Not-Call Act, was signed into law. The Do-Not-Call Act required the FCC to issue final rules under the TCPA to maximize the consistency of the TCPA with the FTC’s December 18, 2002 amendments to the TSR, as discussed below. Accordingly, on July 3, 2003, the FCC issued rules regarding the national do-not-call registry, call abandonment and caller ID requirements.

The FTC regulates both general sales practices and telemarketing specifically and has broad authority to prohibit a variety of advertising or marketing practices that may constitute “unfair or deceptive acts or practices.” Pursuant to its general enforcement powers, the FTC can obtain a variety of types of equitable relief, including injunctions, refunds, disgorgement, the posting of bonds and bars from continuing to do business for a violation of the acts and regulations it enforces.

The FTC also administers the Fraud Prevention Act under which the FTC has issued the TSR prohibiting a variety of deceptive, unfair or abusive practices in direct telephone sales. Generally, these rules prohibit misrepresentations of the cost, quantity, terms, restrictions, performance or characteristics of products or services offered by telephone solicitation or of refund, cancellation or exchange policies. The rules also regulate the use of prize promotions in direct telephone sales to prevent deception and require that a telemarketer identify promptly and clearly the seller on whose behalf the CRM representative is calling, the purpose of the call, the nature of the goods or services offered and that no purchase or payment is necessary to win a prize. The regulations also require that providers of services maintain records on various aspects of their businesses.

On December 18, 2002, the FTC amended the TSR. The major change was the creation of a centralized national “do not call” registry. Federal enforcement of the National Do Not Call Registry began on October 1, 2003. A consumer who receives a telemarketing call despite being on the registry can file a complaint with the FTC, either online or by calling a toll free number. Violators could be fined up to $11,000 per incident. In addition, the amended TSR restricts call abandonment (with certain safe harbors) and unauthorized billing. Further, as of January 29, 2004, the amended TSR requires telemarketers to transmit their telephone numbers and, if possible, their names to consumers’ “caller id” services.

At the state level, most states have enacted consumer protection statutes prohibiting unfair or deceptive acts or practices as they relate to telemarketing sales. For example, telephone sales in certain states are not final until a written contract is delivered to and signed by the buyer, and such a contract often may be canceled within three business days. At least one state also prohibits parties conducting direct telephone sales from requesting credit card numbers in certain situations, and several other states require certain providers of such services to register annually, post bonds or submit sales scripts to the state’s attorney general. Under these general enabling statutes, depending on the willfulness and severity of the violation, penalties can include imprisonment, fines and a range of equitable remedies such as consumer redress or the posting of bonds before continuing in business.

Additionally, some states have enacted laws and others are considering enacting laws targeted at direct telephone sales practices. Some examples include laws regulating electronic monitoring of telephone calls and laws prohibiting any interference by direct telephone sales with “caller id” devices. Most of these statutes allow a private right of action for the recovery of damages or provide for enforcement by state agencies permitting the recovery of significant civil or criminal penalties, costs and attorneys’ fees. There can be no assurance that any such laws, if enacted, will not adversely affect or limit our current or future operations.

To date, 16 states have established statewide “do not call” lists. Twenty-five states have opted to use the FTC’s Do Not Call list as the official state list.

The industries we serve are also subject to government regulation, and, from time to time, bills are introduced in Congress, which, if enacted, could affect our operations. We, and our employees who sell insurance products, are required to be licensed by various state and provincial insurance commissions for the particular type of insurance product to be sold and are required to participate in regular continuing education programs.

Telecommunications is another industry we serve that is subject to government regulation. For example, “slamming” is the illegal practice of changing a consumer’s telephone service without permission. The FCC has promulgated regulations regarding slamming rules that apply solely to the telecommunications carrier and not the telemarketer or the independent party verifying the service change. However, some state slamming rules may extend liability for violations to agents and other representatives of telecommunications carriers, such as telemarketers.

Our representatives undergo an extensive training program, part of which is designed to educate them about applicable laws and regulations and to try to ensure their compliance with such laws and regulations. Also, we program our call management system to avoid initiating telephone calls during restricted hours or to individuals maintained on our “do not call” list.

In Canada, the Canadian Radio-Television and Telecommunications Commission, referred to as CRTC, enforces rules regarding unsolicited communications using automatic dialing and announcing devices, live voice and fax. Companies that violate any of the restrictions on unsolicited calls may have their telephone service terminated after two business days’ notice from the telephone company. Effective October 1, 2004, the CRTC was to require telemarketers to provide consumers with a unique registration number confirming a consumer’s do not call request; however, on September 28, 2005, the CRTC granted the request of the Canadian Marketing Association, referred to as CMA, for a stay of decision, pending its consideration of the CMA’s appeal.

In November 2005, a bill was announced to amend the Telecommunications Act, which would allow the creation of a Canadian National Do Not Call list where consumers could register once to stop all unwanted telemarketing calls. The CRTC announced on January 2, 2008 that the list is expected to be launched by September 30, 2008, and that Bell Canada will be responsible for registering numbers, providing telemarketers with up-to-date versions of the list, and receiving consumer complaints about telemarketing calls.

In 2001, the federal government of Canada enacted the Personal Information Protection and Electronic Documents Act, referred to as the Federal Act. Effective January 1, 2004, the Federal Act requires all commercial enterprises to obtain consent for the collection, use, and disclosure of an individual’s personal information. Failure to comply with the Federal Act could result in significant fines and penalties or possible damage awards for the tort of public humiliation. In addition to the foregoing sanctions, the Federal Act also contemplates that any finding of an improper use of personal information will be subject to public disclosure by the Privacy Commissioner. The Federal Act permits any Province of Canada to enact substantially similar legislation governing the subject matter of the Federal Act, in which case the legislation of the Province will override the provisions of the Federal Act. Our Canadian operations are located primarily in the Provinces of Ontario, British Columbia and New Brunswick. British Columbia has enacted legislation, referred to as the B.C. Act, governing the subject matter of the Federal Act. The federal government of Canada has not yet declared the B.C. Act substantially similar to the Federal Act. Until such time as the federal government of Canada makes such declaration, both the B.C. Act and the Federal Act will apply concurrently to our operations in British Columbia. Though neither has yet enacted legislation that is substantially similar to the Federal Act, both Ontario and New Brunswick have indicated that they may enact legislation governing the subject matter of the Federal Act. Failure to comply with the Federal Act, the B.C. Act, as well as any such future legislation enacted by Ontario, New Brunswick or any other provinces in which we operate, may have an adverse affect on, or limit our current or future, operations.

The Competition Act contains a number of provisions that regulate the conduct of telemarketers in Canada, in particular the manner in which outbound calls are to be conducted. Failure to comply with such legislation could adversely affect our business.

We devote significant and continuous efforts, through training of personnel and monitoring of compliance, to ensure that we comply with all applicable foreign, federal and state regulatory requirements. We believe that we are in material compliance with all such regulatory requirements.

Properties

We currently operate 63 offices in the United States, including our corporate headquarters, of which 58 are used for ARM operations and five are used for CRM operations. We also operate 14 offices in Canada, seven for ARM operations and seven for CRM operations, 11 offices in Australia for ARM operations, three offices in the United Kingdom for ARM operations, one office in Puerto Rico for ARM operations, five offices in Panama for CRM operations, one office in Barbados for both ARM and CRM operations, and one office in the Philippines for both ARM and CRM operations. The leases of these facilities expire between 2008 and 2022, and most contain renewal options.

Through the acquisitions of SST and OSI, we added approximately 42 offices in the United States and two offices in Mexico.

We believe that our facilities are adequate for our current operations, but additional facilities may be required to support growth. We believe that suitable additional or alternative space will be available as needed on commercially reasonable terms.

Legal Proceedings

Fort Washington Flood

In June 2001, the first floor of our Fort Washington, Pennsylvania, headquarters was severely damaged by a flood caused by remnants of Tropical Storm Allison. We subsequently decided to relocate our corporate headquarters to Horsham, Pennsylvania. We filed a lawsuit on August 14, 2001 in the Court of Common Pleas, Montgomery County, Pennsylvania (Civil Action No. 01-15576) against the current landlord and the former landlord of the Fort Washington facilities to terminate the leases and to obtain other relief. The landlord and former landlord have filed counter-claims against us. We maintain a reserve that we believe is adequate to address our exposure to this matter and we plan to continue to contest this matter.

U.S. Department of Justice

On February 24, 2006, the U.S. Department of Justice alleged certain civil damages of approximately $5.0 million. The alleged damages relate to a matter we reported to federal authorities and the client in 2003 involving three employees who engaged in unauthorized student loan consolidations in connection with a client contract. The responsible employees were terminated at that time in 2003. We do not agree with the allegations regarding damages and have and will continue to engage in discussions with the Department of Justice in an effort to amicably resolve the matter. We expect that actual damages incurred as a result of this incident, if any, will be covered by insurance.

Tax Matters

In 2004, we received notice of a proposed reassessment from a foreign taxing authority relating to certain matters occurring from 1998 through 2001 regarding one of our subsidiaries. In September 2006, we received the formal notice of reassessment in the amount of $17.5 million including interest and penalties, converted as of March 31, 2008 ($14.6 million converted as of December 31, 2006), and in December 2006 we paid a deposit of $8.5 million including interest. We maintain a reserve that we believe is adequate to address our exposure to this matter and have contested the reassessment.

We are under audit by the State of Texas for alleged improper collection of state sales tax on collection services. Under Texas law, both client and debtor need to be within the state to create a taxable transaction. The State of Texas issued an initial assessment, which was subsequently reduced to approximately $3.5 million after working with our clients. We paid this amount in March 2008. Our contracts with our clients generally require the clients to reimburse us for sales taxes.

New York and Texas Attorneys General

In August 2006, we received a subpoena from the New York Attorney General and in April 2007 we received a subpoena from the Texas Attorney General requesting information relating to our Company’s debt collection practices in such states. We have responded to such inquires or investigations and provided certain information to the respective Attorneys General offices. We believe we are in compliance with the state laws of New York and Texas relating to debt collection practices in all material respects. However, no assurance can be given that any such inquiries or investigations will not result in a formal investigation or an enforcement action. Any such enforcement actions could result in fines as well as the suspension or termination of our ability to conduct business in such states.

Other

We are involved in other legal proceedings, regulatory investigations and tax examinations from time to time in the ordinary course of business. Management believes that none of these other legal proceedings, regulatory investigations, or tax examinations will have a materially adverse effect on our financial condition or results of operations.

Segment and Geographical Financial Information

See Note 20 in our Notes to Consolidated Financial Statements for the year ended December 31, 2007 for disclosure of financial information regarding our segments. The following table presents revenues and total assets, net of any intercompany balances, from the U.S., Canada and all other foreign countries in total (amounts in millions):

	For the Years Ended December 31,
	2007	2006	2005
Revenues:
U.S.	$1,151.8	$1,118.5	$1,005.7
Canada	57.2	48.7	31.9
Other	76.4	29.0	14.7

Total assets:
U.S.	$1,441.0	$1,531.1	$1,177.6
Canada	118.2	81.7	120.6
Other	119.9	79.8	29.8

MANAGEMENT

Name	Age(1)	Position
Michael J. Barrist	47	Chairman of the Board(2), President and Chief Executive Officer

Stephen W. Elliott	46	Executive Vice President, Information Technology and Chief Information Officer

Joshua Gindin, Esq.	52	Executive Vice President and General Counsel

Steven Leckerman	56	Executive Vice President and Chief Operating Officer—Global Services

John R. Schwab	40	Executive Vice President, Finance, Chief Financial Officer and Treasurer

Steven L. Winokur	48	Executive Vice President, Development and Chief Administrative Officer

Albert Zezulinski	61	Executive Vice President, Global Portfolio Operations

Austin A. Adams	65	Director(2)

Richard M. Cashin, Jr	55	Director(2)

David M. Cohen	46	Director(2)

Colin M. Farmer	34	Director(2)

Edward A. Kangas	64	Director(2)

Leo J. Pound	53	Director(2)

(1)	As of June 15, 2008

(2)	Each Director serves a term of one year and until his successor is duly elected and qualified

Michael J. Barrist—Mr. Barrist has served as our Chairman of the Board, President and Chief Executive Officer since purchasing the Company in 1986. Mr. Barrist was employed by U.S. Healthcare, Inc., a managed healthcare company, from 1984 to 1986, most recently as Vice President of Operations, and was employed by Gross & Company, a certified public accounting firm, from 1980 through 1984. Mr. Barrist is a Certified Public Accountant.

Stephen W. Elliott—Mr. Elliott joined us in 1996 as Senior Vice President, Technology and Chief Information Officer after having provided consulting services to us for the year prior to his arrival. Mr. Elliott became an Executive Vice President in February 1999. Prior to joining us, Mr. Elliott was employed by Electronic Data Systems, a computer services company, for almost 10 years, most recently as Senior Account Manager.

Joshua Gindin, Esq.—Mr. Gindin joined us in May 1998. Prior to joining us, Mr. Gindin was a partner in the law firm of Kessler & Gindin, which had served as our legal counsel since 1986.

Steven Leckerman—Mr. Leckerman joined us in 1995 as Senior Vice President, Collection Operations, became Executive Vice President, U.S. Operations in January 2001, and in August 2003 became Executive Vice President and Chief Operating Officer—Accounts Receivable Management, North America. In November 2006, Mr. Leckerman became Chief Operating Officer of Global Services. From 1982 to 1995, Mr. Leckerman was employed by Allied Bond Corporation, a collection company that was a division of TransUnion Corporation, where he served as manager of dialer and special projects.

John R. Schwab—Mr. Schwab joined us as Senior Vice President, Finance and Chief Accounting Officer, through the acquisition of RMH Teleservices, Inc. in April 2004, where he was the Chief Financial Officer since 2003. In May 2006, Mr. Schwab became Executive Vice President, Finance, Chief Financial Officer and Treasurer. From 2000 to 2003, Mr. Schwab was employed by Inrange Technologies, Inc., a data storage networking company, most recently as the Chief Financial Officer. Prior to that, Mr. Schwab worked for Arthur Andersen for 11 years, most recently as Senior Manager in the Growth Company Practice. Mr. Schwab is a Certified Public Accountant.

Steven L. Winokur—Mr. Winokur joined us in December 1995 as Executive Vice President, Finance and Chief Financial Officer, and also became Chief Operating Officer—Shared Services in August 2003. In May 2006, Mr. Winokur became Executive Vice President, Development and Chief Administrative Officer. Prior to that, Mr. Winokur acted as a part-time consultant to us since 1986. From February 1992 to December 1995, Mr. Winokur was the principal of Winokur & Associates, a certified public accounting firm. From March 1981 to February 1992, Mr. Winokur was with Gross & Company, a certified public accounting firm, where he most recently served as Administrative Partner. Mr. Winokur is a Certified Public Accountant.

Albert Zezulinski—Mr. Zezulinski joined us in January 2001 as Executive Vice President, Health Services, became Executive Vice President, Corporate and Government Affairs in May 2002, and in September 2005 became Executive Vice President, Global Portfolio Operations. Mr. Zezulinski has more than 30 years of consulting and healthcare experience. Prior to joining us, Mr. Zezulinski was the Director of Healthcare Financial Services for BDO Seidman, LLP, an international accounting and consulting firm.

Austin A. Adams—Mr. Adams was the Corporate Chief Information Officer of JPMorgan Chase from July 2004, when JPMorgan Chase merged with Bank One Corporation, until his retirement in October 2006. Prior to the merger, Mr. Adams was Executive Vice President and Chief Information Officer of Bank One. Prior to joining Bank One in 2001, Mr. Adams was Chief Information Officer of First Union Corporation, now known as Wachovia Corp. Mr. Adams was appointed to the Board of Directors in February 2007. Mr. Adams is also a director of the Dun & Bradstreet Corporation and Spectra Energy Corp.

Richard M. Cashin, Jr.—Mr. Cashin is Managing Partner of One Equity Partners. Prior to founding One Equity Partners in 2001, Mr. Cashin was President of Citicorp Venture Capital, Ltd. Mr. Cashin is a member of the JPMorgan Chase Executive Committee. He sits on the Board of Titan International Inc. He is a Trustee for the Boys Club of New York, American University in Cairo, Central Park Conservancy, Jazz at Lincoln Center, Brooklyn Museum, the National Rowing Foundation (Chairman) and is active in several inner-city educational initiatives.

David M. Cohen—Mr. Cohen is a Managing Director of One Equity Partners. Prior to joining One Equity Partners in September 2007, Mr. Cohen acted as a Managing Director and the Global Head of the Industrials Group at JPMorgan Securities from February 2004 to July 2007 and prior to that served as Co-Head of the North America M&A Group from March 2002 to February 2004. Before joining JPMorgan, Mr. Cohen was Co-Head of the M&A Group of S.G. Warburg Inc., and worked for Wasserstein Perella & Co. Inc. in both M&A and High Yield Financing. Mr. Cohen previously worked for Bain & Company as a management consultant.

Colin M. Farmer—Mr. Farmer is a Managing Director of One Equity Partners. Prior to joining One Equity Partners in October 2006, Mr. Farmer spent eight years at Harvest Partners, a middle-market private equity firm. Prior to that, Mr. Farmer worked at Robertson Stephens & Company. Mr. Farmer is a Trustee of the Princeton University Rowing Association.

Edward A. Kangas—Mr. Kangas was Chairman and Chief Executive Officer of Deloitte Touche Tohmatsu from 1989 until his retirement in 2000. Mr. Kangas served as Managing Partner of Deloitte & Touche (USA) from 1989 to 1994 and Managing Partner and Chief Executive Officer of Touche Ross from 1985 to 1989. After his retirement, Mr. Kangas served as a consultant to Deloitte until 2004. Mr. Kangas was appointed to the Board of Directors in February 2007. Mr. Kangas is also a director of Eclipsys Corporation, Electronic Data Systems Corporation, Hovnanian Enterprises, Inc., Intuit Inc. and Tenet Healthcare Corporation.

Leo J. Pound—Mr. Pound has been a Principal of Pound Consulting, which provides management consultant services to both public and private enterprises, since July 2000. From February 1999 to July 2000, Mr. Pound was Chief Financial Officer of Marble Crafters, a stone importer and fabricator. From October 1995 to February 1999, he was Chief Financial Officer of Jos. H. Stomel & Sons, a wholesale distributor. Mr. Pound is a Certified Public Accountant and a member of the American and Pennsylvania Institutes of Certified Public Accountants. Mr. Pound was appointed to the Board of Directors in February 2007. He had previously served on the Board of Directors of NCO Group, Inc. from 2000 until the date of the Transaction in November 2006.

Effective March 12, 2008, Messrs. James S. Rubin, Daniel J. Selmonosky and Tarek N. Shoeb resigned from our Board of Directors and Messrs. Cashin, Cohen and Farmer were appointed as directors by the remaining members of our Board to fill the vacancies. The former directors were, and the new directors are, representative designees of One Equity Partners under the Stockholders’ Agreement described below.

Stockholders’ Agreement

In connection with the Transaction, on November 15, 2006, we and Michael J. Barrist, certain of Mr. Barrist’s family members and trusts formed for his or their benefit, Charles F. Burns, Stephen W. Elliott, Joshua Gindin, Steven L. Leckerman, John R. Schwab, Paul E. Weitzel, Jr., Steven L. Winokur, Albert Zezulinski and the other co-investors entered into stockholders’ agreements, including a stockholders agreement and a registration rights agreement, collectively referred to as the Stockholders’ Agreements. The Stockholders’ Agreements contain agreements among the parties with respect to delivery of our periodic financial reports, confidentiality, restrictions on certain issuances and transfers of shares, including rights of first offer, participation rights, tag-along rights and drag-along rights, registration rights (including customary indemnification provisions) and limited call and put rights.

The Stockholders’ Agreements further provide that our Board will consist of seven members, which subject to certain exceptions, will be determined as follows: Mr. Barrist has the right to be a member of our Board (including the compensation committee and any other committee of the Board at Mr. Barrist’s election, subject to legal limitations), and also has the right, so long as he is our chief executive officer, to designate an independent member to our Board (who must be reasonably satisfactory to One Equity Partners). One Equity Partners has the right to designate three members of our Board as representatives of One Equity Partners and to designate two additional independent members (who must be reasonably acceptable to Mr. Barrist).

One Equity Partners’ representative designees on our Board are Messrs. Cashin, Cohen and Farmer and independent designees on our Board are Messrs. Adams and Kangas. Mr. Barrist’s independent designee on our Board is Mr. Pound.

Independence of the Board of Directors

Because our common stock is not listed on any national securities exchange or inter-dealer quotation system, we are not required to comply with the listing standards of such exchanges or quotation systems that require that a majority of an issuer’s directors be independent.

In evaluating the independence of our directors, we use the definition of independence contained in the listing standards of The NASDAQ Stock Market LLC, referred to as Nasdaq, the national securities exchange upon which our common stock was listed prior to the Transaction. Though not formally considered by our Board given that our securities are not registered or traded on any national securities exchange, based upon the listing standards of Nasdaq, we believe that Messrs. Adams, Kangas and Pound are independent. In making this determination, we considered the fact that in fiscal 2006 we purchased a large portfolio of accounts from Tenet Healthcare Corporation in the ordinary course of business on non-preferential terms and conditions. Mr. Kangas is a director of Tenet Healthcare Corporation.

Under applicable Nasdaq listing standards, a majority of the members of a company’s board of directors must qualify as “independent,” unless the company is a controlled company. A controlled company is a company in which more than 50 percent of the voting power is held by an individual, group or other company. We would qualify as a controlled company because OEP owns approximately 83.1 percent of our voting common stock, and, as such, would not be required to have a majority of the members of our Board be independent.

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The current members of the Audit Committee are Messrs. Adams, Kangas, Pound and Cohen. The current members of the Compensation Committee are Messrs. Adams, Kangas and Farmer. The current members of Nominating and Corporate Governance Committee are Messrs. Adams, Pound and Farmer. Though not formally considered by our Board given that our securities are not registered or traded on any national securities exchange, based upon the listing standards of Nasdaq, we believe that each current member of the Audit Committee, other than Mr. Cohen, the Compensation Committee, other than Mr. Farmer, and the Nominating and Corporate Governance Committee, other than Mr. Farmer is independent.

Compensation Discussion and Analysis

Background—The Transaction

On November 15, 2006, NCO Group, Inc. was acquired by and became a wholly-owned subsidiary of Collect Holdings, Inc., an entity controlled by One Equity Partners II, L.P., a private equity firm, and its affiliates, with participation by Michael J. Barrist, Chairman, President and Chief Executive Officer of NCO Group, Inc., certain other members of executive management and other co-investors, referred to as the Transaction. Subsequent to the date of the Transaction, NCO Group, Inc. was merged with and into Collect Holdings, Inc. and Collect Holdings, Inc. was renamed NCO Group, Inc. As a result of the Transaction, we became a privately-owned company.

Prior to the Transaction, compensation decisions were made by the Compensation Committee of the Board of Directors, consisting of William C. Dunkelberg, Ronald J. Naples, Eric S. Siegel and Allen F. Wise, each of whom was an independent director under applicable Nasdaq guidelines. Determinations with respect to 2006 compensation (through November 15, 2006) were made by this pre-Transaction Compensation Committee. On November 15, 2006, Messrs. Dunkelberg, Naples, Siegel and Wise resigned from NCO’s Board and NCO’s Compensation Committee as part of the Transaction. After the Transaction, the Board of NCO performed the functions of the Compensation Committee and in February 2007, the Board established a new Compensation Committee and appointed Austin A. Adams, Edward A. Kangas and Tarek N. Shoeb, each of whom is a non-employee director, as members. Mr. Shoeb resigned as a director in March 2008 and was replaced on the Compensation Committee by Mr. Farmer.

In connection with the Transaction, OEP negotiated new compensation arrangements, including new employment agreements, with each of NCO’s executive officers, including Mr. Barrist. For a description of the material terms of such employment agreements, see “—Employment Agreements.” Each employment agreement, among other things, sets forth the executive’s minimum base salary (which shall at a minimum be upwardly adjusted each year in accordance with the Consumer Price Index), non-equity incentive compensation opportunities, transition bonus opportunity, severance benefits and entitlement to participate in our benefit plans and receive certain perquisites. In connection with the negotiation of such employment agreements, Mr. Barrist, our President and Chief Executive Officer, made recommendations to OEP with respect to compensation of each of our executive officers, including himself. The purpose of the new employment agreements was to provide certainty to the executives with respect to their positions with us following the change in control resulting from the Transaction and to motivate such executives to maintain and increase enterprise value during the transition period and ensure a smooth transition. Upon the closing of the transaction, NCO’s Board approved the new employment agreements for each of our executives.

In addition, in connection with the Transaction, we adopted the Restricted Share Plan, discussed in greater detail below, which authorizes grants of restricted shares of our Class A common stock to our officers and key employees.

Objectives of Our Compensation Program

Our overall compensation program with respect to our executive officers is designed to achieve the following objectives:

•	to provide compensation that will attract and retain superior executive talent;

•	to provide our executive officers with compensation that reflects their overall experience, position with NCO and expected contributions to NCO;

•	to support the achievement of the goals contained in our annual budget by linking a portion of the executive officer’s compensation to the achievement of such goals;

•	to be competitive with compensation programs offered by companies of a similar size within similar industries based on formal and informal surveys conducted by us; and

•	to offer to our executive officers an economically reasonable amount of appropriate benefits and perquisites comparable to those offered by other companies of a similar size within similar industries.

Elements of Executive Compensation

The compensation paid to our executive officers consists of the following elements:

•	base salary;

•	performance-based cash bonuses;

•	equity compensation;

•	severance benefits, death benefits and right to participate in a nonqualified deferred compensation plan;

•	other benefits, such as the use of an automobile and, in the case of Mr. Barrist, the personal use of an airplane; and

•	benefits that are generally available to all full-time employees of our company, such as participation in group medical, disability and life insurance plans and a 401(k) plan.

These elements are discussed in greater detail below.

Base Salary. Base salary is used to reward superior individual performance of each executive officer on a day-to-day basis during the year, and to encourage them to perform at their highest levels. We also use our base salary to attract and retain top quality executives and other management employees from other companies. Moreover, base salary and increases to base salary recognize the overall experience, position and responsibilities within NCO and expected contributions to NCO of each executive officer. Typically, the Compensation Committee will review and adjust base salaries on an annual basis. In connection with the closing of the Transaction, we entered into new employment agreements with each of our executive officers. Given that the compensation of each of our executive officers had been renegotiated in connection with the Transaction, we did not engage the services of a compensation consultant with respect to, or otherwise undertake an extensive reassessment of, executive compensation for 2007. Accordingly, the executive officers did not receive base salary increases in 2007, other than an upward adjustment in accordance with the Consumer Price Index in effect for 2007. Under their employment agreements, after giving effect to raises they received in accordance with the Consumer Price Index in effect for 2008, Messrs. Barrist, Schwab, Gindin, Leckerman and Winokur are entitled to receive annual base salaries for 2008 of $784,982, $345,104, $384,074, $646,313 and $441,308, respectively. Information concerning base salaries paid to these executive officers in 2007 is set forth in the “2007 Summary Compensation Table” under “—Summary Compensation”.

Management Incentive Compensation. We believe that a significant portion of the total potential compensation of our executive officers should depend upon the degree of our financial success in a particular year. Under the employment agreements that we entered into with each of our executive officers, each executive is entitled to earn incentive compensation of from 75% to 100% of his base salary based on our achievement of our annual operating plan for the year. Each year the Board or the Compensation Committee sets goals, including targets for NCO’s earnings before interest, taxes, depreciation and amortization, referred to as EBITDA. For purposes of the cash bonus, EBITDA is calculated as follows: income from operations plus depreciation and amortization. The participants have the potential to earn a cash bonus up to a maximum based on a percentage of each eligible participant’s base salary, ranging from 75 percent to 100 percent depending on their position, which is stipulated in their respective employment agreement.

In March 2008, the Compensation Committee determined that the annual bonus, if any, will be calculated and paid on a pro-rata basis based on the achievement by the Company of 90% to 100% of its annual operating plan. The Compensation Committee may, in determining the annual bonus amount, take into consideration other extenuating circumstances not within the control of the Company that may have occurred during the year that impacted the original operating plan thus rendering it unattainable. In March 2008, the Compensation Committee determined that the operating plan had been achieved and awarded the full bonuses under the employment agreements.

Prior to the Transaction, we maintained a management incentive plan, which was not set forth in a written agreement. The maximum amount of the bonus pool was based on the total of a percentage of each eligible participant’s base salary, ranging from 75 percent to 100 percent based on the percentage set forth in their then existing employment agreements. In February 2006, NCO’s pre-Transaction Compensation Committee had established a maximum bonus pool to be paid to eligible participants based upon NCO achieving certain performance goals, including earnings per share growth. The actual bonus pool for 2006 would have been determined by the Compensation Committee based on NCO’s attainment of those performance goals for 2006. Each eligible participant’s share of the bonus pool would have been dependent on the attainment of their personal performance goals. Pursuant to such program, 80 percent of the aggregate amount of bonus to be paid to each participant was to be paid in cash and 20 percent was to be paid in restricted stock units. In connection with the Transaction, the bonuses payable under our management incentive program for executive officers were modified to: make them payable 100 percent in cash, adjust the performance goals, and adjust the maximum potential for John R. Schwab based on his efforts to facilitate the completion of the Transaction.

Also, in connection with the consummation of the Transaction, each executive officer was awarded the right to a one-time transition bonus for certain transition services to be performed by the executive, which was payable over a period of one-year after the date of the Transaction based on a schedule set forth in each executive officer’s employment agreement, subject to minimum guaranteed payments. The purpose of the transition bonuses was to help ensure the stability of our operations and management team following the Transaction. The transition bonuses were completely paid out in November 2007. See “—Employment Agreements” for further information on these transition bonuses.

See “—Summary Compensation—2007 Summary Compensation Table” for the actual amounts paid out to the Named Executive Officers for 2007 and 2006. References to our “Named Executive Officers” means all of the executive officers named in the “2007 Summary Compensation Table.” Amounts paid under the management incentive program are reported in the “Non-Equity Incentive Plan Compensation” column, and amounts paid for transition bonuses are reported in the “Bonus” column.

For 2008, Messrs. Barrist’s, Schwab’s, Gindin’s, Leckerman’s and Winokur’s maximum bonus potential as a percentage of each individual’s base salary is equal to 100 percent, 75 percent, 75 percent, 100 percent and 100 percent, respectively.

Equity Compensation. In connection with the Transaction, we adopted the Restricted Share Plan which authorizes grants of restricted shares of our Class A common stock to our officers and key employees. The total number of restricted shares authorized under the Restricted Share Plan was 220,055.55972. Each share of restricted stock, regardless of whether the restriction period with regard to such share has lapsed, is subject to the transfer restrictions, repurchase rights and other restrictions pursuant to the terms of a Stockholders’ Agreement. On November 17, 2006, we awarded restricted shares of Class A common stock under this plan to members of our management. The purpose of the restricted share plan awards in connection with the consummation of the Transaction was to align managements’ objectives with those of the stockholders. The number of shares awarded to management was based on recommendations made by Mr. Barrist and subject to negotiations between OEP and Mr. Barrist. Each of Messrs. Schwab, Gindin, Leckerman and Winokur were awarded 20,740.2365, 20,740.2365, 26,461.68106 and 18,539.68091 restricted shares of Class A common stock, respectively. On August 10, 2007, an aggregate of 27,176.86157 restricted shares of Class A common stock were awarded to members of our management. Each of Messrs. Schwab, Gindin, Leckerman and Winokur were awarded 4,443.05152, 4,443.05152, 5,668.72091 and 3,971.64022 restricted shares of Class A common stock, respectively. The shares of restricted stock granted under the Restricted Share Plan vest in 25 percent increments upon each anniversary of the date of grant, each, referred to as an annual vesting date, provided that the recipient remains employed by us. In addition, if a recipient’s employment is terminated by us without Cause (as defined in the Restricted Share Plan) or if a recipient terminates his employment with us for Good Reason (as defined in the Restricted Share Plan) within three months immediately preceding an annual vesting date, such award will immediately vest with respect to the 25 percent of the then unvested shares that would have vested had such recipient remained employed through the annual vesting date. In addition, each restricted share award will immediately vest in full in the event a Change in Control or Public Offering (each as defined in the Restricted Share Plan) occurs.

On March 28, 2008, the Board of Directors approved the amendment and restatement of the Restricted Share Plan to: (i) permit members of our Board of Directors to participate and (ii) to increase the number of shares authorized for issuance under that Plan to 336,666.67 shares. Effective as of the amendment of that Plan, we issued 105,036.73715 restricted shares of Class A common stock to executive officers, employees and certain directors of the Company. For further information, see “Restricted Share Plan.”

In the future, the Compensation Committee, on a discretionary basis, may elect to award our executive officers or directors restricted stock under the Restricted Share Plan, although there is no obligation for us to do so and we do not expect any such awards to be material.

Severance Benefits. Each Named Executive Officer’s employment agreement contains termination provisions that provide each respective executive officer with severance payments if their respective employment is terminated in specified circumstances. See “—Potential Payments Upon Termination of Employment or Change in Control—Termination or Change in Control Provisions in Employment Agreements.”

Death Benefits. We have an Executive Salary Continuation Plan that provides beneficiaries of designated participants with a salary continuation benefit in the event of the participant’s death while employed by us. Executive participants are selected by the Board. We maintain insurance on the lives of the participants to fund our obligations under the Executive Salary Continuation Plan. Each of our Named Executive Officers is a participant in this Executive Salary Continuation Plan. See “—Potential Payments Upon Termination of Employment or Change in Control—Executive Salary Continuation Plan.”

401(k) Plan Matching Contributions. We match, in cash, 25 percent of the first 6 percent of the contributions to our 401(k) plan that each employee, including each Named Executive Officer, makes during the year. For each eligible employee, their contributions are limited to the 15 percent of such employee’s income on a pre-tax basis, subject to limitations under Section 401(k) of the Code of 1986, as amended, referred to as the Code. We provide these matching contributions to all of our employees, including Named Executive Officers, who participate in the 401(k) plan, to encourage them to systematically save for retirement.

Deferred Compensation Plan. We maintain a non-qualified deferred compensation plan that allows eligible employees, including executive officers, to defer compensation in excess of the amounts that the employee can defer under our 401(k) plan because of limits under the Code on the amount of compensation that can be deferred. In addition, in our absolute and sole discretion, we may make a contribution that will be allocated among participants in proportion to their deferrals for such year. For more information, see “—Nonqualified Deferred Compensation.”

Perquisites, Personal Benefits and Other Compensation. Each of our Named Executive Officers receives a limited amount of perquisites and other personal benefits that we pay on their behalf or for which we provide reimbursement. We provide our Named Executive Officers the use of an automobile leased by us at prices ranging from $970 to $2,200 per month or a monthly cash allowance for an equivalent amount. Mr. Barrist’s compensation also includes the use by Mr. Barrist of an aggregate of 150 hours on an airplane that is partly owned by NCO for both business and personal use, as determined by Mr. Barrist in his discretion. We believe providing our Named Executive Officers with these benefits is justified because our Named Executive Officers contribute substantially to our financial and operating performance and to the growth and development of our business. The perquisites and other personal benefits provided to our Named Executive Officers are disclosed below in “—Summary Compensation—2007 Summary Compensation Table.”

Processes and Procedures for the Determination of Executive Officer and Director Compensation

Meetings of the Compensation Committee. The Compensation Committee meets at least annually and more frequently as circumstances require, and it also considers and takes action by written consent. The Compensation Committee reports on committee actions and recommendations at Board meetings.

Scope of Authority of the Compensation Committee. The scope of the Compensation Committee’s authority and responsibilities is set forth in its charter. The Compensation Committee’s authority includes the authority to:

•

Review and approve annually our goals and objectives relevant to the compensation of the executive officers and evaluate annually the performance of the executive officers in light of those goals and objectives, and consistent with the requirements of any employment agreement, determine the compensation of the executive officers based on this evaluation;

•

Review annually and make recommendations to our Board concerning the following with respect to our executive officers: employment agreements, severance agreements, change in control agreements/provisions and other compensatory arrangements, in each case as, when and if appropriate, and any special or supplemental benefits, in each case subject to the terms of any existing applicable employment agreement terms;

•	Review and approve new hire and promotion compensation arrangements for executive officers; and

•

Review and recommend to our Board incentive compensation plans, long-term compensation plans, equity-based plans and deferred compensation plans for executive officers, including any modification to such plans, and oversee the performance objectives and funding for such plans and, to the extent permitted under such plans, implement and administer such plans.

Delegation of Authority. As provided under the Compensation Committee’s charter, the Compensation Committee may delegate its authority to special subcommittees of the Compensation Committee as the Compensation Committee deems appropriate, consistent with applicable law. To date, the Compensation Committee has not delegated its responsibilities.

Role of Management in Determining or Recommending Executive Compensation. Prior to the Transaction, our Compensation Committee historically reviewed base salary and bonus compensation annually, although decisions in connection with new hires and promotions were made on an as-needed basis. Mr. Barrist made recommendations concerning the amount of compensation to be awarded to our executive officers, including himself, but did not participate in the Compensation Committee’s deliberations or decisions. After a presentation by Mr. Barrist, the Compensation Committee met in executive session to discuss and consider the recommendations and make a final determination. We expect that this practice will continue after the Transaction, although the timing of the compensation decisions may change.

Role of Compensation Consultants in Determining or Recommending Executive Compensation. Under its charter, the Compensation Committee has authority to retain, at our expense, such counsel, consultants, experts and other professionals as it deems necessary. In 2005, our pre-Transaction Compensation Committee engaged outside consultants to assist the Compensation Committee in its review of the compensation for executive officers. The Compensation Committee is currently evaluating whether it will need to engage consultants in the near future.

Summary Compensation

The following table sets forth the compensation earned during fiscal 2007 by our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers during fiscal 2007. We refer to these individuals collectively as our “Named Executive Officers.”

2007 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Michael J. Barrist President & Chief Executive Officer	2007	771,463	—	—	768,084	514,717	2,054,264
	2006	738,720	3,400,000	1,844,856	738,720	956,074	7,678,370

John R. Schwab Executive Vice President, Finance, Chief Financial Officer and Treasurer	2007	341,366	75,000	56,170	253,256	15,018	740,810
	2006	300,830	340,000	93,890	350,000	22,395	1,107,115

Joshua Gindin, Esq. Executive Vice President and General Counsel	2007	382,162	94,000	56,170	281,855	23,501	837,688
	2006	316,860	421,000	260,549	237,645	30,345	1,266,399

Steven Leckerman Executive Vice President and Chief Operating Officer—Global Services	2007	624,042	561,000	71,665	623,400	23,369	1,903,476
	2006	435,160	889,000	644,100	435,160	30,737	2,434,157

Steven L. Winokur Executive Vice President and Chief Administrative Officer	2007	435,430	163,000	50,211	431,808	22,441	1,102,890
	2006	415,300	867,000	645,267	415,300	30,582	2,373,449

(1)

The amounts in this column represent transition bonuses earned by the Named Executive Officers. In connection with the Transaction, each of the Named Executive Officers was awarded a transition bonus for certain transition services to be performed by the Named Executive Officers. Each of the transition bonus were paid in installments in fiscal 2006 and fiscal 2007 per a schedule set forth in the applicable employment agreement. All or a portion of each Named Executive Officer’s transition bonus was guaranteed. The amount of each transition bonus which is guaranteed or which was paid pursuant to the applicable payment schedule, if greater than the guaranteed amount, is set forth in this column. See “—Employment Agreements.”

(2)	The amounts in this column include amounts we recognized in fiscal 2007 and 2006 for financial statement reporting purposes for restricted stock granted under our Restricted Share Plan. In addition, the amounts in this column include amounts we recognized in fiscal 2006 for financial statement reporting purposes for restricted stock unit awards granted by NCO in prior years. Due to the Transaction, the vesting of restricted stock units was accelerated in 2006. The effect of this acceleration is included in the amounts included in this column. The amounts are valued based on the amount we recognized in fiscal 2007 and 2006 for financial statement reporting purposes for stock awards pursuant to Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (“FAS 123R”), except that, in accordance with rules of the SEC, any estimate for forfeitures is excluded from and does not reduce such amounts.

(3)	Represents amounts earned under our management incentive program for executive officers. See “—Grants of Plan-Based Awards.”

(4)	The following table summarizes all other compensation paid during fiscal 2007 to our Named Executive Officers.

Executive Officer	Car(1) ($)	Company Contributions to 401(k) Plan ($)	Company Contributions to Deferred Compensation Plan ($)	Company Paid Disability and Life Insurance Premiums ($)	Aircraft Usage(2) ($)	Total All Other Compensation ($)
Michael J. Barrist	26,249	1,342	2,277	5,806	479,043	514,717
John R. Schwab	11,594	1,342	—	2,082	—	15,018
Joshua Gindin, Esq.	16,832	2,939	—	3,730	—	23,501
Steven Leckerman	17,703	—	—	5,666	—	23,369
Steven L. Winokur	16,194	1,342	—	4,905	—	22,441

(1)	The amount reported represents the amount we paid to lease the Named Executive Officers’ respective cars.

(2)	Represents Mr. Barrist’s personal use of an aircraft partly owned by us, calculated by using our actual variable operating costs of $186,706 plus the hourly cost equivalent for the monthly management fee, interest and depreciation of $95,688 and lost tax benefits to us of $196,649 attributable to such flights.

Grants of Plan-Based Awards

The following table shows all plan-based awards granted to the Named Executive Officers during 2007.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	Grant Date Fair Value Of Stock And Option Awards(3) ($)
		Threshold ($)	Target ($)		Maximum ($)
Michael J. Barrist	(1)	—	768,084	(1)	—	—	—
John R. Schwab	(1)	—	253,256	(1)	—	—	—
	8/10/07	—	—		—	4,443.05152	44,431
Joshua Gindin, Esq.	(1)	—	281,855	(1)	—	—	—
	8/10/07	—	—		—	4,443.05152	44,431
Steven Leckerman	(1)	—	623,400	(1)	—	—	—
	8/10/07	—	—		—	5,668.72091	56,687
Steven L. Winokur	(1)	—	431,808	(1)	—	—	—
	8/10/07	—	—		—	3,971.64022	39,716

(1)	Under the employment agreements that we entered into with each of our executive officers, each executive is entitled to earn incentive compensation of from 75 percent to 100 percent of his base salary based on our achievement of our annual operating plan for the year. Messrs. Barrist’s, Schwab’s, Gindin’s, Leckerman’s and Winokur’s maximum bonus potential as a percentage of each individual’s base salary is equal to 100 percent, 75 percent, 75 percent, 100 percent and 100 percent, respectively.

(2)	Represents awards of restricted shares under our Restricted Share Plan which are scheduled to vest in 25 percent increments over a period of 4 years beginning on the first anniversary of the date of grant, provided that the recipient remains employed by us. In addition, if a recipient’s employment is terminated by us without Cause (as defined in the Restricted Share Plan) or if a recipient terminates his employment with us for Good Reason (as defined in the Restricted Share Plan) within three months immediately preceding an annual vesting date, such award will immediately vest with respect to the 25 percent of the then unvested shares that would have vested had such recipient remained employed through the annual vesting date. In addition, each restricted share award will immediately vest in full in the event a Change in Control or Public Offering (each as defined in the Restricted Share Plan) occurs. See “—Restricted Share Plan” and “—Potential Payments Upon Termination of Employment or Change in Control.” If cash dividends are declared by our Board on our common stock, dividends will be paid on the shares of restricted stock awarded under our Restricted Share Plan regardless of vesting.

(3)	This column shows the full grant date fair value, under FAS 123R, of restricted shares granted to each Named Executive Officer on August 10, 2007, except that, in accordance with rules of the SEC, any estimate for forfeitures is excluded from and does not reduce, such amounts. Generally, the full grant date fair value is the amount we would recognize for financial statement reporting purposes over the award’s vesting schedule. Subsequent to the Transaction, our common stock is no longer publicly traded and therefore no market value for our shares is readily available. Amounts in this column represent the value of the shares based on their most recent purchase price per share.

Employment Agreements

Upon consummation of the Transaction, we entered into definitive employment agreements, effective as of November 15, 2006, with each of our executive officers.

The terms of Mr. Barrist’s post-Transaction employment agreement include:

•	Mr. Barrist will serve as our President and Chief Executive Officer;

•	The initial term of Mr. Barrist’s employment agreement is five years, may be extended thereafter and is subject to early termination;

•	Mr. Barrist will receive a base salary of $739,253 per year, to be adjusted upward, at a minimum, annually in accordance with the Consumer Price Index in effect for such year;

•	Mr. Barrist will receive employee benefits similar with those provided to him prior to the Transaction;

•

Mr. Barrist will have the opportunity to earn an annual cash bonus equal to 100 percent of his base salary (the top percentage of base salary that Mr. Barrist can earn as an annual bonus is referred to as Mr. Barrist’s “target bonus”), based upon the achievement by us of our annual operating plan for the immediately preceding year as presented to the Board by our chief executive officer and approved by the Board;

•

Mr. Barrist will be entitled to receive a $3.4 million cash bonus for certain transition services, referred to as a transition bonus, to be performed by Mr. Barrist during the 12-month period following the closing of the Transaction;

•

Mr. Barrist will receive a car allowance of $2,500 per month, an aggregate of 150 hours per year (for both business and personal use) on an airplane that is partly owned by us and will receive other perquisites consistent with those provided to Mr. Barrist prior to the Transaction;

•

Upon a termination of employment by reason of death, disability, without “cause” or a resignation for “good reason,” Mr. Barrist will receive his accrued but unpaid base salary and target bonus, continue to receive base salary, target bonuses and health and welfare benefits for the greater of (i) one year or (ii) the remainder of the initial term of his employment agreement and, within 10 days of termination, will receive a lump sum payment of any and all unpaid installments of Mr. Barrist’s transition bonus (see “—Potential Payments Upon Termination of Employment or Change in Control”);

•

Upon a termination of employment by reason of death, Mr. Barrist’s beneficiaries will also be paid the amounts owed under our Executive Salary Continuation Plan (see “—Potential Payments Upon Termination of Employment or Change in Control”);

•

Upon a termination of employment for “cause” or a resignation without “good reason,” Mr. Barrist will receive his accrued but unpaid base salary and annual bonus and, within 10 days of termination, will receive a lump sum payment of any and all unpaid installments of Mr. Barrist’s transition bonus (see “—Potential Payments Upon Termination of Employment or Change in Control”);

•

Mr. Barrist is subject to non-compete, non-solicitation and non-interference covenants during his employment and ending on the later of (i) the last day he receives severance pay under his employment agreement or (ii) two years after termination of employment;

•	During and after Mr. Barrist’s employment with us, Mr. Barrist is subject to a confidentiality covenant; and

•

Mr. Barrist will be entitled, under certain circumstances, to receive reimbursement from us for taxes, if any, imposed on Mr. Barrist under Section 4999 of the Code and/or under Section 409A of the Code and any federal, state, local and excise taxes imposed upon the reimbursement.

The terms of the employment agreements of our other executive officers, Messrs. Schwab, Steven W. Elliott, Gindin, Leckerman, Winokur and Albert Zezulinski include the following terms:

•	Each executive will retain the same position as that held with NCO prior to the Transaction;

•	The initial term of each employment agreement is five years, each may be extended thereafter and each is subject to early termination;

•

Each of Messrs. Schwab, Elliott, Gindin, Leckerman, Winokur and Zezulinski will receive a base salary equal to $325,000, $361,700, $361,700, $600,000, $415,600 and $310,000, respectively, to be adjusted upward, at a minimum, annually in accordance with the Consumer Price Index in effect for such year;

•	Each executive will receive employee benefits and perquisites similar with those provided prior to the Transaction;

•

Each of Messrs. Schwab, Elliott, Gindin, Leckerman, Winokur and Zezulinski will have the opportunity to earn an annual bonus equal to 75 percent, 75 percent, 75 percent, 100 percent, 100 percent and 75 percent, respectively, of his base salary (the top percentage of base salary that each executive can earn as an annual bonus is referred to as such executive’s “target bonus”), based upon the achievement by us of our annual operating plan for the immediately preceding year as presented to the Board by our chief executive officer and approved by the Board;

•

Upon a termination of employment during the five year period commencing November 15, 2006 by reason of death, disability, without “cause” or a resignation for “good reason,” the executive will receive his accrued but unpaid base salary and annual bonus, will continue to receive base salary, target bonuses and health and welfare benefits for two years following termination and, within 10 days of termination, will receive a lump sum payment of any and all unpaid installments of such executive’s transition bonus (see “—Potential Payments Upon Termination of Employment or Change in Control”);

•

Upon a termination of employment after the five year period commencing November 15, 2006 by reason of death, disability, without “cause” or a resignation for “good reason,” the executive will receive his accrued but unpaid base salary and annual bonus, will continue to receive his base salary, target bonus and health and welfare benefits for one year following termination and, within 10 days of termination, will receive a lump sum payment of any and all unpaid installments of such executive’s transition bonus (see “—Potential Payments Upon Termination of Employment or Change in Control”);

•

Upon a termination of employment by reason of death, the executive’s beneficiaries will also be paid the amounts owed under our Executive Salary Continuation Plan (see “—Potential Payments Upon Termination of Employment or Change in Control”);

•

Upon a termination of employment for “cause” or a resignation without “good reason,” the executive will receive his accrued but unpaid base salary and annual bonus and, within 10 days of termination, will receive a lump sum payment of the unpaid balance of a certain portion of such executive’s transition bonus (see “—Potential Payments Upon Termination of Employment or Change in Control”);

•

The executive is subject to non-compete and non-solicitation covenants during his employment and for (i) two years after termination of employment if his employment is terminated during the five year period commencing November 15, 2006 or (ii) one year after termination of employment if his employment is terminated after the five year period commencing November 15, 2006;

•

The executive is subject to a non-interference covenant during his employment and for (i) three years after termination of employment if his employment is terminated during the five year period commencing November 15, 2006 or (ii) two years after termination of employment if his employment is terminated after the five year period commencing November 15, 2006;

•	During and after employment with us, the executive is subject to a confidentiality covenant; and

•

The executive will be entitled, under certain circumstances, to receive reimbursement from us for taxes, if any, imposed on the executive under Section 4999 of the Code and/or under Section 409A of the Code and any federal, state, local and excise taxes imposed upon the reimbursement.

Restricted Share Plan

On November 15, 2006 and in connection with the consummation of the Transaction, we adopted a restricted share plan, known as the NCO Group, Inc. Restricted Share Plan (f/k/a Collect Holdings, Inc. Restricted Share Plan), referred to as the “Restricted Share Plan”, which authorizes grants of restricted shares of our Class A common stock to our officers and key employees. The Restricted Share Plan is administered by the Compensation Committee of our Board, which approves the grants to employees recommended by our chief executive officer. The total number of restricted shares authorized under the Restricted Share Plan was 220,055.55972. Each share of restricted stock, regardless of whether the restriction period with regard to such share has lapsed, is subject to the transfer restrictions, repurchase rights and other restrictions pursuant to the terms of a Stockholders’ Agreement. On November 17, 2006, an aggregate of 164,491.5309 restricted shares of Class A common stock were awarded under the Restricted Share Plan to members of our management. Each of Messrs. Schwab, Elliott, Gindin, Leckerman, Winokur and Zezulinski were awarded 20,740.2365, 20,740.2365, 20,740.2365, 26,461.68106, 18,539.68091 and 19,639.95871 restricted shares of Class A common stock, respectively. On August 10, 2007, an aggregate of 27,176.86157 restricted shares of Class A common stock were awarded to members of our management. Each of Messrs. Schwab, Elliott, Gindin were awarded 4,443.05152 restricted shares, and each of Messrs. Leckerman, Winokur and Zezulinski were awarded 5,668.72091, 3,971.64022 and 4,207.34588 restricted shares of Class A common stock, respectively. The shares of restricted stock granted under the Restricted Share Plan vest in 25 percent increments upon each anniversary of the date of grant, each, referred to as an annual vesting date, provided that the recipient remains employed by us. In addition, if a recipient’s employment is terminated by us without Cause (as defined in the Restricted Share Plan) or if a recipient terminates his employment with us for Good Reason (as defined in the Restricted Share Plan) within three months immediately preceding an annual vesting date, such award will immediately vest with respect to the 25 percent of the then unvested shares that would have vested had such recipient remained employed through the annual vesting date. In addition, each restricted share award will immediately vest in full in the event a Change in Control or Public Offering (each as defined in the Restricted Share Plan) occurs. See “—Potential Payments Upon Termination of Employment or Change in Control.”

If cash dividends are declared by our Board on our common stock, dividends will be paid on the shares of restricted stock awarded under our Restricted Share Plan regardless of vesting.

On March 28, 2008, the Board of Directors approved the amendment and restatement of the Restricted Share Plan to: (i) permit members of our Board of Directors to participate and (ii) to increase the number of shares authorized for issuance under that Plan to 336,666.67 shares. Effective as of the amendment of that Plan, we issued 105,036.73715 restricted shares of Class A common stock to executive officers, employees and certain directors of the Company, including the following:

Executive Officers
Stephen W. Elliott	11,634.30
Joshua Gindin	11,634.30
Steven Leckerman	14,843.76
John R. Schwab	11,634.30
Steven L. Winokur	10,399.89
Albert Zezulinski	11,017.09

Total Executive Officers	71,163.64

Directors
Austin A. Adams	1,280.95
Edward A. Kangas	1,280.95
Leo J. Pound	1,280.95

Total Directors	3,842.85

In addition, on March 28, 2008, the Board approved the grant of a total of 22,467.330001 shares of Class A common stock to certain members or former members of management that had purchased Company shares in connection with the Transaction. The shares were issued as an anti-dilution adjustment with respect to the shares purchase in the Transaction as a result of the February 2008 private placement of additional equity with One Equity Partners and other stockholders to fund the OSI acquisition. Shares issued to our current executive officers were as follows:

Name	Shares
Michael J. Barrist	20,424.845455
Stephen W. Elliott	408.496909
Joshua Gindin	255.310568
Steven Leckerman	408.496909
John R. Schwab	102.124227
Steven L.Winokur	255.310568
Albert Zezulinski	204.248455

Outstanding Equity Awards

The following table shows all outstanding equity awards held by the Named Executive Officers as of December 31, 2007.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Michael J. Barrist	—	N/A
John R. Schwab	19,998.2289	N/A
Joshua Gindin, Esq.	19,998.2289	N/A
Steven Leckerman	25,514.9817	N/A
Steven L. Winokur	17,876.4009	N/A

(1)	Represents awards of restricted shares under our Restricted Share Plan which are scheduled to vest in 25 percent increments over a period of 4 years beginning on the first anniversary of the date of grant, provided that the recipient remains employed by us. In addition, if a recipient’s employment is terminated by us without Cause (as defined in the Restricted Share Plan) or if a recipient terminates his employment with us for Good Reason (as defined in the Restricted Share Plan) within three months immediately preceding an annual vesting date, such award will immediately vest with respect to the 25 percent of the then unvested shares that would have vested had such recipient remained employed through the annual vesting date. In addition, each restricted share award will immediately vest in full in the event a Change in Control or Public Offering (each as defined in the Restricted Share Plan) occurs. See “—Restricted Share Plan” and “—Potential Payments Upon Termination of Employment or Change in Control.”

(2)	Subsequent to the Transaction, our common stock is no longer publicly traded and therefore no market value for our shares is readily available.

Stock Vested

The following table provides information concerning restricted share awards held by the Named Executive Officers that vested during 2007.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael J. Barrist	—	—
John R. Schwab	5,185.0591	51,851
Joshua Gindin, Esq.	5,185.0591	51,851
Steven Leckerman	6,615.4203	66,154
Steven L. Winokur	4,634.9202	46,349

(1)	Subsequent to the Transaction, our common stock is no longer publicly traded and therefore no market value for our shares is readily available. Amounts in this column represent the value of the shares based on their most recent purchase price per share.

Nonqualified Deferred Compensation

Our Deferred Compensation Plan permits eligible employees to defer receipt and taxation of their compensation each year up to the limit in effect under Section 402(g) of the Code (less amounts contributed to our 401(k) Plan). In addition, in our absolute and sole discretion, we may make a contribution that will be allocated among participants in proportion to their deferrals for such year. All executive officers and other key employees designated by us are eligible to participate in the Deferred Compensation Plan.

Amounts deferred or contributed are placed in a rabbi trust, of which Putnam Fiduciary Trust Company is directed trustee. Participants may designate certain Putnam mutual funds by which the value of their accounts will be measured, but all investments of Deferred Compensation Plan funds are made as directed by us in our sole discretion.

A participant is 100 percent vested as to amounts deferred by the participant. Any company contributions will be 100 percent vested upon a participant’s having three years of service, termination of employment due to death or disability, reaching age 65 or upon a “change of control” (as defined in the Deferred Compensation Plan) of us. A participant’s benefits in the Deferred Compensation Plan are payable as soon as practicable following termination of employment or a “change of control” of the company.

A participant may make an early withdrawal if such participant demonstrates a special need or hardship due to “severe financial emergency.”

The following table provides information concerning amounts held under the Deferred Compensation Plan for the benefit of our Named Executive Officers.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Balance at Last FY(4) ($)
Michael J. Barrist	9,181	2,277	1,700	26,245
John R. Schwab	—	—	200	10,023
Joshua Gindin, Esq.	—	—	—	—
Steven Leckerman	—	—	—	—
Steven L. Winokur	—	—	2,092	19,860

(1)	Represents amounts voluntarily contributed by the Named Executive Officers in fiscal 2007, such amounts are also reported as salary in the 2007 Summary Compensation Table.

(2)	Amounts contributed by us in fiscal 2007 are also included in the “All Other Compensation” column of the 2007 Summary Compensation Table.

(3)	The aggregate earnings represent the market value change of this plan during 2007. Earnings received by the Named Executive Officers are not reported as compensation in the 2007 Summary Compensation Table because such earnings are not considered to be “above market” earnings under SEC regulations.

(4)	Amounts reported in the Aggregate Balance at Last FY which were previously reported as compensation to the Named Executive Officers in the Summary Compensation Table included in prior SEC filings for previous years included $10,958, $5,894 and $14,717 for Messrs. Barrist, Schwab and Winokur, respectively. These amounts represent executive contributions and registrant contributions for prior years.

Potential Payments Upon Termination of Employment or Change in Control

Executive Salary Continuation Plan

We have an Executive Salary Continuation Plan that provides beneficiaries of designated participants with a salary continuation benefit in the event of the participant’s death while employed by us. Executive participants are selected by the Board. We maintain insurance on the lives of the participants to fund our obligations under the Executive Salary Continuation Plan. Each of Messrs. Barrist, Schwab, Gindin, Leckerman and Winokur is a participant in this Executive Salary Continuation Plan and their respective beneficiaries will be entitled to receive 100 percent salary and bonus potential (based on each executive’s target bonus) continuation payments for five years in the event of their death.

Termination or Change in Control Provisions in Restricted Share Plan

Generally, the Restricted Share Plan states that the Compensation Committee of our Board will determine, in the terms of the applicable award agreement, the time or times when and the manner and condition in which each award will vest and the extent, if any, to which vesting accelerates upon a Change in Control. “Change of Control” is defined in the Restricted Share Plan as (i) any liquidation, dissolution or winding up of our company, whether voluntary or involuntary, (ii) any transfer by our company of all or substantially all of its assets on a consolidated basis, (iii) any consolidation, merger or reorganization of our company with or into any other entity or entities as a result of which the holders of our company’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of our Board immediately prior to such consolidation, merger or reorganization no longer beneficially own, directly or indirectly, the outstanding capital stock of the surviving corporation possessing the voting power (under ordinary circumstances) to elect a majority of the surviving corporation’s board of directors, (iv) any transfer to any third party of shares of our company’s capital stock by the holders thereof as a result of which the holders of our company’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of our company’s Board immediately prior to such transfer no longer beneficially own, directly or indirectly, the outstanding capital stock of our company possessing the voting power (under ordinary circumstances) to elect a majority of our company’s Board, or (v) a change in the constituency of the Board with the result that individuals, who are members of the Board on November 15, 2006 (or individuals designated by OEP or Mr. Barrist in place thereof) cease for any reason to constitute at least a majority of the Board.

The individual award agreements issued to management on November 17, 2006 provide the following enhanced vesting provisions related to termination of employment or a Change of Control:

•

If a holder’s employment is terminated by us without “Cause” or if the holder terminates his employment for “Good Reason” within three months immediately preceding an annual vesting date, such holder’s award will immediately vest with respect to the 25 percent of the then unvested shares that would have vested had the holder remained employed through that annual vesting dates; and

•	In the event that during a holder’s service with us, a Change in Control occurs, then 100 percent of the holder’s award will become vested.

“Cause” is defined in the Restricted Share Plan as (i) an indictment of employee in connection with a crime involving moral turpitude or any felony, which materially adversely affects our company or employee’s ability to perform the duties of his employment; (ii) a conviction of, or a plea of guilty or no-contest by, employee to any felony; (iii) the employee’s dishonesty, fraud, unethical or illegal act, misappropriation or embezzlement which does (or would reasonably be likely to) materially damage our company or our company’s reputation; (iv) willful or deliberate material violations of the employee’s obligations to our company; or (v) a material breach of any of the terms or conditions of an employment agreement between the employee and us, subject, in the case of (iv) and (v) above, to a 20 day cure period. “Good Reason” is defined in the Restricted Share Plan as: (i) a material diminution of the employee’s duties or responsibilities under a contract of employment with our company; (ii) a material decrease in the employee’s base salary or bonus opportunity or other material benefits, other than in connection with such a reduction occasioned by our company’s business conditions or prospects and applicable to all similarly situated company employees; and (iii) any material violation by our company of a contract of employment with the employee, subject, in the case of (i)—(iii) above, to a 20 day cure period.

The individual award agreements issued to management on November 17, 2006 also provide that in the event that no public offering has occurred and a holder of restricted shares ceases to be employed by us for any reason within five years of the closing of the Transaction, all of the holder’s restricted shares, whether or not vested, will remain outstanding following the date of such holder’s termination of employment and, for a 180-day period thereafter, we will have the right to repurchase both the vested and unvested portions of such awards at the prices set forth below, as applicable:

•

If a holder ceases to be employed by us for any reason other than a termination for Cause, we will repurchase the portion of such award that is (a) vested shares of common stock for their then Fair Market Value (as defined below); and (b) not vested for the lesser of (i) the Fair Market Value as of the termination date, or (ii) 40 percent of the Fair Market Value as of the date of grant of the restricted shares; and

•

If a holder is terminated for Cause, any stock that such holder would have acquired under the award, whether or not vested and otherwise free from restriction, will be subject to repurchase by us for the lesser of (i) the Fair Market Value as of the termination date, or (ii) 40 percent of the Fair Market Value as of the date of grant of the restricted shares.

“Fair Market Value”, in the context of our current repurchase option, is defined in the Restricted Share Plan as the fair market value as determined by the Board, subject in certain cases, to change based upon an appraisal by an independent investment bank or other independent valuation expert.

In the event that we do not exercise our buyback right described above within 180 days following the executive’s termination of employment, the restrictions on the restricted shares that were not vested (and did not vest) as a result of the holder’s termination of employment will at that date lapse in full and the holder will retain all such restricted shares, as well as all of the restricted shares that were vested as of, or vested in connection with, the holder’s termination of employment.

The individual award agreements issued to the executives at the closing of the Transaction further provide that in the event a holder’s employment terminates at any time following, the earlier to occur of (a) a public offering and (b) the fifth anniversary of the closing of the Transaction, the holder will retain all restricted shares that were vested at the time of termination (including any restricted shares that vested in connection with the public offering or termination).

Termination or Change in Control Provisions in Employment Agreements

Michael J. Barrist. Mr. Barrist’s employment agreement provides that upon a termination of employment by reason of death, disability, without “Cause” or a resignation for “Good Reason,” Mr. Barrist will receive his accrued but unpaid base salary and target bonus, continue to receive base salary, target bonuses and health and welfare benefits for the greater of (i) one year or (ii) the remainder of the initial term of his employment agreement and, within 10 days of termination, will receive a lump sum payment of any and all unpaid installments of Mr. Barrist’s transition bonus. In addition, Mr. Barrist’s employment agreement provides that if Mr. Barrist’s employment is terminated by reason of death, his beneficiaries will be paid the amounts owed under our Executive Salary Continuation Plan. See “—Executive Salary Continuation Plan” described above.

Mr. Barrist’s employment agreement provides that upon a termination of employment for “Cause” or a resignation without “Good Reason,” Mr. Barrist will receive his accrued but unpaid base salary and annual bonus and, within 10 days of termination, will receive a lump sum payment of any and all unpaid installments of Mr. Barrist’s transition bonus.

“Cause” is defined in Mr. Barrist’s employment agreement as his (i) conviction of, or guilty plea with respect to, a felony; (ii) a nolo contender plea with respect to a felony (other than in respect of a claim or allegation by a governmental regulatory authority); (iii) willful illegal conduct or gross misconduct that, in the reasonable good faith judgment of the Board, materially interferes with Mr. Barrist’s ability to perform his duties for our company; or (iv) any willful material breach of any of the covenants in his employment agreement after notice and thirty days from the date Mr. Barrist receives such notice, to cure such event or condition to the extent such event or conditions is reasonably susceptible to cure. No act or failure to act by Mr. Barrist will be considered willful unless it is done, or omitted to be done, by Mr. Barrist in bad faith or without reasonable belief that such action or inaction was in the best interests of our company. Any act, or failure to act by Mr. Barrist, based on authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel of our company will be conclusively presumed to be in good faith and in the bests interests of our company.

“Good Reason” is defined in Mr. Barrist’s employment agreement as (i) the assignment to Mr. Barrist of any duties materially inconsistent, in any respect, with Mr. Barrist’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Mr. Barrist’s employment agreement, or any other action by us which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose any action not taken in bad faith and which is remedied by us promptly after receipt of notice thereof given by Mr. Barrist; (ii) a change in Mr. Barrist’s principal work location to a location more than 40 miles from Horsham, Pennsylvania, except for required travel on company business to an extent substantially consistent with Mr. Barrist’s business travel obligations; (iii) any violation of the terms or conditions of Mr. Barrist’s employment agreement, including, without limitation, failure to pay any compensation when due; (iv) any material change to the nature of our business if such change is implemented over Mr. Barrist’s objection, which, for purposes hereof, is agreed to be (a) business process outsourcing focused primarily on accounts receivable collections, portfolio purchase and customer relationship management and (b) the purchase and management of overdue accounts receivable (the “Business”); or (v) in the event that JPMorgan Chase Bank (either directly or indirectly) requires changes to our management or strategic plans in order to address concerns or issues that are primarily related to JPMorgan Chase Bank and its affiliates (other than our company) (including the ownership by JPMorgan Chase Bank and its affiliates (other than our company) of a company engaged in the Business) as opposed to concerns or issues primarily related to the performance of our company, and such interference would reasonably be expected to have an adverse effect of a material nature on the value of Mr. Barrist’s investment in our company, or may result in the liquidation or sale of our company, subject in the case of (i)—(v) above to a 30 day cure period.

Other Named Executive Officers. The employment agreements of our other Named Executive Officers, Messrs. Schwab, Gindin, Leckerman and Winokur, provide that upon a termination of employment during the five year period commencing November 15, 2006 by reason of death, disability, without “Cause” or a resignation for “Good Reason,” the executive will receive his accrued but unpaid base salary and annual bonus, will continue to receive his then current base salary, target bonuses and health and welfare benefits for two years following termination. In addition, each the employment agreements provide that if such executive’s employment is terminated by reason of death, his beneficiaries will be paid the amounts owed under our Executive Salary Continuation Plan. See “—Executive Salary Continuation Plan” described above.

The employment agreements further provide that upon a termination of employment after the five year period commencing November 15, 2006 by reason of death, disability, without “Cause” or a resignation for “Good Reason,” the executive will receive his accrued but unpaid base salary and annual bonus, will continue to receive his then current base salary, target bonus and health and welfare benefits for one year following termination.

The employment agreements also provide that upon a termination of employment for “Cause” or a resignation without “Good Reason,” the executive will receive his accrued but unpaid base salary and annual bonus.

“Cause” is defined in each of the employment agreements as the executive’s (i) indictment in connection with a crime involving moral turpitude or any felony, which materially adversely affects our company or his ability to perform the duties of his employment; (ii) conviction of, or pleading of guilty or no-contest by, to any felony; (iii) dishonesty, fraud, unethical or illegal act, misappropriation or embezzlement which does (or would reasonably be likely to) materially damage our company or our company’s reputation; (iv) willful or deliberate material violations of his obligations to our company; or (v) material breach of any of the terms or conditions of his employment agreement, subject in the case of (iv) and (v) above, a 20 day cure period. No act or failure to act by the executive will be considered willful unless it is done, or omitted to be done, by the executive in bad faith or without reasonable belief that such action or omission was in the best interests of our company. Any act, or failure to act by an executive, based on authority given by our company’s Chief Executive Officer or pursuant to a resolution duly adopted by the Board or based upon the advice of counsel of our company will be conclusively presumed to be in good faith and in the bests interests of our company.

“Good Reason” is defined in each of the employment agreements as: (i) a material diminution of his position, authority, duties or responsibilities (including any material adverse change to his title); (ii) a material decrease in his base salary or annual bonus opportunity or other material benefits, other than in connection with such a reduction occasioned by our company’s business conditions or prospects and applicable to all similarly situated company management; (iii) our company relocates his principal place of employment to a location in excess of 40 miles from the principal place of his employment as of the date of the applicable employment agreement; and (iv) any material violation of the applicable employment agreement by our company of a contract of employment with the executive, subject in the case of (i)—(iv) above to a 20 day cure period.

The following table shows the estimated amount of payments and benefits that would be provided by us to our Named Executive Officers under the plans and agreements described above assuming that their employment was terminated as of December 31, 2007 for various reasons as described below:

Named Officer and Nature of Payment	Reason for Termination of Employment
	Termination by Executive without Good Reason ($)		Termination by Us without Cause or Termination by Executive for Good Reason ($)		Cause ($)		Death ($)		Disability ($)		Termination in connection with a Change of Control ($)
Michael J. Barrist
Total cash payment	780,766	(1)	6,759,604	(2)	780,766	(1)	14,474,234	(2)(3)	6,759,604	(2)	6,759,604	(2)(4)
Cost of continuation of benefits	—		59,319	(5)	—		59,319	(5)	59,319	(5)	59,319	(5)
Effect on stock awards	—		—		—		—		—		—

John R. Schwab
Total cash payment	258,868	(6)	1,453,649	(7)	258,868	(6)	4,440,601	(7)(8)	1,453,649	(7)	1,453,649	(7)(4)
Cost of continuation of benefits	—		35,686	(9)	—		35,686	(9)	35,686	(9)	35,686	(9)
Effect on stock awards	(10)		(10)		(11)		(10)		(10)		(10)

Joshua Gindin, Esq.
Total cash payment	288,137	(6)	1,639,129	(7)	288,137	(6)	5,016,454	(7)(12)	1,639,129	(7)	1,639,129	(7)(4)
Cost of continuation of benefits	—		24,762	(9)	—		24,762	(9)	24,762	(9)	24,762	(9)
Effect on stock awards	(10)		(10)		(11)		(10)		(10)		(10)

Steven Leckerman
Total cash payment	633,658	(6)	3,129,826	(7)	633,658	(6)	9,370,246	(7)(13)	3,129,826	(7)	3,129,826	(7)(4)
Cost of continuation of benefits	—		10,378	(9)	—		10,378	(9)	10,378	(9)	10,378	(9)
Effect on stock awards	(10)		(10)		(11)		(10)		(10)		(10)

Steven Winokur
Total cash payment	438,966	(6)	2,180,686	(7)	438,966	(6)	6,534,986	(7)(14)	2,180,686	(7)	2,180,686	(7)(4)
Cost of continuation of benefits	—		24,762	(9)	—		24,762	(9)	24,762	(9)	24,762	(9)
Effect on stock awards	(10)		(10)		(11)		(10)		(10)		(10)

(1)	Represents amounts payable under his employment agreement, representing accrued but unpaid base salary and annual bonus at December 31, 2007, payable in a lump sum as soon as practicable after termination of employment.

(2)	Represents amounts payable under his employment agreement. Includes $780,766 representing accrued but unpaid base salary and annual bonus at December 31, 2007, payable in a lump sum as soon as practicable after termination of employment and $5,978,838 representing Mr. Barrist’s base salary and target bonus for 3.875 years after termination payable pro rata bi-weekly over 3.875 years form the date of termination of employment. Assumes no base salary increases.

(3)	Includes $7,714,630 payable to Mr. Barrist’s beneficiaries under our Executive Salary Continuation Plan and $6,759,604 payable under Mr. Barrist’s employment agreement (See Footnote 2 regarding the amounts payable under Mr. Barrist’s employment agreement.). The amounts to be paid under the Executive Salary Continuation Plan would be payable to Mr. Barrist’s beneficiaries pro rata bi-weekly over five years from the date of death.

(4)	Each executive’s employment agreement provides that the executive is entitled to reimbursement of excise tax in connection with the termination payments to be made to such executive upon termination of employment in connection with a change in control and any federal, state and local income tax and excise tax imposed on the reimbursed excise tax. Assuming that a change in control involving NCO and the executive’s termination each occurred on December 31, 2007, there would be no tax liability calculated in accordance with Sections 280G and 4999 of the Internal Revenue Code.

(5)	Represents the estimated cost to continue Mr. Barrist’s health and welfare benefits for the remainder of the initial term of his employment agreement following termination of employment, assuming no increase in premiums.

(6)	Represents amounts payable under such executive’s employment agreement, representing accrued but unpaid base salary and annual bonus at December 31, 2007, payable in a lump sum as soon as practicable after termination of employment.

(7)	Represents amounts payable under such executive’s employment agreement. Includes $258,868, $288,137, $633,658 and $438,966 payable to each of Messrs. Schwab, Gindin, Leckerman and Winokur, respectively, representing accrued but unpaid base salary and annual bonus at December 31, 2007, payable in a lump sum as soon as practicable after termination of employment, and $1,194,781 $1,337,567, $2,496,168 and $1,741,720 payable to each of Messrs. Schwab, Gindin, Leckerman and Winokur, respectively, representing base salary and annual bonus for two years after termination payable pro rata bi-weekly over 24 months from the date of termination of employment. Assumes no base salary increases.

(8)	Includes $2,986,953 payable to Mr. Schwab’s beneficiaries under our Executive Salary Continuation Plan and $1,453,649 payable under Mr. Schwab’s employment agreement (See Footnote 7 regarding the amounts payable under Mr. Schwab’s employment agreement.). The amounts to be paid under the Executive Salary Continuation Plan would be payable to Mr. Schwab’s beneficiaries pro rata bi-weekly over five years from the date of death.

(9)	Represents the estimated cost to continue the executive’s health and welfare benefits for two years following termination of employment, assuming no increase in premiums.

(10)	For a 180-day period after termination, we would have had the right to repurchase both the vested and unvested portions of all outstanding restricted stock awards at the following prices: the portion of such award that was (a) vested for their then Fair Market Value; and (b) not vested for the lesser of (i) the Fair Market Value as of the termination date, or (ii) 40 percent of the Fair Market Value as of the date of grant of the restricted shares. As of December 31, 2007, in the case of termination for any reason, other than a Change in Control, 5,185.0591, 5,185.0591, 6,615.4203 and 4,634.9202 restricted shares held by Messrs. Schwab, Gindin, Leckerman and Winokur, respectively, would have been vested, and 19.998.2289, 19.998.2289, 25,541.9817 and 17,876.4009 shares held by Messrs. Schwab, Gindin, Leckerman and Winokur, respectively, would have been unvested. In the case of termination in connection with a Change in Control, 100 percent of the holder’s restricted stock would have become vested upon termination. Accordingly, as of December 31, 2007, Messrs. Schwab, Gindin, Leckerman and Winokur would have held 25,183.288, 25,183.288, 32,130.402 and 22,511.3211 vested shares of our common stock, respectively. In the event that we did not exercise our buyback right described above, at the end of the 180-day buyback period, all of the restricted shares held by each executive would have become vested and such executive would have had the right to retain all of the shares issued to him under our Restricted Share Plan.

(11)

For a 180-day period after termination, we would have had the right to repurchase both the vested and unvested portions of all outstanding restricted stock awards for the lesser of (i) the Fair Market Value as of the termination date, or (ii) 40 percent of the Fair Market Value as of the date of grant of the restricted shares. As of December 31, 2007, in the case of termination for any reason, other than a Change in Control, 5,185.0591, 5,185.0591, 6,615.4203 and 4,634.9202 restricted shares held by Messrs. Schwab, Gindin, Leckerman and Winokur, respectively, would have been vested, and 19.998.2289, 19.998.2289, 25,541.9817 and 17,876.4009 shares held by Messrs. Schwab, Gindin, Leckerman and Winokur, respectively, would have been unvested. In the event that we did not exercise our buyback right described above, at the end of the 180-day buyback period, all of the restricted shares held by each executive would have become vested and such executive would have had the right to retain all of the shares issued to him under our Restricted Share Plan.

(12)	Includes $3,343,918 payable to Mr. Gindin’s beneficiaries under our Executive Salary Continuation Plan and $1,625,704 payable under Mr. Gindin’s employment agreement (See Footnote 7 regarding the amounts payable under his employment agreement.). The amounts to be paid under the Executive Salary Continuation Plan would be payable to Mr. Gindin’s beneficiaries pro rata bi-weekly over five years from the date of death.

(13)	Includes $6,240,420 payable to Mr. Leckerman’s beneficiaries under our Executive Salary Continuation Plan and $3,129,826 payable under Mr. Leckerman’s employment agreement (See Footnote 7 regarding the amounts payable under his employment agreement.). The amounts to be paid under the Executive Salary Continuation Plan would be payable to Mr. Leckerman’s beneficiaries pro rata bi-weekly over five years from the date of death.

(14)	Includes $4,354,300 payable to Mr. Winokur’s beneficiaries under our Executive Salary Continuation Plan and $2,180,686 payable under Mr. Winokur’s employment agreement (See Footnote 7 regarding the amounts payable under his employment agreement.). The amounts to be paid under the Executive Salary Continuation Plan would be payable to Mr. Winokur’s beneficiaries pro rata bi-weekly over five years from the date of death.

Termination or Change in Control Provisions in Deferred Compensation Plan

In addition to the amounts set forth in the table above, our Deferred Compensation Plan provides that:

•	a participant is 100 percent vested as to amounts deferred by the participant; and

•

any company contributions will be 100 percent vested upon a participant’s having three years of service, termination of employment due to death or disability, reaching age 65 or upon a “change of control” (as defined in the Deferred Compensation Plan) of us.

A participant’s benefits in the Deferred Compensation Plan are payable as soon as practicable following termination of employment or a “change of control” of the Company. Messrs. Barrist, Schwab and Winokur participate in our Deferred Compensation Plan. The following table provides information concerning amounts held (including both participant contributions and company contributions) under our Deferred Compensation Plan for the benefit of our Named Executive Officers as of December 31, 2007:

Name	Aggregate Balance at December 31, 2007
Michael J. Barrist	26,245
John R. Schwab	10,023
Joshua Gindin, Esq.	—
Steven Leckerman	—
Steven L. Winokur	19,860

Director Compensation

Upon consummation of the Transaction in November 2006, our Board was comprised of Michael J. Barrist, James S. Rubin, Daniel J. Selmonosky and Tarek N. Shoeb. In February 2007, Austin A. Adams, Edward A. Kangas and Leo J. Pound were appointed to our Board. As directors not employed by us or affiliated with One Equity Partners, sometimes referred to as “non-employee directors”, for 2007 each of, Messrs. Adams, Kangas and Pound received an annual director fee of $100,000, payable in quarterly installments, plus reimbursement of expenses incurred in attending Board and committee meetings. In addition, Mr. Kangas received an annual fee of

$50,000 for his services as lead director and Mr. Pound received an annual fee of $25,000 for his services as chairman of the audit committee, in each case payable in quarterly installments. We offer optional health insurance coverage to non-employee directors and their families under our health insurance plan. In 2007, we paid $15,097 for premiums for coverage for Mr. Pound and his family. In addition, on February 2, 2007, Messrs. Adams, Kangas and Pound were each granted 2,772.70005 restricted shares of our Class A common stock. These restricted shares vest in 25 percent increments beginning on the first anniversary of the date of grant.

The following table sets forth information concerning the compensation of each of our non-employee directors during fiscal 2007.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Austin A. Adams	100,000	6,335	—	106,335
Edward A. Kangas	150,000	6,335	—	156,335
Leo J. Pound	125,000	6,335	15,097	146,432
James S. Rubin	—	—	—	—
Daniel J. Selmonosky	—	—	—	—
Tarek N. Shoeb	—	—	—	—

(1)	Mr. Barrist has been omitted from this table because he received no additional compensation for serving as a director.

(2)	Represents the amounts we recognized in fiscal 2007 for financial statement reporting purposes pursuant to FAS 123R for restricted share awards granted by us in 2007, except that, in accordance with rules of the SEC, any estimate for forfeitures is excluded from and does not reduce, such amounts. The full grant date fair value, under FAS 123R, of restricted stock awarded to each of Messrs. Adams, Kangas, and Pound was $28,000. Generally, the full grant date fair value is the amount we would recognize for financial statement reporting purposes over the award’s vesting schedule. As of December 31, 2007, the number of unvested restricted shares held by each of Messrs. Mr. Adams, Kangas and Pound was 2,772.70005 shares.

(3)	Represents the amount we paid for health insurance on behalf of the director and his family.

Compensation Committee Interlocks and Insider Participation

After the Transaction on November 15, 2006, the Board performed the functions of the compensation committee and in February 2007 the Board appointed Messrs. Adams, Kangas and Shoeb to the Compensation Committee of our Board. In March 2007, Mr. Farmer replaced Mr. Shoeb on the Compensation Committee. No person who served as a member of NCO’s compensation committee after the Transaction was a current or former officer or employee of the NCO or, except as described below with respect to Messrs. Shoeb or Farmer, engaged in certain transactions with NCO required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” after the Transaction, which generally means that no executive officer of NCO served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of NCO’s compensation committee.

Management Agreement. On November 15, 2006, we entered into a ten-year management agreement with One Equity Partners pursuant to which One Equity Partners provides business and organizational strategy and financial advisory services. One Equity Partners is our principal shareholder. Messrs. Rubin, Selmonosky and Shoeb, our directors from 2006 until March 2008, were Managing Directors at One Equity Partners. Of our current directors, Mr. Cashin is Managing Partner of One Equity Partners and Messrs. Cohen and Farmer are Managing Directors at One Equity Partners. Pursuant to the management agreement, we pay One Equity Partners $3.0 million per annum plus reimbursement of expenses. In addition, at the closing of the Transaction, we paid One Equity Partners a transaction fee of $18.8 million. We do not know and cannot determine the approximate dollar value of the interest of each of Messrs. Rubin, Selmonosky, Shoeb, Cashin, Cohen and Farmer in the management fees and transaction fee that we paid to One Equity Partners. We do not separately compensate One Equity Partners or its designated representatives on our Board of Directors for their services as directors, but One Equity Partners may receive fees in connection with its role in specific transactions in the future.

Systems & Services Technologies, Inc. In January 2008, we acquired Systems & Services Technologies, Inc. (“SST”), a leading third-party consumer receivable servicer, for $13.4 million consisting of a cash payment of $8.1 million and the issuance of 22,484.2106 shares of our Series A 14% PIK Preferred Stock, referred to as Series A Preferred Stock, subject to certain post-closing adjustments. SST was a wholly owned subsidiary of JPMorgan Chase Bank, National Association. JPMorgan Chase Bank, National Association is an affiliate of One Equity Partners.

Additional Equity Investment by Certain Stockholders and Management. On February 29, 2008, we sold a total of 802,261.516 shares of our Series A Preferred Stock, 37,738.484 shares of our Class L Common Stock and 1,012,261.516 shares of our Class A Common Stock in a private placement to certain of our existing stockholders, including members of management. The offering price per share was $237.50 per share of Series A Preferred Stock, $247.50 per share of Class L Common Sock and $10.00 per share of Class A Common Stock, which were the same prices at which we sold our equity as part of the financing of the Transaction in 2006. The aggregate cash purchase price was $210.0 million, and such proceeds were used to fund a portion of the OSI acquisition completed on February 29, 2008.

Set forth below is information concerning those stockholders that purchased more than $120,000 of our securities in the February 2008 private placement:

Purchaser	Shares of Company Series A Preferred Stock	Shares of Company Class L Common Stock	Shares of Company Class A Common Stock	Cash Purchase Price
One Equity Partners II, L.P.	802,261.516		1,002,826.895	$200,565,379
OEP II Co-Investors, L.P.		16,479.608	4,119.902	4,119,902
OEP II Partners Co. Invest, L.P.		16,858.876	4,214.719	4,214,719
Barrist Family Foundation(1)		4,000.000	1,000.000	1,000,000

(1)	The Barrist Family Foundation is a charitable trust of which Mr. Barrist is a co-trustee.

Registration Rights Agreement. In connection with the Transaction, on November 15, 2006, we also entered into customary registration rights agreements with the placement agents of the original notes, for the benefit of the holders of the original notes. The registration rights agreements provide that so long as J.P. Morgan Securities Inc. proposes to make a market in the notes as part of its business in the ordinary course, we must, within certain time periods, file a market making registration statement and, subject to certain exceptions, keep the related prospectus current in order to enable J.P. Morgan Securities Inc. to continue its market making activities with respect to the notes.

Other Arrangements. One Equity Partners is an affiliate of JP Morgan Chase & Co., referred to as JPM, and JPM is a client of ours. For the year ended December 31, 2007, we received fees for providing services to JPM of $10.0 million. At December 31, 2007, we had accounts receivable of $138,000 due from JPM.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Securities Authorized for Issuance under Equity Compensation Plans

The following table details information regarding the Company’s existing equity compensation plans as of December 31, 2007:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted- average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	206,019	—	14,036
Equity compensation plans not approved by security holders	—	—	—

Total	206,019	—	14,036

(1)	Represents restricted share awards. These awards are issuable without the payment of any cash consideration by the holder.

Security Ownership of Certain Beneficial Owners and Management

The following table summarizes the beneficial ownership of our voting common stock as of June 15, 2008 for:

•	each person who we know beneficially owns more than 5 percent of our common stock;

•	each director

•	each of the Named Executive Officers who appears in the 2007 Summary Compensation Table; and

•	all directors and executive officers as a group.

As of June 15, 2008, there were 2,959,882 shares of Class A common stock and 400,894 shares of Class L common stock outstanding.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Number of Class L Common Stock	Percent of Class L Common Stock	Number of Class A Common Stock	Percent of Class A Common Stock	Percent of Combined Class L and Class A Common Stock
One Equity Partners II, L.P,
OEP II Co-Investors, L.P.
OEP II Partners Co-Invest, L.P.
OEP General Partners II, L.P.
OEP Co-Investors Management II, Ltd.
OEP II Partners Co-Invest, G.P., Ltd.
OEP Holding Corporation c/o One Equity Partners 320 Park Avenue, 18th Floor New York, NY 10022(2)	129,294	32.3%	2,560,206	86.5%	80.0%

Citigroup Capital Partners II 2006 Citigroup Investment, L.P.,

Citigroup Capital Partners II Employee Master Fund, L.P.

Citigroup Capital Partners II Onshore, L.P.

Citigroup Capital Partners II Cayman Holdings, L.P. c/o Citigroup Private Equity 388 Greenwich Street 32nd Floor New York, NY 10013(3)	160,000	39.9%	40,000	1.4%	6.0%

Helzberg Angrist Investors I, LLC(4)	20,000	5.0%	5,000	*	*

c/o Helzberg Angrist Investors I, LLC 4049 Pennsylvania Avenue, #204 Kansas City, MO 64111(4)

Michael J. Barrist(5)	67,262	16.8%	37,619	1.3%	3.1%
Austin A. Adams	—	—	4,065	*	*
Edward A. Kangas	—	—	4,065	*	*
Leo J. Pound	—	—	4,065	*	*
Richard M. Cashin Jr.(2)(6)	129,294	32.3%	2,560,206	86.5%	80.0%
David M. Cohen(2)(7)	129,294	32.3%	2,560,206	86.5%	80.0%
Colin M. Farmer(2)(8)	129,294	32.3%	2,560,206	86.5%	80.0%
John R. Schwab	460	*	37,136	1.3%	1.1%
Joshua Gindin, Esq.(9)	26,219	6.5%	43,732	1.5%	2.1%
Steven Leckerman	1,720	*	47,947	1.6%	1.5%
Steven L. Winokur(10)	17,818	4.4%	37,715	1.3%	1.7%
All directors and executive officers as a group (13 persons)(11)	90,800	22.6%	283,172	9.6%	11.1%

*	Less than one percent.

(1)	The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and, accordingly, include securities as to which the person has or shares voting or investment power. Shares of NCO voting common stock which a person has the right to acquire within 60 days of June 15, 2008 are deemed outstanding for computing the share ownership and percentage ownership of the person having such right, but are not deemed outstanding for computing the percentage of any other person. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities. Fractional shares are rounded to the nearest whole share.

(2)

Includes 2,527,882 shares of Class A common stock owned by One Equity Partners II, L.P. (“OEP II”), 44,930 shares of Class L common stock and 11,233 shares of Class A common stock owned by OEP II Co-Investors, L.P. (“OEP II Co”) and 84,364 shares of Class L common stock and 21,091 shares of Class A common stock owned by

OEP II Partners Co-Invest, L.P. (“OEP II Partners” and collectively with OEP II and OEP II Co, “OEP”). The general partner of OEP II is OEP General Partners II, L.P. (“OEP General”). The general partner of OEP General is OEP Holding Corporation (“OEP Holding”). The general partner of OEP II Co is OEP Co-Investors Management II, Ltd. (“OEP Co-Investors”). The general partner of OEP II Partners is OEP II Partners Co-Invest G.P., Ltd. (“OEP II Partners GP”). Mr. Cashin is managing partner of OEP and Messrs. Cohen and Farmer are managing directors of OEP Holding, OEP Co-Investors and OEP II Partners GP. Messrs. Cashin, Cohen and Farmer may be deemed to beneficially own these shares, but disclaim beneficial ownership of such shares except to the extent of their respective pecuniary interest therein.

(3)	Includes 48,992 shares of Class L common stock and 12,248 shares of Class A common stock held by Citigroup Capital Partners II 2006 Citigroup Investment, L.P., 55,032 shares of Class L common stock and 13,758 shares of Class A common stock held by Citigroup Capital Partners II Employee Master Fund, L.P., 24,845 shares of Class L common stock and 6,211 shares of Class A common stock held by Citigroup Capital Partners II Onshore, L.P. and 31,131 shares of Class L common stock and 7,783 shares of Class A common stock held by Citigroup Capital Partners II Cayman Holdings, L.P. Citigroup Private Equity LP is the general partner of Citigroup Capital Partners II 2006 Citigroup Investment, L.P., Citigroup Capital Partners II Employee Master Fund, L.P., Citigroup Capital Partners II Onshore, L.P. and Citigroup Partners II Cayman Holdings, L.P.

(4)	All shares of Class L common stock and Class A common stock are held by Helzberg Angrist Investors, I, LLC. Helzberg Angrist Capital, LLC is the manager of Helzberg Angrist Investors I, LLC.

(5)	Includes: (i) 5,414 shares of Class L common stock and 1,353 shares of Class A common stock owned by Mrs. Annette Barrist which Mr. Barrist has the sole right to vote pursuant to an irrevocable proxy and for which he shares dispositive power with her; (ii) 8,442 shares of Class L common stock and 2,111 shares of Class A common stock held in trust for the benefit of members of Mrs. Annette Barrist’s or Mr. Barrist’s family for which Mr. Barrist is a co-trustee and (iii) 4,000 shares of Class L common stock and 1,000 shares of Class A common stock held by the Barrist Family Foundation, a charitable trust, for which Mr. Barrist is co-trustee. Excludes 16,738 shares of Class L common stock and 4,184 shares of Class A common stock held in trust for the benefit of Mr. Barrist’s children, as to all of which shares Mr. Barrist disclaims beneficial ownership. Mrs. Annette Barrist is the mother of Michael J. Barrist. Mr. Barrist’s address is c/o NCO Group, Inc., 507 Prudential Road, Horsham, Pennsylvania 19044.

(6)	Mr. Cashin, our director, was designated by OEP. Mr. Cashin is managing partner at OEP Holding, the general partner of OEP II General, the general partner of OEP II, and is a managing director of OEP Co-Investors and OEP II Partners GP. Amounts disclosed for Mr. Cashin are also included above in footnote 2. Mr. Cashin disclaims beneficial ownership of any shares beneficially owned by OEP, except to the extent of his pecuniary interest.

(7)	Mr. Cohen, our director, was designated by OEP. Mr. Cohen is a managing director at OEP Holding, the general partner of OEP II General, the general partner of OEP II, and is a managing director of OEP Co-Investors and OEP II Partners GP. Amounts disclosed for Mr. Cohen are also included above in footnote 2. Mr. Cohen disclaims beneficial ownership of any shares beneficially owned by OEP, except to the extent of his pecuniary interest.

(8)	Mr. Farmer, our director, was designated by OEP. Mr. Farmer is a managing director at OEP Holding, the general partner of OEP II General, the general partner of OEP II, and is a managing director of OEP Co-Investors and OEP II Partners GP. Amounts disclosed for Mr. Farmer are also included above in footnote 2. Mr. Farmer disclaims beneficial ownership of any shares beneficially owned by OEP, except to the extent of his pecuniary interest.

(9)	Includes: (i) 16,738 shares of Class L common stock and 4,184 shares of Class A common stock held in trust for the benefit of Mr. Barrist’s children for which Mr. Gindin is co-trustee and (ii) 8,442 shares of Class L common stock and 2,111 shares of Class A common stock held in trust for the benefit of members of Mrs. Annette Barrist or Mr. Barrist’s family for which Mr. Gindin is co-trustee. Mr. Gindin’s address is c/o NCO Group, Inc., 507 Prudential Road, Horsham, Pennsylvania 19044.

(10)	Includes 16,738 shares of Class L common stock and 4,184 shares of Class A common stock held in trust for the benefit of Mr. Barrist’s children for which Mr. Winokur is a co-trustee.

(11)	Excludes 129,294 shares of Class L common stock and 2,560,206 shares of Class A common stock described in footnote 2.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy with Respect to Approval of Related Party Transactions

Under its charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of all transactions between us and any employee, officer, director and certain of their family members and other related persons required to be reported under Item 404 of SEC Regulation S-K. In practice, related party transactions are reviewed and approved by directors that do not have a direct or indirect interest in such transaction. We have not adopted written policies and procedures with respect to the approval of related party transactions. Generally, under the agreements governing our outstanding notes and bank indebtedness, we are prohibited from entering into transactions with affiliates except upon terms that, taken as a whole, are materially not less favorable to us than could be obtained, at the time of such transaction, in a comparable arm’s-length transaction with a person that is not such an affiliate.

Management Agreement

On November 15, 2006, we entered into a ten-year management agreement with One Equity Partners pursuant to which One Equity Partners provides business and organizational strategy and financial advisory services. One Equity Partners is our principal shareholder. Messrs. Rubin, Selmonosky and Shoeb, our directors from 2006 until March 2008, were Managing Directors at One Equity Partners. Of our current directors, Mr. Cashin is Managing Partner of One Equity partners and Messrs. Cohen and Farmer are Managing Directors of One Equity Partners. Pursuant to the management agreement, we pay One Equity Partners $3.0 million per annum plus reimbursement of expenses. In addition, at the closing of the Transaction, we paid One Equity Partners a transaction fee of $18.8 million. We do not know, and cannot determine, the approximate dollar value of the interest of each of Messrs. Rubin, Selmonosky, Shoeb, Cashin, Cohen and Farmer in the management fees and transaction fee that we paid to One Equity partners. We do not separately compensate One Equity Partners or its designated representatives on our Board of Directors for their services as directors, but One Equity Partners may receive fees in connection with its role in specific transactions in the future.

Registration Rights Agreement

In connection with the Transaction, on November 15, 2006, we also entered into customary registration rights agreements with the placement agents of the original notes, for the benefit of the holders of the original notes. The registration rights agreements provide that so long as J.P. Morgan Securities Inc. proposes to make a market in the notes as part of its business in the ordinary course, we must, within certain time periods, file a market making registration statement and, subject to certain exceptions, keep the related prospectus current in order to enable J.P. Morgan Securities Inc. to continue its market making activities with respect to the notes.

Systems & Services Technologies, Inc.

In January 2008, we acquired Systems & Services Technologies, Inc., or SST, a leading third-party consumer receivable servicer, for $13.4 million consisting of a cash payment of $8.1 million and the issuance of 22,484.2106 shares of our Series A Preferred Stock, subject to certain post-closing adjustments. SST was a wholly owned subsidiary of JPMorgan Chase Bank, National Association. JPMorgan Chase Bank, National Association is an affiliate of One Equity Partners.

Additional Equity Investment by Certain Stockholders and Management

On February 29, 2008, we sold a total of 802,261.516 shares of our Series A Preferred Stock, 37,738.484 shares of our Class L Common Stock and 1,012,261.516 shares of our Class A Common Stock in a private placement to certain of our existing stockholders, including members of management. The offering price per share was $237.50 per share of Series A Preferred Stock, $247.50 per share of Class L Common Sock and $10.00 per share of Class A Common Stock, which were the same prices at which we sold our equity as part of the financing of the Transaction in 2006. The aggregate cash purchase price was $210.0 million, and such proceeds were used to fund a portion of the OSI acquisition completed on February 29, 2008.

Set forth below is information concerning those stockholders that purchased more than $120,000 of our securities in the February 2008 private placement:

Purchaser	Shares of Company Series A Preferred Stock	Shares of Company Class L Common Stock	Shares of Company Class A Common Stock	Cash Purchase Price
One Equity Partners II, L.P.	802,261.516		1,002,826.895	$200,565,379
OEP II Co-Investors,L.P.		16,479.608	4,119.902	$4,119,902
OEP II Partners Co. Invest, L.P.		16,858.876	4,214.719	$4,214,719
Barrist Family Foundation		4,000.000	1,000.000	$1,000,000

(1)	The Barrist Family Foundation is a charitable trust of which Mr. Barrist is a co-trustee.

Other Agreements Related to Transaction and Related Financings

Rollover Agreement

Michael J. Barrist and certain of Mr. Barrist’s family members and trusts formed for his or their benefit entered into a rollover agreement with us pursuant to which Mr. Barrist and his family members and trusts formed for his or their benefit contributed a total of 727,273 shares of old NCO Group, Inc. common stock to us immediately prior to the consummation of the Transaction in exchange for our equity securities. As a result of such contribution, we issued Mr. Barrist and his family members and trusts formed for his or their benefit collectively approximately 5.05 percent of our outstanding voting common stock as of the closing of the Transaction. The shares of NCO common stock contributed by Mr. Barrist and his family members and trusts formed for his or their benefit were valued at $27.50 per share for purposes of this contribution.

Employment Agreements and Restricted Share Plan

In connection with the Transaction, we entered into new employment agreements with each of our executive officers. See “Management–Employment Agreements.” In addition, we also adopted a new Restricted Share Plan which authorizes grants of restricted shares of our Class A common stock to our officers and key employees. On November 17, 2006, an aggregate of 164,491.5309 restricted shares of Class A common stock were awarded under the Restricted Share Plan to members of our management. See “Management–Restricted Share Plan.”

Notes Offering and Credit Facility

One Equity Partners is an affiliate of J.P. Morgan Securities Inc., one of the placement agents of the outstanding notes and the co-lead arranger of our senior credit facility. In the private placement of the outstanding notes, J.P. Morgan Securities Inc., an initial purchaser of the notes, received approximately $3.3 million (before expenses) of this amount. The entering into the senior credit facility was made in the ordinary course of business. The senior credit facility consists of substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions for unrelated parties, and does not involve more than the normal risk of uncollectibility or present other unfavorable features.

Registration Rights Agreement

In connection with the Transaction, on November 15, 2006, we also entered into customary registration rights agreements with the placement agents of the outstanding notes, for the benefit of the holders of the outstanding notes. The registration rights agreements provide that so long as J.P. Morgan Securities Inc. proposes to make a market in the notes as part of its business in the ordinary course, we must, within certain time periods, file a market making registration statement and, subject to certain exceptions, keep the related prospectus current in order to enable J.P. Morgan Securities Inc. to continue its market making activities with respect to the notes.

Transactions with Certain Clients

One Equity Partners is an affiliate of JP Morgan Chase & Co., referred to as JPM, and JPM is a client of ours. For the years ended December 31, 2005, 2006 and 2007, we received fees for providing services to JPM of $7.9 million, $6.9 million and $10.0 million. At December 31, 2007, we had accounts receivable of $138,000 due from JPM.

Additionally, affiliates of Citigroup are investors in us, and Citigroup is a client of ours. For the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, we received fees for providing services to Citigroup of $28.5 million and $3.9 million, respectively. For the years ended December 31, 2005 and 2007, we received fees for providing services to Citigroup and $31.9 million and $33.5 million, respectively. At December 31, 2007, we had accounts receivable of $1.9 million due from Citigroup. During the year ended December 31, 2007, we purchased accounts receivable with a face value of $135.2 million for a purchase price of $3.8 million from an affiliate of Citigroup.

Use of Airplane

During 2005 and from January 1, 2006 through November 15, 2006, Mr. Barrist’s compensation included the personal use by Mr. Barrist of 25 hours per year of an aircraft partly owned by us. Mr. Barrist reimbursed us $100,288 for the year ended December 31, 2005 and $203,000 for the period from January 1, 2006 through November 15, 2006 for his personal use of the aircraft in excess of 25 hours based on our actual operating costs plus the hourly cost equivalent for the monthly management fee, interest and depreciation. In addition, during 2006, Mr. Barrist was charged $47,881 for taxes, calculated under the Standard Industry Fare Level, or SIFL, and we were not entitled to a tax deduction of $153,739 for such personal usage. Under Mr. Barrist’s new employment agreement, which was effective on November 15, 2006, Mr. Barrist is entitled to 150 hours per year on the aircraft for both business and personal use, as determined by Mr. Barrist in his discretion.

Transactions with PSC

Eric S. Siegel, one of NCO’s directors prior to the Transaction, was a director of PSC Info Group, or PSC, a provider of outsourced mail services and related document management services. Until August 2006, Mr. Siegel also owned less than one percent of the outstanding common stock of PSC and provided nonoperational consulting services to PSC. We paid PSC a total of $30.3 million in 2004, $31.5 million in 2005 and $27.3 million through August 2006, for producing and mailing collection letters, which we believe was comparable to or less than other mail outsourcing companies would charge for similar volumes of business. Mr. Siegel was not involved in the negotiation or the administration of NCO’s contract with PSC. PSC was sold to a purchaser not affiliated with Mr. Siegel in August 2006 and Mr. Siegel ceased being a shareholder of PSC.

Employment of Related Persons

We employed members of the immediate family of some of our directors and executive officers in various positions described below.

We employed Nicholas Fazio in 2005 as Vice President of Programming. Mr. Fazio’s employment with us terminated on June 18, 2005. Mr. Fazio received salary totaling $75,844 in 2005. Mr. Fazio also was entitled to use a company automobile in 2005. Mr. Fazio is the brother-in-law of Mr. Barrist. We believe that the compensation paid to Mr. Fazio was comparable with compensation paid to other employees with similar levels of responsibility and years of service.

We employ Brett Leckerman as a general manager of one of our collection units. Mr. Leckerman received salary and bonus totaling $118,311 in 2005, $133,207 in 2006 and $133,067 in 2007. Mr. Leckerman also received an automobile allowance in 2005, 2006 and 2007. Mr. Leckerman is the son of Steven Leckerman, an executive officer of ours. We believe that the compensation paid to Mr. Brett Leckerman was comparable with compensation paid to other employees with similar levels of responsibility and years of service.

DESCRIPTION OF OUR SENIOR CREDIT FACILITY

Senior Secured Credit Facilities

Summary

In connection with the Transaction, we entered into a new senior credit facility consisting of a $465.0 million term credit facility and a $100.0 million revolving credit facility (which includes a $20.0 million letter of credit sub-facility and a $20.0 million swingline loan sub-facility), with a syndicate of financial institutions. The borrowers under our senior credit facility are NCO Group, Inc. and NCO Financial Systems, Inc. From time to time, we may, with the consent of the administrative agent under the senior credit facility (which consent is not to be unreasonably withheld), designate one or more guarantors that are U.S. persons to become additional co-borrowers under the revolving credit facility. The full amount of the term credit facility was available at the closing of the Transaction and was used as one of the sources of funds to pay NCO’s former shareholders cash consideration for their shares in the Transaction, pay transaction fees and expenses and refinance certain indebtedness of NCO.

In connection with the acquisition of OSI and its direct and indirect subsidiaries pursuant to an Agreement and Plan of Merger dated December 11, 2007 the senior credit facility was amended to provide an additional $139.0 million term B loan. The full amount of the additional term B loan was available at the closing of the amendment and was used as one of the sources of funds to pay for the merger. OSI and several of its direct and indirect subsidiaries were joined as guarantors to the credit facility.

All obligations under our senior credit facility are unconditionally guaranteed by certain of our direct and indirect wholly-owned domestic subsidiaries, including the newly acquired OSI subsidiaries, subject to customary exceptions, exclusions and release mechanisms.

Collateral

All obligations under our senior credit facility are secured by a perfected first priority lien and security interest in, subject to certain exceptions:

•

all shares of capital stock of or other ownership interest (including intercompany debt) in each present and future U.S. subsidiary of NCO and each guarantor (other than the ownership interest in any subsidiary engaged primarily in collecting, purchasing, managing, selling and disposing of delinquent receivables portfolios and any financing thereof and similar activities (“portfolio transactions”), if a pledge of the ownership interest in such subsidiary is expressly prohibited by the agreements governing such subsidiary, any member, partner or other participant in such subsidiary or any portfolio transaction in which such subsidiary is engaged (“excluded interests”));

•

65% of the shares of capital stock of or other ownership interest (including intercompany debt) in each present and future foreign subsidiary of NCO and each guarantor (other than any excluded interests); and

•

substantially all of the existing and future property and assets, real and personal, of NCO and each guarantor, and all proceeds and products of such property and assets (other than certain assets relating to portfolio transactions).

Interest Rates and Fees

Amounts borrowed by us under the senior credit facility will, at our option (except in the case of swingline advances), bear interest at the following rates:

•	a LIBOR-based per annum rate of interest equal to the sum of:

•	the London Interbank Offered Rate, or LIBOR, for the applicable interest period selected by NCO of 1, 2, 3 or 6 months or, if available, 9 or 12 months, plus

•

in the case of the revolving credit facility, an applicable margin ranging from 2.50% to 3.00%, as determined by a pricing grid based on our ratio of total indebtedness to consolidated EBITDA, and, in. the case of the term loan facility, an applicable margin ranging from 4.00% to 4.25%, as determined by a pricing grid based on the same ratio

•	a prime-based per annum rate of interest equal to the sum of:

•	the higher of

•

the rate of interest published by The Wall Street Journal (or if such source is not available, a comparable source chosen by the administrative agent) from time to time as the prime commercial lending rate, or

•	the federal funds rate plus 0.50 percent; plus

•

in the case of the revolving credit facility and swingline advances, an applicable margin ranging from 1.50% to 2.00%, as determined by a pricing grid based on our ratio of total indebtedness to consolidated EBITDA, and, in the case of the term loan facility, an applicable margin ranging from 3.00% to 3.25%, as determined by a pricing grid based on the same ratio.

Interest under the senior credit facility is payable, in arrears, at the end of the applicable interest period in the case of loans bearing interest at the LIBOR-based rate (unless the applicable interest period has a duration of more than three months, in which case interest is payable, in arrears, every three months during such interest period) and quarterly in the case of loans bearing interest at the prime-based rate.

The senior credit facility credit agreement also provides that we must:

•

obtain interest rate protection for a period of three years from the closing date in a notional amount not to be less than 50 percent of the aggregate principal amount of the original term loan facility and interest rate protection for a period of three years from the closing of the first amendment in a notational amount not to be less than 50 percent of the aggregate principal amount of the additional term B loan;

•

pay a quarterly letter of credit fee on the aggregate outstanding available amounts under letters of credit equal to the applicable margin described above for revolving credit loans bearing interest at the LIBOR-based rate plus a quarterly fronting fee of 0.125% per annum;

•	pay a quarterly commitment fee equal to 0.50% per annum on the unused portion of the revolving credit facility; and

•	pay to each agent for its own account such fees as may from time to time be agreed to between us and such agent.

Prepayments

Mandatory Prepayments

We are required to prepay outstanding loans, subject to certain exceptions, with:

•	100% of the net cash proceeds from sales of property and assets of NCO and its subsidiaries (excluding, among other things, sales of purchased accounts receivable in the ordinary course of business);

•	100% of the net cash proceeds of casualty insurance and condemnation payments;

•	100% the net cash proceeds from the incurrence of additional indebtedness;

•

50% of the net cash proceeds from issuances of equity of NCO and its subsidiaries, (excluding, among other things, investments from certain stockholders of NCO and equity used for permitted acquisitions); and

•

a portion of the annual excess cash flow of NCO and its subsidiaries, as defined in the loan documentation, (excluding, among other things, amounts expended for permitted acquisitions and permitted purchases of portfolio assets).

Voluntary Prepayments

We may, upon prior notice, prepay borrowings under the senior credit facility in full or in part without premium or penalty. Any prepayment with respect to a LIBOR-based loan must include reimbursement for any funding losses of the lenders resulting from the prepayment. We may also voluntarily reduce the unutilized portion of the commitments under the revolving credit facility without premium or penalty.

Amortization

We are required to make scheduled quarterly payments on the term credit facility equal to $1,513,510.10, with the balance due at maturity.

Maturity

Our revolving credit facility will expire and mature on November 15, 2011. The outstanding principal balance of the revolving credit loans is due and payable on such date. The term loan facility will mature on May 15, 2013. The outstanding principal balance of the term loan is due and payable on such date.

Certain Covenants and Events of Default

Under the senior credit facility credit agreement, we are required to comply, on a quarterly basis, with a maximum leverage ratio covenant (total indebtedness to consolidated EBITDA) and a minimum interest coverage ratio covenant (consolidated EBITDA to consolidated interest expense). The senior credit facility credit agreement also contains various negative covenants, including limitations on:

•	indebtedness;

•	liens;

•	mergers and consolidations;

•	sales of assets;

•	capital expenditures;

•	dividends and distributions or repurchases of our equity securities;

•	investments, loans and advances;

•	payment of subordinated debt or the senior notes;

•	transactions with affiliates;

•	amendments to material agreements; and

•	changes in the nature of our business.

The senior credit facility credit agreement includes certain customary representations and warranties, affirmative covenants, and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under the Employee Retirement Income Security Act of 1974, material judgments, the invalidity of provisions of the documentation with respect to the senior credit facility, impairment of security, the failure of the obligations under the senior credit facility to be senior debt under the subordination provisions of certain of our subordinated debt, and a change of control of NCO (as defined in the senior credit facility credit agreement). If an event of default occurs, the lenders under the senior credit facility will be entitled to take certain actions, including the acceleration of all amounts due under the senior credit facility and all actions permitted to be taken by a secured creditor.

DESCRIPTION OF NOTES

On November 15, 2006, we issued $165.0 million aggregate principal amount of our floating rate senior notes due 2013 and $200.0 million aggregate principal amount of our 11.875% senior subordinated notes due 2014. The senior notes and the senior subordinated notes are not considered to be of the same class for any purpose, including consents, amendments, waivers or notices. In this description, whenever reference is made to the notes in the context of the rights of holders of the notes, such reference is intended to refer to only those notes issued under the relevant indenture, as supplemented (as defined below) to which the description herein relates.

The senior notes were issued under an indenture, dated as of November 15, 2006, referred to as the senior indenture, among NCO Group, Inc. as issuer of the senior notes, the Initial Subsidiary Guarantors, as subsidiary guarantors and The Bank of New York, as trustee (the “Senior Trustee”). The senior subordinated notes were issued under an indenture, dated as of November 15, 2006, referred to as the senior subordinated indenture and, together with the senior indenture, referred to as the indentures, among NCO Group, Inc., as issuer of the senior subordinated notes, the Initial Subsidiary Guarantors, as subsidiary guarantors, and The Bank of New York, as trustee (the “Senior Subordinated Trustee” and, together with the Senior Trustee, the “Trustees”). Any references herein to a “Trustee” means the Senior Trustee and/or the Senior Subordinated Trustee, and to an “indenture” means the senior indenture and/or the senior subordinated indenture, in each case as the context may require. The terms of the notes include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act of 1939.

The following is a summary of the material provisions of the indentures but does not restate the indentures in their entirety. You can find the definitions of certain capitalized terms used in the following summary under the caption “—Definitions.” We urge you to read the indentures because they, and not this description, define the rights of Holders of the notes. The indentures are exhibits to the registration statement of which this prospectus forms a part. For purposes of this “Description of Notes,” the term “Issuer” means NCO Group, Inc. and its successors under the indentures, excluding its subsidiaries. We refer to the Issuer and each Subsidiary Guarantor individually as an “Obligor” and to the Issuer and all Subsidiary Guarantors collectively as “Obligors.”

General

Senior Notes

The senior notes are general senior unsecured obligations of the Issuer that were initially limited to $165.0 million aggregate principal amount at maturity. The senior notes will mature on November 15, 2013. Subject to the covenants described below under “—Covenants,” applicable law and certain restrictions under the Credit Agreement, the Issuer may issue additional senior notes (“Additional Senior Notes”) under the senior indenture. The senior notes and any Additional Senior Notes would be treated as a single class for all purposes under the senior indenture.

The senior notes bear interest at a rate per annum, reset quarterly, equal to LIBOR plus 4.875%, as determined by the calculation agent (the “Calculation Agent”), which initially shall be the Trustee. Interest on the senior notes is payable quarterly in arrears on February 15, May 15, August 15 and November 15, commencing on February 15, 2007. The Issuer will make each interest payment to the Holders of record on the immediately preceding February 1, May 1, August 1 and November 1. Interest on the senior notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including November 15, 2006.

“Determination Date,” with respect to an Interest Period, will be the second London Banking Day preceding the first day of such Interest Period.

“Interest Period” means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period commenced on and included November 15, 2006 and ended on and included February 14, 2007.

“LIBOR,” with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, the rate for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 10:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in U.S. dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, the rate for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the rate for the Interest Period will be the rate in effect with respect to the immediately preceding Interest Period.

“London Banking Day” is any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Representative Amount” means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

“Telerate Page 3750” means the display designated as “Page 3750” on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

The amount of interest for each day that the senior notes are outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the senior notes. The amount of interest to be paid on the senior notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the senior notes will in no event be higher than the maximum rate permitted by applicable law.

The Calculation Agent will, upon the request of any Holder of senior notes, provide the interest rate then in effect with respect to the senior notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Issuer, the Subsidiary Guarantors and the Holders of the senior notes.

Senior Subordinated Notes

The senior subordinated notes are general unsecured senior subordinated obligations of the Issuer that were initially limited to $200.0 million aggregate principal amount at maturity. The senior subordinated notes will mature on November 15, 2014. Subject to the covenants described below under “—Covenants,” applicable law and certain restrictions under the Credit Agreement, the Issuer may issue additional senior subordinated notes (“Additional Senior Subordinated Notes” and, together with Additional Senior Notes, “Additional Notes”) under the senior subordinated indenture. The senior subordinated notes, any exchange notes issued in exchange for the senior subordinated notes and any Additional Senior Subordinated Notes would be treated as a single class for all purposes under the senior subordinated indenture.

The senior subordinated notes will initially bear interest at the rate of 11.875% per annum from November 15, 2006 or from the most recent interest payment date to which interest has been paid. Interest on the senior subordinated notes will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing on May 15, 2007. Interest will be paid to Holders of record at the close of business on May 1 or November 1 immediately preceding the interest payment date. Interest is computed on the basis of a 360-day year of twelve 30-day months.

Additional Interest

If by October 11, 2007, the Obligors have not consummated a registered exchange offer for the notes or caused a shelf registration statement with respect to resales of the notes to be declared effective, the annual interest rate on the notes will increase by 0.25 percentage points and by an additional 0.25 percentage points for each subsequent 90-day period, up to a maximum of 1.0 percentage point.

The notes may be exchanged or transferred at the office or agency of the Issuer in The Borough of Manhattan, The City of New York. Initially, the corporate trust office of the Trustee at 101 Barclay Street, 8th Floor West, New York, New York 10286 will serve as such office. If you give the Issuer wire transfer instructions, the Issuer will pay all principal, premium and interest on your notes in accordance with your instructions. If you do not give the Issuer wire transfer instructions, payments of principal, premium and interest will be made at the office or agency of the paying agent which will initially be the Trustee, unless the Issuer elects to make interest payments by check mailed to the Holders.

The notes were issued only in fully registered form, without coupons, in denominations of $2,000 of principal amount and multiples of $1,000. See “—Book-Entry; Delivery and Form.” No service charge will be made for any registration of transfer or exchange of notes, but the Issuer or Trustee may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Optional Redemption

Ordinary Redemption

Senior Notes

The Issuer may redeem the senior notes, in whole or in part, at any time on or after November 15, 2008. The redemption price for the senior notes (expressed as a percentage of principal amount) will be as follows, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period commencing on November 15 of any year set forth below:

Year	Redemption Price
2008	102%
2009	101%
2010 and thereafter	100%

Senior Subordinated Notes

The Issuer may redeem the senior subordinated notes, in whole or in part, at any time on or after November 15, 2010. The redemption price for the senior subordinated notes (expressed as a percentage of principal amount) will be as follows, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period commencing on November 15 of any year set forth below:

Year	Redemption Price
2010	105.938%
2011	102.969%
2012 and thereafter	100.000%

At any time prior to November 15, 2008, in the case of the senior notes, and November 15, 2010, in the case of the senior subordinated notes, such notes may also be redeemed or purchased, by or on behalf of the Issuer, in whole, or in part, at the Issuer’s option (a “Make-Whole Redemption”), at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption or purchase pursuant to such Make-Whole Redemption (the “Make-Whole Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such Make-Whole Redemption may be made upon notice mailed by first-class mail to each Holder’s registered address not less than 30 nor more than 60 days prior to the Make-Whole Redemption Date. The Issuer may provide in such notice that payment of such price and performance of the Issuer’s obligations with respect to such redemption or purchase may be performed by another person.

Redemption with Proceeds of Certain Equity Offerings

The senior indenture provides that, at any time prior to November 15, 2008, the Issuer may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of the senior notes issued under the senior indenture with the Net Cash Proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of the Parent (to the extent such Net Cash Proceeds have been contributed to the equity capital of the Issuer, in amounts equal to the portion of the total redemption price paid by the Issuer) or of the Issuer at a redemption price (expressed as a percentage of principal amount) of 100% of their principal amount plus a premium equal to the interest rate per annum on the senior notes applicable on the date on which notice of redemption is given, plus accrued and unpaid interest to the redemption date; provided that at least 65% of the aggregate principal amount of the senior notes originally issued on November 15, 2006 remains outstanding after each such redemption and notice of any such redemption is mailed within 90 days of each such sale of Capital Stock.

The senior subordinated indenture provides that, at any time prior to November 15, 2009, the Issuer may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of the senior subordinated notes issued under the senior subordinated indenture with the Net Cash Proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of the Parent (to the extent such Net Cash Proceeds have been contributed to the equity capital of the Issuer, in amounts equal to the portion of the total redemption price paid by the Issuer) or of the Issuer at a redemption price (expressed as a percentage of principal amount) of 111.875% plus accrued and unpaid interest to the redemption date; provided that at least 65% of the aggregate principal amount of the senior subordinated notes originally issued on November 15, 2006 remains outstanding after each such redemption and notice of any such redemption is mailed within 90 days of each such sale of Capital Stock.

General

The Issuer will give not less than 30 days’ nor more than 60 days’ notice of any redemption. If less than all of the senior notes or senior subordinated notes are to be redeemed, selection of the notes of such series for redemption will be made by the Trustee:

•	in compliance with the requirements of the principal national securities exchange, if any, on which such series of notes are listed, or

•

if such series of notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

However, no note of $2,000 in principal amount or less shall be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note will state the portion of the principal amount to be redeemed. A new note in principal amount equal to the unredeemed portion will be issued upon cancellation of the original note.

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the relevant series of notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Guarantees

Payment of the principal of, premium, if any, and interest on the notes will be Guaranteed, jointly and severally, (x) on a senior basis with respect to the Obligors’ obligations under the senior indenture and (y) on a senior subordinated basis with respect to the Obligors’ obligations under the senior subordinated indenture, in each case by the Subsidiary Guarantors. Each Guarantee of the senior subordinated notes is subordinated to the Senior Indebtedness of the applicable Subsidiary Guarantor on the same basis as the payments by the Issuer on the senior subordinated notes are subordinated to prior payment on Senior Indebtedness of the Issuer. In addition, each future Restricted Subsidiary (other than an Excluded Subsidiary) will Guarantee the payment of the principal of, premium if any, and interest on the notes.

The obligations of each Subsidiary Guarantor under its Note Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable Federal or state laws. Each Subsidiary Guarantor that makes a payment or distribution under its Note Guarantee will be entitled to contribution from any other Subsidiary Guarantor, or the Issuer, as the case may be.

The Note Guarantee issued by any Subsidiary Guarantor will be automatically and unconditionally released and discharged upon (1) any sale, exchange or transfer to any Person (other than a Subsidiary of the Issuer) of (A) that number of shares of the Capital Stock of such Subsidiary Guarantor resulting in such Subsidiary Guarantor no longer being a Subsidiary of the Issuer or another Restricted Subsidiary, or (B) all or substantially all of the assets of such Subsidiary Guarantor, or (C) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary, in each case, in compliance with the terms of the indentures; or (2) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

Ranking

The Senior Notes

The senior notes are:

•	general senior unsecured obligations of the Issuer;

•	pari passu in right of payment with all existing and future unsubordinated Indebtedness of the Issuer;

•

senior in right of payment to all existing and future Senior Subordinated Indebtedness (including, without limitation, with respect to the senior subordinated notes) and all future Subordinated Indebtedness of the Issuer, if any;

•	effectively subordinated to all existing and future Indebtedness of the Subsidiaries of the Issuer that are not Subsidiary Guarantors;

•	effectively subordinated to all secured Indebtedness of the Issuer and the Subsidiary Guarantors to the extent of the value of the assets securing such Indebtedness; and

•	unconditionally guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors.

The Senior Subordinated Notes

The senior subordinated notes are:

•	general unsecured senior subordinated obligations of the Issuer;

•	subordinated in right of payment to all existing and future Senior Indebtedness of the Issuer (including, without limitation, the senior notes and borrowings under the Credit Agreement);

•	effectively subordinated to all existing and future Indebtedness of the Subsidiaries of the Issuer that are not Subsidiary Guarantors;

•	pari passu in right of payment with any future Senior Subordinated Indebtedness of the Issuer;

•	senior in right of payment to any future Subordinated Indebtedness of the Issuer; and

•	unconditionally guaranteed on a senior subordinated basis, jointly and severally, by the Subsidiary Guarantors.

Guarantees of Senior Notes

The Note Guarantees of the Subsidiary Guarantors in respect of the senior notes are:

•	general senior unsecured obligations of the Subsidiary Guarantors;

•	pari passu in right of payment to all existing and future unsubordinated Indebtedness of the Subsidiary Guarantors;

•

senior in right of payment with all existing and future Senior Subordinated Indebtedness (including, without limitation, with respect to the Note Guarantees of the senior subordinated notes) and all future Subordinated Indebtedness of the Subsidiary Guarantors, if any; and

•	effectively subordinated to all secured Indebtedness of the Subsidiary Guarantors to the extent of the value of the assets securing such Indebtedness.

Guarantees of Senior Subordinated Notes

The Note Guarantees of the Subsidiary Guarantors in respect of senior subordinated notes are:

•	general unsecured senior subordinated obligations of the Subsidiary Guarantors;

•

subordinated in right of payment to all existing and future Senior Indebtedness of the Subsidiary Guarantors including, without limitation, Note Guarantees of the senior notes and any borrowings and guarantees by the Subsidiary Guarantors of Indebtedness under the Credit Agreement;

•	pari passu in right of payment with any future Senior Subordinated Indebtedness of the Subsidiary Guarantors; and

•	senior in right of payment to any future Subordinated Indebtedness of the Subsidiary Guarantors.

As of March 31, 2008, (i) the Issuer and the Subsidiary Guarantors had $1.0 billion of consolidated indebtedness outstanding, $819.9 million of which was Senior Indebtedness and $654.9 million of which was secured Indebtedness and (ii) the Excluded Subsidiaries of the Issuer (none of which are Subsidiary Guarantors) had $185.8 million of total consolidated liabilities outstanding (excluding intercompany liabilities). The Credit Agreement is secured by substantially all of the assets of the Issuer and its Subsidiaries (other than the assets of the Excluded Subsidiaries).

As of March 31, 2008, all of the Issuer’s Subsidiaries are “Restricted Subsidiaries.” Under the circumstances described under the caption “—Covenants—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary,” the Issuer is permitted to designate Subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries are not be subject to the restrictive covenants of the indentures and do not guarantee any of the notes.

By reason of the subordination provisions described below, in the event of liquidation or insolvency of the Issuer or a Subsidiary Guarantor, creditors of the Issuer or that Subsidiary Guarantor, as applicable, who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than Holders of the notes.

Terms of Subordination

Senior Indebtedness versus Senior Subordinated Notes

Except with respect to the money, securities or proceeds held under any defeasance trust established in accordance with the senior subordinated indenture, upon any payment or distribution of assets or securities of the Issuer of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Issuer, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness (including, without limitation, obligations of the Issuer and the Subsidiary Guarantors under the Credit Agreement, the senior notes and any other Senior Indebtedness Incurred after November 15, 2006) shall first be paid in full, in cash or cash equivalents, before the Holders of the senior subordinated notes or the Senior Subordinated Trustee on behalf of the Holders of the senior subordinated notes shall be entitled to receive (1) any payment by, or on behalf of, the Issuer or any Subsidiary Guarantor on account of Senior Subordinated Indebtedness, (2) any payment to acquire any of the senior subordinated notes for cash, property or securities, or (3) any distribution with respect to the senior subordinated notes of any cash, property or securities.

Payment of Senior Subordinated Notes

Before any payment may be made by, or on behalf of, the Issuer on any Senior Subordinated Indebtedness (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the senior subordinated indenture), upon any dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of the Issuer of any kind or character, whether in cash, property or securities, to which the Holders of the senior subordinated notes or the Senior Subordinated Trustee on behalf of the Holders of the senior subordinated notes would be entitled, but for the subordination provisions of the senior subordinated indenture, shall be made by the Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution or by the Holders of the senior subordinated notes or the Senior Subordinated Trustee if received by them or it, directly to the holders of the Senior Indebtedness (proportionately to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to any trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

The words “cash, property or securities” do not include securities of the Issuer or any other corporation provided for by a plan of reorganization or readjustment that are subordinated, at least to the extent that the senior subordinated notes are subordinated, to the payment of all Senior Indebtedness then outstanding; provided that:

(1)	this does not cause the senior subordinated notes to be treated in any case or proceeding or similar event described above as part of the same class of claims as the Senior Indebtedness or any class of claims pari passu with, or senior to, the Senior Indebtedness for any payment or distribution,

(2)	if a new business enterprise results from such reorganization or readjustment, such business enterprise assumes the Senior Indebtedness, and

(3)	the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

No direct or indirect payment by or on behalf of the Issuer on account of Senior Subordinated Indebtedness (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the senior subordinated indenture), whether pursuant to the terms of the senior subordinated notes or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness of the Issuer and such default shall not have been cured or waived beyond any applicable grace period or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuance of any other event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon receipt by the Senior Subordinated Trustee of written notice from the trustee or other representative for the holders of such Designated Senior Indebtedness (or the holders of at least a majority in principal amount of such Designated Senior Indebtedness then outstanding), no payment of Senior Subordinated Indebtedness (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the Senior Subordinated Indenture) may be made by or on behalf of the Issuer upon or in respect of the senior subordinated notes for a period (a “Payment Blockage Period”) commencing on the date of receipt of such notice and ending 179 days thereafter (unless, in each case, such Payment Blockage Period shall be terminated by written notice to the Senior Subordinated Trustee from such trustee of, or other representatives for, such holders or by payment in full in cash or cash equivalents of such Designated Senior Indebtedness or such event of default has been cured or waived). Not more than one Payment Blockage Period may be commenced with respect to the senior subordinated notes during any period of 360 consecutive days. No event of default (other than an event of default pursuant to the financial maintenance covenants under the Credit Agreement) that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

To the extent any payment of Senior Indebtedness (whether by or on behalf of the Issuer, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

Covenants

Overview

In the indentures, the Issuer agreed to covenants that limit its and its Restricted Subsidiaries’ ability, among other things, to:

•	incur additional indebtedness and issue certain preferred stock;

•	pay certain dividends, acquire shares of capital stock, make payments on subordinated debt or make investments;

•	place limitations on distributions from Restricted Subsidiaries;

•	issue or sell capital stock of Restricted Subsidiaries;

•	guarantee indebtedness;

•	sell or exchange assets;

•	enter into transactions with affiliates;

•	create certain liens;

•	engage in unrelated businesses; and

•	consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries on a consolidated basis.

In addition, if a Change of Control occurs, each Holder of notes will have the right to require the Issuer to repurchase all or a part of the Holder’s notes at a price equal to 101% of their principal amount, plus any accrued interest to the date of repurchase.

Covenant Suspension

During any period of time that the notes have Investment Grade Ratings from the Required Rating Agencies, the Issuer and the Restricted Subsidiaries will not be subject to the following provisions of the Indenture:

•	“—Limitation on Indebtedness and Issuance of Preferred Stock,”

•	“—Limitation on Layering,”

•	“—Limitation on Restricted Payments,”

•	“—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,”

•	“—Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries,”

•	“—Limitation on Transactions with Affiliates,”

•	“—Limitation on Asset Sales,”

•	“—Repurchase of Notes upon a Change of Control,” and

•	clause (3) of the first paragraph and the third paragraph of “—Consolidation, Merger and Sale of Assets.”

(collectively, the “Suspended Covenants”). In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, a Required Rating Agency withdraws its rating or downgrades the rating assigned to the notes so that the notes no longer have Investment Grade Ratings from the Required Rating Agencies, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to any incurrences, actions or other events undertaken by the Issuer or any Restricted Subsidiary from that time forward, and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the terms of the covenant described below under “—Limitation on Restricted Payments” as though such covenant had been in effect during the entire period of time from November 15, 2006.

Limitation on Indebtedness and Issuance of Preferred Stock

(a)	The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the notes and the Note Guarantees existing on November 15, 2006, the exchange notes and the related Guarantees thereof and Indebtedness existing on November 15, 2006) and the Issuer will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however , that the Issuer may Incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary may Incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue preferred stock if, after giving effect to the Incurrence of such Indebtedness or issuance of preferred stock and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio would be greater than 2.5:1.

Notwithstanding the foregoing, the Issuer and any Restricted Subsidiary (except as specified below) may Incur or issue each and all of the following:

(1)	the Incurrence by the Issuer or any Subsidiary Guarantor of additional Indebtedness and letters of credit under the Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and such Restricted Subsidiary thereunder) (together with refinancings thereof) not to exceed $565.0 million at any one time outstanding less any amount of such Indebtedness permanently repaid as provided under the “Limitation on Asset Sales” covenant;

(2)	Indebtedness owed (A) to the Issuer or any Subsidiary Guarantor or (B) to any other Restricted Subsidiary; provided that (x) any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2) and (y) if the Issuer or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated in right of payment to the notes, in the case of the Issuer, or the Note Guarantee, in the case of a Subsidiary Guarantor;

(3)	Indebtedness or preferred stock issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness outstanding under clauses (1), (2), (5), (6), (7), (8), (10), (11) and (14) of the second paragraph of part (a) of this “Limitation on Indebtedness and Issuance of Preferred Stock” covenant and any refinancings thereof) in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that (a) Indebtedness the proceeds of which are used to refinance or refund the notes in part or Indebtedness that is subordinated in right of payment to, the notes or a Note Guarantee shall only be permitted under this clause (3) if (x) in case the notes are refinanced in part, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining notes or the Note Guarantee, or (y) in case the Indebtedness to be refinanced is subordinated in right of payment to the notes or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the notes or the Note Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the notes or the Note Guarantee, (b) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded and (c) such new Indebtedness is Incurred by the Issuer or a Subsidiary Guarantor or by the Restricted Subsidiary that is the obligor on the Indebtedness to be refinanced or refunded; provided further that in the case of the Senior Subordinated Indenture, subclauses (a) and (b) of this clause (3) will not apply to any refinancing or refunding of Senior Indebtedness;

(4)	Indebtedness of the Issuer, to the extent the net proceeds thereof are promptly (A) used to purchase notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the notes as described under “Defeasance” or “—Satisfaction and Discharge”;

(5)	Guarantees of the notes and Guarantees of Indebtedness of the Issuer or any of its Restricted Subsidiaries by any other Restricted Subsidiary of the Issuer; provided the Guarantee of such Indebtedness is permitted by and made in accordance with the “Limitation on Issuances of Guarantees by Restricted Subsidiaries” covenant;

(6)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the normal course of business provided, however , that such Indebtedness is extinguished within five business days of Incurrence;

(7)	Indebtedness in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, surety or appeal bonds and payment obligations in connection with self-insurance or similar obligations (and letters of credit in respect thereof);

(8)	the Incurrence of, or issuance by, the Issuer or any Restricted Subsidiary of Indebtedness or preferred stock, in each case, Incurred or issued for the purpose of financing or refinancing all or any part of the purchase price or cost (including, without limitation, the cost of improvement or construction) to acquire or improve real or personal property (including, without limitation acquisitions by way of Capitalized Lease Obligations and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary, to the extent of the fair market value of the real or personal property so acquired, plus goodwill associated therewith) by the Issuer or a Restricted Subsidiary after November 15, 2006 provided, however , that the aggregate principal amount of such Indebtedness or liquidation preference of preferred stock, as applicable, outstanding at any time (together with any refinancing thereof pursuant to this clause (8)) may not exceed $20.0 million;

(9)	the Incurrence by the Issuer or any Guarantor of (x) Acquired Indebtedness, or (y) preferred stock of Persons that are acquired by the Issuer or any Restricted Subsidiary (including by way of merger or consolidation) in accordance with the terms of the indentures (provided that such preferred stock is not issued in contemplation of such acquisition or merger); provided further in the case of each of (x) and (y) that the Issuer would, at the time of such Incurrence and after giving pro forma effect thereto as if such Incurrence had occurred at the beginning of the applicable four quarter period, have been permitted to Incur $1.00 of Indebtedness under the first paragraph of part (a) of this covenant;

(10)	obligations under Currency Agreements and Interest Rate Agreements designed primarily to protect the Issuer or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

(11)	Indebtedness of any Foreign Subsidiary in an aggregate principal amount outstanding at any time (together with refinancings thereof pursuant to this clause (11)) not to exceed $15.0 million;

(12)	Acquired Indebtedness in connection with the consummation of the Transaction on substantially the same terms as described in the offering memorandum dated November 8, 2006 related to the notes;

(13)	the Incurrence of Indebtedness or the issuance of preferred stock under any Portfolio Management Financing; provided that (i) the amount of Indebtedness Incurred or liquidation preference of preferred stock issued under a Portfolio Management Financing shall not exceed 90% of the total amount paid to acquire the Portfolio Management Assets purchased with the proceeds of such Indebtedness or preferred stock and (ii) at the time of Incurrence or issuance and after giving pro forma effect thereto, the Portfolio Management Leverage Ratio shall not exceed 3.0 to 1; and

(14)	the Incurrence or issuance by the Issuer or any Restricted Subsidiary of additional Indebtedness or preferred stock (in addition to Indebtedness or preferred stock permitted under clauses (1) through (13) above) in an aggregate principal amount outstanding at any time (together with refinancings thereof pursuant to this clause (14)) not to exceed $50.0 million (which Indebtedness may, but need not, be Incurred, in whole or in part, under the Credit Facilities).

(b)	Notwithstanding any other provision of this “Limitation on Indebtedness and Issuance of Preferred Stock” covenant, the maximum amount of Indebtedness that may be outstanding pursuant to this “Limitation on Indebtedness and Issuance of Preferred Stock” covenant will be deemed not to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

(c)

For purposes of determining any particular amount of Indebtedness under this “Limitation on Indebtedness and Issuance of Preferred Stock” covenant, (x) Indebtedness Incurred under the Credit Agreement on November 15, 2006 shall be treated as Incurred pursuant to clause (1) of the second paragraph of part (a) of this “Limitation on Indebtedness and Issuance of Preferred Stock” covenant, (y) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (z) any Liens granted pursuant to the equal and ratable provisions referred to in the “Limitations on Liens” covenant shall not be treated as Indebtedness. For purposes of determining compliance with this “Limitation on Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above (other than Indebtedness outstanding on November 15, 2006 referred to in clause (x) of the preceding sentence), including under the first paragraph of clause (a), the Issuer, in its sole discretion, may classify, and from time to time may reclassify, such item of Indebtedness.

(d)	Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness.

(e)	If obligations in respect of letters of credit are Incurred pursuant to the Credit Facilities and in accordance with the terms of the indentures, and the letters of credit are issued in support of other Indebtedness, then the Indebtedness represented by such letters of credit shall be deemed not Incurred.

(f)	The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will be deemed not to be an Incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant.

Limitation on Layering

Senior Indenture

The senior indenture provides that the Obligors will not Incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Obligors unless such Indebtedness is subordinated in right of payment to the senior notes and any related Note Guarantees to the same extent; provided that the foregoing limitation shall not apply to distinctions between categories of Indebtedness that exist by reason of any Liens or Guarantees arising or created in respect of some but not all such Indebtedness.

Senior Subordinated Indenture

The senior subordinated indenture provides that the Obligors will not Incur any Indebtedness that is contractually subordinated in right of payment to any Senior Indebtedness unless such Indebtedness is pari passu with, or subordinated in right of payment to, the senior subordinated notes and any related Note Guarantees, in each case, to the same extent, as applicable; provided that the foregoing limitation shall not apply to distinctions between categories of Senior Indebtedness that exist by reason of any Liens or Guarantees arising or created in respect of some but not all such Senior Indebtedness.

Limitation on Restricted Payments

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Capital Stock of Restricted Subsidiaries held by stockholders other than the Issuer or any of its Subsidiaries) held by Persons other than the Issuer or any of its Restricted Subsidiaries, (2) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock (including, without limitation, options, warrants or other rights to acquire such shares of Capital Stock) of the Issuer or a Restricted Subsidiary (other than from the Issuer or a Restricted Subsidiary or an entity that becomes a Restricted Subsidiary as a result of such transaction), (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of any Subordinated Indebtedness (in each case, other than intercompany

Indebtedness owed to the Issuer or any Subsidiary Guarantor), prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any such Subordinated Indebtedness (other than the redemption, repurchase, defeasance or other acquisition or retirement of any Subordinated Indebtedness in anticipation of satisfying a scheduled maturity, sinking fund, principal or amortization or other installment obligation, in each case due within 180 days of the date of such redemption, repurchase, defeasance or other acquisition or retirement) or (4) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (1) through (4) above being collectively “Restricted Payments”) unless, at the time of, and after giving effect to, the proposed Restricted Payment:

(a)	no Default or Event of Default shall have occurred and be continuing,

(b)	the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period have been permitted to Incur at least $1.00 of Indebtedness under the first paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant, and

(c)	such Restricted Payment, together with the aggregate amount of all Restricted Payments made after November 15, 2006 would not exceed the sum of:

(1)	50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following November 15, 2006 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which internal financial statements are available at the time of such Restricted Payment, plus

(2)	the aggregate Qualified Proceeds received by the Issuer after November 15, 2006 as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Issuer, including without limitation, an issuance or sale permitted by the indentures of Indebtedness of the Issuer for cash subsequent to November 15, 2006 upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Issuer, or from the issuance to a Person which is not a Subsidiary of the Issuer of any options, warrants or other rights to acquire Capital Stock of the Issuer (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the notes), plus

(3)	an amount equal to the reduction in Investments (other than reductions in Permitted Investments) in any Person resulting (A) from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case, to the Issuer or any Restricted Subsidiary or from the Qualified Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), (B) from the release of any Guarantee or (C) from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”), not to exceed, in each case, the amount of Investments previously made by the Issuer or any Restricted Subsidiary in such Person or Unrestricted Subsidiary, plus

(4)	in the event the Issuer and/or any Restricted Subsidiary of the Issuer makes an Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary of the Issuer, an amount equal to the existing Investment of the Issuer and/or any of its Restricted Subsidiaries in such Person that was previously treated as a Restricted Payment, plus

(5)

the aggregate net cash proceeds received by the Issuer or a Restricted Subsidiary from the issuance or sale after November 15, 2006 (other than issuances to the Issuer or a Restricted Subsidiary) of convertible or exchangeable Indebtedness or Disqualified Stock that has been converted into or exchanged for its Capital Stock (other than Disqualified Stock) together with the aggregate net cash proceeds received by the Issuer or a Restricted Subsidiary at the time of such conversion or exchange, but excluding the aggregate amount of any cash or fair market value of other property distributed by the Issuer or a Restricted Subsidiary upon any such conversion or exchange.

The foregoing provisions shall not be violated by reason of:

(6)	the payment of any dividend or redemption of any Capital Stock within 60 days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption, such payment or redemption would comply with the preceding paragraph;

(7)	the redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, including premium, if any, and accrued interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of the second paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant;

(8)	the repurchase, redemption or other acquisition of Capital Stock of the Issuer or a Subsidiary Guarantor (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, prior to the Stated Maturity of the notes;

(9)	the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness which is subordinated in right of payment to the notes or any Note Guarantee in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, prior to the Stated Maturity of the notes;

(10)	payments or distributions, to dissenting stockholders required by applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets of the Issuer that complies with the provisions of the indentures applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Issuer (including, without limitation, in connection with the Merger-Related Transactions);

(11)	Investments acquired as a capital contribution to, or in exchange for, or out of the proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Issuer;

(12)	the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants to the extent such Capital Stock represents all or a portion of the exercise price thereof and related withholding tax;

(13)	the payment (A) by the Issuer or any Restricted Subsidiary to the Parent, which payment is used by the Parent, following an initial Public Equity Offering by the Parent, to pay dividends of up to 6% of the Net Cash Proceeds received by the Parent in such Public Equity Offering (or any subsequent Public Equity Offering) that are contributed to the Issuer by such Person, in any form other than Disqualified Stock or Indebtedness, or (B) by the Issuer, following an initial Public Equity Offering by the Issuer, to pay dividends of up to 6% of the Net Cash Proceeds received by the Issuer in such initial Public Equity Offering (or any subsequent Public Equity Offering by the Issuer);

(14)

the repurchase, redemption or other acquisition of Capital Stock of the Issuer or any of its Subsidiaries from employees, former employees, consultants, directors or former directors of the Issuer or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), and any dividend payment or other distribution by the Issuer or any Restricted Subsidiary to the Parent utilized for the repurchase, redemption or other acquisition of any Capital Stock of such Parent held by employees, former employees, directors or former directors of the Parent or its Subsidiaries or permitted transferees, heirs or estates of such employees, former employees, directors or former directors pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, such Capital Stock; provided, however , that the aggregate amount of such repurchases and other acquisitions shall not exceed $5.0 million in any calendar year (it being understood, however, that unused amounts permitted to be paid pursuant to this proviso are available to be carried over, but only to the next calendar year);

(15)	Permitted Payments to Parent;

(16)	the payment of a transaction fee of $18.5 million dollars by the Issuer to One Equity Partners in connection with the consummation of the Merger-Related Transaction on November 15, 2006;

(17)	the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer which Disqualified Stock was issued after November 15, 2006 in accordance with the terms of the indentures;

(18)	upon the occurrence of a Change of Control and within 60 days after completion of the Offer to Purchase pursuant to the “Repurchase of Notes Upon a Change of Control” covenant in accordance with the terms of the indentures (including the purchase of all notes tendered), any purchase or redemption of Subordinated Indebtedness or Disqualified Stock of the Issuer that is required to be repurchased or redeemed pursuant to the terms thereof as a result of a Change of Control, at a purchase price not greater than 101% of the outstanding principal amount thereof (plus accrued and unpaid interest thereon);

(19)	with respect to the senior indenture only, the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness or Disqualified Stock pursuant to the provisions similar to those described under the “Limitation on Asset Sales” covenant provided that an offer to repurchase the senior notes pursuant to the provisions described under the “Limitation on Asset Sales” covenant has been made in accordance with the terms of the senior indenture and all senior notes tendered by Holders in connection with such offers, as applicable, have been repurchased, redeemed or acquired for value; and

(20)	Restricted Payments in an amount which, when taken together with all other Restricted Payments made pursuant to this clause (15), do not exceed $25.0 million,

provided that, except in the case of clauses (1), (2), (3), (4), (5), (6), (7), (10), (12), (13), (14) and (15) no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clauses (1), (2), (5), (7), (10), (11), (12), (13) and (14) thereof, or an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clauses (3) or (4) thereof, or an Investment acquired as a capital contribution or in exchange for Capital Stock referred to in clause (6) thereof) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this “Limitation on Restricted Payments” covenant have been met with respect to any subsequent Restricted Payments. Each indenture provides that with respect to the notes issued thereunder, in the event the proceeds of an issuance of Capital Stock of the Issuer are used for the redemption, repurchase or other acquisition of the notes, or Indebtedness that is pari passu with the notes or the Note Guarantee, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this “Limitation on Restricted Payments” covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

For purposes of determining compliance with this “Limitation on Restricted Payments” covenant, (x) the amount, if other than in cash, of any Restricted Payment shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution and (y) in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, including, without limitation, the first paragraph of this “Limitation on Restricted Payments” covenant, the Issuer, in its sole discretion, may order and classify, and from time to time may reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of such reclassification.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Issuer or any other Restricted Subsidiary, (2) repay any Indebtedness owed to the Issuer or any other Restricted Subsidiary, (3) make loans or advances to the Issuer or any other Restricted Subsidiary or (4) transfer any of its property or assets to the Issuer or any other Restricted Subsidiary.

The foregoing provisions shall not restrict any encumbrances or restrictions:

(1)	existing under the Credit Agreement as in effect on November 15, 2006 (or under any Credit Facility, provided that the encumbrances and restrictions in any such Credit Facility taken as a whole are no more restrictive in any material respect than those contained in the Credit Agreement) or the indentures or any other agreements as in effect on November 15, 2006, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no more restrictive in any material respect than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(2)	existing under or by reason of applicable law, rule, regulation or order;

(3)	existing with respect to any Person or the property or assets of such Person acquired by the Issuer or any Restricted Subsidiary, existing at the time of such acquisition and not Incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any extensions, refinancings, renewals or replacements thereof; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no more restrictive in any material respect than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(4)	in the case of clause (4) of the first paragraph of this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant:

(A)	that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(B)	existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by the indentures,

(C)	arising or agreed to in the normal course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary in any manner material to the Issuer or any Restricted Subsidiary, or

(D)	arising under purchase money obligations for property acquired in the normal course of business or Capitalized Lease Obligations;

(5)	with respect to a Restricted Subsidiary and its Subsidiaries and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary and its Subsidiaries;

(6)	arising from customary provisions in joint venture agreements, asset sale agreements, sale lease-back agreements, stock sale agreements and other similar agreements entered into (i) in the normal course of business or (ii) with the approval of the Issuer’s Board of Directors, which limitation is applicable only to the assets that are subject to such agreements;

(7)	on cash or other deposits or net worth imposed by customers under contracts entered into in the normal course of business;

(8)	arising under agreements (i) governing Indebtedness Incurred by a Foreign Subsidiary in accordance with clause (11) of the second paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant or (ii) governing Indebtedness Incurred by a Subsidiary Guarantor after November 15, 2006 in compliance with the first paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant ( provided , that the encumbrances and restrictions in any such agreements taken as a whole are no more restrictive in any material respect than those contained in the agreements described in clause (1) of this paragraph);

(9)	with respect to a Portfolio Management Subsidiary pursuant to agreements entered into in the normal course of its business; or

(10)	Indebtedness Incurred pursuant to clause (3) of the second paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant ( provided , that the encumbrances and restrictions in any such agreements taken as a whole are no more restrictive in any material respect than those contained in the agreements being refinanced).

Nothing contained in this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant shall prevent the Issuer or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the “Limitation on Liens” covenant or (2) restricting the sale or other disposition of property or assets of the Issuer or any of its Restricted Subsidiaries that secure Indebtedness of the Issuer or any of its Restricted Subsidiaries.

Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries

The Issuer will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including, without limitation, options, warrants or other rights to purchase shares of such Capital Stock) except:

(1)	to the Issuer or a Wholly Owned Restricted Subsidiary;

(2)	issuances of director’s qualifying shares or sales to foreign nationals of shares of Capital Stock of Restricted Subsidiaries that are Foreign Subsidiaries, to the extent required by applicable law;

(3)	if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the “Limitation on Restricted Payments” covenant if made on the date of such issuance or sale;

(4)	sales of common stock or preferred stock (other than Disqualified Stock) issued in compliance with the indentures (including, without limitation, options, warrants or other rights to purchase shares of such common stock) of a Restricted Subsidiary, provided , in each case, that the Issuer or such Restricted Subsidiary applies the Net Cash Proceeds of any such sale in accordance with the “Limitation on Asset Sales” covenant; or

(5)	issuances of shares of Capital Stock of a Portfolio Management Subsidiary pursuant to agreements entered into in the normal course of its business.

Limitation on Issuances of Guarantees by Restricted Subsidiaries

The Issuer will not permit any Restricted Subsidiary which is not a Subsidiary Guarantor, directly or indirectly, to Guarantee any Indebtedness (“Guaranteed Indebtedness”) of the Issuer or any other Restricted Subsidiary (other than an Excluded Subsidiary) unless (a) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to each indenture providing for a Guarantee (also a “Subsidiary Guarantee”) of payment of the notes by such Restricted Subsidiary and (b) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee until the notes have been paid in full.

If the Guaranteed Indebtedness is (A) pari passu in right of payment with the notes or any Note Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be pari passu in right of payment with, or subordinated to, the Subsidiary Guarantee or (B) subordinated in right of payment to the notes or any Note Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the notes or the Note Guarantee.

Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(1)	any sale, exchange or transfer, to any Person not a Subsidiary of the Issuer, of (A) that number of shares of the Issuer’s and each Restricted Subsidiary’s Capital Stock in such Restricted Subsidiary resulting in such Restricted Subsidiary no longer being a Subsidiary of the Issuer or another Restricted Subsidiary, (B) all or substantially all the assets of, such Restricted Subsidiary, or (C) upon the designation of such Restricted Subsidiary as an Unrestricted Subsidiary, in the case of (A), (B) or (C) above, in accordance with the terms of the indentures; or

(2)	the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee,

provided that such release or discharge shall not become effective until the receipt by the Trustee of an Officers’ Certificate stating that all conditions precedent to the release and discharge of the guarantees have been complied with.

Limitation on Transactions with Affiliates

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Issuer, except upon terms that, taken as a whole, are materially not less favorable to the Issuer or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such an Affiliate.

The foregoing limitation does not limit, and shall not apply to:

(1)	transactions (A) approved by a majority of the disinterested members of the Board of Directors or, if there is only one disinterested member of the Board of Directors, such member, or (B) for which the Issuer or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking, accounting, valuation or appraisal firm stating that the transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view;

(2)	any transaction solely between the Issuer and any of its Restricted Subsidiaries or solely between or among Restricted Subsidiaries;

(3)	the payment of reasonable and customary regular fees to directors of the Issuer or any of its Restricted Subsidiaries who are not its employees and indemnification arrangements entered into by the Issuer or any of its Restricted Subsidiaries consistent with past practices of the Issuer or such Restricted Subsidiary;

(4)	any sale of shares of Capital Stock (other than Disqualified Stock) of the Issuer;

(5)	any Permitted Investments or any Restricted Payments not prohibited by the “Limitation on Restricted Payments” covenant;

(6)	any agreement as in effect or entered into as of November 15, 2006 (as disclosed in the offering memorandum dated November 8, 2006 related to the notes) or any amendment thereto or any transaction contemplated thereby (including, without limitation, pursuant to any amendment thereto) and any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Issuer or such Restricted Subsidiary, as applicable, in any material respect than the original agreement as in effect on November 15, 2006;

(7)	the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to or the funding of, employment arrangements, stock options and stock ownership plans or similar employee benefit plans approved by the Board of Directors and loans to employees of the Issuer and its Subsidiaries which are approved by the Board of Directors;

(8)	(x) the payment by the Issuer to any Affiliate of the Issuer of management fees of not more than $3.0 million or (y) the reimbursement to any such Affiliate of related expenses of not more than $2.0 million, in the case of (x) or (y), in the aggregate in any calendar year;

(9)	payment of fees and the reimbursement of other expenses to the Existing Stockholders and/or their Affiliates in connection with the Merger-Related Transactions as described in the offering memorandum dated November 8, 2006 related to the notes under the caption “Certain Related Party Transactions”;

(10)	loans (or cancellation of loans) or advances to employees in the normal course of business not to exceed $2.0 million in the aggregate at any one time outstanding;

(11)	transactions with Affiliates that are customers, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services (including, without limitation, relating to portfolios of purchased accounts receivable), in each case which are in the normal course of business and otherwise in compliance with the terms of the indentures, and which are fair to the Issuer or its Restricted Subsidiaries, as applicable, in the reasonable determination of the Board of Directors, chief executive officer or chief financial officer of the Issuer or its Restricted Subsidiaries, as applicable, or are on terms that, taken as a whole, are materially not less favorable to the Issuer or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with such a Person that is not such an Affiliate;

(12)	the existence of, or the performance by the Issuer or any Restricted Subsidiary of their obligation, if any, or obligations of the Issuer under the terms of, any subscription, registration rights or stockholders agreements, partnership agreement or limited liability company agreement to which the Issuer or any Restricted Subsidiary was a party as of November 15, 2006 and which was disclosed in the offering memorandum dated November 8, 2006 related to the notes under the caption “Certain Related Party Transactions”, provided, however , that the entering into by the Issuer or any Restricted Subsidiary or the performance by the Issuer or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after November 15, 2006 will only be permitted by this clause to the extent that the terms of any such amendment or new agreement, taken as a whole, are not materially more disadvantageous to the Issuer or its Restricted Subsidiaries, or the holders of the notes, as determined in good faith by the Board of Directors, chief executive officer or chief financial officer of the Issuer;

(13)	any financial advisory, financing, underwriting or placement services or any other investment banking, banking or similar services involving the Issuer and any of its Restricted Subsidiaries (including without limitation any payments in cash, Capital Stock or other consideration made by the Issuer or any of its Restricted Subsidiaries in connection therewith) on the one hand and the Existing Stockholders and any of their Affiliates, on the other hand, which services (and payments and other transactions in connection therewith) are approved as fair to the Issuer or such Restricted Subsidiary by a majority of the disinterested members of the Board of Directors of the Issuer; or

(14)	transactions with Persons in their capacity as holder of Indebtedness or Capital Stock of the Issuer or any Restricted Subsidiary where such Persons are treated no more favorably than holders of such Indebtedness or Capital Stock generally.

Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this “Limitation on Transactions with Affiliates” covenant, and not covered by clauses (2) through (14) of this paragraph, (a) the aggregate amount of which exceeds $15.0 million in value, must be approved or determined to be fair in the manner provided for in clause (1)(A) or (B) above and (b) the aggregate amount of which exceeds $40.0 million in value must be determined to be fair in the manner provided for in clause (1)(B) above.

Limitation on Liens

Senior Indenture

The senior indenture provides that the Issuer will not, and will not permit any Restricted Subsidiary to create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character (including, without limitation, any shares of Capital Stock or Indebtedness of any Restricted Subsidiary) without contemporaneously making provision to secure the senior notes and the related Note Guarantees equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the senior notes or the related Note Guarantees, prior to) the obligation or liability secured by such Lien.

The foregoing limitation does not apply to:

(1)	Liens to secure Indebtedness Incurred under the Credit Agreement in an aggregate amount not to exceed $700.0 million and/or securing obligations related thereto under Interest Rate Agreements and Currency Agreements in each case regardless of under which clause of the “Limitation of Indebtedness and Issuance of Preferred Stock” covenant such Indebtedness is Incurred; and

(2)	Permitted Liens.

Senior Subordinated Indenture

The senior subordinated indenture provides that the Issuer will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness secured by a Lien (“Secured Indebtedness”) which is not Senior Indebtedness, without contemporaneously making provision to secure the senior subordinated notes and the related Note Guarantees equally and ratably with (or, if the Secured Indebtedness is subordinated in right of payment to the senior subordinated notes or the related Note Guarantees, prior to) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

The foregoing limitation does not apply to:

(1)	Liens securing obligations under the Credit Facilities under clause (1) of the second paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant and/or securing obligations related thereto under Interest Rate Agreements and Currency Agreements;

(2)	Liens securing Senior Indebtedness; or

(3)	Permitted Liens.

Limitation on Asset Sales

The Issuer will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (1) the consideration received by the Issuer or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (2) at least 75% of the consideration received consists of (a) cash or

Temporary Cash Investments, (b) the assumption of any liabilities, as shown on the Issuer’s most recent consolidated balance sheet (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) of the Issuer or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary (in each case, other than Indebtedness owed to the Issuer, or any Affiliate of the Issuer), provided that the Issuer, such Subsidiary Guarantor or such other Restricted Subsidiary is irrevocably and unconditionally released in writing from all such liability or under such Indebtedness, (c) Replacement Assets or (d) a combination of the consideration specified in the foregoing clauses (a) through (c).

For the purposes of this provision, any securities, notes or other obligations received by the Issuer or any of its Restricted Subsidiaries from the transferee that are converted by the Issuer or any of its Restricted Subsidiaries into cash or Temporary Cash Investments within 180 days of their receipt by the Issuer or any of its Restricted Subsidiaries shall be deemed to be cash, but only to the extent of the cash or Temporary Cash Investments received.

The Issuer will, or will cause the relevant Restricted Subsidiary to:

(1)	within twelve months after the date of receipt of any Net Cash Proceeds from an Asset Sale,

(A)(i)	under the senior indenture, apply an amount equal to such Net Cash Proceeds to permanently repay secured Indebtedness of the Issuer or any Subsidiary Guarantor or Indebtedness of any Restricted Subsidiary and (ii) under the Senior Subordinated Indenture, apply an amount equal to such Net Cash Proceeds to permanently repay Senior Indebtedness of the Issuer or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary, in each case described in (i) or (ii) above, owing to a Person other than (x) the Issuer, any Parent or any Subsidiary of the Issuer, or (y) any Existing Stockholder (other than any Person who is a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of (1) OEP Holdings Corporation or (2) any Person described in clause (a)(y) of the definition of Existing Stockholder),

(B)	invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement) in Replacement Assets or reduce revolving credit Indebtedness used to finance Replacement Assets within 12 months prior to such Asset Sale, or

(C)	a combination of the repayment and reinvestment permitted by the foregoing clauses (A) and (B), and

(2)	apply (no later than the end of the 12-month period referred to in clause (1)) any excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraphs of this “Limitation on Asset Sales” covenant.

Pending the final application of any Net Cash Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by the indenture.

The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the third paragraph of this “Limitation on Asset Sales” covenant and not applied as so required by the end of such period shall constitute “Excess Proceeds.”

If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this “Limitation on Asset Sales” covenant totals at least $20.0 million, the Issuer must commence, not later than the fifteenth business day of such month, and consummate, as soon as reasonably practicable thereafter, an Offer to Purchase from the Holders (and, if required by the terms of any Indebtedness that is pari passu with the notes (“Pari passu Indebtedness”), from the holders of such Pari passu Indebtedness) on a pro rata basis an aggregate principal amount of notes (and Pari passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of their principal amount, plus, in each case, accrued interest (if any) to the Payment Date. To the extent that any Excess Proceeds remain after consummation of an Offer to Purchase pursuant to this “Limitation on Asset Sales” covenant, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by the indentures and the amount of Excess Proceeds shall be reset to zero.

Any repurchase of senior subordinated notes following an Asset Sale will constitute a Restricted Payment under the Senior Subordinated Indenture until the Offer to Purchase relating to the senior notes is completed. See “—Limitation on Restricted Payments.”

Limitation on Business Activities

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business.

Repurchase of Notes upon a Change of Control

The Issuer must commence, within 30 days of the occurrence of a Change of Control, and consummate, as soon as reasonably practicable thereafter, an Offer to Purchase for all notes then outstanding, at a purchase price equal to 101% of their principal amount, plus accrued interest (if any) to the payment date.

There can be no assurance that the Issuer will have sufficient funds available at the time of any Change of Control to make any debt payment (including, without limitation, repurchases of the notes) required by the foregoing covenant (as well as may be required by the terms of any other securities or indebtedness of the Issuer which might be outstanding at the time).

The senior subordinated indenture provides that, prior to complying with any of the provisions of this Change of Control covenant, but in any event within 60 days following a Change of Control, the Issuer will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness, including, without limitation, the Credit Agreement and the senior indenture, to permit the repurchase of the notes required by this covenant. The Issuer will publicly announce the results of any Offer to Purchase required by this Change of Control covenant on, or as soon as practicable after, the completion of such Offer to Purchase.

The Credit Agreement restricts the Issuer from purchasing any notes, and also provides that certain change of control events with respect to the Issuer or repurchases of or other prepayments in respect of the notes would constitute a default under the Credit Agreement. In addition, the senior indenture prohibits, subject to certain exceptions, the repurchase of the senior subordinated notes upon a Change of Control. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing notes, the Issuer could seek the consent of its lenders, including lenders under the Credit Agreement and, if applicable, Holders of the senior notes to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such a consent or repay such borrowings, the Issuer will remain prohibited from purchasing notes. In such case, the Issuer’s failure to purchase tendered notes would constitute an Event of Default under the indentures which would, in turn, constitute a default under the agreements governing the Issuer’s other Indebtedness. In such circumstances, the subordination provisions of the indentures would likely restrict payments to the holders of notes.

Any repurchase of senior subordinated notes following a Change of Control will constitute a Restricted Payment until the Offer to Purchase relating to the senior notes is completed. See “—Limitation on Restricted Payments.”

The Issuer will not be required to make an Offer to Purchase upon the occurrence of a Change of Control if a third party makes an offer to purchase the notes in the manner, at the times and price and otherwise in compliance with the requirements of the indentures applicable to an Offer to Purchase for a Change of Control and purchases all notes validly tendered and not withdrawn in such offer to purchase.

SEC Reports and Reports to Holders

Whether or not the Issuer is then required to file reports with the SEC, from and after the date of consummation of the exchange offers or effectiveness of the shelf registration statement, the Issuer shall file with the SEC all such reports and other information as it would be required to file with the SEC by Section 13(a) or 15(d) under the Securities Exchange Act of 1934 if it were subject thereto, unless the SEC will not accept any such filings. The Issuer shall supply to the Trustee and to each Holder who so requests or shall supply to the Trustee for forwarding to each such Holder who so requests, without cost to such Holder, copies of such reports and other information. In addition, the Issuer has agreed that, at all times prior to the earlier of the date of consummation of the exchange offers or effectiveness of the shelf registration statement and the date that is 270 days after November 15, 2006, the Issuer shall, at its cost, deliver to each Holder of the notes quarterly and annual reports substantially equivalent to those which would be required by the Exchange Act. The Issuer may satisfy its obligation to furnish such information to the Trustee and each Holder at any time by filing such information with the SEC. In addition, the Issuer has agreed that, at all times prior to the date identified in the preceding sentence, upon the request of any Holder or any prospective purchaser of the notes designated by a Holder, it will supply to such Holder or such prospective purchaser the information required under Rule 144A under the Securities Act.

In the event that any Parent provides a Note Guarantee and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC, the reports, information and other documents required to be filed and furnished to Holders pursuant to this covenant may, at the option of the Issuer, be filed by and be those of such Parent rather than the Issuer.

Events of Default

The following events will be defined as “Events of Default” in the applicable indenture:

(a)	default in the payment of principal of (or premium, if any, on) any note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, (whether or not, in the case of the senior subordinated indenture, such payment is prohibited by the subordination provisions of such indenture);

(b)	default in the payment of interest on any note when the same becomes due and payable, and such default continues for a period of 30 days (whether or not, in the case of the senior subordinated indenture, such payment is prohibited by the subordination provisions of such indenture);

(c)	(i) default in the performance or breach of the provisions of the indentures applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Issuer or any Subsidiary Guarantor, or (ii) the failure by the Issuer to make or consummate an Offer to Purchase in accordance with the provisions under the caption: “—Repurchase of Notes upon a Change of Control”;

(d)	the Issuer or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement in the indentures or under the notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the notes;

(e)	there occurs with respect to any issue or issues of Indebtedness of the Issuer, any Subsidiary Guarantor or any Significant Subsidiary having an outstanding principal amount of $30.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(f)

any final judgment or order (not covered by insurance or a third party indemnity pursuant to an executed written agreement) for the payment of money in excess of $30.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Issuer, any Subsidiary Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order during which a stay of enforcement of such final judgments or orders, by reason of a pending appeal or otherwise, shall not be in effect;

(g)	a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(h)	the Issuer or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or such Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or such Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

(i)	any Subsidiary Guarantor repudiates its obligations under its Note Guarantee or, except as permitted by the indentures, any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.

If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Issuer) occurs and is continuing under the indentures, the Trustee or the Holders of at least 25% in aggregate principal amount of the notes, then outstanding, by written notice to the Issuer (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable, provided that so long as any Indebtedness permitted to be Incurred under the Credit Agreement is outstanding, any such declaration of acceleration under the senior subordinated notes and the senior subordinated indenture shall not become effective until the earlier of (x) five business days after receipt of the acceleration notice by the Bank Agent and the Issuer or (y) acceleration of the Indebtedness under the Credit Agreement; provided further that such acceleration shall be automatically rescinded and annulled without any further action required on the part of the Holders in the event that any and all Events of Default specified in the acceleration notice under the indentures shall have been cured, waived or otherwise remedied as provided in the indentures prior to the expiration of the period referred to in the preceding clauses (x) and (y). In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Issuer, the relevant Subsidiary Guarantor or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs with respect to the Issuer, the principal of, premium, if any, and accrued interest on the notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Subject to other provisions of the Indentures, the Holders of at least a majority in principal amount of the notes by notice to the Trustee, may waive all past defaults and rescind and cancel a declaration of acceleration and its consequences if (x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and accrued interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived and (y) the rescission would not conflict with any judgment or decree. For information as to the waiver of defaults, see “—Modification and Waiver.”

The Holders of at least a majority in aggregate principal amount of the notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the indentures, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of notes. A Holder may not pursue any remedy with respect to the indentures or the notes unless:

(1)	the Holder gives the Trustee written notice of a continuing Event of Default;

(2)	the Holders of at least 25% in aggregate principal amount of notes make a written request to the Trustee to pursue the remedy;

(3)	such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4)	the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)	during such 60-day period, the Holders of a majority in aggregate principal amount of the notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of an note to receive payment of the principal of or premium, if any, or interest on, such note, or to bring suit for the enforcement of any such payment, on or after the due date expressed in the note, which right shall not be impaired or affected without the consent of the Holder.

Officers of the Issuer must certify to the Trustee, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Issuer and its Restricted Subsidiaries and the Issuer’s and its Restricted Subsidiaries’ performance under the indentures and that the Issuer and its Restricted Subsidiaries have kept, observed, performed and fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Issuer will also be obligated to notify the Trustee of any default or defaults in the performance of any covenant, agreement or condition under the indentures.

Consolidation, Merger and Sale of Assets

The Issuer will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless:

(1)	the Issuer shall be the continuing Person, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or that acquired or leased such property and assets (the “Surviving Person”) shall be a Person organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Issuer under the indentures, the notes and the registration rights agreements, provided that at any time the Surviving Person is a Person other than a corporation, there shall be a co-issuer of the notes that is a corporation that satisfies the requirements of clauses (1) and (2) of this covenant;

(2)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3)

either (A) immediately after giving effect to such transaction on a pro forma basis the Issuer (or the Surviving Person, if applicable) could Incur at least $1.00 of Indebtedness under the first paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant, or (B) the

Company (or the Surviving Person, if applicable) would, immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable four quarter period, have a Fixed Charge Coverage Ratio of not less than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction”;

(4)	each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which the Issuer, as applicable, has entered into a transaction under this “Consolidation, Merger and Sale of Assets” section, shall have, by supplemental indenture amending its Note Guarantee, confirmed that its Note Guarantee shall apply to the obligations of the Issuer, as applicable, or the Surviving Person in accordance with the notes and the indentures; and

(5)	the Issuer shall have delivered to the Trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clause (3) of this paragraph) and an opinion of counsel, in each case, stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the indentures, that all conditions precedent in the indentures relating to such transaction have been satisfied and that such supplemental indenture is enforceable;

provided, however, that clause (3) above does not apply if, in the good faith determination of the Board of Directors of the Issuer, whose determination shall be evidenced by a board resolution, the principal purpose of such transaction is to change the state of incorporation of the Issuer and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

For the avoidance of doubt, this covenant shall not apply to any action taken by the Issuer not involving any other Person (other than in its capacity as a regulatory or legal authority) resulting in the conversion of the Issuer from a corporation to a limited liability company or a limited partnership organized and validly existing under the laws of the United States of America or any jurisdiction thereof, provided that upon consummation of any such conversion there shall be a co-issuer of the notes that is a corporation that satisfies the requirements of clauses (1) and (2) of this covenant.

No Subsidiary Guarantor will consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless:

(1)	it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of such Subsidiary Guarantor’s obligations under its Note Guarantee and the registration rights agreements;

(2)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(3)	the Issuer will have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such transaction and such supplemental indenture comply with the applicable provisions of the indentures, that all conditions precedent in the indentures relating to such transaction have been satisfied and that such supplemental indenture is enforceable.

The foregoing requirements of this paragraph shall not apply to (x) a consolidation or merger of any Subsidiary Guarantor with and into the Issuer or any other Subsidiary Guarantor, so long as the Issuer or such Subsidiary Guarantor, as applicable, survives such consolidation or merger or (y) the sale, exchange or transfer, to any Person not a Subsidiary of the Issuer, of all of the Issuer’s and each Restricted Subsidiary’s Capital Stock in, or all or substantially all of the assets of, a Subsidiary Guarantor in compliance with the “Limitation on Asset Sales” covenant, or (z) a reincorporation of a Subsidiary Guarantor if, in the good faith determination of the Board of Directors of the Subsidiary Guarantor, whose determination shall be evidenced by a board resolution, the principal purpose of such transaction is to change the state of incorporation of such Subsidiary Guarantor and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

Defeasance

Defeasance and Discharge. The indentures provide that, upon election by the Issuer, the provisions of the indentures will no longer be in effect with respect to the notes (except for, among other matters, certain obligations to register the transfer or exchange of the notes, to replace stolen, lost or mutilated notes, to maintain paying agencies and to hold monies for payment in trust) as of the 123rd day after the deposit referred to below if, among other things:

(a)	the Issuer has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the indentures and the notes;

(b)	the Issuer has delivered to the Trustee (1) either, (x) an opinion of counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer’s exercise of its option under this “Defeasance” provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after November 15, 2006 such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel and (2) an opinion of counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(c)	immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(d)	with respect to a defeasance of the senior subordinated notes, the Issuer is not prohibited from making payments in respect of the senior subordinated notes by the provisions described under “—Ranking”; and

(e)	if at such time the notes are listed on a national securities exchange, the Issuer has delivered to the Trustee an opinion of counsel to the effect that the notes will not be delisted as a result of such deposit, defeasance and discharge.

Defeasance of Certain Covenants and Certain Events of Default. The indentures further provide that the provisions of the indentures will no longer be in effect with respect to clause (3) of the first paragraph under “—Consolidation, Merger and Sale of Assets” and all the covenants described herein under “—Covenants,” and clause (c) under “Events of Default” with respect to such clause (3) of the first paragraph under “—Consolidation, Merger and Sale of Assets,” clause (d) under “Events of Default” with respect to such other covenants and clauses (e) and (f) under “Events of Default” shall be deemed not to be Events of Default upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the indentures and the notes, the satisfaction of the provisions described in clauses (B)(2), (C), (D) and (E) of the preceding paragraph and the delivery by the Issuer to the Trustee of an opinion of counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Defeasance and Certain Other Events of Default. In the event that the Issuer exercises its option to omit compliance with certain covenants and provisions of the indentures with respect to the notes as described in the immediately preceding paragraph and the notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. However, the Issuer will remain liable for such payments and the Issuer’s obligations or any Subsidiary Guarantor’s Note Guarantee with respect to such payments will remain in effect.

Satisfaction and Discharge

The indentures will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the notes, as expressly provided for in the indentures) as to all notes when:

(1)	either:

(A)	all of the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust by the Issuer and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation, or

(B)	all notes not theretofore delivered to the Trustee for cancellation have become due and payable pursuant to an optional redemption notice or otherwise or will become due and payable within one year, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; and

(2)	the Issuer has paid all other sums payable under the indentures by the Issuer.

The Trustee will acknowledge the satisfaction and discharge of the indentures if the Issuer has delivered to the Trustee an Officers’ Certificate and an opinion of counsel stating that all conditions precedent under the indentures relating to the satisfaction and discharge of the indentures have been complied with.

Modification and Waiver

The indentures may be amended or supplemented, without notice to or the consent of any Holder of senior notes or senior subordinated notes, to:

(1)	cure any ambiguity, defect or inconsistency in the indentures;

(2)	comply with the provisions described under “Consolidation, Merger and Sale of Assets” or “Limitation on Issuances of Guarantees by Restricted Subsidiaries”;

(3)	comply with any requirements of the SEC in connection with the qualification of the indentures under the Trust Indenture Act;

(4)	evidence and provide for the acceptance of appointment by a successor Trustee;

(5)	add a Subsidiary Guarantor or to secure the notes;

(6)	to conform the text of the indentures or the notes to any provision of this Description of Notes;

(7)	to provide for the issuance of Additional Notes in accordance with the limitations set forth in the indentures as of November 15, 2006; or

(8)	make any change that, in the good faith opinion of the Board of Directors, does not materially and adversely affect the rights of any Holder.

Subject to applicable provisions of the indentures, the indentures may be amended or supplemented by the Issuer, the Subsidiary Guarantors and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the senior notes or the senior subordinated notes, as applicable. Notwithstanding the foregoing, no such modification or amendment may, without the consent of each Holder affected thereby:

(1)	change the Stated Maturity of the principal of, or any installment of interest on, any note;

(2)	reduce the principal amount of, or premium, if any, or interest on, any note;

(3)	change the optional redemption dates or optional redemption prices of the notes from that stated under “—Optional Redemption”;

(4)	change the place or currency of payment of principal of, or premium, if any, or interest on, any note;

(5)	impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any note;

(6)	waive a default in the payment of principal of, premium, if any, or interest on the notes;

(7)	release any Subsidiary Guarantor that is a Significant Subsidiary from its Note Guarantee, except as provided in the indentures;

(8)	modify (x) the with respect to the senior indenture and the senior notes, the ranking of any senior note or (y) with respect to the senior subordinated indenture and the senior subordinated notes, the subordination provisions of any senior subordinated note, in any case, in a manner adverse to the Holders; or

(9)	reduce the percentage or aggregate principal amount of notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults.

Governing Law

The indentures and the notes are governed by and construed in accordance with the laws of the State of New York.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

No recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of any Obligor in the indentures, or in any of the notes or Note Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, Officer, director, employee or controlling person of the Issuer or any Subsidiary Guarantor or of any successor Person thereof. Each Holder, by accepting the notes, waived and released all such liability. The waiver and release were part of the consideration for the issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Concerning the Trustee

Except during the continuance of a Default, the Trustee will be liable only for the performance of such duties as are specifically set forth in the indentures. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indentures as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indentures and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Issuer or any Subsidiary Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however , that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Book-Entry; Delivery and Form

The certificates representing the notes were issued in fully registered form without interest coupons. Notes sold in offshore transactions in reliance on Regulation S under the Securities Act were initially represented by one or more temporary global notes in definitive, fully registered form without interest coupons (each a “Temporary Regulation S Global Note”) and were deposited with the Trustee as custodian for, and registered in the name of a nominee of, The Depository Trust Company (“DTC”) for the accounts of Euroclear and Clearstream. The Temporary Regulation S Global Note will be exchangeable for one or more permanent global notes (each a “Permanent Regulation S Global Note”; and together with the Temporary Regulation S Global Notes, the “Regulation S Global Note”) on or after the 40th day following November 15, 2006 upon certification that the beneficial interests in such global Note are owned by non-U.S. persons. Prior to the 40th day after November 15, 2006, beneficial interests in the Temporary Regulation S Global Notes could only be held through Euroclear or Clearstream, and any resale or transfer of such interests to U.S. persons were not permitted during such period unless such resale or transfer was made pursuant to Rule 144A or Regulation S.

Notes sold in reliance on Rule 144A are represented by one or more permanent global notes in definitive, fully registered form without interest coupons (each a “Restricted Global Note”; and together with the Regulation S Global Notes, the “Global Notes”) and were deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC.

Each Global Note (and any notes issued for exchange therefor) is subject to certain restrictions on transfer set forth therein.

Notes transferred to institutional “accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an “Institutional Accredited Investor”) who are not qualified institutional buyers (“Non- Global Purchasers”) will be in registered form without interest coupons (“Certificated Notes”). Upon the transfer of Certificated Notes initially issued to a Non-Global Purchaser to a qualified institutional buyer or in accordance with Regulation S, such Certificated Notes will, unless the relevant Global Note has previously been exchanged in whole for Certificated Notes, be exchanged for an interest in a Global Note.

Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Qualified institutional buyers may hold their interests in a Restricted Global Note directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

Investors may hold their interests in a Regulation S Global Note directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such system. On or after the 40th day following November 15, 2006, investors may also hold such interests through organizations other than Euroclear or Clearstream that are participants in the DTC system. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their participants through DTC.

So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Note for all purposes under the indentures and the notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indentures and, if applicable, those of Euroclear and Clearstream.

Payments of the principal of, and interest on, a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Issuer, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Issuer expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. The Issuer also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

The Issuer expects that DTC will take any action permitted to be taken by a holder of notes (including, without limitation, the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Note is credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, DTC will exchange the applicable Global Note for Certificated Notes, which it will distribute to its participants and which may be legended.

The Issuer understands that DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies and certain other organizations that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although DTC, Euroclear and Clearstream are expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by the Issuer within 90 days, the Issuer will issue Certificated Notes, which may bear a legend, in exchange for the Global Notes. Holders of an interest in a Global Note may receive Certificated Notes, which may bear a legend, in accordance with the DTC’s rules and procedures in addition to those provided for under the indentures.

Definitions

Set forth below are defined terms used in the covenants and other provisions of the indentures. Reference is made to the indentures for other capitalized terms used in this “Description of Notes” for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary assumed in connection with an Asset Acquisition by such Restricted Subsidiary; provided such Indebtedness was not Incurred in connection with or in contemplation of such Person becoming a Restricted Subsidiary or such Asset Acquisition.

“Adjusted Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Issuer and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

(1)	the net income (or loss) of any Person that is not a Restricted Subsidiary (except to the extent of the amount of cash actually distributed by such Person during such period to the Issuer or any Restricted Subsidiary);

(2)	solely for the purpose of calculating the amount of Restricted Payments that may be made pursuant to clause (C)(1) of the first paragraph of the “Limitation on Restricted Payments” covenant, the net income (or loss) of any Person earned prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Issuer or any of its Restricted Subsidiaries;

(3)	the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary (except to the extent of the amount of cash actually distributed by such Restricted Subsidiary during such period to the Issuer or any other Restricted Subsidiary), provided that solely for the purpose of calculating (x) the Fixed Charge Coverage Ratio for an Incurrence of Indebtedness under the first paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant, and (y) the Portfolio Management Leverage Ratio under clause (13) of the second paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant, the net income of any Portfolio Management Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Portfolio Management Subsidiary of such net income is not at the time permitted by any restrictions on the declaration or payment of dividends or similar distributions contained in any charter of a Portfolio Management Subsidiary or in any instrument or agreement binding on a Portfolio Management Subsidiary shall not be excluded in computing Adjusted Consolidated Net Income;

(4)	solely for purposes of calculating the Fixed Charge Coverage Ratio, any gains or losses (on an after-tax basis) attributable to sales of assets outside the normal course of business of the Issuer and its Restricted Subsidiaries;

(5)	solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C)(1) of the first paragraph of the “Limitation on Restricted Payments” covenant, any amount paid or accrued as dividends on preferred stock owned by Persons other than the Issuer and any of its Restricted Subsidiaries;

(6)	all extraordinary or non recurring gains or losses, together with any related provision for taxes on such extraordinary or non recurring gains or losses;

(7)	the cumulative effect of a change in accounting principles;

(8)	income or loss attributable to discontinued operations (as defined by GAAP) (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(9)	(x) any non-cash impairment charges resulting from the application of FAS 142 and 144 and (y) the impact resulting from the change in asset valuations required by FAS 141 (and related accounting pronouncements and conventions) as a result of the consummation of the Merger-Related Transactions on the same terms as described in the offering memorandum dated November 8, 2006 related to the notes;

(10)	unrealized gains and losses relating to hedging transactions;

(11)	non-cash compensation charges relating to stock appreciation rights, stock options, restricted stock grants or other equity-incentive programs;

(12)	the amortization of any premiums, fees or expenses incurred in connection with the Merger-Related Transactions; and

(13)	the amount of any restructuring charges or reserves (which, for the avoidance of doubt, shall include retention, severance, termination of future lease commitments and costs to consolidate facilities and relocate employees).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, without limitation, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Premium” means, (i) with respect to any senior note on any Make-Whole Redemption Date, the excess of (A) the present value (discounted semi-annually) at such Make-Whole Redemption Date of (1) the redemption price of such senior note on November 15, 2008 (as set forth in the first paragraph under “—Optional Redemption”) plus (2) all required remaining scheduled interest payments due on such senior note through November 15, 2008, assuming that the rate of interest is the rate of interest in effect on the date the notice of redemption is given, computed using a discount rate equal to the Treasury Rate plus 50 basis points over (B) the principal amount of such senior note on such Make-Whole Redemption Date and (ii) with respect to a any senior subordinated note on any Make-Whole Redemption Date, the excess of (A) the present value (discounted semi-annually) at such Make-Whole Redemption Date of (1) the redemption price of such senior subordinated note on November 15, 2010 (as set forth in the second paragraph under “—Optional Redemption”) plus (2) all required remaining scheduled interest payments due on such senior subordinated notes through November 15, 2010, computed using a discount rate equal to the Treasury Rate plus 50 basis points over (B) the principal amount of such senior subordinated note on such Make-Whole Redemption Date. Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such person as the Issuer shall designate.

“Asset Acquisition” means (1) an investment by the Issuer or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Issuer or any of its Restricted Subsidiaries or (2) an acquisition by the Issuer or any of its Restricted Subsidiaries of the property and assets of any Person other than the Issuer or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.

“Asset Disposition” means the sale or other disposition by the Issuer or any of its Restricted Subsidiaries of (1) all or substantially all of the Capital Stock of any Restricted Subsidiary or (2) all or substantially all of the assets that constitute a division or line of business of the Issuer or any of its Restricted Subsidiaries.

“Asset Sale” means any sale, transfer or other disposition (including, without limitation, by way of merger or consolidation or Sale and Leaseback Transaction) in one transaction or a series of related transactions by the Issuer or any of its Restricted Subsidiaries to any Person other than the Issuer or any of its Restricted Subsidiaries of:

(1)	all or any of the Capital Stock of any Restricted Subsidiary,

(2)	all or substantially all of the property and assets of an operating unit or business of the Issuer or any of its Restricted Subsidiaries, or

(3)	any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Issuer or any of its Restricted Subsidiaries outside the normal course of business of the Issuer or such Restricted Subsidiary, and, in each case, that is not governed by the provisions of the indentures applicable to mergers, consolidations and sales of assets of the Issuer; provided that “Asset Sale” shall not include:

(A)	sales or other dispositions of inventory, receivables and other current assets,

(B)	sales or other dispositions of any Portfolio Management Assets by a Portfolio Management Subsidiary in the normal course of its business,

(C)	sales, transfers or other dispositions of assets constituting a Permitted Investment or Restricted Payment permitted to be made under the “Limitation on Restricted Payments” covenant,

(D)	sales, transfers or other dispositions of assets with a fair market value not in excess of $5.0 million in any transaction or series of related transactions,

(E)	any sale, transfer, assignment or other disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Issuer or its Restricted Subsidiaries,

(F)	sales or grants of licenses to use the Issuer’s or any Restricted Subsidiary’s patents, trade secrets, know-how and technology to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology,

(G)	a new issuance of Capital Stock to any Person by a Portfolio Management Subsidiary in connection with the financing of Portfolio Management Assets,

(H)	the sale or disposition of any assets or property received as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries on any secured Investment or any other transfer of title with respect to any secured Investment in default,

(I)	the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind,

(J)	any disposition governed by and effected in compliance with the covenant described under “—Consolidation, Merger and Sale of Assets,” or

(K)	leases or subleases to third persons in the normal course of business that do not interfere in any material respect with the business of the Issuer or any of its Restricted Subsidiaries.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including, without limitation, any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Average Life” means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (2) the sum of all such principal payments.

“Bank Agent” means the agent for the lenders under the Credit Agreement or its successors as agent for the lenders under the Credit Agreement.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of such Board of Directors. Unless otherwise indicated, the “Board of Directors” refers to the Board of Directors of the Issuer.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on November 15, 2006 or issued thereafter, including, without limitation, all common stock and preferred stock but excluding any debt securities convertible into capital stock.

“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease.

“Change of Control” means such time as:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, to any “person” (within the meaning of Section 13(d) of the Exchange Act);

(2)	the adoption of a plan relating to the liquidation or dissolution of the Issuer;

(3)	(a) prior to the occurrence of a Public Market, a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than any Existing Stockholder, becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing a greater percentage of the total voting power of the Voting Stock of the Issuer, on a fully diluted basis, than is held by the Existing Stockholders on such date and (b) after the occurrence of a Public Market, a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than any Existing Stockholder, becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 40% of the total voting power of the Voting Stock of the Issuer on a fully diluted basis, and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Issuer, on a fully diluted basis, than is held by the Existing Stockholders on such date; or

(4)	the first day as of which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

“Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

(1)	Fixed Charges,

(2)	income taxes,

(3)	the amount of Permitted Tax Payments to Parent,

(4)	depreciation expense,

(5)	amortization expense,

(6)	all other non-cash items (including, without limitation, non-cash asset impairment charges and amortization of pre-paid cash expenses) reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income (other than items which represent the reversal of an accrual or reserve for anticipated cash charges in any prior period), all as determined on a consolidated basis for the Issuer and its Restricted Subsidiaries in conformity with GAAP,

(7)	fees, costs, expenses and charges resulting from the consummation of the Merger-Related Transactions on substantially the same terms as described in the offering memorandum dated November 8, 2006 related to the notes,

(8)	any non-recurring expenses or charges relating to (i) any offering of Capital Stock by the Issuer or the Parent, (ii) any merger, recapitalization or acquisition transactions made by the Issuer or any of its Restricted Subsidiaries, or (iii) any Indebtedness Incurred by the Issuer or any of its Restricted Subsidiaries (in each case, whether or not successful),

(9)	provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Issuer or any of its Restricted Subsidiaries, and

(10)	all fees paid by the Issuer pursuant to clauses (8), (9) and (13) of the “Limitation on Transactions with Affiliates” covenant.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest expense in respect of Indebtedness, net of interest income and payments received under Interest Rate Agreements (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; the net costs associated with Interest Rate Agreements); imputed interest with respect to Attributable Debt; and all but the principal component of rentals in respect of Capitalized Lease Obligations, in each case, paid or accrued or scheduled to be paid or to be accrued by the Issuer and its Restricted Subsidiaries during such period; excluding, however, (1) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof) and (2) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who:

(1)	was a member of the Board of Directors on November 15, 2006;

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or

(3)	was designated or appointed with the approval of Existing Stockholders holding directly or indirectly a majority of the Voting Stock of all of the Existing Stockholders.

“Credit Agreement” means the Credit Agreement, dated as of November 15, 2006, among Collect Holdings, Inc., Collect Acquisition Corp., NCO Financial Systems, Inc., the subsidiary guarantors party thereto, Morgan Stanley & Co. Incorporated, as collateral agent, Morgan Stanley Senior Funding, Inc., as administrative agent, and the other lenders named therein or parties thereto from time to time, including, without limitation, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, modified, renewed, refunded, replaced or refinanced from time to time (including, without limitation, to increase the amount of available borrowings thereunder or to add Restricted Subsidiaries as additional borrowers or guarantors thereunder).

“Credit Facilities” means, with respect to the Issuer and its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities, or indentures providing for revolving credit loans, term loans, notes or other financing or letters of credit, or other credit facilities, in each case, as amended, modified, renewed, refunded, replaced or refinanced from time to time (including, without limitation, to increase the amount of available borrowings thereunder or to add Restricted Subsidiaries as additional borrowers or guarantors thereunder).

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Designated Senior Indebtedness” means (1) any Indebtedness under the Credit Agreement, (2) any Indebtedness under the senior notes and the Note Guarantees relating thereto and (3) any other Indebtedness constituting Senior Indebtedness that, at the date of determination, has an aggregate principal amount outstanding of at least $15.0 million and that is specifically designated by the Issuer, in the instrument creating or evidencing such Senior Indebtedness as “Designated Senior Indebtedness.”

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the date that is 91 days after the Stated Maturity of the notes, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the date that is 91 days after the Stated Maturity of the notes or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the date that is 91 days after the Stated Maturity of the notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date that is 91 days after the Stated Maturity of the notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the “Limitation on Asset Sales” and “Repurchase of Notes upon a Change of Control” covenants and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuer’s repurchase of such notes as are required to be repurchased pursuant to the “Limitation on Asset Sales” and “Repurchase of Notes upon a Change of Control” covenants.

“Excluded Subsidiary” means (a) any Foreign Subsidiary, (b) any Portfolio Management Subsidiary that is prohibited by any agreement governing such Portfolio Management Subsidiary, any Portfolio Management Financing in which such Portfolio Management Subsidiary is engaged, or any member, partner or other participant in such Portfolio Management Subsidiary or such Portfolio Management Financing, from Guaranteeing the notes, (c) Horsham Aviation LLC or (d) any Person that shall become, following November 15, 2006, an Immaterial Subsidiary, provided however , that no Subsidiary of the Issuer in existence on November 15, 2006 shall be an Immaterial Subsidiary for purposes of this clause (d).

“Existing Indebtedness” means Indebtedness, other than the notes and Indebtedness under the Credit Agreement, existing on November 15, 2006 after giving effect to the Merger-Related Transactions.

“Existing Stockholders” means any of (a)(x) One Equity Partners LLC, One Equity Partners II, L.P., OEP II Co-Investors, L.P., and OEP II Partners Co-Invest, L.P., and any investment vehicle that is managed or controlled, directly or indirectly (whether through the ownership of securities having a majority of the voting power or through management of investments) by OEP Holding Corporation or any of its Affiliates (collectively, “OEP Affiliates”), and (y) any other Person who shall make any equity investment in Collect Holdings, Inc. (now known as NCO Group, Inc.) on November 15, 2006 (other than any Person described in clause (a)(x), (b), (c) or (d) of this definition, (b) any present or former managing director, director, general partner, member, limited partner, officer, stockholder or employee of any OEP Affiliates, (c) any present or former officers and directors of the Issuer, and (d) any (x) spouse, lineal descendant (in each case, natural or adopted), siblings, or ancestors of the Persons in clause (b) and (c) above, and (y) any estate or trust, the beneficiaries of which, or corporation, partnership, limited liability corporation or other entity, the stockholders, partners, members, owners or Persons holding a controlling interest of which, consist of one or more Persons referred to in the immediately preceding clause (x).

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a resolution of the Board of Directors.

“Fixed Charge Coverage Ratio” means, for any Person on any Transaction Date, the ratio of (1) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which internal financial statements are available (the “Four Quarter Period”) to (2) the aggregate Fixed Charges during such Four Quarter Period. In making the foregoing calculation:

(A)	pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the “Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date, in each case, as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

(B)	Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(C)	pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including, without limitation, giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(D)	pro forma effect shall be given to asset dispositions and asset acquisitions (including, without limitation, giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Issuer or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period, provided that to the extent that clause (C) or (D) of this paragraph requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall (x) be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available and (y) in the case of an Asset Acquisition, give effect to Pro forma Cost Savings, as if they had occurred on the first day of the Reference Period.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)	Consolidated Interest Expense plus

(2)

the product of (x) the amount of all dividend payments on any series of preferred stock of such Person or any of its Restricted Subsidiaries (other than dividends payable solely in Capital Stock (other than

Disqualified Stock) of such Person or such Restricted Subsidiary or to such Person or a Restricted Subsidiary of such Person) paid or scheduled to be paid during such period, and (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal, as determined on a consolidated basis in accordance with GAAP.

“Foreign Subsidiary” means any Subsidiary of the Issuer that is an entity which is a controlled foreign corporation under Section 957 of the Code.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on November 15, 2006 as determined by the Public Company Accounting Oversight Board. All ratios and computations contained or referred to in the indentures shall be computed in conformity with GAAP applied on a consistent basis.

“Guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the normal course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the normal course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Holder” means a holder of any notes.

“Immaterial Subsidiary” means any Subsidiary of the Issuer that is not a Material Subsidiary.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1)	all indebtedness of such Person for borrowed money;

(2)	all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all obligations of such Person in respect of letters of credit or other similar instruments (including, without limitation, reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including, without limitation, trade letters of credit) securing obligations (other than obligations described in clause (1) or (2) above or (5), (6) or (7) below) entered into in the normal course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth business day following receipt by such Person of a demand for reimbursement);

(4)	all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than 12 months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5)	all Capitalized Lease Obligations and Attributable Debt;

(6)	all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

(7)	all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

(8)	all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any, provided, in each case if, and only to the extent any of the preceding items (other than letters of credit or Disqualified Stock) would appear as a liability on a balance sheet of the specified Person prepared in accordance with GAAP.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that:

(A)	the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP;

(B)	money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest; and

(C)	Indebtedness shall not include:

(x)	any liability for federal, state, local or other taxes,

(y)	performance, surety or appeal bonds provided in the normal course of business, or

(z)	money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest; and agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any of its Restricted Subsidiaries pursuant to such agreements, in any case, incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Issuer or any Restricted Subsidiary in connection with such disposition.

“Initial Subsidiary Guarantors” means each Restricted Subsidiary of the Issuer (other than an Excluded Subsidiary) on November 15, 2006.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement, but excluding advances to customers or suppliers in the normal course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Issuer or its Restricted Subsidiaries and endorsements for collection or deposit arising in the normal course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (2) the retention of the Capital Stock (or any other Investment) by the Issuer or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clauses (3) or (4) of the “Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries” covenant. For purposes of the definition of “Unrestricted Subsidiary” and the “Limitation on Restricted Payments” covenant, (a) the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced and (b) in the event the Issuer or a Restricted Subsidiary makes an Investment by transferring assets to any Person and as part of such transaction receives Net Cash Proceeds, the amount of such Investment shall be the fair market value of the assets less the amount of Net Cash Proceeds so received. Notwithstanding the foregoing, an acquisition of a portfolio of purchased accounts receivables in the normal course of its business shall be deemed not to be an Investment in a Person.

“Investment Grade Ratings” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by the S&P.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Material Subsidiary” means, at any date of determination, any (a) Subsidiary (other than an Excluded Subsidiary described in clauses (a), (b) or (c) of the definition of Excluded Subsidiary) of the Issuer that individually has, or (b) group of Subsidiaries (other than any Excluded Subsidiaries described in clauses (a), (b) or (c) of the definition of Excluded Subsidiary) of the Issuer that in the aggregate has, in either case, revenues, assets or earnings in an amount equal to at least 3% of (i) the consolidated revenues of the Issuer and its Subsidiaries for the most recently completed fiscal quarter for which internal financial statements are available, (ii) the consolidated assets of the Issuer and its Subsidiaries as of the last day of the most recently completed fiscal quarter for which internal financial statements are available, or (iii) the consolidated net earnings of the Issuer and its Subsidiaries for the most recently completed fiscal quarter for which internal financial statements are available, in each case, determined in accordance with GAAP for such period.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of July 21, 2006, as may be amended, by and among NCO Group, Inc., Collect Holdings, Inc. and Collect Acquisition Corp., a wholly owned subsidiary of Collect Holdings, Inc.

“Merger-Related Transactions” means the transactions contemplated by (i) the Credit Agreement and (ii) the offering of the notes and (iii) the Merger Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means:

(a)	with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including, without limitation, payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of

(1)	brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of counsel and investment bankers) related to such Asset Sale;

(2)	provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Issuer and its Restricted Subsidiaries, taken as a whole;

(3)	payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that is either (x) secured by a Lien on the property or assets sold or (y) required to be paid as a result of such sale; and

(4)	appropriate amounts to be provided by the Issuer or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

(b)	with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including, without limitation, payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Note Guarantee” means any Guarantee of the obligations of the Issuer under the indentures and the notes by any Subsidiary Guarantor.

“Offer to Purchase” means an offer to purchase notes by the Issuer from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

(1)	the provision of the indentures pursuant to which the offer is being made and that all notes validly tendered will be accepted for payment on a pro rata basis;

(2)	the purchase price and the date of purchase, which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Payment Date”);

(3)	that any note not tendered will continue to accrue interest pursuant to its terms;

(4)	that, unless the Issuer defaults in the payment of the purchase price, any note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5)	that Holders electing to have an note purchased pursuant to the Offer to Purchase will be required to surrender the note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the business day immediately preceding the Payment Date;

(6)	that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third business day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of notes delivered for purchase and a statement that such Holder is withdrawing his election to have such notes purchased; and

(7)	that Holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered; provided that each note purchased and each new note issued shall be in a principal amount of $2,000 or integral multiples of $1,000.

On the Payment Date, the Issuer shall (a) accept for payment on a pro rata basis notes or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all notes or portions thereof so accepted together with an Officers’ Certificate specifying the notes or portions thereof accepted for payment by the Issuer. The Paying Agent shall promptly mail to the Holders of notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the note surrendered; provided that each note purchased and each new note issued shall be in a principal amount of $2,000 or integral multiples of $1,000. The Issuer will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that the Issuer is required to repurchase notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indentures relating to an Offer to Purchase, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of the indentures by virtue of such conflict.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer or the Secretary of such Person.

“Officers’ Certificate” means a certificate signed by two Officers of the Issuer or of any Subsidiary Guarantor, as applicable.

“One Equity Partners” means One Equity Partners LLC and its successors.

“Parent” means NCO Group, Inc. or any direct or indirect parent company of the Issuer.

“Permitted Business” means (a) the business of NCO Group, Inc. and its Subsidiaries engaged in on November 15, 2006 and (b) any business or other activities that are related, ancillary or complementary to or a reasonable extension, development or expansion of, any such business, including, without limitation, any business process outsourcing business or activities.

“Permitted Investment” means:

(1)	an Investment in the Issuer or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, the Issuer or a Restricted Subsidiary; provided that any Investment in an Excluded Subsidiary is reasonably related to the business or operations of such Excluded Subsidiary;

(2)	Temporary Cash Investments;

(3)	payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(4)	stock, obligations or securities received in satisfaction of judgments;

(5)	an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary;

(6)	Interest Rate Agreements and Currency Agreements designed solely to protect the Issuer or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates;

(7)	loans and advances to employees and Officers of the Issuer and its Restricted Subsidiaries made in the normal course of business for bona fide business purposes not to exceed $1,000,000 in the aggregate at any one time outstanding;

(8)	Investments in securities of trade creditors or customers received:

(A)	pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; or

(B)	in settlement of delinquent obligations of, and other disputes with, customers, suppliers and others or otherwise in satisfaction of a judgment;

(9)	Investments made by the Issuer or its Restricted Subsidiaries consisting of consideration received in connection with an Asset Sale made in compliance with the “Limitation on Asset Sales” covenant; or

(10)	Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Issuer or at the time such Person merges or consolidates with the Issuer or any of its Restricted Subsidiaries, in either case, in compliance with the indentures; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Issuer or such merger or consolidation;

(11)	obligations of one or more officers or other employees of the Issuer or any of its Restricted Subsidiaries in connection with such officer’s or employee’s acquisition of shares of Capital Stock of Collect Holdings, Inc. (now known as NCO Group, Inc.) or Capital Stock of the Issuer so long as no cash or other assets are paid by the Issuer or any of its Restricted Subsidiaries to such officers or employees pursuant to any such obligations;

(12)	Investments existing on November 15, 2006 or an Investment consisting of any extension, modification or renewal of any Investment existing as of November 15, 2006 (excluding any such extension, modification or renewal involving additional advances, contributions or other investments of cash or property or other increases thereof unless it is a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms, as of November 15, 2006, of the original Investment so extended, modified or renewed);

(13)	Guarantees of Indebtedness of the Issuer or a Restricted Subsidiary permitted under the “Limitations on Indebtedness and Issuance of Preferred Stock” covenant and performance guarantees in the normal course of business;

(14)	repurchases of the notes and if issued, any Additional Notes; and

(15)	additional Investments (including, without limitation, Investments in joint ventures but excluding Investments in Unrestricted Subsidiaries) not to exceed $25.0 million at any one time outstanding; provided that, in the event of an Investment in any Person that is not a Restricted Subsidiary, such Person shall not use the proceeds of such Investment to purchase, redeem, retire or otherwise acquire for value any shares of the Capital Stock of the Issuer.

“Permitted Liens” means:

(1)	Liens existing on November 15, 2006;

(2)	Liens granted on or after November 15, 2006 on any assets or Capital Stock of the Issuer or its Restricted Subsidiaries created in favor of the Holders;

(3)	Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Issuer or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Issuer or such other Wholly Owned Restricted Subsidiary;

(4)	Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (3) of the second paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant; provided that such Liens do not extend to or cover any property or assets of the Issuer or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

(5)

Liens (including, including without limitation, extensions and renewals thereof) upon real or personal property acquired after November 15, 2006; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant (including, without limitation, Indebtedness Incurred or preferred stock issued pursuant to clause (8) of the second paragraph of part (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant), to finance the cost (including, without limitation, the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within 12 months after the later of the acquisition, the completion of construction or the commencement of full operation of such property (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

(6)	Liens on cash set aside at the time of the Incurrence of any Indebtedness, or government securities purchased with such cash, in either case, to the extent that such cash or government securities pre-fund the payment of interest on such Indebtedness and are held in a collateral or escrow account or similar arrangement to be applied for such purpose;

(7)	Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Issuer or any Restricted Subsidiary other than the property or assets acquired;

(8)	Liens in favor of the Issuer or any Restricted Subsidiary;

(9)	Liens on shares of Capital Stock of any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary;

(10)	Liens for taxes, assessments, governmental charges or claims that are not yet due or that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(11)	statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the normal course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(12)	Liens incurred or deposits made in the normal course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(13)	Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the normal course of business (exclusive of obligations for the payment of borrowed money);

(14)	easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially detract from the value of the affected property or materially interfere with the normal course of business of the Issuer or any of its Restricted Subsidiaries;

(15)	leases or subleases granted to others that do not materially interfere with the normal course of business of the Issuer and its Restricted Subsidiaries, taken as a whole;

(16)	Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Issuer or its Restricted Subsidiaries relating to such property or assets;

(17)	any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

(18)	Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(19)	Liens arising from the rendering of a final judgment or order against the Issuer or any Restricted Subsidiary that does not give rise to an Event of Default;

(20)	Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(21)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(22)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer or any of its Restricted Subsidiaries in the normal course of business in accordance with the past practices of the Parent and its Restricted Subsidiaries prior to November 15, 2006;

(23)	Liens on or sales of receivables;

(24)	Liens securing Indebtedness permitted under clauses (4) and (11) of the second paragraph of clause (a) of the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant;

(25)	Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary, provided that such Liens are not created or incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support utilized in connection with, such other Person becoming a Restricted Subsidiary; provided further that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(26)	Liens on funds held on behalf of clients of the Issuer and its Subsidiaries, arising from the collection of accounts placed with the Issuer and its Subsidiaries;

(27)	Liens (a) on Portfolio Management Assets incurred by a Portfolio Management Subsidiary in connection with a Portfolio Management Financing, (b) on the Capital Stock of a Portfolio Management Subsidiary or (c) otherwise arising from the sale of all or any portion of a portfolio of purchased accounts receivable, or any participation or interest therein, or related assets in the conduct of the Portfolio Management Business; and

(28)	Liens securing additional debt of the Issuer and its Restricted Subsidiaries in an aggregate principal amount not to exceed $10.0 million at any one time outstanding.

“Permitted Payments to Parent” means:

(1)	Permitted Tax Payments to Parent;

(2)	(a) the payment by the Issuer to any Affiliate of the Issuer of management fees of not more than $3.0 million or (b) the reimbursement to any such Affiliate of related expenses of not more than $2.0 million, in the case of (a) or (b), in the aggregate in any calendar year;

(3)	Payments, directly or indirectly, to the Parent if the proceeds are used to pay general corporate and overhead expenses (including, without limitation, in respect of administrative, legal and accounting services) incurred in the normal course of its business as a holding company of the Issuer and its Subsidiaries; and

(4)	Payments, directly or indirectly, to the Parent if the proceeds are used to pay reasonable and customary directors fees payable to, and indemnity provided on behalf of, the Board of Directors of such Parent, indemnity provided on behalf of officers of Parent, and customary reimbursement of travel and similar expenses incurred in the normal course of business.

“Permitted Tax Payments to Parent” means payments, directly or indirectly, to the Parent to be used by the Parent to pay (x) consolidated, combined or similar federal, state and local taxes payable by the Parent (or such parent company) and directly attributable to (or arising as a result of) the operations of the Issuer and its Subsidiaries and (y) franchise or similar taxes and fees of the Parent required to maintain such Parent’s corporate or other existence and other taxes; provided that:

(1)

for so long as the Issuer is the only direct subsidiary of the Parent, (i) the amount of such dividends, distributions or advances paid shall not exceed the amount (x) that is the lesser of (1) the amount that would be due with respect to a consolidated, combined or similar federal, state or local tax return that included the Issuer and its Subsidiaries for which the Issuer would be the corporate parent and (2) the net amount of the relevant tax that the Parent actually owes to the relevant taxing authority, plus (y) the actual amount of such franchise or similar taxes and fees of the Parent required to maintain such Parent’s corporate or other existence; and (ii) such payments are used by the Parent for such purposes within 60 days of the receipt of such payment; and

(2)	if there is any direct subsidiary of the Parent other than the Issuer, the amount of such dividends, distributions or advances paid shall not exceed the amount that would be due with respect to a consolidated, combined or similar federal, state or local tax return that included the Issuer and its Subsidiaries for which the Issuer would be the corporate parent.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Portfolio Management Assets” means any purchased accounts receivables and defaulted, contingent and charged-off obligations and similar obligations, any participation or interest therein, and all rights and interests related thereto, or arising in connection with, any of the foregoing, including, without limitation, any agreements, documents or instruments.

“Portfolio Management Business” means the segment of the Issuer’s consolidated business relating to Portfolio Management Assets, including without limitation, collecting, purchasing, managing, selling and disposing of Portfolio Management Assets and any financing thereof and any other activities that are ancillary or complementary thereto or are a reasonable extension, development or expansion thereof.

“Portfolio Management Financing” means any transaction involving the Issuer or one of its Restricted Subsidiaries with respect to Portfolio Management Assets, which transaction may take the form of (a) the Incurrence by the Issuer or a Restricted Subsidiary of Indebtedness that in all respects is non-recourse in all respects other than to the underlying Portfolio Management Assets, (b) the Incurrence by the Issuer or a Restricted Subsidiary of Indebtedness that is non-recourse other than (i) to the underlying Portfolio Management Assets and (ii) to the other Portfolio Management Assets acquired through the same non-recourse lending arrangements or (c) Portfolio Management Assets acquired where the Issuer or one of its Restricted Subsidiaries has an equity partner and both the Issuer or such Restricted Subsidiary and the equity partner may make non-recourse loans to an entity (in the form of a joint venture, a limited liability company, a corporation, or a partnership) created expressly to hold the underlying Portfolio Management Assets in principal amounts ratably in accordance with their respective equity interests in such entity.

“Portfolio Management Indebtedness” means as of any Transaction Date, an amount equal to the aggregate Indebtedness of all Portfolio Management Subsidiaries on a combined basis, outstanding as of such Transaction Date, and excluding (x) all obligations of Portfolio Management Subsidiaries relating to the notes (including any refinancing thereof in accordance with the indentures) and the Credit Agreement and (y) Indebtedness owed by any Portfolio Management Subsidiary to the Issuer or any Restricted Subsidiary.

“Portfolio Management Leverage Ratio” means, as of any Transaction Date, the ratio of (a) Portfolio Management Indebtedness to (b) the aggregate of all Consolidated EBITDA of Portfolio Management Subsidiaries, provided that only for the purposes of this definition, Consolidated EBITDA shall include, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income for any Portfolio Management Subsidiary, the minority interest attributable to the net income or loss of any Portfolio Management Subsidiary’s equity interests held by any Person (other than any Existing Stockholder, any Parent, the Issuer or any of its Subsidiaries) in any Portfolio Management Subsidiary which is not Wholly Owned. In addition, any calculation under this definition shall be made on a pro forma basis consistent with the calculation of the Fixed Charge Coverage Ratio to the extent applicable.

“Portfolio Management Subsidiary” means, any Restricted Subsidiary that, at the time of determination, has no significant business activities other then being engaged in the Portfolio Management Business.

“Pro forma Cost Savings” means, with respect to any period, the reduction in net costs and related adjustments that (i) were directly attributable to an Asset Acquisition that occurred during the Reference Period, (ii) were actually implemented by the business that was the subject of any such Asset Acquisition within 12 months after the date of the acquisition, merger, consolidation and prior to the Transaction Date or (iii) relate to the business that is the subject of any such Asset Acquisition and that the Issuer reasonably determines are probable based on specifically identifiable actions which have been taken or will be taken within 12 months of the date of the Asset Acquisition; provided that in each case, any such reductions in net costs and related adjustments are set forth in an Officers’ Certificate signed by the Issuer’s Chief Financial Officer and another Officer which states (a) the amount of such reduction in net costs and related adjustments, and (b) that such reduction in net costs and related adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate at the time of such execution.

“Public Equity Offering” means an underwritten primary public offering of common stock of the Parent or the Issuer pursuant to an effective registration statement under the Securities Act.

A “Public Market” shall be deemed to exist if (i) a Public Equity Offering has been consummated and (ii) at least 15% of the total issued and outstanding common stock of the Parent or the Issuer has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

“Qualified Proceeds” means any of the following or any combination of the following:

(1)	Net Cash Proceeds;

(3)	the fair market value of any assets (other than Investments) that are used or useful in a Permitted Business; and

(4)	the fair market value of any Capital Stock of any Person engaged in a Permitted Business if:

(A)	that Person is or, in connection with the receipt by the Issuer or any Restricted Subsidiary of that Capital Stock, becomes a Restricted Subsidiary of the Issuer; or

(B)	that Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or any Restricted Subsidiary of the Issuer.

“Replacement Assets” means, on any date, property or assets (other than current assets that are not purchased accounts receivable) of a nature or type or that are used in a Permitted Business (or an Investment in a Permitted Business).

“Required Rating Agencies” means both Moody’s and S&P or their respective successors; provided that if either Moody’s or S&P (or their respective successors) is no longer conducting business or is no longer rating companies in the business process outsourcing industry generally, then Required Rating Agencies means either Moody’s or S&P (or their respective successors), as applicable.

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, and its successors.

“Sale and Leaseback Transaction” means a transaction whereby a Person sells or otherwise transfers assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or otherwise transferred.

“SEC” means the United States Securities and Exchange Commission or any successor agency.

“Senior Indebtedness” means the following obligations of the Issuer or any Subsidiary Guarantor, whether outstanding on November 15, 2006 or thereafter Incurred: (1) all Indebtedness and all other monetary obligations, including, without limitation, guarantees thereof (including, without limitation, expenses, fees, principal, interest, reimbursement obligations under letters of credit and indemnities payable in connection therewith) under (or in respect of) the Credit Agreement or any Interest Rate Agreement or Currency Agreement relating to the Indebtedness under the Credit Agreement (2) all Indebtedness and all other monetary obligations, including without limitation, guarantees thereof (including, without limitation, expenses, fees, principal, interest, reimbursement obligations under letters of credit and indemnities payable in connection therewith) under (or in respect of) the senior notes and (3) all Indebtedness and all other monetary obligations of the Issuer or any Subsidiary Guarantor (other than the senior subordinated notes and any related Note Guarantees), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is pari passu with, or subordinated in right of payment to, the senior subordinated notes or any related Note Guarantee; provided that the term “Senior Indebtedness” shall not include (a) any Indebtedness of the Issuer or any Subsidiary Guarantor that, when Incurred, was without recourse to the Issuer or such Subsidiary Guarantor, (b) any Indebtedness of the Issuer or any Subsidiary Guarantor to a Subsidiary of the Issuer, or to a joint venture in which the Issuer or any Restricted Subsidiary has an interest, (c) any Indebtedness of the Issuer or any Subsidiary Guarantor, to the extent not permitted by the “Limitation on Indebtedness and Issuance of Preferred Stock” covenant or the “Limitation on Layering” covenant; provided that Indebtedness under the Credit Agreement shall be deemed Senior Indebtedness if the Issuer or any Subsidiary Guarantor, as the case may be, believed in good faith at the time of Incurrence that it was permitted to Incur such Indebtedness under the indentures and delivers an Officers’ Certificate to the lenders under the Credit Agreement to such effect, (d) any repurchase, redemption or other obligation in respect of Disqualified Stock, (e) any Indebtedness to any employee of the Issuer or any of its Subsidiaries, (f) any liability for taxes owed or owing by the Issuer or any Subsidiary Guarantor or (g) any Trade Payables.

“Senior Subordinated Indebtedness” means the senior subordinated notes (in the case of the Issuer), a Note Guarantee (in the case of a Subsidiary Guarantor) of the senior subordinated notes and any other Indebtedness of the Issuer or a Subsidiary Guarantor that specifically provides that such Indebtedness is to rank pari passu with the senior subordinated notes or such Note Guarantee, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Issuer or such Subsidiary Guarantor which is not Senior Indebtedness of the Issuer or a Subsidiary Guarantor.

“Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (1) for the most recent fiscal year of the Issuer, accounted for more than 10% of the consolidated revenues of the Issuer and the Subsidiary Guarantors or (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Issuer and the Subsidiary Guarantors, all as set forth on the most recently available consolidated financial statements of the Issuer for such fiscal year provided that, for purposes of clause (7) of the second paragraph under the caption “—Modification and Waiver”, any reference in this definition to 10% shall be substituted with a reference to 5%.

“Stated Maturity” means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which 50% or more of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Subsidiary Guarantor” means any Initial Subsidiary Guarantor and any other Restricted Subsidiary which provides a Note Guarantee of the Issuer’s obligations under the Indenture and the notes pursuant to the “Limitation on Issuances of Guarantees by Restricted Subsidiaries” covenant.

“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer that is by its terms subordinated in right of payment to the senior notes (in the case of the senior indenture) or the senior subordinated notes (in the case of the senior subordinated indenture) and (b) with respect to any Subsidiary Guarantor of either such series, any Indebtedness of such Subsidiary Guarantor that is by its terms subordinated in right of payment to its Note Guarantee of the senior notes (in the case of the senior indenture) or the senior subordinated notes (in the case of the senior subordinated indenture).

“Temporary Cash Investment” means any of the following:

(1)	direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, in each case, maturing within one year unless such obligations are deposited by the Issuer (x) to defease any Indebtedness or (y) in a collateral or escrow account or similar arrangement to prefund the payment of interest on any indebtedness;

(5)	time deposit accounts, certificates of deposit, banker’s acceptances and money market deposits maturing within 720 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor;

(6)	repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank or trust company meeting the qualifications described in clause (2) above;

(7)	commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(8)	securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s; and

(9)	any mutual fund that has at least 95% of its assets continuously invested in investments of the types described in clauses (1) through (5) above.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the normal course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Treasury Rate” means with respect to a Make-Whole Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such Make-Whole Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Make-Whole Redemption Date to (1) November 15, 2008 with respect to a senior note, and (2) November 15, 2010 with respect to a senior subordinated note; provided, however , that if the period from such Make-Whole Redemption Date to (1) November 15, 2008 with respect to a senior note, and (2) November 15, 2010 with respect to a senior subordinated note, is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Make-Whole Redemption Date to (1) November 15, 2008 with respect to a senior note, and (2) November 15, 2010 with respect to a senior subordinated note, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including, without limitation, any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Issuer or any Restricted Subsidiary; provided that (A) any Guarantee by the Issuer or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Issuer or such Restricted Subsidiary at the time of such designation, (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the “Limitation on Restricted Payments” covenant, and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the “Limitation on Indebtedness and Issuance of Preferred Stock” and “Limitation on Restricted Payments” covenants. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the indentures. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the Issuer thereof at any time prior to the Stated Maturity of the notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain material U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the notes. The United States federal income tax considerations set forth below are based upon currently existing provisions of the Code of 1986, as amended, or the Code, applicable Treasury Regulations, judicial authority, and current administrative rulings and pronouncements of the Internal Revenue Service, or the IRS, as of the date of this prospectus. There can be no assurance that the IRS will not take a contrary view, and no ruling from the IRS has been, or will be, sought on the issues discussed in this summary. Legislative, judicial, or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may be retroactive and could affect the tax consequences discussed below.

This summary does not address all potential United States federal tax considerations, such as estate and gift tax considerations, that may be relevant to particular holders of exchange notes and does not address foreign, state or local tax consequences. This summary is limited to persons that acquire the notes at issue price within the meaning of Section 1273 of the Code and hold the exchange notes as capital assets within the meaning of section 1221 of the Code (generally, property held for investment). This summary does not address the federal income tax consequences to taxpayers who may be subject to special tax treatment, including, without limitation:

•	persons subject to the alternative minimum tax;

•	banks, insurance companies, or other financial institutions;

•	small business investment companies;

•	dealers in securities or currencies;

•	certain former citizens or residents of the United States;

•	broker-dealers;

•	partnerships or other pass-through entities for United States federal income tax purposes;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	United States holders (as defined below) whose functional currency is not the United States dollar;

•	tax-exempt organizations;

•	persons that hold the exchange notes as part of a position in a straddle, or as part of a hedging, conversion, or other integrated investment transaction; or

•	persons deemed to sell the exchange notes under the constructive sale provisions of the Code.

If a partnership or other entity taxable as a partnership for United States federal income tax purposes holds the exchange notes, the United States federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership.

INVESTOR RELIANCE ON TAX STATEMENTS

TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, PROSPECTIVE INVESTORS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY YOU, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU UNDER THE CODE, (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING BY US OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

THIS SUMMARY OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS WITH RESPECT TO ITS PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY FOREIGN, STATE OR LOCAL JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Consequences to United States Holders

United States Holders. The discussion in this section will apply to you if you are a United States holder. A United States holder is a beneficial owner of the notes who or which is:

•	an individual who is a citizen or resident of the United States;

•

a corporation, including any entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate if its income is subject to United States federal income taxation regardless of its source; or

•

a trust if (a) a United States court can exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or (b) such trust was in existence and was treated as a United States person on August 20, 1996, and has in effect a valid election to be treated as a domestic trust for United States federal income tax purposes.

Stated Interest and Original Issue Discount. If you are a United States holder, stated interest on the notes will be included in gross income by you as ordinary income at the time it accrues or is received in accordance with your regular method of accounting for United States federal income tax purposes. Thus, if you are on the accrual method of accounting for United States federal income tax purposes, stated interest on the notes will be reportable by you as ordinary income at the time it accrues. If you are on the cash method of accounting for United States federal income tax purposes, stated interest on the notes will be taxable to you as ordinary income at the time it is received.

Because the stated redemption price of the notes will not exceed their issue price by more than a de minimis amount for federal income tax purposes, no portion of the discount on the notes will be reportable by a United States holder as ordinary income on a current basis, unless the United States holder makes an affirmative election to accrue such discount (and all stated interest and any market discount) into income on a constant interest basis.

Market Discount and Bond Premium. If a United States holder has purchased a note for an amount less than its adjusted issue price, the difference is treated as market discount. Subject to a de minimis exception, gain realized on the maturity, sale, exchange or retirement of a market discount note will be treated as ordinary income to the extent of any accrued market discount not previously recognized (including in the case of the notes, any market discount accrued on the related note). A United States holder may elect to include market discount in income currently as it accrues, on either a ratable or constant yield method. In that case, a United States holder’s tax basis in any such note will increase by such inclusions. An election to include market discount in income currently, once made, will apply to all market discount obligations acquired by the United States holder during the taxable year of the election and thereafter, and may not be revoked without the consent of the IRS. If a United States holder does not make such an election, in general, all or a portion of such holder’s interest expense on any indebtedness incurred or continued in order to purchase or carry any such notes may be deferred until the maturity of the note or certain earlier dispositions. Unless a United States holder elects to accrue market discount under a constant yield method, any market discount will accrue ratably during the period from the date of acquisition of the note to its maturity date.

If a United States holder purchased the note for an amount that is greater than its face value, such holder generally may elect to amortize that premium from the purchase date to the maturity date under a constant yield method. Amortizable premium generally can only offset interest income on such note and generally may not be deducted against other income. A United States holder’s basis in a note will be reduced by any premium amortization deductions. An election to amortize premium on a constant yield method, once made, generally applies to all debt obligations held or subsequently acquired by the holder during the taxable year of the election and thereafter, and may not be revoked without the consent of the IRS.

The rules regarding market discount and bond premium are complex. United States holders are urged to consult their own tax advisors regarding the application of such rules.

Sale, Exchange, Retirement or Other Taxable Disposition of the Notes. If you are a United States holder, you generally will recognize taxable gain or loss upon the sale, exchange, retirement at maturity or other taxable disposition of a note in an amount equal to the difference between the amount of cash plus the fair market value of all property received on such disposition (except to the extent such cash or property is attributable to accrued interest not previously included in gross income, which is treated as ordinary income) and your adjusted tax basis in the note. In general, your adjusted tax basis in a note will be equal to the price paid for the note increased by the amounts of any market discount previously included in income by you and reduced by any amortized bond premium deducted, and by any principal payments received, by you. In general, gain or loss recognized on the sale, exchange, retirement or other taxable disposition of a note will be capital gain or loss, except to the extent of any accrued market discount which you have not previously included in income, and will generally be long- term capital gain or loss if at the time of sale, exchange, retirement or other disposition of a note has been held for more than one year. Long term capital gains of individuals generally are eligible for reduced rates of United States federal income taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding. You may be subject to backup withholding, currently at a rate of twenty-eight percent (28%), with respect to certain reportable payments, including interest payments and, under certain circumstances, principal payments on the notes and payments of the proceeds of the sale or other disposition of notes, if you, among other things:

•	fail to furnish a social security number or other taxpayer identification number certified under penalties of perjury within a reasonable time after the request for the taxpayer identification number;

•	furnish an incorrect taxpayer identification number;

•	fail to report interest properly; or

•

under certain circumstances, fail to provide a certified statement, signed under penalties of perjury, that the taxpayer identification number furnished is the correct number and that you are not subject to back-up withholding imposed by the IRS.

Backup Withholding is Not An Additional Tax. Any amount withheld from a payment to you under the backup withholding rules is creditable against your income tax liability and may entitle you to a refund provided that the requisite information is timely furnished to the IRS. We will report to you and to the IRS the amount of any reportable payments for each calendar year and the amount of tax withheld, if any, with respect to the reportable payments.

Consequences to Non-United States Holders

Non-United States Holders. The discussion in this section will apply to you if you are a Non-United States holder. A Non-United States holder is a beneficial owner of the notes that is neither a United States holder as defined in “Consequences to United States Holders—United States Holders” above nor a partnership for United States federal income tax purposes.

Interest Income. If you are a Non-United States holder, interest paid or accrued on the notes will not be subject to United States federal income tax or withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by you and each of the following conditions are met:

•	you do not actually or constructively own 10 percent or more of the total combined voting power of all classes of our voting stock;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•

either (A) you certify, under penalties of perjury and in a statement provided to us or our paying agent (on IRS Form W-8BEN or substitute form), that you are not a “United States person” and provide your name and address or (B) a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of its trade or business certifies, under penalties of perjury, that it or a qualified intermediary has received the certification and information described in (A) above from you and furnishes us or our paying agent with a copy thereof.

If you do not qualify for an exemption from United States federal withholding tax under this paragraph, then, unless interest on the notes is effectively connected with your conduct of a United States trade or business (as discussed below), interest on the notes will be subject to United States federal withholding tax at a rate of 30 percent, or such lower rate as may be provided for in an applicable income tax treaty. You will be required to provide a United States taxpayer identification number and comply with applicable certification requirements (which certification may be made on IRS Form W-8BEN) if you seek to claim an exemption from, or reduced rate of, withholding under an income tax treaty. Special rules apply in the case of notes held through intermediaries. Prospective investors should consult their tax advisors regarding the certification requirements for non-United States persons.

Gain On Disposition. If you are a Non-United States holder, generally you will not be subject to United States federal income tax or withholding tax on gain recognized on a sale, exchange, retirement or other disposition of the notes unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by you (and, if a tax treaty applies, is attributable to a permanent establishment or fixed based maintained by you therein) or (ii) you are a nonresident alien individual who is present in the United States for 183 or more days during the taxable year and certain other conditions are met.

Effectively Connected Income. If you are a Non-United States holder engaged in a trade or business in the United States, and if interest on the notes (and gain realized on its sale, exchange, retirement or other disposition) is effectively connected with the conduct of such trade or business (or, if a tax treaty applies, is attributable to a permanent establishment or fixed base maintained by you therein), you will generally be subject to United States income tax on such effectively connected income in the same manner as if you were a United States holder. In addition, if you are a foreign corporation, you may be subject to an additional 30 percent branch profits tax (unless reduced or eliminated by an applicable treaty). If income on the notes held by you is effectively connected with the conduct of a United States trade or business, you will generally be exempt from withholding tax if you provide to us or our withholding agent a properly executed IRS Form W-8ECI.

Information Reporting and Backup Withholding. If you are a Non-United States holder, payments of interest to you with respect to which the requisite certification, as described above, has been received (or for which an exemption has otherwise been established) will not be subject to either information reporting or backup withholding, unless we or our paying agent have actual knowledge or reason to know that you are a United States person or that the conditions of any other exemption are not in fact satisfied.

Information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to you on the disposition of notes by or through a United States office of a United States or foreign broker, unless you certify to the broker under penalties of perjury as to your name, address and status as a foreign person or otherwise establishes an exemption. Information reporting requirements, but generally not backup withholding, will also apply to a payment of the proceeds of a disposition of notes by or through a foreign office of a United States broker or foreign broker with certain types of relationships to the United States unless the broker has documentary evidence in its file that you are not a United States person, and the broker has no actual knowledge or reason to know to the contrary, or you establish an exemption. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of notes by or through a foreign office of a foreign broker not otherwise covered in the immediately preceding sentence.

Backup withholding is not an additional tax. Any amount withheld from a payment to you under the backup withholding rules is creditable against your actual United States federal income tax liability and may entitle you to a refund, provided the requisite information is timely furnished to the IRS.

ERISA CONSIDERATIONS

The notes may not be sold or transferred to, and each purchaser shall be deemed to have represented and covenanted that it is not acquiring the notes for or on behalf of, and will not transfer the notes to, any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, which we refer to as ERISA, and/or a plan described in Section 4975(e)(1) of the Code, except that such acquisition for or on behalf of such a plan shall be permitted:

(i) to the extent such acquisition is made by or on behalf of a bank collective investment fund maintained by the purchaser in which no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10 percent of the total assets in such collective investment fund, and the other applicable conditions of Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor are satisfied;

(ii) to the extent such acquisition is made by or on behalf of an insurance company pooled separate account maintained by the purchaser in which, at any time while the notes are outstanding, no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10 percent of the total of all assets in such pooled separate account, and the other applicable conditions of Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor are satisfied;

(iii) to the extent such acquisition is made on behalf of a plan by (A) an investment adviser registered under the Investment Advisers Act of 1940, as amended, or the 1940 Act, that had as of the last day of its most recent fiscal year total assets under its management and control in excess of $85.0 million and had stockholders’ or partners’ equity in excess of $1,000,000, as shown in its most recent balance sheet prepared within the two years immediately preceding such purchases in accordance with generally accepted accounting principles, or (B) a bank as defined in Section 202(a)(2) of the 1940 Act that has the power to manage, acquire or dispose of assets of a plan, with equity capital in excess of $1.0 million as of the last day of its most recent fiscal year, or (C) an insurance company which is qualified under the laws of more than one state to manage, acquire or dispose of any assets of a pension or welfare plan, which insurance company has as of the last of its most recent fiscal year, net worth in excess of $1.0 million and which is subject to supervision and examination by a state authority having supervision over insurance companies and, in any case, such investment adviser, bank or insurance company is otherwise a qualified professional asset manager, as such term is used in Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof) or employee organization and managed by such investment adviser, bank or insurance company, do not represent more than 20 percent of the total client assets managed by such investment adviser, bank or insurance company at the time of the transaction, and the other applicable conditions of such Prohibited Transaction Class Exemption 84-14 are otherwise satisfied;

(iv) to the extent such plan is a governmental plan (as defined in Section 3 of ERISA) which is not subject to the provisions of Title I of ERISA;

(v) to the extent such acquisition is made by or on behalf of an insurance company using the assets of its general account, the reserves and liabilities for the general account contracts held by or on behalf of any plan, together with any other plans maintained by the same employer (or its affiliates) or employee organization, do not exceed 10 percent of the total reserves and liabilities of the insurance company general account (exclusive of separate account liabilities), plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of the insurer, in accordance with Prohibited Transaction Class Exemption 95-60, and the other applicable conditions of such exemption are otherwise satisfied;

(vi) to the extent such acquisition is made by an in-house asset manager within the meaning of Part IV (a) of Prohibited Transaction Class Exemption 96-23, such manager has made or properly authorized the decision for such plan to purchase the notes, under circumstances such that the applicable conditions of Prohibited Transaction Class Exemption 96-23 are satisfied to permit the purchase and holding of notes; or

(vii) to the extent such acquisition will not otherwise give rise to a transaction described in Section 406 of ERISA or Section 4975(c)(1) of the Code for which a statutory or administrative exemption is unavailable.

Each purchaser of notes acknowledges that we and others will rely upon the truth and accuracy of the above acknowledgements, representations and agreements. The purchaser agrees that if any of the acknowledgements, representations or agreements the purchaser is deemed to have made by the acquisition of the notes is no longer accurate, the purchaser will promptly notify us. If the purchaser is acquiring any notes as a fiduciary or agent for one or more investor accounts, the purchaser represents that the purchaser has sole investment discretion with respect to each of those accounts and that the purchaser has full power to make the above acknowledgements, representations and agreements on behalf of each account.

PLAN OF DISTRIBUTION

This prospectus is to be used by J.P. Morgan Securities Inc. in connection with offers and sales of the notes in market-making transactions effected from time to time. J.P. Morgan Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any of the proceeds from such sales.

One Equity Partners is affiliated with J.P. Morgan Securities Inc. by reason of their common ownership by JPMorgan Chase & Co., a large global financial services company. One Equity Partners own approximately 77.8% of our voting common stock and 100% of our Series A preferred stock. See “Security Ownership of Certain Beneficial Owners and Management.” Richard M. Cashin, Jr., is a managing partner of One Equity Partners and David M. Cohen and Colin M. Farmer are managing directors of One Equity Partners. Additionally, Mr. Cashin serves as a member of the JPMorgan Chase Executive Committee. Messrs. Cashin, Cohen and Farmer were designated as directors to our Board by One Equity Partners pursuant to a Stockholders Agreement. On November15, 2006, we entered into a ten-year management agreement with One Equity Partners pursuant to which One Equity Partners will provide business and organizational strategy and financial advisory services. J.P. Morgan Securities Inc. acted as an initial purchaser in connection with the original issuance and sale of the notes on November 15, 2006 and received customary fees. In addition, J.P. Morgan Securities Inc. is a co-lead arranger of our senior credit facility. J.P. Morgan Chase is also a client of ours. See “Certain Relationships and Related Party Transactions—Other Agreements Related to Transaction and Related Financings—Other Arrangements.” J.P. Morgan Securities Inc. or their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services for, including commercial banking, financial advisory and investment banking services, us and our affiliates in the ordinary course of business; and for which they have received customary fees and expenses. This paragraph constitutes notice to the purchasers of the notes pursuant to Rule 312(f)(2) of the New York Stock Exchange to the extent that an affiliate of J.P. Morgan Securities Inc. may be deemed to control us for the purposes of that rule.

We have been advised by J.P. Morgan Securities Inc. that, subject to applicable laws and regulations, they currently intend to make a market in the notes. However, J.P. Morgan Securities Inc. is not obligated to do so, and any such market-making may be interrupted or discontinued at any time without notice.

Pursuant to registration rights agreements entered into between us and J.P. Morgan Securities Inc., we have agreed to indemnify J.P. Morgan Securities Inc. against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The enforceability of the notes and the related guarantees offered by this prospectus have been passed upon for us by Blank Rome LLP, Philadelphia, Pennsylvania. In rendering its opinion, Blank Rome LLP relied upon the opinion of Kilpatrick Stockton LLP as to all matters governed by the laws of the State of Georgia, the opinion of The Stewart Law Firm as to all matters governed by the laws of the State of Nevada, the opinion of Musick, Peeler & Garrett LLP as to all matters governed by the laws of the State of California, the opinion of Fennemore Craig, P.C. as to all matters governed by the laws of the State of Arizona, the opinion of Quarles & Brady LLP as to all matters governed by the laws of the State of Wisconsin, and the opinion of Bryan Cave LLP as to all matters governed by the laws of Missouri.

EXPERTS

The consolidated financial statements of NCO Group, Inc. (formerly known as Collect Holdings, Inc.) as of December 31, 2007 and for the year ended December 31, 2007 included in this Prospectus and Registration Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Systems & Services Technologies, Inc. as of December 31, 2006 and for the one-month period ended December 31, 2006, before the effects of the adjustments to retrospectively apply the effects of the “as-if pooling-of-interests” transaction described in note 3 of NCO Group, Inc.’s Notes to Consolidated Financial Statements for the year ended December 31, 2007 included elsewhere in this prospectus (“Note 3”), (not separately included or incorporated by reference in this Prospectus and Registration Statement) have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. The consolidated financial statements of NCO Group, Inc. (formerly known as Collect Holdings, Inc.) at December 31, 2006 and for the period from July 13, 2006 (date of inception) to December 31, 2006 (Successor Period) before the effects of the adjustments to retrospectively apply the effects of the “as-if pooling-of-interests” transaction described in Note 3, (not separately included or incorporated by reference in this Prospectus and Registration Statement) have been audited by Ernst & Young LLP, independent registered public accounting firm. The adjustments to those consolidated financial statements to retrospectively apply the effects of the “as-if pooling-of-interests” transaction described in Note 3 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. The consolidated financial statements as of December 31, 2006 and for the period from July 13, 2006 (date of inception) to December 31, 2006 included in this Prospectus and Registration Statement have been so included in reliance on the reports of (i) PricewaterhouseCoopers LLP solely with respect to Systems & Services Technologies, Inc.’s consolidated financial statements before the effects of the adjustments to retrospectively apply the effects of the “as-if pooling-of-interests” transaction described in Note 3; (ii) Ernst & Young LLP solely with respect to NCO Group, Inc.’s consolidated financial statements before the effects of the adjustments to retrospectively apply the effects of the “as-if pooling-of-interests” transaction described in Note 3, and (iii) PricewaterhouseCoopers LLP solely with respect to the adjustments to those consolidated financial statements to retrospectively apply the effects of the “as-if pooling-of-interests” transaction described in Note 3, given on the authority of such firms as experts in accounting and auditing.

The consolidated financial statements of NCO Group, Inc. (as predecessor to Collect Holdings, Inc.) for the year ended December 31, 2005 and for the period from January 1, 2006 to November 15, 2006 (collectively the Predecessor Period), appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Systems & Services Technologies, Inc. as of and for the year ended December 31, 2005, and for the period ended November 30, 2006, included in this Prospectus and Registration

Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Outsourcing Solutions Inc. as of and for the year ended December 31, 2007, included in this Prospectus and Registration Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 2, 2007, the Audit Committee of the Board of Directors of NCO Group, Inc. (the “Company”) determined that Ernst & Young LLP would be dismissed as the independent registered public accounting firm for the Company, effective upon completion by Ernst & Young LLP of its services related to their audit of the consolidated financial statements as of December 31, 2006.

Ernst & Young LLP’s reports on the consolidated financial statements of NCO Group, Inc. (formerly known as Collect Holdings, Inc.) at December 31, 2006 and for the period July 13, 2006 (date of inception) to December 31, 2006 (Successor Period) and the consolidated financial statements of NCO Group, Inc. (as predecessor to Collect Holdings, Inc.) at December 31, 2005 and for the years ended December 31, 2005 and 2004 and for the period from January 1, 2006 to November 15, 2006 (collectively the Predecessor Period) did not contain any adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or principle. During the Successor and Predecessor Periods and through May 8, 2007 (date of completion of Ernst & Young LLP’s procedures related to their audit of the consolidated financial statements as of December 31, 2006), there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in its reports on the consolidated financial statements of the Company for such periods. Pursuant to the AICPA’s Statement of Auditing Standards No. 112 “Communicating Internal Control Related Matters Identified in an Audit,” for the Predecessor Period ended November 15, 2006, Ernst & Young LLP issued a letter informing management of a deficiency in internal control that they consider to be a material weakness, related to the operating effectiveness of the Company’s income tax and financial statement close processes. Other than the material weakness identified by Ernst & Young LLP related to the income tax and financial statement close processes, there have been no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided a copy of the above disclosures to Ernst & Young LLP and requested Ernst & Young LLP to provide it with a letter addressed to the Securities and Exchange Commission stating whether or not Ernst & Young LLP agrees with those disclosures. A copy of Ernst & Young’s LLP letter, dated June 21, 2007, confirming its agreement with those disclosures was filed as Exhibit 16 to the Company’s Registration Statement on Form S-4 filed on June 26, 2007.

New Independent Registered Public Accounting Firm:

The Company engaged PricewaterhouseCoopers LLP as its new independent registered public accounting firm as of February 2, 2007. During the two prior fiscal years and through February 2, 2007, the Company did not consult with PricewaterhouseCoopers LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that PricewaterhouseCoopers LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

WHERE YOU CAN FIND MORE INFORMATION

We and our guarantor subsidiaries have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, our guarantor subsidiaries and the notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete.

Prior to consummation of the Transaction, our predecessor, NCO Group, Inc. had historically been subject to the informational requirements of the Exchange Act. As a result of the offering of the notes, we will become subject to the informational requirements of the Exchange Act and in accordance therewith, will file annual, quarterly and current reports and other information with the SEC. You may read and copy any document that our predecessor has filed or that we will file with the SEC at the SEC’s public website (http://www.sec.gov) or at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

If we become eligible to incorporate by reference into this prospectus future reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, including an annual report on Form 10-K, or proxy or information statements filed pursuant to Section 14 of the Exchange Act, we intend to do so. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the this registration statement, but not delivered with the prospectus, upon written or oral request at no cost. Copies of these reports or documents can be obtained by writing to:

NCO Group, Inc.

507 Prudential Road

Horsham, PA 19044

Attention: Investor Relations or telephoning 1-800-220-2274.

Our website is www.ncogroup.com. We make available on our website, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC.

Under the indenture governing the notes, notwithstanding that we may not be required to file reports with the SEC, after the consummation of the exchange offer we are required to conduct pursuant to a registration rights agreement, we have agreed to file with the SEC all such reports and other information as we would be required to file with the SEC by Section 13(a) or 15(d) under the Exchange Act as if we were subject thereto, unless the SEC will not accept any such filings. We have also agreed to supply to the trustee and to each holder of notes who so requests, without cost to such holder, copies of such reports and other information. In addition, we agreed that, even if we are not required to furnish such information to the SEC, we will provide to the trustee and the holders of the notes certain financial and other information including, a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report by our certified independent accountants. See “Description of Notes— SEC Reports and Reports to Holders.”

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page(s)
NCO Group, Inc.
Interim Financial Statements

Consolidated Balance Sheets as of March 31, 2008 and December 31, 2007 (unaudited)	F-3

Consolidated Statements of Operations for the three months ended March 31, 2008 and 2007 (unaudited)	F-4

Consolidated Statements of Cash Flows for the three months ended March 31, 2008 and 2007 (unaudited)	F-5

Notes to Consolidated Interim Financial Statements (unaudited)	F-6

Annual Financial Statements
Reports of Independent Registered Public Accounting Firm	F-33

Consolidated Balance Sheets as of December 31, 2007 and 2006	F-36

Consolidated Statements of Operations for the year ended December  31, 2007 (Successor), for the period from July 13, 2006 through December 31, 2006 (Successor), for the period from January 1, 2006 through November 15, 2006 (Predecessor) and for the year ended December 31, 2005 (Predecessor)

F-37

Consolidated Statements of Stockholders’ Equity for the year ended December  31, 2007 (Successor), for the period from July 13, 2006 through December 31, 2006 (Successor), for the period from January 1, 2006 through November 15, 2006 (Predecessor) and for the year ended December 31, 2005 (Predecessor)

F-38

Consolidated Statements of Cash Flows for the year ended December  31, 2007 (Successor), for the period from July 13, 2006 through December 31, 2006 (Successor), for the period from January 1, 2006 through November 15, 2006 (Predecessor) and for the year ended December 31, 2005 (Predecessor)

F-40

Notes to Consolidated Financial Statements	F-41

Systems & Services Technologies, Inc.

Eleven months ended November 30, 2006 and year ended December 31, 2005

Outsourcing Solutions Inc. and Subsidiaries

December 31, 2007

NCO GROUP, INC.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except per share amounts)

	March 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$46,555	$31,283
Accounts receivable, trade, net of allowance for doubtful accounts of $2,315 and $3,137, respectively	228,340	183,444
Purchased accounts receivable, current portion, net of allowance for impairment of $31,127 and $24,962, respectively	75,683	72,617
Deferred income taxes	29,055	16,279
Prepaid expenses and other current assets	58,915	32,744

Total current assets	438,548	336,367

Funds held on behalf of clients
Property and equipment, net	148,850	134,459

Other assets:
Goodwill	847,070	614,744
Trade names	104,778	96,613
Customer relationships and other intangible assets, net of accumulated amortization	374,601	280,102
Purchased accounts receivable, net of current portion	185,202	172,968
Other assets	55,377	42,746

Total other assets	1,567,028	1,207,173

Total assets	$2,154,426	$1,677,999

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$24,786	$24,644
Income taxes payable	14,265	—
Accounts payable	17,562	21,457
Accrued expenses	142,439	94,151
Accrued compensation and related expenses	63,419	32,217
Deferred revenue	45,152	1,427

Total current liabilities	307,623	173,896
Funds held on behalf of clients
Long-term liabilities:
Long-term debt, net of current portion	1,048,183	903,052
Deferred income taxes	141,926	126,403
Other long-term liabilities	17,992	17,655
Minority interest	49,655	48,948
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 6,500 shares authorized, 2,282 and 1,408 shares issued and outstanding, respectively	22	14
Class L common stock, par value $0.01 per share, 800 and 400 shares authorized, 402 and 364 shares issued and outstanding, respectively	4	4
Class A common stock, par value $0.01 per share, 4,500 and 2,750 shares authorized, 2,960 and 1,822 shares issued and outstanding, respectively	30	18
Additional paid-in capital	716,039	518,089
Accumulated other comprehensive (loss) income	(4,897)	2,835
Accumulated deficit	(122,151)	(112,915)

Total stockholders’ equity	589,047	408,045

Total liabilities and stockholders’ equity	$2,154,426	$1,677,999

See accompanying notes.

NCO GROUP, INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands)

	For the Three Months Ended March 31, 2008	For the Three Months Ended March 31, 2007
Revenues:
Services	$335,045	$291,277
Portfolio	28,700	43,247
Portfolio sales	823	614

Total revenues	364,568	335,138

Operating costs and expenses:
Payroll and related expenses	196,419	172,107
Selling, general and administrative expenses	128,818	116,360
Depreciation and amortization expense	27,786	24,928
Restructuring charges	2,641	—

Total operating costs and expenses	355,664	313,395

Income from operations	8,904	21,743

Other income (expense):
Interest income	280	1,393
Interest expense	(22,407)	(24,342)
Other income (expense), net	418	(680)

Total other income (expense)	(21,709)	(23,629)

Loss before income taxes	(12,805)	(1,886)
Income tax benefit	(3,896)	(1,556)

Loss before minority interest	(8,909)	(330)
Minority interest	(327)	(2,120)

Net loss	$(9,236)	$(2,450)

See accompanying notes.

NCO GROUP, INC

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	For the Three Months Ended March 31, 2008	For the Three Months Ended March 31, 2007
Cash flows from operating activities:
Net loss	$(9,236)	$(2,450)
Adjustments to reconcile net loss from operations to net cash provided by operating activities:
Depreciation and amortization	27,786	24,928
Amortization of purchased servicing rights	—	111
Stock-based compensation	127	107
Amortization of deferred training asset	633	532
Provision for doubtful accounts	831	1,760
Impairment of purchased accounts receivable	6,165	—
Gain on sale of purchased accounts receivable	(823)	(614)
Loss on disposal of property, equipment and other net assets	631	11
Other	(397)	(50)
Parent remittance on behalf of SST	—	639
Minority interest	327	2,120
Deferred income taxes	(17,820)	(1,360)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, trade	4,092	(12,778)
Other assets	8,905	1,265
Accounts payable and accrued expenses	10,990	5,185
Income taxes payable	(2,807)	(291)
Other long-term liabilities	246	160

Net cash provided by operating activities	29,650	19,275

Cash flows from investing activities:
Purchases of accounts receivable	(39,368)	(37,602)
Collections applied to principal of purchased accounts receivable	22,441	25,156
Proceeds from sales and resales of purchased accounts receivable	860	1,720
Purchases of property and equipment	(7,920)	(6,670)
Proceeds from notes receivable	290	307
Investment revenue bond maturities	—	26
Net cash paid for acquisitions and related costs	(323,598)	(3,221)

Net cash used in investing activities	(347,295)	(20,284)

Cash flows from financing activities:
Repayment of notes payable	(11,103)	(14,289)
Borrowings under notes payable	10,397	14,286
Repayment of borrowings under senior credit facility	(58,205)	(23,325)
Borrowings under senior credit facility	205,000	29,000
Payment of fees to acquire debt	(9,148)	—
Investment in subsidiary by minority interest	1,816	518
Return of investment in subsidiary to minority interest	(3,347)	(747)
Principal payments on investment revenue bonds	—	(26)
Issuance of stock	210,000	—
Payment of dividends	(12,157)	—

Net cash provided by financing activities	333,253	5,417

Effect of exchange rate on cash	(336)	(240)

Net increase in cash and cash equivalents	15,272	4,168
Cash and cash equivalents at beginning of the period	31,283	20,703

Cash and cash equivalents at end of the period	$46,555	$24,871

See accompanying notes.

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements

(Unaudited)

1. Nature of Operations:

On November 15, 2006, NCO Group, Inc. was acquired by and became a wholly owned subsidiary of Collect Holdings, Inc., an entity controlled by One Equity Partners and its affiliates (“OEP”), a private equity investment fund wholly owned by JPMorgan Chase & Co. (“JPM”), with participation by Michael J. Barrist, Chairman, President and Chief Executive Officer of NCO Group, Inc., certain other members of executive management and other investors (the “Transaction”). Under the terms of the merger agreement, NCO Group, Inc. shareholders received $27.50 in cash, without interest, for each share of NCO Group, Inc. common stock that they held. On February 27, 2007, NCO Group, Inc. was merged with and into Collect Holdings, Inc. and the surviving corporation was renamed NCO Group, Inc. (collectively with its subsidiaries, the “Company” or “NCO”).

NCO is a holding company and conducts substantially all of its business operations through its subsidiaries. NCO is a leading global provider of business process outsourcing solutions, primarily focused on accounts receivable management (“ARM”) and customer relationship management (“CRM”). NCO provides services through over 100 offices in the United States, Canada, the Philippines, Panama, the Caribbean, India, the United Kingdom, Australia and Mexico. The Company provides services to more than 26,000 active clients, including many of the Fortune 500, supporting a broad spectrum of industries, including financial services, telecommunications, healthcare, retail and commercial, utilities, education, transportation/logistics, technology and government services. These clients are primarily located throughout the United States, Canada, the United Kingdom, Europe, Australia, Puerto Rico and Latin America. The Company’s largest client during the three months ended March 31, 2008, was in the financial services sector and represented 7.7 percent of the Company’s consolidated revenue for the three months ended March 31, 2008. The Company also purchases and collects past due consumer accounts receivable from consumer creditors such as banks, finance companies, retail merchants, utilities, healthcare companies, and other consumer-oriented companies.

The Company’s business consists of three operating divisions: ARM, CRM and Portfolio Management.

2. Accounting Policies:

Principles of Consolidation:

The consolidated financial statements include the accounts of the Company and all subsidiaries and entities controlled by the Company. All intercompany accounts and transactions have been eliminated.

On January 2, 2008, the Company acquired Systems & Services Technologies, Inc. (“SST”), a third-party consumer receivable servicer. Prior to the acquisition, SST was a wholly owned subsidiary of JPM. JPM also wholly owns OEP, which as described above has had a controlling interest in the Company since the Transaction on November 15, 2006.

Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” (“SFAS 141”) states that a “business combination” excludes transfers of net assets or exchanges of equity interests between entities under common control. SFAS 141 also states that transfers of net assets or exchanges of equity interests between entities under common control should be accounted for similar to the pooling-of-interests method (“as-if pooling-of-interests”) in that the entity that receives the net assets or the equity interests initially recognizes the assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity at the date of transfer. Because the Company and SST were under common control at the time of the SST acquisition, the transfer of assets and liabilities of SST were accounted for at historical cost in a manner similar to a pooling of interests. For financial accounting purposes, the acquisition is viewed as a change in reporting entity and, as a result, requires restatement of the Company’s

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements—(continued)

(Unaudited)

financial statements for all periods subsequent to November 15, 2006, the date of the Transaction and the date at which common control of the Company and SST by JPM commenced.

Interim Financial Information:

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The December 31, 2007 balance sheet was derived from audited financial statements of the Company and audited financial statements of SST, but does not include all disclosures required by accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments (consisting of only normal recurring adjustments, except as otherwise disclosed herein) considered necessary for a fair presentation have been included. Because of the seasonal nature of the Company’s business, operating results for the three-month period ended March 31, 2008, are not necessarily indicative of the results that may be expected for the year ending December 31, 2008, or for any other interim period. For further information, refer to the Company’s consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission (“SEC”).

Revenue Recognition:

ARM:

ARM contingency fee revenue is recognized upon collection of funds by NCO or its client. Fees for ARM contractual services are recognized as services are performed and earned under service arrangements with clients where fees are fixed or determinable and collectibility is reasonably assured. Deferred revenue in the accompanying balance sheet primarily relates to certain prepaid fees for letter services for which revenue is recognized when the letter services are provided or the time period for which the Company is obligated to provide the letter services has expired.

CRM:

Revenue is recognized based on the billable hours of each CRM representative as defined in the client contract. The rate per billable hour charged is based on a predetermined contractual rate, as agreed in the underlying contract. The contractual rate can fluctuate based on certain pre-determined objective performance criteria related to quality and performance, reduced by any contractual performance penalties the client may be entitled to, both as measured on a monthly basis. The impact of the performance criteria and penalties on the rate per billable hour is continually updated as revenue is recognized.

Under performance-based arrangements, the Company is paid by its customers based on achievement of certain levels of sales or other client-determined criteria specified in the client contract. The Company recognizes performance-based revenue by measuring its actual results against the performance criteria specified in the contracts.

Purchased Accounts Receivable:

The Company applies American Institute of Certified Public Accountants Statement of Position 03-3, “Accounting for Loans or Certain Securities Acquired in a Transfer” (“SOP 03-3”). SOP 03-3 addresses accounting for differences between contractual versus expected cash flows over an investor’s initial investment in certain loans when such differences are attributable, at least in part, to credit quality.

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements—(continued)

(Unaudited)

The Company acquires accounts receivable in groups that are initially recorded at cost. All acquired accounts receivable have experienced deterioration of credit quality between origination and the Company’s acquisition of the accounts receivable, and the amount paid for the accounts receivable reflects the Company’s determination that it is probable the Company will be unable to collect all amounts due according to contractual terms of each receivable. The Company determines whether each purchase of accounts receivable is to be accounted for as an individual portfolio or whether multiple purchases will be combined based on common risk characteristics into an aggregated portfolio. Once the Company establishes an individual purchase or aggregated purchases as a portfolio, the receivables in the portfolio are not changed, unless replaced, returned or sold. The Company considers expected collections, and estimates the amount and timing of undiscounted expected principal, interest, and other cash flows (expected at acquisition) for each portfolio of accounts receivable. The Company determines nonaccretable difference, or the excess of the portfolio’s contractual principal over all cash flows expected at acquisition as an amount that should not be accreted. The excess of the portfolio’s cash flows expected to be collected over the amount paid is accretable yield. Accretable yield is recognized into earnings, as Portfolio revenue in the statement of operations, over the remaining life of the portfolio, based on its effective interest rate.

At acquisition, the Company derives an internal rate of return (“IRR”) based on the expected monthly collections over the estimated economic life of each portfolio of accounts receivable (typically up to seven years, based on the Company’s collection experience) compared to the original purchase price. Monthly collections on the portfolios are allocated between revenue and carrying value reduction based on applying each portfolio’s effective IRR for the quarter to its carrying value. Over the life of a portfolio, the Company continues to estimate cash flows expected to be collected. The Company evaluates at the balance sheet date whether the present value of its portfolios determined using the effective interest rates for each portfolio has decreased, and if so, records a valuation allowance to maintain the original IRR. Any increase in actual or estimated cash flows expected to be collected is first used to reverse any existing valuation allowance for that portfolio, and any remaining increases in cash flows are recognized prospectively through an increase in the IRR. The updated IRR then becomes the new benchmark for subsequent valuation allowance testing.

Portfolio Sales:

The Company accounts for gains on sales of purchased accounts receivable under SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” Gains on sales are recognized as revenue and represent the difference between the sales price and the present value of the future cash collections expected from the loans sold at the portfolio’s IRR at the time of sale.

The Company applies a financial components approach. Generally, that approach focuses on control of each of the various retained or sold interests or liabilities in a given financial asset sale to conclude when a sale has actually occurred as compared to a mere financing, and the accounting for any related rights retained and/or duties committed to on an ongoing basis, including servicing. Under that approach, after a transfer of financial assets, an entity allocates a portion of the original cost of the assets to the assets sold in determining any gain or loss, and to any servicing assets it retains, such as servicing rights or rights to residual interests. Gain or loss is reported in the period of the transfer, net of any liabilities the Company has incurred or will incur in the future. Assets retained are amortized over the appropriate useful life of the asset. If control has not been adequately transferred to the other party, the proceeds received are treated as a financing and no gain or loss is recorded at the time of the transfer.

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements—(continued)

(Unaudited)

Income Taxes:

For the three months ended March 31, 2008, the effective income tax rate decreased to 30.4 percent from 82.5 percent for the three months ended March 31, 2007, due to losses in domestic ARM and CRM businesses combined with income from certain foreign businesses which are not subject to income tax and less income attributable to minority interest.

Fair Value Measurement:

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements,” referred to as SFAS 157. This statement defines fair value and provides guidance for measuring assets and liabilities at fair value. SFAS No. 157 is effective for financial assets and financial liabilities in fiscal years beginning after November 15, 2007 and for nonfinancial assets and nonfinancial liabilities in fiscal years beginning after March 15, 2008. Effective January 1, 2008, the Company adopted SFAS 157 for financial assets and financial liabilities. The Company is currently evaluating the impact of the provisions of SFAS 157 that relate to nonfinancial assets and nonfinancial liabilities. Among other things, SFAS 157 requires enhanced disclosures about assets and liabilities carried at fair value (note 5). As defined in SFAS 157, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). In connection with the evaluation of SFAS 157, the Company also evaluated the provisions of SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 provides a business entity with an option to measure and report selected financial assets and liabilities at fair value, while requiring the entity to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. An entity may decide whether to elect the fair value option for each eligible item on its election date, subject to certain requirements as described in the statement. As of the January 1, 2008 effective date, the Company elected not to apply SFAS 159 to any of its existing eligible assets or liabilities; therefore there was no impact on the Company’s consolidated financial position, results of operations, or cash flows.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

The application of SFAS No. 141, “Business Combinations” requires the measurement of fair values of purchased assets and liabilities of an acquired entity. In connection with the Transaction, and other business combinations accounted for as a purchase, management makes additional estimates and assumptions in determining fair value that affect amounts reported in the financial statements and accompanying notes. The more significant financial statement items for which estimates and assumptions may be made include intangible assets, purchased accounts receivable, and nonrecourse debt.

In the ordinary course of accounting for purchased accounts receivable, estimates are made by management as to the amount and timing of future cash flows expected from each portfolio. The estimated future cash flow of each portfolio is used to compute the IRR for the portfolio, both in the case of any increases in expected cash flows, or to compute impairment or allowances, in the case of decreases in expected cash flows. The IRR is used to allocate collections between revenue and principal reduction of the carrying values of the purchased accounts receivable.

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements—(continued)

(Unaudited)

On an ongoing basis, the Company compares the historical trends of each portfolio to projected collections. Future projected collections are then increased or decreased based in part on the actual cumulative performance of each portfolio. Management reviews each portfolio’s adjusted projected collections to determine if further upward or downward adjustment is warranted. Management regularly reviews the trends in collection patterns and uses its reasonable best efforts to improve the collections of under-performing portfolios. However, actual results will differ from these estimates and a material change in these estimates could occur within one reporting period (note 7).

Reclassifications:

Certain amounts have been reclassified for comparative purposes. For the three months ended March 31, 2007, the income tax benefit and minority interest were each increased by $717,000 to present minority interest on a pre-tax basis.

3. Restructuring Charges:

In conjunction with an acquisition in September 2005 and streamlining the cost structure of the Company’s legacy operations, the Company recorded total restructuring charges of $22.4 million. These charges primarily related to the elimination of certain redundant facilities and severance costs. The balance of liabilities outstanding at March 31, 2008 was $2.7 million, which the Company expects to pay through 2011.

In conjunction with the acquisitions of Outsourcing Solutions Inc. (“OSI”) and Systems & Services Technologies, Inc. (“SST”) (note 4) and streamlining the cost structure of the Company’s legacy operations, the Company recorded restructuring charges of $2.6 million during the three months ended March 31, 2008. These charges primarily related to the elimination of certain redundant facilities and severance costs. The balance of liabilities outstanding at March 31, 2008 was $1.1 million. The Company currently expects to pay this remaining balance through 2010. The Company expects to take additional charges of approximately $7.0 million to $10.0 million during the remainder of 2008.

The following presents the activity in the accruals recorded for restructuring charges (amounts in thousands):

	Leases	Severance	Total
Balance at December 31, 2007	$3,259	$—	$3,259
Accruals	538	2,103	2,641
Cash payments	(802)	(1,008)	(1,810)
Property and equipment write-offs	(197)	—	(197)

Balance at March 31, 2008	$2,798	$1,095	$3,893

In connection with the Transaction, the Company recorded liabilities of $8.6 million for an exit plan the Company began to formulate prior to the Transaction date. These liabilities principally relate to facilities leases, severance and other costs. The following presents the activity in the accruals recorded for restructuring related expenses (amounts in thousands); the Company expects to pay the remaining balance through 2011:

	Leases	Severance	Total
Balance at December 31, 2007	$4,376	$971	$5,347
Cash payments	(262)	(98)	(360)
Leasehold improvement write-off	(418)	—	(418)

Balance at March 31, 2008	$3,696	$873	$4,569

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements—(continued)

(Unaudited)

4. Business Combinations:

On February 29, 2008, the Company acquired OSI, a leading provider of business process outsourcing services, specializing primarily in accounts receivable management services, for $325.0 million in cash, subject to certain post-closing adjustments. The purchase price was financed in part by the issuance of 802,262 shares of the Company’s Series A 14% PIK Preferred Stock, 37,738 shares of Class L common stock and 1,012,262 shares of Class A common stock. The remainder of the purchase price was financed by borrowings of $139.0 million under the Company’s amended senior credit facility (note 10). Based on preliminary estimates, the Company allocated $107.6 million of the purchase price to the customer relationships, $8.3 million to the trade names, $747,000 to the non-compete agreements, and recorded goodwill of $227.6 million, which is non-deductible for tax purposes, in the ARM segment. As a result of the acquisition of OSI, the Company expects to expand its current customer base and strengthen its relationships with certain existing customers, expand its portfolio base and reduce the cost of operations through economies of scale. Therefore, the Company believes the preliminary allocation of a portion of the purchase price to goodwill is appropriate.

The following is a preliminary allocation of the purchase price to the assets acquired and liabilities assumed (amounts in thousands):

Purchase price	$325,000
Transaction costs	18,859
Cash	(25,908)
Accounts receivable	(49,454)
Purchased accounts receivable	(4,076)
Customer relationships	(107,561)
Trade names	(8,303)
Non-compete agreements	(747)
Property and equipment	(17,962)
Other assets	(30,917)
Current net deferred tax assets	(12,645)
Long-term net deferred tax liabilities	23,682
Accrued expenses and other liabilities	98,806
Accrued acquisition costs	18,869

Goodwill	$227,643

In connection with the OSI acquisition, the Company recorded liabilities of $18.9 million for an exit plan the Company began to formulate prior to the acquisition date. These liabilities principally relate to facilities leases, severance and other costs. The following presents the activity in the accruals recorded for restructuring related expenses (amounts in thousands); the Company expects to pay the remaining balance through 2014:

	Leases	Severance	Total
Accruals	$4,277	$14,592	$18,869
Cash payments	(265)	(2,281)	(2,546)

Balance at March 31, 2008	$4,012	$12,311	$16,323

On January 2, 2008, the Company acquired SST, a third-party consumer receivable servicer, for $13.4 million, subject to certain post-closing adjustments. The purchase price consisted of a cash payment of $8.1 million and the issuance of 22,484 shares of the Company’s Series A 14% PIK Preferred Stock. As described in

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements—(continued)

(Unaudited)

note 2, since the Company and SST were under common control by JPM at the time of the SST acquisition, the transfer of assets and liabilities of SST were accounted for at historical cost in a manner similar to a pooling of interests. The $13.4 million of consideration paid to JPM for SST and the return of $4.0 million of cash that was not acquired was treated as dividends to JPM. In “as-if pooling-of-interests” accounting, financial statements of the previously separate companies for periods under common control prior to the combination are restated on a combined basis to furnish comparative information. Accordingly, the Company’s consolidated balance sheet as of December 31, 2007 and the consolidated statements of operations and cash flows for the three months ended March 31, 2007 have been restated to include SST’s financial position information as of December 31, 2007, and its results of operations and cash flows for the three months ended March 31, 2007. At December 31, 2007, SST added $50.2 million of total assets. For the three months ended March 31, 2007, SST added revenue and net loss of $16.8 million and $1.1 million, respectively.

The following summarizes the unaudited pro forma results of operations, assuming the OSI acquisition described above occurred as of the beginning of the respective periods, including the combination of SST’s historical results. The unaudited pro forma information is provided for informational purposes only. It is based on historical information, and does not necessarily reflect the actual results that would have occurred, nor is it indicative of future results of operations of the consolidated entities (amounts in thousands):

	For the Three Months Ended March 31,
	2008	2007
Revenue	$435,953	$441,424
Net loss	(13,786)	(7,440)

As discussed in note 1, the Transaction was completed on November 15, 2006. The Transaction was financed by a combination of borrowings of $465.0 million under the Company’s Credit Facility, as defined in note 10, the issuance of $165.0 million of floating rate senior notes due 2013 and $200.0 million of 11.875 percent senior subordinated notes due 2014, and an equity investment of $396.0 million by OEP, Michael Barrist, other members of senior management and other co-investors.

On December 18, 2006, the Company acquired the assets of Star Contact (BVI) Ltd. and Call Center-Telemarketing Pro-Panama, S.A. (together “Star Contact”), a provider of outsourced, multi-lingual contact center and customer care services based in Panama City, Panama, for $36.2 million. The acquisition agreement contains a provision for annual earnout payments to be made to the seller, for each of the two years following the acquisition, provided that certain performance measures are met as of the end of each of the two years. During the year ended December 31, 2007, the Company recorded $14.8 million of additional purchase price, which is included in accrued expenses, for the first annual earnout payment.

During the three months ended March 31, 2008, the Company acquired several smaller companies, all of which were providers of ARM services, for an aggregate purchase price of $4.4 million which was paid in cash resulting in goodwill of approximately $4.4 million.

5. Fair Value Measurement:

Effective January 1, 2008, the Company adopted SFAS 157. Among other things, SFAS 157 requires enhanced disclosures about assets and liabilities carried at fair value. Depending on the nature of the asset or liability, the Company uses various valuation techniques and assumptions when measuring fair value of its assets and liabilities. In accordance with SFAS 157, the Company utilizes market data or assumptions that market

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements—(continued)

(Unaudited)

participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable (“Level 1”), market corroborated (“Level 2”), or generally unobservable (“Level 3”). The significant majority of the fair value amounts included in the Company’s current period earnings resulted from Level 2 fair value methodologies; that is, the Company is able to value the assets and liabilities based on observable market data for similar instruments (the “market approach”). The Company applied an income approach to amounts included in its current period earnings resulting from Level 3 fair value methodologies.

The following table sets forth, by level within the fair value hierarchy, the Company’s financial assets and liabilities that were measured at fair value on a recurring basis as of March 31, 2008. As required by SFAS 157, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.

	At fair value as of March 31, 2008
	Level 1	Level 2	Level 3	Total
Assets:
Interest rate caps	$—	$13	$—	$13

Liabilities:
Interest rate swaps	—	11,739	—	11,739
Forward exchange contracts	—	2,540	—	2,540
Embedded derivatives	—	—	7,863	7,863

Total Liabilities (net)	$—	$14,266	$7,863	$22,129

Derivatives include interest rate swaps and foreign currency forward exchange contracts. To revalue these derivatives, the Company obtains broker quotes from its counterparties. The Company considers such quotes to be Level 2 measurements. To gain assurance that such quotes reflect market participant views, the Company independently values its interest rate swaps, and independently validates the relevant exchange rates of its forward exchange contracts.

The contingent payment provisions embedded in the Company’s nonrecourse credit facility related to purchased accounts receivable are embedded derivatives. The Company revalues these embedded derivatives using similar current period purchased accounts receivable portfolio purchases’ underlying yields and cash flow changes. Inputs used to revalue these embedded derivatives are considered Level 3 measurements since they are unobservable. As of March 31, 2008, the value of our embedded derivatives was $7.9 million. Changes in the fair market value of the embedded derivatives are recorded in interest expense on the statement of operations. During the three months ended March 31, 2008, a decrease of $1.5 million was recorded to reflect the revaluation of the embedded derivatives.

For purposes of valuation adjustments to its interest rate swap and foreign currency exchange derivative positions under SFAS 157, the Company has evaluated liquidity premiums that may be demanded by market participants, as well as the credit risk of its counterparties and its own credit. The Company has considered factors such as the likelihood of default by itself and its counterparties, its net exposures and remaining maturities in determining the appropriate fair value adjustments to record. These valuation adjustments were not significant for the three months ended March 31, 2008.

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements—(continued)

(Unaudited)

6. Comprehensive Income (Loss):

Comprehensive income consists of net income (loss) plus certain changes in assets and liabilities, including the effects of intercompany transactions, that are not included in net income (loss) but are reported as a separate component of stockholders’ equity. The Company’s comprehensive income was as follows (amounts in thousands):

	For the Three Months Ended March 31,
	2008	2007
Net loss	$(9,236)	$(2,450)
Other comprehensive income:
Foreign currency translation adjustment	(572)	1,488
Change in fair value of cash flow hedges, net of tax	(7,361)	600
Net losses on cash flow hedges reclassified into earnings, net of tax	200	589

Comprehensive loss	$(16,969)	$227

The foreign currency translation adjustment was attributable to changes in the exchange rates used to translate the financial statements of the Company’s foreign operations into U.S. dollars.

7. Purchased Accounts Receivable:

Portfolio Management and the U.K., Canadian and Australian divisions of ARM purchase defaulted consumer accounts receivable at a discount from the contractual principal balance. As of March 31, 2008, the carrying values of Portfolio Management’s and ARM’s purchased accounts receivable were $255.1 million and $5.8 million, respectively. The total outstanding balance due, representing the original undiscounted contractual amount less collections since acquisition, was $49.2 billion and $47.2 billion at March 31, 2008 and December 31, 2007, respectively.

The following summarizes the change in the carrying amount of the purchased accounts receivable (amounts in thousands):

	For the Three Months Ended March 31, 2008	For the Year Ended December 31, 2007
Balance at beginning of period	$245,585	$244,100
Purchases:
Cash purchases	39,368	125,283
Portfolios acquired in business combinations	4,076	—
Collections	(57,013)	(232,316)
Revenue recognized	34,572	155,088
Proceeds from portfolio sales and resales applied to carrying value	(37)	(23,068)
Allowance for impairment, net	(6,165)	(24,962)
Other	311	872
Foreign currency translation adjustment	188	588

Balance at end of period	$260,885	$245,585

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements—(continued)

(Unaudited)

In the ordinary course of purchasing portfolios of accounts receivable, Portfolio Management may sell accounts from an acquired portfolio shortly after they were purchased. The proceeds from these resales are essentially equal to, and applied against, the carrying value of the accounts. Therefore, there is no gain recorded on these resales. For the three months ended March 31, 2008, there were no proceeds from portfolio resales, and for the three months ended March 31, 2007, proceeds from portfolio resales were $4.6 million.

Portfolio Management sells portfolios of accounts receivable based on a low probability of payment under the Company’s collection platform and other criteria. Proceeds from sales above the remaining carrying value are recorded as revenue. During the three months ended March 31, 2008 and 2007, Portfolio Management sold portfolios of accounts receivable for $860,000 and $1.7 million with a carrying value of $37,000 and $1.1 million, and recorded revenue of $823,000 and $614,000, respectively.

The following presents the change in the allowance for impairment of purchased accounts receivable accounted for under SOP 03-3 (amounts in thousands):

	For the Three Months Ended March 31, 2008	For the Year Ended December 31, 2007
Balance at beginning of period	$24,962	$—
Additions	6,359	25,422
Recoveries	(194)	(460)

Balance at end of period	$31,127	$24,962

Accretable yield represents the excess of the cash flows expected to be collected during the life of the portfolio over the initial investment in the portfolio. The following presents the change in accretable yield (amounts in thousands):

	For the Three Months Ended March 31,
	2008	2007
Balance at beginning of period	$366,584	$465,451
Additions	46,505	39,537
Additions from business combinations	4,418	—
Other	(138)	—
Accretion	(34,572)	(42,767)
Reclassifications (to) from nonaccretable difference	(22,412)	(25,586)
Foreign currency translation adjustment	(148)	(80)

Balance at end of period	$360,237	$436,555

During the three months ended March 31, 2008 and 2007, the Company purchased accounts receivable with a cost of $39.4 million and $37.6 million, respectively, that had contractually required payments receivable at the date of acquisition of $1.4 billion, and expected cash flows at the date of acquisition of $85.9 million and $77.2 million, respectively.

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements—(continued)

(Unaudited)

8. Funds Held on Behalf of Clients:

In the course of the Company’s subsidiaries’ regular business activities as a provider of accounts receivable management services, the Company receives clients’ funds arising from the collection of accounts placed with the Company. These funds are placed in segregated cash accounts and are generally remitted to clients within 30 days. Funds held on behalf of clients of $120.4 million and $50.2 million at March 31, 2008 and December 31, 2007, respectively, have been shown net of their offsetting liability for financial statement presentation.

9. Goodwill and Other Intangible Assets:

SFAS No. 142, “Goodwill and Other Intangible Assets” requires goodwill to be allocated and tested at the reporting unit level. The Company’s reporting units are ARM, CRM and Portfolio Management. The Company’s reporting units had the following goodwill (amounts in thousands):

	March 31, 2008	December 31, 2007
ARM	$563,259	$330,933
Portfolio Management	155,693	155,693
CRM	128,118	128,118

Total	$847,070	$614,744

The increase in ARM’s goodwill balance from December 31, 2007 to March 31, 2008, was primarily due to the goodwill from the OSI acquisition.

In connection with the Transaction, the Company allocated $96.6 million of the purchase price to the fair value of the NCO name, which is an indefinite-lived intangible asset and therefore is not subject to amortization.

In connection with the OSI acquisition, the Company allocated $8.3 million of the purchase price to the fair value of certain trade names acquired in connection with the OSI acquisition, which are subject to amortization. At March 31, 2008, accumulated amortization of the OSI trade names was $138,000.

Other intangible assets subject to amortization consist of customer relationships and non-compete agreements. The following represents the other intangible assets subject to amortization (amounts in thousands):

	March 31, 2008		December 31, 2007
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Customer relationships	$440,531	$69,250	$332,902	$55,547
Non-compete agreements	4,119	799	3,372	625

Total	$444,650	$70,049	$336,274	$56,172

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements—(continued)

(Unaudited)

The Company recorded amortization expense for all other intangible assets of $13.9 million and $12.0 million during the three months ended March 31, 2008 and 2007 respectively. The following represents the Company’s expected amortization expense from these other intangible assets over the next five years (amounts in thousands):

For the Years Ended December 31,	Estimated Amortization Expense
2008	$64,567
2009	67,011
2010	65,824
2011	65,633
2012	61,356

10. Long-Term Debt:

Long-term debt consisted of the following (amounts in thousands):

	March 31, 2008	December 31, 2007
Senior term loan	$593,145	$460,350
Senior revolving credit facility	61,000	47,000
Senior subordinated notes	200,000	200,000
Senior notes	165,000	165,000
Nonrecourse credit facility	51,936	53,742
Other	1,888	1,604
Less current portion	(24,786)	(24,644)

	$1,048,183	$903,052

Senior Credit Facility:

On November 15, 2006, the Company entered into a senior credit facility (“Credit Facility”) with a syndicate of financial institutions. The Credit Facility consisted of a $465.0 million term loan and a $100.0 million revolving credit facility, with an option to allow the Company to increase its borrowing capacity under the Credit Facility in an aggregate amount not to exceed $100.0 million, subject to the satisfaction of certain conditions. In connection with the OSI acquisition, in February 2008 the Company amended the Credit Facility to add $139.0 million to the term loan. The Company is required to make quarterly repayments of $1.5 million on the term loan until its maturity in May 2013, at which its remaining balance outstanding is due. The Company is also required to make annual prepayments of 50 percent, 25 percent or zero percent of its excess annual cash flow, based on its leverage ratio. The revolving credit facility requires no minimum principal payments until its maturity in November 2011. At March 31, 2008, the balance outstanding on the term loan was $593.1 million and the balance outstanding on the revolving credit facility was $61.0 million. The availability of the revolving credit facility is reduced by any unused letters of credit ($18.8 million at March 31, 2008). As of March 31, 2008, the Company had $20.2 million of remaining availability under the revolving credit facility.

All borrowings bear interest at an annual rate equal to either, at the option of the Company, (i) the higher of the prime rate (5.25 percent at March 31, 2008) or the federal funds rate (2.51 percent at March 31, 2008) plus 0.50 percent, plus a margin of 2.00 percent for the first six months following the date of the Transaction and thereafter plus a margin of 1.50 percent to 2.00 percent in the case of the revolving credit facility and 3.00

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements—(continued)

(Unaudited)

percent to 3.25 percent in the case of the term loan, based on the Company’s funded debt to earnings before interest, taxes, depreciation and amortization (“EBITDA”) ratio; or (ii) LIBOR (2.70 percent at March 31, 2008) plus a margin of 3.00 percent for the first six months following the date of the Transaction and thereafter plus a margin of 2.50 percent to 3.00 percent in the case of the revolving credit facility, and 4.00 percent to 4.25 percent in the case of the term loan, based on the Company’s funded debt to EBITDA ratio. The Company is charged a quarterly commitment fee on the unused portion of the revolving credit facility at an annual rate of 0.50 percent. The effective interest rate on the Credit Facility was approximately 8.13 percent and 8.38 percent for the three months ended March 31, 2008 and 2007, respectively. The Credit Facility also provides that the Company obtain interest rate protection for a period of three years in a notional amount not to be less than 50 percent of the aggregate principal amount of the term loan facility.

Borrowings under the Credit Facility are collateralized by substantially all of the Company’s assets. The Credit Facility contains certain financial and other covenants such as maintaining a maximum leverage ratio and a minimum interest coverage ratio, and includes restrictions on, among other things, acquisitions, the incurrence of additional debt, investments, disposition of assets, liens and dividends and other distributions. If an event of default, such as failure to comply with covenants or a change of control, were to occur under the Credit Facility, the lenders would be entitled to declare all amounts outstanding under it immediately due and payable and foreclose on the pledged assets. The Company was in compliance with all required financial covenants and was not aware of any events of default as of March 31, 2008.

Senior Notes and Senior Subordinated Notes:

In connection with the Transaction, on November 15, 2006 the Company issued $165.0 million of floating rate senior notes due 2013 (“Senior Notes”) and $200.0 million of 11.875 percent senior subordinated notes due 2014 (“Senior Subordinated Notes”) (collectively, “the Notes”). The Notes are guaranteed, jointly and severally, on a senior basis with respect to the Senior Notes and on a senior subordinated basis with respect to the Senior Subordinated Notes, in each case by all of the Company’s existing and future domestic restricted subsidiaries (other than certain subsidiaries and joint ventures engaged in financing the purchase of delinquent accounts receivable portfolios and certain immaterial subsidiaries).

The Senior Notes are senior unsecured obligations and are senior in right of payment to all existing and future senior subordinated indebtedness, including the Senior Subordinated Notes, and all future subordinated indebtedness. The Senior Notes bear interest at an annual rate equal to LIBOR plus 4.875 percent, reset quarterly. The effective interest rate of the Senior Notes was approximately 8.85 percent and 10.24 percent for the three months ended March 31, 2008 and 2007, respectively. The Company may redeem the Senior Notes, in whole or in part, at any time on or after November 15, 2008 at varying redemption prices depending on the redemption date, plus accrued and unpaid interest.

The Senior Subordinated Notes are unsecured senior subordinated obligations and are subordinated in right of payment to all existing and future senior indebtedness, including the Senior Notes and borrowings under the Credit Facility. The Company may redeem the Senior Subordinated Notes, in whole or in part, at any time on or after November 15, 2010 at varying redemption prices depending on the redemption date, plus accrued and unpaid interest. The Company also may redeem some or all of the Senior Notes at any time prior to November 15, 2008 and some or all of the Senior Subordinated Notes at any time prior to November 15, 2010, at a redemption price equal to 100 percent of the principal amount of the respective Notes to be redeemed, plus accrued and unpaid interest and an additional premium. Finally, subject to certain conditions, the Company may redeem up to 35 percent of the aggregate principal amount of the Senior Notes at any time prior to November 15,

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements—(continued)

(Unaudited)

2008 and up to 35 percent of the aggregate principal amount of the Senior Subordinated Notes at any time prior to November 15, 2009 with the net proceeds of a sale of its capital stock at a redemption price equal to 100 percent of the principal amount of the respective Notes to be redeemed, plus accrued and unpaid interest and an additional premium.

The indentures governing the Notes contain a number of covenants that limit the Company’s and its restricted subsidiaries’ ability, among other things, to: incur additional indebtedness and issue certain preferred stock, pay certain dividends, acquire shares of capital stock, make payments on subordinated debt or make investments, place limitations on distributions from restricted subsidiaries, issue or sell capital stock of restricted subsidiaries, guarantee indebtedness, sell or exchange assets, enter into transactions with affiliates, create certain liens, engage in unrelated businesses, and consolidate, merge or transfer all or substantially all of the Company’s assets and the assets of its subsidiaries on a consolidated basis. In addition, upon a change of control, the Company is required to offer to repurchase all of the Notes then outstanding, at a purchase price equal to 101 percent of their principal amount, plus any accrued interest to the date of repurchase.

Nonrecourse Credit Facility:

In August 2007, the Company amended its existing nonrecourse credit facility and exclusivity agreements with a lender due to the lender’s spin off of its unit to an investment fund. Under the new agreements, all financings from September 1, 2006 and forward are now with the investment fund. The amended agreement provides that all purchases of accounts receivable by the Company with a purchase price in excess of $1.0 million are first offered to the lender for financing at its discretion. If the lender chooses to participate in the financing of a portfolio of accounts receivable, the financing may be structured, depending on the size and nature of the portfolio to be purchased, either as a borrowing arrangement or under various equity sharing arrangements. The lender will finance non-equity borrowings with floating interest at an annual rate equal to LIBOR plus 2.50 percent. These borrowings are nonrecourse to the Company and are due two years from the date of each respective loan, unless otherwise negotiated. As additional return on the debt financed portfolios the lender receives residual cash flows, as negotiated, which is defined as all cash collections after servicing fees, floating rate interest, repayment of the borrowing, and the initial investment by the Company, including interest. The Company may terminate the agreement for a cost of $250,000 for each month remaining under the agreement from the date of termination until June 30, 2009, when the agreement expires. All financings entered into prior to September 1, 2006 remain under the prior agreement.

Borrowings under the amended credit facility are nonrecourse to the Company, except for the assets within the entities established in connection with the financing agreement. This loan agreement contains a collections performance requirement, among other covenants, that, if not met, provides for cross-collateralization with any other portfolios financed through the agreement, in addition to other remedies.

Total debt outstanding under this facility was $51.9 million and $53.7 million as of March 31, 2008 and December 31, 2007, respectively, which included $7.9 million and $9.6 million, respectively, of accrued residual interest. The effective interest rate on these loans, including the residual interest component, was approximately 10.5 percent and 12.3 percent for the three months ended March 31, 2008 and 2007, respectively. As of March 31, 2008, the Company was in compliance with all required covenants.

11. Stockholders’ Equity:

The Company’s Series A 14% PIK Preferred Stock (“Series A”) is entitled to a dividend at an annual rate of 14 percent, and the Company’s Class L Common Stock (“Class L”) is entitled to a yield at an annual rate of 14

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements—(continued)

(Unaudited)

percent. The dividends and yields are calculated on February 28, May 31, August 31 and November 30 of each year. On February 28, 2008, 49,108 shares of Series A were issued for the Series A “paid-in-kind” dividends. The yields for Class L are compounding and accumulate on the unreturned initial investment but are not declared until payment. As of March 31, 2008, the accumulated yield for shares of Class L was $17.5 million.

On January 2, 2008, the Company issued 22,484 shares of Series A to JPM as partial consideration for the acquisition of SST. The remaining consideration of $8.1 million was a cash dividend payment.

In connection with the OSI acquisition, the Company increased its authorized capital to the following amounts: 6,500,000 shares of Series A; 800,000 shares of Class L; and 4,500,000 shares of Class A. The Company privately placed 802,262 shares of Series A, 37,738 shares of Class L and 1,012,261 shares of Class A for aggregate proceeds of $210.0 million. The entire amount of the proceeds was used to acquire OSI.

12. Derivative Financial Instruments:

The Company enters into forward exchange contracts to minimize the impact of currency fluctuations on transactions and cash flows. These contracts are designated as cash flow hedges. The Company had forward exchange contracts for the purchase of 76.0 million Canadian dollars and 1.4 billion Philippine pesos outstanding at March 31, 2008, which mature throughout the remainder of 2008. For the three months ended March 31, 2008, the Company recorded unrealized net losses of $2.6 million in other comprehensive income (loss) for the change in fair value, and realized net gains of $26,000 were reclassified into earnings. For the three months ended March 31, 2008, there were no ineffective cash flow hedges. For the three months ended March 31, 2007, the Company recorded unrealized net losses of $399,000 in other comprehensive income (loss) for the change in fair value, and realized net losses of $957,000 were reclassified into earnings. The impact of the settlement of the Company’s foreign exchange cash flow hedges was recorded in payroll and related expenses, selling, general and administrative expenses and other income (expense) in the statement of operations. At March 31, 2008, the fair market value of all outstanding cash flow hedges was a net liability of $2.5 million, which was included in other liabilities. All of the accumulated gains and losses in other comprehensive income (loss) related to foreign exchange cash flow hedges at March 31, 2008, are expected to be reclassified into earnings within the next 12 months.

The Company has interest rate swap agreements to minimize the impact of LIBOR fluctuations on interest payments on the Company’s floating rate debt. The interest rate swaps are designated as cash flow hedges. The interest rate swaps cover an aggregate notional amount of $378.4 million. The Company is required to pay the counterparties quarterly interest payments at a weighted average fixed rate ranging from 3.41 to 4.89 percent, and receives from the counterparties variable quarterly interest payments based on LIBOR. The net interest paid or received is included in interest expense. For the three months ended March 31, 2008, the Company recorded unrealized net losses of $8.8 million in other comprehensive income (loss) for the change in fair value, and realized net losses of $335,000 were reclassified into earnings. As of March 31, 2008, the fair market value of the interest rate swaps was a net liability of $11.7 million, which was included in other liabilities.

The Company’s nonrecourse credit facility relating to purchased accounts receivable contains contingent payments that are accounted for as embedded derivatives. At March 31, 2008 and December 31, 2007, the estimated fair value of the embedded derivative was $7.9 million and $9.6 million, respectively. Changes in the fair market value of the embedded derivatives are recorded in interest expense on the statement of operations. During the three months ended March 31, 2008 and 2007, decreases of $1.5 million and $559,000, respectively, were recorded to reflect the revaluation of the embedded derivatives.

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements—(continued)

(Unaudited)

The Company enters into interest rate cap contracts to minimize the impact of LIBOR fluctuations on transactions and cash flows. The Company had interest rate caps covering an aggregate notional amount of $517.7 million at March 31, 2008, with a weighted average LIBOR cap rate of 6.00 percent. The interest rate caps are not designated as cash flow hedges, and, accordingly, changes in fair market value, if any, are recorded in other income (expense) in the statement of operations. As of March 31, 2008, the fair market value of all outstanding interest rate caps was $12,000, which was included in other current assets.

13. Supplemental Cash Flow Information:

The following are supplemental disclosures of cash flow information (amounts in thousands):

	For the Three Months Ended March 31,
	2008	2007
Noncash investing and financing activities:
Fair value of assets acquired	$154,114	$2,750
Liabilities assumed from acquisitions	154,588	776
Disposal of fixed assets	—	203
Adjustment to acquired assets and liabilities	—	96

14. Commitments and Contingencies:

Purchase Commitments:

The Company enters into noncancelable agreements with various telecommunications companies, a foreign labor subcontractor in India and other vendors that require minimum purchase commitments. These agreements expire between 2008 and 2011. The following represents the future minimum payments, by year and in the aggregate, under noncancelable purchase commitments (amounts in thousands):

2008	$23,402
2009	10,643
2010	8,176
2011	40

$42,261

The Company incurred $16.1 million and $15.0 million of expense in connection with these purchase commitments for the three months ended March 31, 2008 and 2007, respectively.

Forward-Flow Agreements:

The Company has several fixed price agreements, or forward-flows, that obligate the Company to purchase, on a monthly basis, portfolios of charged-off accounts receivable meeting certain criteria. At March 31, 2008, the Company had forward-flows aggregating approximately $8.4 million per month, expiring between April 2008 and December 2012. The terms of the agreements vary; some may be terminated by the seller with either 30, 60 or 90 day written notice.

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements—(continued)

(Unaudited)

Litigation and Investigations:

The Company is party, from time to time, to various legal proceedings, regulatory investigations and tax examinations incidental to its business. The Company continually monitors these legal proceedings, regulatory investigations and tax examinations to determine the impact and any required accruals.

Fort Washington Flood:

In June 2001, the first floor of the Company’s Fort Washington, Pennsylvania, headquarters was severely damaged by a flood caused by remnants of Tropical Storm Allison. The Company subsequently decided to relocate its corporate headquarters to Horsham, Pennsylvania. The Company filed a lawsuit on August 14, 2001 in the Court of Common Pleas, Montgomery County, Pennsylvania (Civil Action No. 01-15576) against the current landlord and the former landlord of the Fort Washington facilities to terminate the leases and to obtain other relief. The landlord and the former landlord filed counter-claims against the Company. The Company maintains a reserve that it believes is adequate to address its exposure, if any, to this matter and plans to continue to contest this matter.

U.S. Department of Justice:

On February 24, 2006, the U.S. Department of Justice alleged certain civil damages of approximately $5.0 million. The alleged damages relate to a matter the Company reported to federal authorities and the client in 2003 involving three employees who engaged in unauthorized student loan consolidations in connection with a client contract. The responsible employees were terminated at that time in 2003. The Company does not agree with the allegations regarding damages and has and will continue to engage in discussions with the Department of Justice in an effort to amicably resolve the matter. The Company expects that actual damages incurred as a result of this incident, if any, will be covered by insurance.

Tax Matters:

In 2004, the Company received notice of a proposed reassessment from a foreign taxing authority relating to certain matters occurring from 1998 through 2001 regarding one of the Company’s subsidiaries. In September 2006, the Company received the formal notice of reassessment in the amount of $17.5 million including interest and penalties, converted as of March 31, 2008 ($14.6 million converted as of December 31, 2006), and in December 2006 the Company paid a deposit of $8.5 million including interest. The Company maintains a reserve that it believes is adequate to address its exposure to this matter and has contested the reassessment.

The Company is under audit by the State of Texas relating to state sales tax on collection services. Under Texas law, both client and debtor need to be within the state to create a taxable transaction. The State of Texas issued an initial assessment, which was subsequently reduced to approximately $3.5 million after working with the Company’s clients. The Company paid this amount in March 2008. The Company’s contracts with its clients generally require the clients to reimburse the Company for sales taxes.

New York and Texas Attorneys General:

In August 2006, the Company received a subpoena from the New York Attorney General and in April 2007 the Company received a subpoena from the Texas Attorney General requesting information relating to the Company’s debt collection practices in such states. The Company has responded to such inquiries or investigations and provided certain information to the respective Attorneys General offices. The Company believes it is in compliance with the state laws of New York and Texas relating to debt collection practices in all

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements—(continued)

(Unaudited)

material respects. However, no assurance can be given that any such inquiries or investigations will not result in a formal investigation or an enforcement action. Any such enforcement actions could result in fines as well as the suspension or termination of the Company’s ability to conduct business in such states.

Other:

The Company is involved in other legal proceedings, regulatory investigations and tax examinations from time to time in the ordinary course of its business. Management believes that none of these other legal proceedings, regulatory investigations or tax examinations will have a materially adverse effect on the financial condition or results of operations of the Company.

15. Segment Reporting:

As of March 31, 2008, the Company’s business consisted of three operating divisions: ARM, CRM and Portfolio Management. The accounting policies of the segments are the same as those described in note 2, “Accounting Policies.”

ARM provides accounts receivable management services to consumer and commercial accounts for all market sectors including financial services, healthcare, retail and commercial, telecommunications, utilities, education, and government. ARM serves clients of all sizes in local, regional, and national markets in the United States, Canada, the United Kingdom and Australia. ARM provides services to its U.S. customers through offices in the U.S., Canada, the Philippines, Panama, India, Antigua, Barbados and Mexico. In addition to traditional accounts receivable collections, these services include developing the client relationship beyond bad debt recovery and delinquency management, and delivering cost-effective accounts receivable solutions to all market sectors. ARM had total assets, net of any intercompany balances, of $1.4 billion and $914.4 million at March 31, 2008 and December 31, 2007, respectively. ARM also provides accounts receivable management services to Portfolio Management. ARM recorded revenue of $22.9 million and $27.7 million for these services for the three months ended March 31, 2008 and 2007, respectively. Included in ARM’s intercompany revenue for the three months ended March 31, 2008 and 2007, was $318,000 and $651,000, respectively, of commissions from the sale of portfolios by Portfolio Management.

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements—(continued)

(Unaudited)

The CRM division provides customer relationship management services to clients in the United States, Canada and Latin America through offices in the United States, Canada, the Philippines, Panama and Barbados. CRM had total assets, net of any intercompany balances, of $340.2 million and $340.9 million at March 31, 2008 and December 31, 2007, respectively. CRM also provides certain services to ARM. CRM recorded revenue of $197,000 and $89,000 for these services for the three months ended March 31, 2008 and 2007, respectively.

Portfolio Management purchases and manages defaulted consumer accounts receivable from consumer creditors such as banks, finance companies, retail merchants, utilities, healthcare companies and other consumer oriented companies. Portfolio Management had total assets, net of any intercompany balances, of $441.1 million and $423.4 million at March 31, 2008 and December 31, 2007, respectively.

The following tables represent the revenue, payroll and related expenses, selling, general, and administrative expenses, restructuring charges and income from operations before depreciation and amortization for each segment:

	For the Three Months Ended March 31, 2008 (amounts in thousands)
	ARM	CRM	Portfolio Management	Eliminations	Total
Revenue	$273,191	$85,749	$28,700	$(23,072)	$364,568
Payroll and related expenses	130,342	64,181	2,093	(197)	196,419
Selling, general and admin. expenses	113,004	15,033	23,656	(22,875)	128,818
Restructuring charges	2,524	117	—	—	2,641

Income from operations before depreciation and amortization	$27,321	$6,418	$2,951	$—	$36,690

Capital expenditures	$4,037	$3,883	$—	$—	$7,920

	For the Three Months Ended March 31, 2007 (amounts in thousands)
	ARM	CRM	Portfolio Management	Eliminations	Total
Revenue	$239,943	$79,131	$43,860	$(27,796)	$335,138
Payroll and related expenses	111,195	59,027	1,974	(89)	172,107
Selling, general and admin. Expenses	102,674	12,892	28,501	(27,707)	116,360

Income from operations before depreciation and amortization	$26,074	$7,212	$13,385	$—	$46,671

Capital expenditures	$5,434	$1,236	$—	$—	$6,670

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements—(continued)

(Unaudited)

16. Related Party Transactions:

The Company has agreed to pay OEP a management fee of $3.0 million per year, plus reimbursement of expenses, for management, advice and related services. During the three months ended March 31, 2008, the Company incurred $750,000 relating to management fees, which were included in selling, general and administrative expenses.

OEP is an affiliate of JPM, and JPM is a client of the Company. For the three months ended March 31, 2008 and 2007, the Company received fees for providing services to JPM of $2.8 million and $2.1 million, respectively. At March 31, 2008 and December 31, 2007, the Company had accounts receivable of $76,000 and $138,000, respectively, due from JPM. Additionally, affiliates of Citigroup are investors of the Company, and Citigroup is a client of the Company. For the three months ended March 31, 2008 and 2007, the Company received fees for providing services to Citigroup of $9.6 million and $9.4 million, respectively. At March 31, 2008 and December 31, 2007, the Company had accounts receivable of $2.7 million and $1.9 million, respectively, due from Citigroup.

In January 2008, the Company acquired SST for $13.4 million, subject to certain post-closing adjustments. SST was a wholly owned subsidiary of JPM. The $13.4 million of consideration paid to JPM for SST and the return of $4.0 million of cash that was not acquired was treated as dividends to JPM.

17. Recently Issued and Proposed Accounting Pronouncements:

FASB Statement of Financial Accounting Standards No. 141 (revised 2007), “Business Combinations”:

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141(R)”), which replaces FASB SFAS No. 141, “Business Combinations” (“SFAS 141”). While SFAS 141(R) retains the fundamental requirements of SFAS 141 to use the purchase method for acquisitions, it broadens the scope to apply this method to all transactions in which one entity obtains control over one or more other businesses. Among other things, SFAS 141(R) requires that acquired businesses be recognized at their fair values at the date of acquisition, acquisition-related costs to be recognized separately from the acquisition, contingent assets and liabilities to be recognized at fair value at the date of acquisition and restructuring costs of the acquirer to be recognized separately from the acquisition. SFAS 141 (R) is effective for business combinations effected on or after the first annual reporting period beginning on or after December 31, 2008, with early adoption prohibited. The Company has not completed its review and assessment of the impact of the adoption of SFAS 141(R).

FASB Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”:

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” (“SFAS 160”). This statement establishes accounting and reporting standards that require a noncontrolling interest, or minority interest, in a subsidiary to be presented in the equity section of the consolidated balance sheet, net income attributable to the parent and to the noncontrolling interest to be presented on the consolidated statement of income and sufficient disclosures to clearly distinguish between the interests of the parent and the noncontrolling interest, among other requirements. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited. The Company has not completed its review and assessment of the impact of the adoption of SFAS 160.

NCO GROUP, INC.

Notes to Consolidated Interim Financial Statements—(continued)

(Unaudited)

FASB Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133”:

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133” (“SFAS 161”). This statement requires enhanced disclosures for derivative instruments and hedging activities that include how and why an entity uses derivatives, how these instruments and the related hedged items are accounted for under SFAS 133 and related interpretations, and how derivative instruments and related hedged items affect the entity’s financial position, results of operations and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company is currently reviewing the standard to assess the impact of the adoption of SFAS 161.

17. Recently Issued and Proposed Accounting Pronouncements (continued):

FASB Statement of Financial Accounting Standards No. 162, “The Hierarchy of Generally Accepted Accounting Principles”:

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). This statement identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). SFAS 162 is effective 60 days following the Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board (“PCAOB”) amendments to AU Section 411, The Meaning of Present Fair in Conformity With Generally Accepted Accounting Principles. The Company is currently reviewing the standard to assess the impact of the adoption of SFAS 162.

18. Subsidiary Guarantor Financial Information:

The Notes are fully and unconditionally guaranteed, jointly and severally, by certain domestic wholly owned subsidiaries of the Company (collectively, the “Guarantors”). Non-guarantors consist of all non-domestic subsidiaries, certain subsidiaries engaged in financing the purchase of delinquent accounts receivable portfolios, portfolio joint ventures (which are engaged in portfolio financing transactions) and certain immaterial subsidiaries (collectively, the “Non-Guarantors”). The following tables present the consolidating financial information for the Company (Parent), the Guarantors and the Non-Guarantors, together with eliminations, as of and for the periods indicated.

NCO GROUP, INC.

Consolidating Balance Sheet

March 31, 2008

(Unaudited)

(Amounts in thousands)

	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$26,618	$19,937	$—	$46,555
Accounts receivable, trade, net of allowance for doubtful accounts	—	203,979	24,361	—	228,340
Purchased accounts receivable, current portion	—	10,116	65,567	—	75,683
Deferred income taxes	391	28,803	(139)	—	29,055
Prepaid expenses and other current assets	1,114	47,071	10,730	—	58,915

Total current assets	1,505	316,587	120,456	—	438,548

Property and equipment, net	—	105,667	43,183	—	148,850

Other assets:
Goodwill	—	773,186	73,884	—	847,070
Trade names	—	101,931	2,847	—	104,778
Customer relationships and other intangible assets, net of accumulated amortization	—	346,588	28,013	—	374,601
Purchased accounts receivable, net of current portion	—	29,578	155,624	—	185,202
Investment in subsidiaries	1,028,019	80,276	—	(1,108,295)	—
Other assets	16,771	36,343	2,263	—	55,377

Total other assets	1,044,790	1,367,902	262,631	(1,108,295)	1,567,028

Total assets	$1,046,295	$1,790,156	$426,270	$(1,108,295)	$2,154,426

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$4,650	$200	$19,936	$—	$24,786
Intercompany (receivable) loan	(161,775)	51,349	110,426	—	—
Income taxes payable	—	—	14,265	—	14,265
Accounts payable	672	11,609	5,281	—	17,562
Accrued expenses	25,684	94,350	22,405	—	142,439
Accrued compensation and related expenses	—	49,503	13,916	—	63,419
Deferred revenue	—	44,752	400		45,152

Total current liabilities	(130,769)	251,763	186,629	—	307,623

Long-term liabilities:
Long-term debt, net of current portion	642,247	372,816	33,120	—	1,048,183
Deferred income taxes	(55,041)	173,398	23,569	—	141,926
Other long-term liabilities	811	5,498	11,683	—	17,992
Minority interest	—	—	49,655	—	49,655

Stockholders’ equity	589,047	986,681	121,614	(1,108,295)	589,047

Total liabilities and stockholders’ equity	$1,046,295	$1,790,156	$426,270	$(1,108,295)	$2,154,426

NCO GROUP, INC.

Consolidating Balance Sheet

December 31, 2007

(Amounts in thousands)

	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$17,755	$13,528	$—	$31,283
Accounts receivable, trade, net of allowance for doubtful accounts	—	162,030	21,414	—	183,444
Purchased accounts receivable, current portion	—	7,899	64,718	—	72,617
Deferred income taxes	430	15,988	(139)	—	16,279
Prepaid expenses and other current assets	1,830	21,402	9,512	—	32,744

Total current assets	2,260	225,074	109,033	—	336,367

Property and equipment, net	—	88,579	45,880	—	134,459

Other assets:
Goodwill	—	545,543	69,201	—	614,744
Trade names	—	93,766	2,847	—	96,613
Customer relationships and other intangible assets, net of accumulated amortization	—	250,247	29,855	—	280,102
Purchased accounts receivable, net of current portion	—	18,038	154,930	—	172,968
Investment in subsidiaries	802,824	89,557	—	(892,381)	—
Other assets	17,303	23,543	1,900	—	42,746

Total other assets	820,127	1,020,694	258,733	(892,381)	1,207,173

Total assets	$822,387	$1,334,347	$413,646	$(892,381)	$1,677,999

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$9,341	$209	$15,094	$—	$24,644
Intercompany (receivable) loan	(188,345)	91,563	96,782	—	—
Accounts payable	750	16,349	4,358	—	21,457
Accrued expenses	9,566	63,082	21,503	—	94,151
Accrued compensation and related expenses	—	18,269	13,948	—	32,217
Deferred revenue	—	1,427	—	—	1,427

Total current liabilities	(168,688)	190,899	151,685	—	173,896
Long-term liabilities:
Long-term debt, net of current portion	627,604	236,096	39,352	—	903,052
Deferred income taxes	(45,193)	141,178	30,418	—	126,403
Other long-term liabilities	619	4,881	12,155	—	17,655
Minority interest	—	—	48,948	—	48,948

Stockholders’ equity	408,045	761,293	131,088	(892,381)	408,045

Total liabilities and stockholders’ equity	$822,387	$1,334,347	$413,646	$(892,381)	$1,677,999

NCO GROUP, INC.

Consolidating Statement of Operations

For the Three Months Ended March 31, 2008

(Unaudited)

(Amounts in thousands)

	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated
Revenues:
Services	$—	$336,596	$85,563	$(87,114)	$335,045
Portfolio	—	8,942	19,758	—	28,700
Portfolio sales	—	158	665	—	823

Total revenues	—	345,696	105,986	(87,114)	364,568

Operating costs and expenses:
Payroll and related expenses	4	199,511	59,438	(62,534)	196,419
Selling, general and administrative expenses	1,086	114,960	37,352	(24,580)	128,818
Depreciation and amortization expense	—	20,436	7,350	—	27,786
Restructuring charges	—	1,932	709	—	2,641

Total operating costs and expenses	1,090	336,839	104,849	(87,114)	355,664

(Loss) income from operations	(1,090)	8,857	1,137	—	8,904

Other income (expense):
Interest and investment income	(94)	295	79	—	280
Interest expense	(16,232)	(6,097)	(78)	—	(22,407)
Interest (expense) income to affiliate	(886)	2,497	(1,611)	—	—
Subsidiary income	2,167	(628)	—	(1,539)	—
Other income	—	418	—	—	418

	(15,045)	(3,515)	(1,610)	(1,539)	(21,709)

(Loss) income before income taxes	(16,135)	5,342	(473)	(1,539)	(12,805)
Income tax (benefit) expense	(6,899)	2,982	21	—	(3,896)

(Loss) income before minority interest	(9,236)	2,360	(494)	(1,539)	(8,909)
Minority interest	—	—	(327)	—	(327)

Net (loss) income	$(9,236)	$2,360	$(821)	$(1,539)	$(9,236)

NCO GROUP, INC.

Consolidating Statement of Operations

For the Three Months Ended March 31, 2007

(Unaudited)

(Amounts in thousands)

	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated
Revenues:
Services	$—	$294,622	$84,303	$(87,648)	$291,277
Portfolio	—	10,690	32,557	—	43,247
Portfolio sales	—	410	204	—	614

Total revenues	—	305,722	117,064	(87,648)	335,138

Operating costs and expenses:
Payroll and related expenses	3	176,110	55,935	(59,941)	172,107
Selling, general and administrative expenses	1,008	98,098	44,961	(27,707)	116,360
Depreciation and amortization expense	—	19,382	5,546	—	24,928

Total operating costs and expenses	1,011	293,590	106,442	(87,648)	313,395

Income from operations	(1,011)	12,132	10,622	—	21,743

Other income (expense):
Interest and investment income	(45)	582	856	—	1,393
Interest expense	(17,297)	(4,917)	(2,128)	—	(24,342)
Interest income (expense) to affiliate	(5,132)	6,478	(1,346)	—	—
Subsidiary income	12,705	2,764	—	(15,469)	—
Other expense	—	(680)	—	—	(680)

	(9,769)	4,227	(2,618)	(15,469)	(23,629)

(Loss) income before income tax expense	(10,780)	16,359	8,004	(15,469)	(1,886)
Income tax expense (benefit)	(8,330)	5,133	1,641	—	(1,556)

(Loss) income before minority interest	(2,450)	11,226	6,363	(15,469)	(330)
Minority interest	—	—	(2,120)	—	(2,120)

Net (loss) income	$(2,450)	$11,226	$4,243	$(15,469)	$(2,450)

NCO GROUP, INC

Consolidating Statement of Cash Flows

For the Three Months Ended March 31, 2008

(Amounts in thousands)

	Parent	Guarantors	Non-Guarantors	Consolidated
Net cash (used in) provided by operating activities	$(19,469)	$46,889	$2,230	$29,650

Cash flows from investing activities:
Purchases of accounts receivable	—	(10,369)	(28,999)	(39,368)
Collections applied to principal of purchased accounts receivable	—	(1,279)	23,720	22,441
Proceeds from sales and resales of purchased accounts receivable	—	165	695	860
Purchases of property and equipment	—	(10,510)	2,590	(7,920)
Proceeds from notes receivable	—	290	—	290
Net cash paid for acquisitions and related costs	—	(323,880)	282	(323,598)

Net cash used in investing activities	—	(345,583)	(1,712)	(347,295)

Cash flows from financing activities:
Repayment of notes payable	—	(9)	(11,094)	(11,103)
Borrowings under notes payable	—	—	10,397	10,397
Repayments under senior credit facility	(52,000)	(6,205)	—	(58,205)
Borrowings under senior credit facility	66,000	139,000	—	205,000
Borrowings under (repayment of) intercompany notes payable	(192,025)	183,919	8,106	—
Payment of fees to acquire debt	—	(9,148)	—	(9,148)
Investment in subsidiary by minority interest	—	—	1,816	1,816
Return of investment in subsidiary to minority interest	—	—	(3,347)	(3,347)
Issuance of stock	210,000	—	—	210,000
Payment of dividends	(12,157)	—	—	(12,157)

Net cash provided by (used in) financing activities	19,818	307,557	5,878	333,253

Effect of exchange rate on cash	(349)	—	13	(336)

Net (decrease) increase in cash and cash equivalents	—	8,863	6,409	15,272
Cash and cash equivalents at beginning of the period	—	17,755	13,528	31,283

Cash and cash equivalents at end of the period	$—	$26,618	$19,937	$46,555

NCO GROUP, INC

Consolidating Statement of Cash Flows

For the Three Months Ended March 31, 2007

(Unaudited)

(Amounts in thousands)

	Parent	Guarantors	Non-Guarantors	Consolidated
Net cash (used in) provided by operating activities	$(13,511)	$24,809	$7,977	$19,275

Cash flows from investing activities:
Purchases of accounts receivable	—	(1,416)	(36,186)	(37,602)
Collections applied to principal of purchased accounts receivable	—	1,552	23,604	25,156
Proceeds from sales and resales of purchased accounts receivable	—	1,293	427	1,720
Purchases of property and equipment	—	(3,525)	(3,145)	(6,670)
Proceeds from notes receivable	—	307	—	307
Investment revenue bond maturities	—	26	—	26
Net cash paid for acquisitions and related costs	—	(1,248)	(1,973)	(3,221)

Net cash used in investing activities	—	(3,011)	(17,273)	(20,284)

Cash flows from financing activities:
Repayment of notes payable	—	(79)	(14,210)	(14,289)
Borrowings under notes payable	—	—	14,286	14,286
Repayment of borrowings under senior credit facility	(23,325)	—	—	(23,325)
Borrowings under senior credit facility	29,000	—	—	29,000
Investment in subsidiary by minority interest	—	—	518	518
Return of investment in subsidiary by minority interest	—	—	(747)	(747)
Principal payments on investment revenue bonds	—	(26)	—	(26)
Repayment of intercompany notes payable	7,533	(17,585)	10,052	—

Net cash provided by (used in) financing activities	13,208	(17,690)	9,899	5,417

Effect of exchange rate on cash	—	—	(240)	(240)

Net (decrease) increase in cash and cash equivalents	(303)	4,108	363	4,168
Cash and cash equivalents at beginning of the period	339	8,083	12,281	20,703

Cash and cash equivalents at end of the period	$36	$12,191	$12,644	$24,871

Report of Independent Registered Public Accounting Firm

To Board of Directors and Stockholders of NCO Group, Inc:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders’ equity, and of cash flows present fairly, in all material respects, the financial position of NCO Group, Inc and its subsidiaries at December 31, 2007 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

We also have audited the adjustments to the 2006 successor period consolidated financial statements (as of and for the period from July 13, 2006 (date of inception) through December 31, 2006) to retrospectively reflect the effects of the pooling of interests described in Note 3. In our opinion, such adjustments are appropriate and have been properly applied. We were not engaged to audit, review, or apply any procedures to the 2006 successor period consolidated financial statements of the Company other than with respect to the adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2006 successor period consolidated financial statements taken as a whole.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 31, 2008, except for the effects of the pooling of interests described in Note 3 to the consolidated financial statements, as to which the date is June 30, 2008

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

NCO Group, Inc.

We have audited, before the effects of the adjustments to retrospectively account for the “as if pooling-of-interests” transaction described in Note 3, the accompanying consolidated balance sheet of NCO Group, Inc. (formerly known as Collect Holdings, Inc.) as of December 31, 2006 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period July 13, 2006 (date of inception) to December 31, 2006 (Successor Period) (the financial statements before the effects of the adjustments discussed in Note 3 are not presented herein). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, before the effects of the adjustments to retrospectively account for the “as if pooling-of-interests” transaction described in Note 3, present fairly, in all material respects, the consolidated financial position of NCO Group, Inc. (formerly known as Collect Holdings, Inc.) at December 31, 2006, and the consolidated results of its operations and its cash flows for the period July 13, 2006 (date of inception) to December 31, 2006 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

May 8, 2007

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

NCO Group, Inc.

We have audited the accompanying consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2005 and for the period from January 1, 2006 to November 15, 2006 (collectively the Predecessor Period) of NCO Group, Inc. (as predecessor to Collect Holdings, Inc.). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform audits of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of NCO Group, Inc. (as predecessor to Collect Holdings, Inc.) for the year ended December 31, 2005 and for the period from January 1, 2006 to November 15, 2006 (collectively the Predecessor Period), in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, on January 1, 2006.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

May 8, 2007

NCO GROUP, INC.

Consolidated Balance Sheets

(Amounts in thousands, except per share amounts)

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$31,283	$20,703
Accounts receivable, trade, net of allowance for doubtful accounts of $3,137 and $—, respectively	183,444	157,915
Purchased accounts receivable, current portion, net of allowance for impairment of $24,962 and $—, respectively	72,617	147,303
Deferred income taxes	16,279	9,646
Prepaid expenses and other current assets	32,744	32,965

Total current assets	336,367	368,532
Funds held on behalf of clients
Property and equipment, net	134,459	154,772
Other assets:
Goodwill	614,744	600,546
Trade name	96,613	96,613
Customer relationships and other intangible assets, net of accumulated amortization	280,102	321,070
Purchased accounts receivable, net of current portion	172,968	96,797
Deferred income taxes	—	5,815
Other assets	42,746	48,528

Total other assets	1,207,173	1,169,369

Total assets	$1,677,999	$1,692,673

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$24,644	$37,503
Income taxes payable	—	6,987
Accounts payable	21,457	11,703
Accrued expenses	94,151	76,851
Accrued compensation and related expenses	33,644	35,090

Total current liabilities	173,896	168,134
Funds held on behalf of clients
Long-term liabilities:
Long-term debt, net of current portion	903,052	892,271
Deferred income taxes	126,403	145,455
Other long-term liabilities	17,655	10,751
Minority interest	48,948	55,628
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 6,000 shares authorized, 1,408 and 1,220 shares issued and outstanding, respectively	14	12
Class L common stock, par value $0.01 per share, 400 shares authorized, 364 shares issued and outstanding	4	4
Class A common stock, par value $0.01 per share, 2,750 shares authorized, 1,822 and 1,616 shares issued and outstanding, respectively	18	18
Additional paid-in capital	518,089	502,756
Other comprehensive income (loss)	2,835	(1,163)
Accumulated deficit	(112,915)	(81,193)

Total stockholders’ equity	408,045	420,434

Total liabilities and stockholders’ equity	$1,677,999	$1,692,673

See accompanying notes.

NCO GROUP, INC.

Consolidated Statements of Operations

(Amounts in thousands)

	Successor		Predecessor
	Year ended December 31, 2007	Period from July 13, 2006 (date of inception) through December 31, 2006	Period from January 1, through November 15, 2006	Year ended December 31, 2005
Revenues:
Services	$1,131,924	$132,808	$875,338	$906,258
Portfolio	132,413	13,557	151,706	133,868
Portfolio sales	21,093	—	22,757	12,157

Total revenues	1,285,430	146,365	1,049,801	1,052,283

Operating costs and expenses:
Payroll and related expenses	679,951	79,165	553,883	528,932
Selling, general and administrative expenses	459,170	50,122	375,150	376,606
Depreciation and amortization expense	102,349	12,228	46,695	45,787
Impairment of SST goodwill	—	69,898	—	—
Restructuring charges	—	—	12,765	9,621

Total operating costs and expenses	1,241,470	211,413	988,493	960,946

Income from operations	43,960	(65,048)	61,308	91,337

Other income (expense):
Interest and investment income	2,635	344	1,836	3,162
Interest expense	(95,294)	(14,978)	(26,643)	(22,615)
Other income, net	3,608	212	3,165	30

Total other income (expense)	(89,051)	(14,422)	(21,642)	(19,423)

(Loss) income before income taxes	(45,091)	(79,470)	39,666	71,914
Income tax (benefit) expense	(16,104)	(3,522)	14,742	26,182

(Loss) income before minority interest	(28,987)	(75,948)	24,924	45,732
Minority interest	(2,735)	(157)	(3,890)	(1,213)

Net (loss) income	$(31,722)	$(76,105)	$21,034	$44,519

See accompanying notes.

NCO GROUP, INC.

Consolidated Statements of Stockholders’ Equity

(Amounts in thousands)

	Preferred Stock	Class L Common Stock	Class A Common Stock	Additional Paid-in Capital	Common Stock	Other Comprehensive Income (Loss)	Deferred Compensation	Retained Earnings (Accumulated Deficit)	Comprehensive Income (Loss)	Total
Predecessor
Balance, January 1, 2005					$473,410	$13,526	$(3,458)	$212,123		$695,601
Issuance of common stock in connection with stock-based compensation plans					1,305	—	—	—		1,305
Issuance of restricted stock units					2,523	—	(2,523)	—		—
Amortization of deferred compensation					—	—	1,323	—		1,323
Comprehensive income, net of tax:
Net income					—	—	—	44,519	$44,519	44,519
Other comprehensive income (loss):
Foreign currency translation adjustment					—	376	—	—	376	376
Change in fair value of foreign currency cash flow hedges, net of taxes of $540					—	933	—	—	933	933
Net gains on foreign currency cash flow hedges reclassified into earnings, net of taxes of $538					—	(943)	—	—	(943)	(943)

Total comprehensive income									$44,885

Balance, December 31, 2005					477,238	13,892	(4,658)	256,642		743,114
Issuance of common stock in connection with stock-based compensation plans					4,513	—	—	—		4,513
Reclassification of deferred compensation					(4,658)	—	4,658	—		—
Stock-based compensation					7,057	—	—	—		7,057
Comprehensive income, net of tax:
Net income					—	—	—	21,034	$21,034	21,034
Other comprehensive income (loss):
Foreign currency translation adjustment					—	1,901	—	—	1,901	1,901
Change in fair value of foreign currency cash flow hedges, net of taxes of $956					—	1,526	—	—	1,526	1,526
Net gains on foreign currency cash flow hedges reclassified into earnings, net of taxes of $1,628					—	(2,804)	—	—	(2,804)	(2,804)

Total comprehensive income									$21,657

Balance, November 15, 2006					$484,150	$14,515	$—	$277,676		$776,341

NCO GROUP, INC.

Consolidated Statements of Stockholders’ Equity—(Continued)

(Amounts in thousands)

	Preferred Stock	Class L Common Stock	Class A Common Stock	Additional Paid-in Capital	Common Stock	Other Comprehensive Income (Loss)	Deferred Compensation	Retained Earnings (Accumulated Deficit)	Comprehensive Income (Loss)	Total
Successor
Capitalization of Company	$12	$4	$16	$395,968		$—	$—	$—		$396,000
SST pooling (note 3)	—	—	—	106,413		—	—	(5,088)		101,325
Stock-based compensation	—	—	2	47		—	—	—		49
Capital contribution from JPM to SST	—	—	—	328		—	—	—		328
Comprehensive income, net of tax:
Net loss	—	—	—	—		—	—	(76,105)	$(76,105)	(76,105)
Other comprehensive income (loss):
Foreign currency translation adjustment	—	—	—	—		244	—	—	244	244
Change in fair value of foreign currency cash flow hedges, net of taxes of $969	—	—	—	—		(1,548)	—	—	(1,548)	(1,548)
Net losses on foreign currency cash flow hedges reclassified into earnings, net of taxes of $88	—	—	—	—		141	—	—	141	141

Total comprehensive loss									$(77,268)

Balance, December 31, 2006	12	4	18	502,756		(1,163)	—	(81,193)		420,434
Issuance of preferred stock dividends	2	—	—	(2)		—	—	—		—
Stock-based compensation	—	—	—	394		—	—	—		394
Capital contribution from JPM to SST	—	—	—	14,941		—	—	—		14,941
Comprehensive income, net of tax:
Net loss	—	—	—	—		—	—	(31,722)	$(31,722)	(31,722)
Other comprehensive income (loss):
Foreign currency translation adjustment	—	—	—	—		4,711	—	—	4,711	4,711
Change in fair value of cash flow hedges, net of taxes of $1,272	—	—	—	—		2,362	—	—	2,362	2,362
Net gains on cash flow hedges reclassified into earnings, net of taxes of $1,656	—	—	—	—		(3,075)	—	—	(3,075)	(3,075)

Total comprehensive loss									$(27,724)

Balance, December 31, 2007	$14	$4	$18	$518,089		$2,835	$—	$(112,915)		$408,045

See accompanying notes.

NCO GROUP, INC

Consolidated Statements of Cash Flows

(Amounts in thousands)

	Successor		Predecessor
	Year ended December 31, 2007	Period from July 13, 2006 (date of inception) through December 31, 2006	Period from January 1 through November 15, 2006	Year ended December 31, 2005
Cash flows from operating activities:
Net (loss) income	$(31,722)	$(76,105)	$21,034	$44,519
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	102,349	12,229	46,695	45,787
Amortization of purchased servicing rights	169	61	—	—
Impairment of SST goodwill	—	69,898	—	—
Stock-based compensation	394	49	6,961	1,323
Amortization of deferred training asset	2,402	—	3,375	4,167
Provision for doubtful accounts	4,806	—	3,931	3,369
Allowance for impairment of purchased accounts receivable	24,962	—	7,909	1,240
Noncash interest	8,605	3,655	5,730	7,107
Gain on sale of purchased accounts receivable	(21,093)	—	(22,757)	(12,157)
Loss on disposal of property, equipment and other net assets	351	—	1,153	888
Other	(3,592)	117	(283)	(352)
Parent remittance on behalf of SST	4,781	328	—	—
Minority interest	2,735	275	6,164	2,135
Deferred income taxes	(9,781)	(4,174)	4,483	24,917
Changes in operating assets and liabilities, net of acquisitions:
Restricted cash	—	—	—	900
Accounts receivable, trade	(28,632)	(17,931)	16,035	(18,475)
Other assets	(8,740)	9,943	(12,693)	13,550
Accounts payable and accrued expenses	3,395	(131)	(3,055)	(9,527)
Income taxes payable	(14,602)	(3,002)	27,217	(19,719)
Other long-term liabilities	7,208	(169)	(2,227)	(122)

Net cash provided by (used in) operating activities	43,995	(4,957)	109,672	89,550

Cash flows from investing activities:
Purchases of accounts receivable	(125,283)	(29,709)	(81,839)	(45,743)
Collections applied to principal of purchased accounts receivable	77,228	13,577	70,974	69,565
Proceeds from sales and resales of purchased accounts receivable	44,161	2,801	30,551	15,880
Purchases of property and equipment	(26,041)	(2,468)	(40,795)	(43,499)
Net distribution from joint venture	—	—	—	4,464
Proceeds from bonds and notes receivable	6,097	82	1,033	1,147
Proceeds from sale to minority interest	—	—	12,720	—
Net cash paid for acquisitions and related costs	(8,881)	(974,612)	(8,590)	(223,808)

Net cash used in investing activities	(32,719)	(990,329)	(15,946)	(221,994)

Cash flows from financing activities:
Repayment and early redemption of notes payable	(50,725)	(4,823)	(53,677)	(46,754)
Borrowings under notes payable	47,116	5,096	17,670	36,688
Borrowings in connection with the Transaction	—	830,000	—	—
Repayment of borrowings under senior credit facility	(74,150)	(229,300)	(125,700)	(47,500)
Borrowings under senior credit facility	80,500	36,000	184,500	155,500
Repayment of convertible notes	—	—	(125,000)	—
Payment of fees to acquire debt	(1,035)	(24,055)	(12)	(1,494)
Investment in subsidiary by minority interest	2,359	2,132	4,000	32,508
Return of investment in subsidiary to minority interest	(6,934)	(241)	(1,597)	—
Issuance of stock, net of taxes	—	395,966	3,939	1,199

Net cash (used in) provided by financing activities	(2,869)	1,010,775	(95,877)	130,147

Effect of exchange rate on cash	2,173	2,494	(1,180)	(321)

Net increase (decrease) in cash and cash equivalents	10,580	17,983	(3,331)	(2,618)
Cash and cash equivalents at beginning of the period	20,703	2,720	23,716	26,334

Cash and cash equivalents at end of the period	$31,283	$20,703	$20,385	$23,716

See accompanying notes.

NCO GROUP, INC.

Notes to Consolidated Financial Statements

1. Nature of Operations and Basis of Presentation:

On November 15, 2006, NCO Group, Inc. was acquired by and became a wholly owned subsidiary of Collect Holdings, Inc., an entity controlled by One Equity Partners and its affiliates (“OEP”), a private equity investment fund wholly owned by JPMorgan Chase & Co. (“JPM”), with participation by Michael J. Barrist, Chairman, President and Chief Executive Officer of NCO Group, Inc., certain other members of executive management and other co-investors (the “Transaction”). Under the terms of the merger agreement, NCO Group, Inc. shareholders received $27.50 in cash, without interest, for each share of NCO Group, Inc. common stock that they held. On February 27, 2007, NCO Group, Inc. was merged with and into Collect Holdings, Inc. and the surviving corporation was renamed NCO Group, Inc. (collectively with its subsidiaries, “the Company” or “NCO”). The accompanying consolidated statements of operations, stockholders’ equity and cash flows are presented for two periods, Predecessor and Successor, which relate to the period of operations preceding the Transaction and the period of operations succeeding the Transaction, respectively. Collect Holdings, Inc. was formed on July 13, 2006 (there were no operations from date of inception until the Transaction on November 15, 2006).

NCO is a holding company and conducts substantially all of its business operations through its subsidiaries. NCO is a leading global provider of business process outsourcing solutions, primarily focused on accounts receivable management (“ARM”) and customer relationship management (“CRM”). NCO provides services to more than 19,000 active clients including many of the Fortune 500, supporting a broad spectrum of industries, including financial services, telecommunications, healthcare, retail and commercial, utilities, education, transportation/logistics, technology, and government sectors. These clients are primarily located throughout the United States, Canada, the United Kingdom, Europe, Australia, Puerto Rico and Latin America.

The Company also purchases and manages past due accounts receivable from consumer creditors such as banks, finance companies, retail merchants, utilities, healthcare companies, and other consumer-oriented companies.

The Company’s business consists of three operating segments: ARM, CRM and Portfolio Management.

2. Accounting Policies:

Principles of Consolidation:

The consolidated financial statements include the accounts of the Company and all affiliated subsidiaries and entities controlled by the Company. All intercompany accounts and transactions have been eliminated.

Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” (“SFAS 141”) states that a “business combination” excludes transfers of net assets or exchanges of equity interests between entities under common control. SFAS 141 also states that transfers of net assets or exchanges of equity interests between entities under common control should be accounted for similar to the pooling-of-interests method (“as-if pooling-of-interests”) in that the entity that receives the net assets or the equity interests initially recognizes the assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity at the date of transfer. Because the Company and SST were under common control at the time of the SST acquisition, the transfer of assets and liabilities of SST were accounted for at historical cost in a manner similar to a pooling of interests. For financial accounting purposes, the acquisition is viewed as a change in reporting entity and, as a result, requires restatement of the Company’s financial statements for all periods subsequent to November 15, 2006, the date of the Transaction and the date at which common control of the Company and SST by JPM commenced.

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

The Company also considers the applicability of Financial Accounting Standards Board (“FASB”) Financial Interpretation No. (“FIN”) 46R (as revised), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51,” which would include any variable interest entities that are required to be consolidated by the primary beneficiary. The primary beneficiary is the entity that holds the majority of the beneficial interests in the variable interest entity. A variable interest entity is an entity for which the primary beneficiary’s interest in the entity can change with changes in factors other than the amount of investment in the entity.

The Company owns 50 percent of entities that purchase portfolios of purchased accounts receivable, which it consolidates in accordance with FIN 46R. Based on its evaluation of these entities, the Company is the primary beneficiary.

Revenue Recognition:

ARM:

ARM contingency fee revenue is recognized upon collection of funds by NCO or its client. Fees for ARM contractual services are recognized as services are performed and earned under service arrangements with clients where fees are fixed or determinable and collectability is reasonably assured. Deferred revenue in the accompanying balance sheet primarily relates to certain prepaid fees for letter services for which revenue is recognized when the letter services are provided or the time period for which the Company is obligated to provide the letter services has expired.

CRM:

Revenue is recognized based on the billable hours of each CRM representative as defined in the client contract. The rate per billable hour charged is based on a predetermined contractual rate, as agreed in the underlying contract. The contractual rate can fluctuate based on certain pre-determined objective performance criteria related to quality and performance, reduced by any contractual performance penalties the client may be entitled to, both as measured on a monthly basis. The impact of the performance criteria and penalties on the rate per billable hour is continually updated as revenue is recognized.

Under performance-based arrangements, the Company is paid by its customers based on achievement of certain levels of sales or other client-determined criteria specified in the client contract. The Company recognizes performance-based revenue by measuring its actual results against the performance criteria specified in the contracts.

Purchased Accounts Receivable:

The Company applies American Institute of Certified Public Accountants (“AICPA”) Statement of Position 03-3, “Accounting for Loans or Certain Securities Acquired in a Transfer” (“SOP 03-3”). SOP 03-3 addresses accounting for differences between contractual versus expected cash flows over an investor’s initial investment in certain loans when such differences are attributable, at least in part, to credit quality.

The Company acquires accounts receivable in groups that are initially recorded at cost. All acquired accounts receivable have experienced deterioration of credit quality between origination and the Company’s acquisition of the accounts receivable, and the amount paid for the accounts receivable reflects the Company’s determination that it is probable the Company will be unable to collect all amounts due according to contractual terms of each receivable. The Company determines whether each purchase of accounts receivable is to be accounted for as an individual portfolio or whether multiple purchases will be combined based on common risk

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

characteristics into an aggregated portfolio. Once the Company establishes an individual purchase or aggregated purchases as a portfolio, the receivables in the portfolio are not changed, unless replaced, returned or sold. The Company considers expected collections, and estimates the amount and timing of undiscounted expected principal, interest, and other cash flows (expected at acquisition) for each portfolio of accounts receivable. The Company determines nonaccretable difference, or the excess of the portfolio’s contractual principal over all cash flows expected at acquisition as an amount that should not be accreted. The excess of the portfolio’s cash flows expected to be collected over the amount paid is accretable yield. Accretable yield is recognized into earnings, as Portfolio revenue in the statement of operations, over the remaining life of the portfolio, based on its effective interest rate.

At acquisition, the Company derives an internal rate of return (“IRR”) based on the expected monthly collections over the estimated economic life of each portfolio of accounts receivable (typically up to seven years, based on the Company’s collection experience) compared to the original purchase price. Monthly collections on the portfolios are allocated between revenue and carrying value reduction based on applying each portfolio’s effective IRR for the quarter to its carrying value. Over the life of a portfolio, the Company continues to estimate cash flows expected to be collected. The Company evaluates at the balance sheet date whether the present value of its portfolios determined using the effective interest rates for each portfolio has decreased, and if so, records a valuation allowance to maintain the original IRR. Any increase in actual or estimated cash flows expected to be collected is first used to reverse any existing valuation allowance for that portfolio, and any remaining increases in cash flows are recognized prospectively through an increase in the IRR. The updated IRR then becomes the new benchmark for subsequent valuation allowance testing.

Portfolio Sales:

The Company accounts for gains on sales of purchased accounts receivable under SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” Gains on sales are recognized as revenue and represent the difference between the sales price and the present value of the future cash collections expected from the receivables sold at the portfolio’s IRR at the time of sale.

The Company applies a financial components approach. Generally, that approach focuses on control of each of the various retained or sold interests or liabilities in a given financial asset sale to conclude when a sale has actually occurred as compared to a mere financing, and the accounting for any related rights retained and/or duties committed to on an ongoing basis, including servicing. Under that approach, after a transfer of financial assets, an entity allocates a portion of the original cost of the assets to the assets sold in determining any gain or loss, and to any servicing assets it retains, such as servicing rights or rights to residual interests. Gain or loss is reported in the period of the transfer, net of any liabilities it has incurred or will incur in the future. Assets retained are amortized over the appropriate useful life of the asset. If control has not been adequately transferred to the other party, the proceeds received are treated as financing and no gain or loss is recorded at the time of the transfer.

Credit Policy:

Management monitors its client relationships in order to minimize the Company’s credit risk and assesses the likelihood of collection based on a number of factors including the client’s collection history and credit-worthiness. The Company maintains a reserve for potential collection losses when such losses are deemed to be probable.

The Company has two types of arrangements under which it collects its ARM contingency fee revenue. For certain clients, the Company remits funds collected on behalf of the client net of the related contingency fees while, for other clients, the Company remits gross funds collected on behalf of clients and bills the client separately for its contingency fees.

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

The Company generally does not require collateral and it does not charge finance fees on outstanding trade receivables. In many cases, in the event of collection delays from ARM clients, management may, at its discretion, change from the gross remittance method to the net remittance method. The Company also maintains a reserve for deposits on debtor accounts that may ultimately prove to have insufficient funds. Trade accounts receivable are written off to the allowances when collection appears highly unlikely.

Cash and Cash Equivalents:

The Company considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents. These financial instruments potentially subject the Company to concentrations of credit risk. The Company minimizes this risk by dealing with major financial institutions that have high credit ratings.

Property and Equipment:

Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful life of each class of assets using the straight-line method. Expenditures for maintenance and repairs are charged to expense as incurred. Renewals and betterments are capitalized. When property is sold or retired, the cost and related accumulated depreciation are removed from the balance sheet, and any gain or loss on the transaction is included in the statement of operations.

Long-Lived Assets:

The Company periodically evaluates the net realizable value of long-lived assets, including property and equipment, internal use software, and certain identifiable intangible assets, for impairment, based on the estimated undiscounted future cash flows, whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

Goodwill and Other Intangibles:

Goodwill represents the excess of purchase price over the fair market value of net assets acquired, based on their respective fair values at the date of acquisition. Goodwill is tested for impairment each year, and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The goodwill impairment test is performed at the reporting unit level and involves a two-step approach, the first step identifies any potential impairment and the second step measures the amount of impairment, if applicable. The first test for potential impairment uses a fair value based approach, whereby the implied fair value of a reporting unit’s goodwill is compared to its carrying amount; if the fair value is less than the carrying amount, the reporting unit’s goodwill would be considered impaired. Fair value estimates are based upon the discounted value of estimated cash flows. In December 2006, SST recorded a goodwill impairment charge of $69.9 million. The Company does not believe that goodwill was impaired during 2007.

Trade name, which represents the fair value of the NCO name, is an indefinite-lived intangible asset and therefore not subject to amortization. Similar to goodwill, the trade name is reviewed at least annually for impairment. The Company does not believe that the trade name was impaired during 2007.

Other intangible assets consist primarily of customer relationships, non-compete agreements and SST loan servicing intangibles, which are amortized over a range of five to seven years using the straight-line method (note 9).

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

Deferred Financing Fees:

Deferred financing fees relate to debt issuance costs incurred, which are capitalized and amortized to interest expense over the term of the related debt using the effective interest method.

Stock Options:

Effective January 1, 2006, the Company adopted FASB Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), which is a revision of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” and supercedes APB Opinion 25, “Accounting for Stock Issued to Employees” (“APB 25”). SFAS 123R requires that the cost of all share-based payments to employees, including stock option grants, be recognized in the financial statements over the vesting period based on their fair values. The standard applies to newly granted awards and previously granted awards that are not fully vested on the date of adoption. The Company adopted SFAS 123R using the modified prospective method, which requires that compensation expense be recorded for all unvested stock options at the beginning of the first quarter of adoption of SFAS 123R. Accordingly, no prior periods have been restated.

As a result of adopting SFAS 123R on January 1, 2006, the Company’s income before income taxes and net income for the period from January 1, 2006 through November 15, 2006 were $2.1 million and $1.2 million lower, respectively, than if it had continued to account for share based compensation under APB 25. Also, in connection with the adoption of SFAS 123R, the unearned stock-based compensation balance of $4.7 million was reclassified to common stock as of January 1, 2006.

On November 15, 2006, in connection with the Transaction and in accordance with the terms of the equity awards, the vesting of all outstanding unvested options to purchase the Company’s stock and restricted stock units was accelerated, and the Company recorded compensation expense of approximately $5.1 million for the acceleration.

Income Taxes:

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”) which requires that deferred tax assets and liabilities be recognized using enacted tax rates for the effect of temporary differences between the book and tax bases of recorded assets and liabilities. SFAS 109 also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized. Deferred taxes have not been provided on the cumulative undistributed earnings of foreign subsidiaries because such amounts are expected to be reinvested indefinitely.

On January 1, 2007, the Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”) which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position, be recognized in the financial statements. The adoption of FIN 48 did not have a material impact on the Company’s financial position or results of operations (note 13).

Foreign Currency Translation:

The Company has foreign subsidiaries whose local currency has been determined to be the functional currency for that subsidiary. The assets and liabilities of these foreign subsidiaries have been translated using the current exchange rates, and the income and expenses have been translated using average historical exchange

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

rates. The adjustments resulting from translation have been recorded separately in stockholders’ equity as “Other comprehensive income (loss)” and are not included in determining consolidated net (loss) income. As of December 31, 2007 and 2006, “Other comprehensive income (loss)” included $5.0 million and $244,000, respectively, of cumulative income from foreign currency translation.

Derivative Financial Instruments:

The Company selectively uses derivative financial instruments to manage interest costs and minimize currency exchange risk. The Company does not hold derivatives for trading purposes. While these derivative financial instruments are subject to fluctuations in value, these fluctuations are generally offset by the value of the underlying exposures being hedged. The Company minimizes the risk of credit loss by entering into these agreements with major financial institutions that have high credit ratings. The Company accounts for its derivative financial instruments in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) which requires companies to recognize all of their derivative instruments as either assets or liabilities in the balance sheet at fair value.

The Company is exposed to foreign currency fluctuations relating to its operations in foreign countries. In order to partially hedge cash flow exposure, the Company periodically enters into forward exchange contracts in order to minimize the impact of currency fluctuations on transactions and cash flows. The Company is also exposed to interest rate fluctuations relating to its floating rate long-term debt. To manage this interest rate risk, the Company enters into interest rate swap agreements. The forward exchange contracts and the interest rate swap agreements are designated as cash flow hedges and recorded at their fair value on the accompanying balance sheets. Changes in the fair value of a cash flow hedge, to the extent that the hedge is effective, are recorded, net of tax, in “Other comprehensive income (loss),” until earnings are affected by the variability of the hedged cash flows. Cash flow hedge ineffectiveness, defined as the extent that the changes in fair value of the derivative exceed the variability of cash flows of the forecasted transaction, is recorded currently in the statement of operations (note 15).

The Company also enters into interest rate cap contracts to manage interest rate risk relating to its floating rate long-term debt. These contracts are not cash flow hedges and, accordingly, changes in their estimated fair value are reported as “Other income (expense)” in the statement of operations.

The Company has certain nonrecourse debt relating to its purchased accounts receivable operations that contain embedded derivative instruments. The embedded derivatives are not cash flow hedges and, accordingly, changes in their estimated fair value are reported as “Interest expense” in the statement of operations. The embedded derivatives are included in “Long-term debt” on the balance sheet because they are not separable from the notes payable and they have the same counterparty (note 11).

Allowance for Doubtful Accounts:

Allowances for doubtful accounts are determined based on estimates of losses related to customer receivable balances. In establishing the appropriate provision for customer receivables balances, we make assumptions with respect to their future collectibility. Our assumptions are based on an individual assessment of a customer’s credit quality as well as subjective factors and trends, including the aging of receivable balances. Generally, these individual credit assessments occur at regular reviews during the life of the exposure and consider factors such as a customer’s ability to meet and sustain their financial commitments, a customer’s current financial condition and historical payment patterns. Once the appropriate considerations referred to above have been taken into account, a determination is made as to the probability of default. An appropriate provision is made, which takes

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

into account the severity of the likely loss on the outstanding receivable balance. Our level of reserves for our customer accounts receivable fluctuates depending upon all of the factors mentioned above, in addition to any contractual rights that allow us to reduce outstanding receivable balances through the application of future collections. If our estimate is not sufficient to cover actual losses, we would be required to take additional charges to our earnings.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

The application of SFAS No. 141, “Business Combinations” requires the measurement of fair values of purchased assets and liabilities of an acquired entity. In connection with the Transaction, and other business combinations accounted for as a purchase, management makes additional estimates and assumptions in determining fair value that affect amounts reported in the financial statements and accompanying notes. The more significant financial statement items for which estimates and assumptions may be made include intangible assets, purchased accounts receivable, and nonrecourse debt.

In the ordinary course of accounting for purchased accounts receivable, estimates are made by management as to the amount and timing of future cash flows expected from each portfolio. The estimated future cash flow of each portfolio is used to compute the IRR for the portfolio, both in the case of any increases in expected cash flows, or to compute impairment or allowances in the case of decreases in expected cash flows. The IRR is used to allocate collections between revenue and principal reduction of the carrying values of the purchased accounts receivable.

On an ongoing basis, the Company compares the historical trends of each portfolio, or aggregated portfolios, to projected collections. Future projected collections are then increased or decreased based on the actual cumulative performance of each portfolio. Management reviews each portfolio’s adjusted projected collections to determine if further upward or downward adjustment is warranted. Management regularly reviews the trends in collection patterns and uses its reasonable best efforts to improve the collections of under-performing portfolios. However, actual results will differ from these estimates and a material change in these estimates could occur within one reporting period (note 5).

3. “As-if Pooling-of-Interests” Transaction:

On January 2, 2008, the Company acquired Systems & Services Technologies, Inc. (“SST”), a third-party consumer receivable servicer, for $13.4 million, subject to certain post-closing adjustments. The purchase price consisted of a cash payment of $8.1 million and the issuance of 22,484 shares of the Company’s Series A 14% PIK Preferred Stock. Prior to the acquisition, SST was a wholly owned subsidiary of JPM. JPM also wholly owns OEP, which as described in Note 1 has had a controlling interest in the Company since the Transaction on November 15, 2006. Since the Company and SST were under common control by JPM at the time of the SST acquisition, the transfer of assets and liabilities of SST were accounted for at historical cost in a manner similar to a pooling of interests. In “as-if pooling-of-interests” accounting, financial statements of the previously separate companies for periods under common control prior to the combination are restated on a combined basis to furnish comparative information. Accordingly, the Company’s consolidated balance sheet as of December 31, 2007 and 2006, and the consolidated statements of operations and cash flows for the year ended December 31, 2007 and for the period from July 13, 2006 through December 31, 2006 have

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

been restated to include SST’s financial position information and its results of operations and cash flows from November 15, 2006 (the date of the Transaction) through December 31, 2007. The Company used SST’s financial position as of November 30, 2006 to represent the financial position as of November 15, 2006, and the results of operations and cash flows for the one month ended December 31, 2006 to represent the results of operations and cash flows for the period from November 15, 2006 through December 31, 2006. It would be impractical and unduly burdensome, and we believe immaterial, to prepare the financial position as of November 15, 2006 and the results of operations and cash flows for the period from November 15, 2006 through November 30, 2006.

The following is a reconciliation of amounts previously reported by the Company to the amounts presented in the financial statements (amounts in thousands):

	For the year ended December 31, 2007			Period from July 13 through December 31, 2006
	Previously Reported by the Company	SST	Restated	Previously Reported by the Company	SST December 2006	Restated
Total revenues	$1,215,447	$69,983	$1,285,430	$140,296	$6,069	$146,365
Net loss	(27,376)	(4,346)	(31,722)	(6,565)	(69,540)	(76,105)
Total assets	1,628,639	49,360	1,677,999	1,644,139	48,534	1,692,673
Stockholders’ equity	365,337	42,708	408,045	388,321	32,113	420,434

SST’s net loss for the month ended December 31, 2006 included a $69.9 million goodwill impairment charge (note 9).

4. Predecessor Restructuring Charges:

In conjunction with the acquisition of Risk Management Alternatives Parent Corp. (“RMA”) and streamlining the cost structure of the Company’s legacy operations, the Company recorded total restructuring charges of $22.4 million during the end of 2005 through November 15, 2006. These charges primarily related to the elimination of certain redundant facilities and severance costs. The balance of liabilities outstanding at November 15, 2006 and December 31, 2006 was $8.2 million. During the year ended December 31, 2007, the Company made payments of $4.9 million, and the balance of liabilities outstanding was $3.3 million at December 31, 2007, which all related to lease costs. The Company expects to pay the remaining balance through 2011.

5. Business Combinations:

Successor:

As discussed in note 1, the Transaction was completed on November 15, 2006. The Transaction was financed by a combination of borrowings of $465.0 million under the Company’s new senior credit facility (“Credit Facility”), the issuance of $165.0 million of senior notes and $200.0 million of senior subordinated notes, and the equity investment of $396.0 million by OEP, Michael Barrist, other members of senior management and other co-investors. In accordance with Emerging Issues Task Force Issue No. 88-16, “Basis in Leveraged Transactions” (“EITF 88-16”), the continuing stockholders’ residual interest in the Company of 5.56 percent was carried over at the continuing stockholders’ predecessor basis.

The purchase price, including transaction costs, was approximately $1.2 billion. Transaction costs included approximately $22.8 million of debt issuance costs. The Company allocated $312.9 million of the purchase price to the customer relationship, $96.6 million to the trade name, $2.2 million to the non-compete agreements and recorded goodwill of $585.8 million, which is non-deductible for tax purposes. As a result of the Transaction, the Company expects to gain greater operating flexibility in order to focus on long-term growth. Therefore the

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

Company believes the allocation of a portion of the purchase price to goodwill is appropriate. The following is an allocation of the purchase price to the assets acquired and liabilities assumed (amounts in thousands):

Purchase price	$1,153,648
Transaction costs	68,498
Accounts receivable	(123,170)
Purchased accounts receivable	(230,399)
Customer relationships	(312,885)
Trade name	(96,613)
Non-compete agreements	(2,172)
Property and equipment	(133,527)
Deferred tax asset	(28,451)
Other assets	(104,664)
Long-term debt	48,350
Deferred tax liability	152,485
Accrued expenses and other liabilities	186,055
Accrued acquisition costs	8,607

Goodwill	$585,762

In connection with the Transaction, the Company recorded restructuring liabilities of $8.6 million under an exit plan the Company began to formulate prior to the Transaction date. These liabilities principally relate to facilities leases, severance and other costs. The following presents the activity in the accruals recorded for restructuring related expenses (amounts in thousands); the Company expects to pay the remaining balance through 2011:

	Leases	Severance	Other	Total
Beginning Balance	$5,025	$2,374	$328	$7,727
Cash payments	—	(79)	(328)	(407)
Balance at December 31, 2006	5,025	2,295	—	7,320
Accruals	396	343	141	880
Cash payments	(1,007)	(1,667)	(141)	(2,815)
Leasehold improvement write-off	(38)	—	—	(38)

Balance at December 31, 2007	$4,376	$971	$—	$5,347

Assuming the Transaction described above occurred as of the beginning of January 1, 2006, the Company’s unaudited pro forma revenue and net loss would have been $1,169.8 million and $57.4 million, respectively, for the year ended December 31, 2006. This pro forma information does not include the acquisitions described below because they were not considered significant business combinations. The unaudited pro forma information is provided for informational purposes only. It is based on historical information, and does not necessarily reflect the actual results that would have occurred, nor is it indicative of future results of operations of the consolidated entities.

On December 18, 2006, the Company acquired the assets of Star Contact (BVI) Ltd. and Call Center-Telemarketing Pro-Panama, S.A. (together “Star Contact”), a provider of outsourced, multi-lingual contact center and customer care services based in Panama City, Panama, for $36.2 million. The acquisition agreement contains a provision for annual earnout payments to be made to the seller, for each of the two years following the acquisition, provided that certain performance measures are met as of the end of each of the two years. During

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

the year ended December 31, 2007, the Company recorded $14.8 million of additional purchase price, which is included in accrued expenses, for an estimate of the first annual earnout payment. The Company allocated $19.4 million of the purchase price to the customer relationships, $1.2 million to the non-compete agreement and recorded goodwill of $23.7 million, which is non-deductible for tax purposes, in the CRM segment. As a result of the acquisition, the Company expects to penetrate new markets, expand its current customer base, and reduce the cost of operations. The following is an allocation of the purchase price to the assets acquired and liabilities assumed (amounts in thousands):

Purchase price	$36,166
Estimated earnout	14,775
Customer relationships	(19,390)
Non-compete agreements	(1,200)
Property and equipment	(5,485)
Other assets	(4,826)
Accrued expenses	3,690

Goodwill	$23,730

In January 2007, the Company acquired Statewide Mercantile Services (“SMS”), a provider of ARM Services in Australia, for approximately $2.0 million, and recorded goodwill of $1.5 million.

Predecessor:

The following Predecessor acquisitions have been accounted for under the purchase method of accounting. As part of the purchase accounting, the Company recorded accruals for acquisition-related expenses. These accruals included professional fees related to the acquisition, severance costs, lease costs and other acquisition-related expenses.

On May 25, 2005, the Company acquired Creative Marketing Strategies (“CMS”), a provider of CRM services, for $5.9 million. The purchase price included the contribution of a note receivable for $5.2 million that the Company received in 2000 in consideration for assets sold to a management-led group as part of a divestiture.

On September 1, 2005, the Company acquired the stock of seven wholly owned subsidiaries of Marlin Integrated Capital Holding Corporation (“Marlin”), a company that specializes in purchasing accounts receivable in the healthcare and utility sectors, for $89.9 million in two transactions. The first transaction included the acquisition of a portfolio of purchased accounts receivable for $66.3 million. The second transaction included the acquisition of certain portfolio related assets for approximately $22.1 million. A $3.0 million payment was deferred pending the renewal of certain forward-flow agreements. One renewal occurred in December 2005, resulting in an additional payment of $1.5 million. The second renewal was completed in the first quarter of 2006, resulting in a final payment of $1.5 million.

The acquisition of the purchased accounts receivable portfolio was structured as an equity sharing arrangement with the Company’s nonrecourse lender under the Company’s nonrecourse credit facility. The lender originally invested $32.0 million in the acquisition, representing a 50 percent interest in the purchased accounts receivable portfolio assets. The Company granted an option to the lender to purchase up to 50 percent of the other non-portfolio assets and liabilities acquired from Marlin. The option was exercised and the transaction was completed in the first quarter of 2006. The Company received $12.7 million for the 50 percent interest in the non-portfolio assets and liabilities. The Company funded its 50 percent portion of the acquisition of the portfolio

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

assets and the acquisition of all of the operating assets with financing from its senior credit facility. By design, the Company controls the primary activities of the entity and as such has recorded a minority interest on its balance sheet for the lender’s equity interest. The Company has consolidated the results of operations and recorded the portion of the results of the Marlin acquisition it does not own as a minority interest, net of tax, on the statement of operations.

Prior to the acquisition, Portfolio Management had a 50 percent ownership interest in a joint venture, InoVision-MEDCLR NCOP Ventures, LLC (“the Joint Venture”) with IMNV Holdings, LLC (“IMNV”), one of the acquired subsidiaries of Marlin. The Joint Venture was established in 2001 to purchase utility, medical and various other small balance accounts receivable. In connection with the acquisition, the Joint Venture was terminated and the Company’s interest was included in the purchase accounting for the entity.

On September 12, 2005, the Company acquired substantially all of the operating assets, including purchased portfolio assets, of RMA, a provider of accounts receivable management services and purchaser of accounts receivable, for $116.1 million in cash and the assumption of certain liabilities. The Company funded the purchase principally with financing from its senior credit facility. The purchase price included approximately $51.0 million for RMA’s purchased portfolio assets, which was funded with $35.7 million of nonrecourse financing. In conjunction with the acquisition, on July 7, 2005, RMA and all of its domestic subsidiaries filed for protection under Chapter 11 of the Bankruptcy Code with the U.S. Bankruptcy Court for the Northern District of Ohio Eastern Division. The transaction was consummated under Sections 363 and 365 of the bankruptcy code. In connection with the acquisition, the Company recorded restructuring liabilities of $8.7 million under an exit plan the Company began to formulate prior to the acquisition date. These liabilities principally relate to severance costs related to certain redundant personnel that were scheduled to be eliminated upon completion of the acquisition.

On July 1, 2006, the Company acquired a seventy-five percent controlling interest in Australian Receivables Limited (“ARL”), a provider of ARM services in Australia, for $3.3 million.

6. Purchased Accounts Receivable:

Portfolio Management and the U.K., Canadian and Australian divisions of ARM purchase defaulted consumer accounts receivable at a discount from the contractual principal balance. As of December 31, 2007, the carrying value of Portfolio Management’s and ARM’s purchased accounts receivable were $238.9 million and $6.7 million, respectively. The total outstanding balance due, representing the original undiscounted contractual amount less collections since acquisition, was $47.2 billion and $41.8 billion at December 31, 2007 and 2006, respectively.

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

The following summarizes the change in purchased accounts receivable (amounts in thousands):

	Successor		Predecessor
	For the Year Ended December 31, 2007	Period from July 13 through December 31, 2006	Period from January 1 through November 15, 2006	For the Year Ended December 31, 2005
Balance at beginning of period	$244,100	$—	$237,807	$138,857
Purchases:
Portfolios acquired in business combinations	—	230,399	—	117,230
Cash purchases	125,283	29,709	81,839	45,743
Noncash purchases (note 17)	—	—	1,025	17,213
Collections	(232,316)	(26,850)	(220,586)	(200,703)
Revenue recognized	155,088	13,273	149,612	131,138
Proceeds from portfolio sales and resales applied to carrying value	(23,068)	(2,801)	(7,794)	(3,723)
Allowance for impairment	(24,962)	—	(7,909)	(1,240)
Dissolution of securitization	—	—	—	(6,399)
Other	872	—	—	—
Foreign currency translation adjustment	588	370	413	(309)

Balance at end of period	$245,585	$244,100	$234,407	$237,807

In the ordinary course of purchasing portfolios of accounts receivable, Portfolio Management may sell accounts from an acquired portfolio shortly after they were purchased. The proceeds from these resales are essentially equal to, and applied against, the carrying value of the accounts. Therefore, there is no gain recorded on these resales. For the year ended December 31, 2007, proceeds from portfolio resales were $7.3 million. Proceeds from portfolio resales were $6.7 million for the period from January 1, 2006 through November 15, 2006, and $1.4 million for the period from July 13, 2006 through December 31, 2006. For the year ended December 31, 2005, proceeds from portfolio resales were $2.4 million.

Portfolio Management sells portfolios of accounts receivable based on a low probability of payment under the Company’s collection platform and other criteria. Proceeds from sales above the remaining carrying value are recorded as revenue. During the year ended December 31, 2007, Portfolio Management sold portfolios of accounts receivable for $36.9 million with a carrying value of $15.8 million, and recorded revenue of $21.1 million. Portfolio Management sold portfolios of accounts receivable for $25.6 million with a carrying value of $2.8 million, and recorded revenue of $22.8 million for the period from January 1, 2006 through November 15, 2006. For the period from July 13, 2006 through December 31, 2006, sales of accounts receivable resulted in proceeds of $1.4 million with no associated revenue recorded since these assets were carried at their fair market value as of the date of the Transaction. During the year ended December 31, 2005, Portfolio Management sold portfolios of accounts receivable for $13.4 million with a carrying value of $1.3 million, and recorded revenue of $12.2 million.

In 2005, the Company received $1.9 million of proceeds from the dissolution, winding up and sale of a securitization established in August 1998. The finance subsidiary holding the receivables adopted a plan of liquidation and proceeded to liquidate the receivables on behalf of and in cooperation with the securitized note insurer. The notes matured in March 2005, at which time the notes were paid off by the note insurer and the insurer became the holder of the obligations. The securitized notes and note insurer obligations were nonrecourse to the Company. The proceeds of the sale were used to reduce the carrying value of the accounts receivable and

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

pay down the related insurer obligations. The net effect on earnings of the winding up of the dissolution of the finance subsidiary was immaterial.

The following presents the change in the allowance for impairment of purchased accounts receivable accounted for under SOP 03-3 (amounts in thousands):

	Successor		Predecessor
	For the Year Ended December 31, 2007	Period from July 13 through December 31, 2006	Period from January 1 through November 15, 2006	For the Year Ended December 31, 2005
Balance at beginning of period	$—	$—	$1,192	$—
Additions	25,422	—	8,492	1,598
Recoveries	(460)	—	(598)	(406)
Foreign currency translation adjustment	—		15	—

Balance at end of period	$24,962	$—	$9,101	$1,192

Accretable yield represents the excess of the cash flows expected to be collected during the life of the portfolio over the initial investment in the portfolio. The following presents the change in accretable yield (amounts in thousands):

	Successor		Predecessor
	For the Year Ended December 31, 2007	Period from July 13 through December 31, 2006	Period from January 1 through November 15, 2006	For the Year Ended December 31, 2005
Balance at beginning of period	$465,451	$—	$288,935	$160,083
Additions	106,362	478,724	106,145	216,201
Other	(872)	—	—	—
Accretion/revenue recognized	(155,088)	(13,273)	(149,612)	(131,138)
Reclassifications (to) from nonaccretable difference	(49,109)	—	16,953	44,058
Foreign currency translation adjustment	(160)	—	261	(269)

Balance at end of period	$366,584	$465,451	$262,682	$288,935

During the year ended December 31, 2007, the Company purchased accounts receivable for a cost of $125.3 million that had contractually required payments receivable at the date of acquisition of $5.9 billion, and expected cash flows at the date of acquisition of $229.7 million. The Company purchased accounts receivable for a cost of $81.8 million and $260.1 million, that had contractually required payments receivable at the date of acquisition of $3.1 billion and $41.8 billion, and expected cash flows at the date of acquisition of $187.6 million and $736.4 million, for the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, respectively. During the year ended December 31, 2005, the Company purchased accounts receivable for a cost of $180.2 million, including portfolios acquired through business combinations, that had contractually required payments receivable at the date of acquisition of $22.6 billion, and expected cash flows at the date of acquisition of $396.4 million.

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

7. Funds Held on Behalf of Clients:

In the course of the Company’s subsidiaries’ regular business activities as a provider of accounts receivable management services, the Company receives clients’ funds arising from the collection of accounts placed with the Company. These funds are placed in segregated cash accounts and are generally remitted to clients within 30 days. Funds held on behalf of clients of $70.5 million and $79.7 million at December 31, 2007 and 2006, respectively, have been shown net of their offsetting liability for financial statement presentation.

8. Property and Equipment:

Property and equipment, at cost, consisted of the following (amounts in thousands):

	Estimated Useful Life	December 31, 2007	December 31, 2006
Land		$70	$70
Buildings	15 to 30 years	6,693	6,689
Computer equipment	5 years	94,239	73,845
Computer software developed for internal use	5 years	57,148	48,398
Leasehold improvements	5 to 15 years	39,817	34,893
Furniture and fixtures	5 to 10 years	21,329	17,652

		$219,296	$181,547

Less accumulated depreciation		(84,837)	(26,775)

		$134,459	$154,772

During the year ended December 31, 2007, the Company recorded depreciation expense of $52.0 million. The Company recorded depreciation expense of $36.4 million and $6.2 million during the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, respectively, and $36.4 million during the year ended December 31, 2005.

9. Goodwill and Other Intangible Assets:

SFAS 142 requires goodwill to be allocated and tested at the reporting unit level. The Company’s reporting units are ARM, CRM and Portfolio Management. In connection with the Transaction, the Company allocated $585.8 million of the purchase price to goodwill. CRM’s goodwill balance includes $23.7 million from the December 2006 acquisition of Star Contact (note 5). The Company’s reporting units had the following goodwill (amounts in thousands):

	December 31, 2007	December 31, 2006
ARM	$330,933	$323,533
Portfolio Management	155,693	155,377
CRM	128,118	121,636

	$614,744	$600,546

The increase in ARM’s goodwill balance from December 31, 2006 to December 31, 2007, was primarily due to changes in the allocation of the fair market value of the acquired assets and liabilities related to the Transaction of approximately $2.4 million, $1.5 million of goodwill from the acquisition of Statewide Mercantile

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

Services in January 2007, and changes in the exchange rates used for foreign currency translation. The increase in CRM’s goodwill balance from December 31, 2006 to December 31, 2007, was primarily due to the $14.8 million estimated earnout related to the Star Contact acquisition, offset in part by a decrease of $8.3 million due to changes in the allocation of the fair market value of the acquired assets and liabilities, also related to the Star Contact acquisition.

During December 2006, SST performed a valuation of goodwill using the discounted cash flow method and determined that its entire goodwill balance of $69.9 million should be impaired.

In connection with the Transaction, the Company allocated $96.6 million of the purchase price to the fair value of the NCO name. The trade name is an indefinite-lived intangible asset and therefore is not subject to amortization.

Other intangible assets subject to amortization consist primarily of customer relationships, non-compete agreements and SST loan servicing intangibles. The following represents the other intangible assets subject to amortization (amounts in thousands):

	December 31, 2007		December 31, 2006
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Customer relationships	$332,902	$55,547	$324,579	$5,808
Non-compete agreements	3,372	625	2,172	42
SST loan servicing intangibles	22,430	22,430	22,430	22,261

Total	$358,704	$78,602	$349,181	$28,111

During the year ended December 31, 2007, the Company recorded amortization expense for these other intangible assets of $50.3 million. The Company recorded amortization expense for other intangible assets of $10.3 million and $5.9 million during the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, respectively. The Company recorded amortization expense for other intangible assets of $9.4 million during the year ended December 31, 2005. SST loan servicing intangibles became fully amortized during 2007. The following represents the Company’s expected amortization expense for each of the next five years from these other intangible assets (amounts in thousands):

2008	$50,068
2009	49,611
2010	48,736
2011	48,607
2012	44,329

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

10. Accrued Expenses:

Accrued expenses consisted of the following (amounts in thousands):

	December 31, 2007	December 31, 2006
Accrued earnout payment (note 5)	$14,775	$—
Accrued rent and other related expense associated with the flood of the Fort Washington locations	11,111	11,152
Accrued interest	10,510	12,424
Restructuring costs	7,213	12,964
Cash overdrafts	4,408	—
Accrued contract labor expenses	3,797	3,246
Accrued acquisition costs	3,108	1,623
Other accrued expenses	39,229	35,442

	$94,151	$76,851

11. Long-Term Debt:

Long-term debt consisted of the following (amounts in thousands):

	December 31, 2007	December 31, 2006
Senior term loan	$460,350	$465,000
Senior revolving credit facility	47,000	36,000
Senior subordinated notes	200,000	200,000
Senior notes	165,000	165,000
Nonrecourse credit facility	53,742	50,952
Other	1,604	12,822
Less current portion	(24,644)	(37,503)

	$903,052	$892,271

The following summarizes the Company’s required debt payments (amounts in thousands):

2008	$24,644
2009	25,272
2010	12,298
2011	59,109
2012	4,902
Thereafter	801,471

$927,696

Senior Credit Facility:

In connection with the Transaction, on November 15, 2006 the Company repaid the Predecessor senior credit facility and entered into a new senior credit facility (“Credit Facility”) with a syndicate of financial institutions. The Credit Facility consists of a $465.0 million term loan and a $100.0 million revolving credit

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

facility, with an option to allow the Company to increase its borrowing capacity under the revolving credit facility in an aggregate amount not to exceed $100.0 million, subject to satisfaction of certain conditions. The Company is required to make quarterly repayments of $1.2 million on the term loan until its maturity in May 2013, at which its remaining balance outstanding is due. The Company is also required to make annual prepayments, beginning with 2007, of 50 percent, 25 percent or zero percent of its excess annual cash flow, based on its leverage ratio. The revolving credit facility requires no minimum principal payments until its maturity in November 2011. At December 31, 2007, the balance outstanding on the revolving credit facility was $47.0 million. The availability of the revolving credit facility is reduced by any unused letters of credit ($8.8 million at December 31, 2007). As of December 31, 2007, the Company had $44.2 million of remaining availability under the revolving credit facility.

All borrowings bear interest at a rate equal to either, at the option of the Company, (i) the higher of the prime rate (7.25 percent at December 31, 2007) or the federal funds rate (3.06 percent at December 31, 2007) plus 0.50 percent, plus a margin of 2.00 percent for the first six months following the date of the Transaction and thereafter plus a margin of 1.50 percent to 2.00 percent in the case of the revolving credit facility and 1.75 percent to 2.00 percent in the case of the term loan, based on the Company’s funded debt to earnings before interest, taxes, depreciation and amortization (“EBITDA”) ratio, as defined in the agreement; or (ii) LIBOR (4.60 percent at December 31, 2007) plus a margin of 3.00 percent for the first six months following the date of the Transaction and thereafter plus a margin of 2.50 percent to 3.00 percent in the case of the revolving credit facility, and 2.75 percent to 3.00 percent in the case of the term loan, based on the Company’s funded debt to EBITDA ratio. The Company is charged a quarterly commitment fee on the unused portion of the revolving credit facility at an annual rate of 0.50 percent. The effective interest rate on the Credit Facility was approximately 8.17 percent for the year ended December 31, 2007. The effective interest rate on the Credit Facility was approximately 8.38 percent for the period from July 13, 2006 through December 31, 2006. The Credit Facility also provides that the Company obtain interest rate protection for a period of three years in a notional amount not to be less than 50 percent of the aggregate principal amount of the term loan facility.

Borrowings under the Credit Facility are collateralized by substantially all of the Company’s assets. The Credit Facility contains certain financial and other covenants such as maintaining a maximum leverage ratio and a minimum interest coverage ratio, and includes restrictions on, among other things, acquisitions, the incurrence of additional debt, investments, disposition of assets, liens and dividends and other distributions. If an event of default, such as failure to comply with covenants or change of control, were to occur under the Credit Facility, the lenders would be entitled to declare all amounts outstanding under it immediately due and payable and foreclose on the pledged assets. The Company was in compliance with all required financial covenants and was not aware of any events of default as of December 31, 2007.

Senior Notes and Senior Subordinated Notes:

In connection with the Transaction, on November 15, 2006 the Company issued $165.0 million of floating rate senior notes due 2013 (“Senior Notes”) and $200.0 million of 11.875 percent senior subordinated notes due 2014 (“Senior Subordinated Notes”) (collectively, “the Notes”). The Notes are guaranteed, jointly and severally, on a senior basis with respect to the Senior Notes and on a senior subordinated basis with respect to the Senior Subordinated Notes, in each case by all of the Company’s existing and future domestic restricted subsidiaries (other than certain subsidiaries and joint ventures engaged in financing the purchase of delinquent accounts receivable portfolios and certain immaterial subsidiaries).

The Senior Notes are senior unsecured obligations and are senior in right of payment to all existing and future senior subordinated indebtedness, including the Senior Subordinated Notes, and all future subordinated

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

indebtedness. The Senior Notes bear interest at an annual rate equal to LIBOR plus 4.875 percent, reset quarterly. The effective interest rate on the Senior Notes was approximately 10.31 percent for the year ended December 31, 2007. The effective interest rate on the Senior Notes was approximately 10.25 percent for the period from July 13, 2006 through December 31, 2006. The Company may redeem the Senior Notes, in whole or in part, at any time on or after November 15, 2008 at varying redemption prices depending on the redemption date, plus accrued and unpaid interest.

The Senior Subordinated Notes are unsecured senior subordinated obligations and are subordinated in right of payment to all existing and future senior indebtedness, including the Senior Notes and borrowings under the Credit Facility. The Company may redeem the Senior Subordinated Notes, in whole or in part, at any time on or after November 15, 2010 at varying redemption prices depending on the redemption date, plus accrued and unpaid interest. The Company also may redeem some or all of the Senior Notes at any time prior to November 15, 2008 and some or all of the Senior Subordinated Notes at any time prior to November 15, 2010, at a redemption price equal to 100 percent of the principal amount of the respective Notes to be redeemed, plus accrued and unpaid interest and an additional premium. Finally, subject to certain conditions, the Company may redeem up to 35 percent of the aggregate principal amount of the Senior Notes at any time prior to November 15, 2008 and up to 35 percent of the aggregate principal amount of the Senior Subordinated Notes at any time prior to November 15, 2009 with the net proceeds of a sale of its capital stock at a redemption price equal to 100 percent of the principal amount of the respective Notes to be redeemed, plus accrued and unpaid interest and an additional premium.

The indentures governing the Notes contain a number of covenants that limit the Company’s and its restricted subsidiaries’ ability, among other things, to: incur additional indebtedness and issue certain preferred stock, pay certain dividends, acquire shares of capital stock, make payments on subordinated debt or make investments, place limitations on distributions from restricted subsidiaries, issue or sell capital stock of restricted subsidiaries, guarantee indebtedness, sell or exchange assets, enter into transactions with affiliates, create certain liens, engage in unrelated businesses, and consolidate, merge or transfer all or substantially all of the Company’s assets and the assets of its subsidiaries on a consolidated basis. In addition, upon a change of control, the Company is required to offer to repurchase all of the Notes then outstanding, at a purchase price equal to 101 percent of their principal amount, plus any accrued interest to the date of repurchase.

Nonrecourse Credit Facility:

In August 2007, the Company amended its nonrecourse credit facility and exclusivity agreements with a lender due to the lender’s spin off of its unit to an investment fund. Under the new agreements, all financings from September 1, 2006 are with the investment fund. The amended agreement provides that all purchases of accounts receivable by the Company with a purchase price in excess of $1.0 million are first offered to the lender for financing at its discretion. If the lender chooses to participate in the financing of a portfolio of accounts receivable, the financing may be structured, depending on the size and nature of the portfolio to be purchased, either as a borrowing arrangement or under various equity sharing arrangements. The lender will finance non-equity borrowings with floating interest at an annual rate equal to LIBOR plus 2.50 percent. These borrowings are nonrecourse to the Company and are due two years from the date of each respective loan, unless otherwise negotiated. As additional return on the debt financed portfolios the lender receives residual cash flows, as negotiated, which is defined as all cash collections after servicing fees, floating rate interest, repayment of the borrowing, and the initial investment by the Company, including interest. The Company may terminate the agreement for a cost of $250,000 for each month remaining under the agreement from the date of termination until June 30, 2009, when the agreement expires. All financings entered into prior to September 1, 2006 remain under the prior agreement.

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

Borrowings under the amended credit facility are nonrecourse to the Company, except for the assets within the entities established in connection with the financing agreement. This loan agreement contains a collections performance requirement, among other covenants, that, if not met, provides for cross-collateralization with any other portfolios financed through the agreement, in addition to other remedies.

Total debt outstanding under this facility was $53.7 million and $51.0 million as of December 31, 2007 and December 31, 2006, respectively, which included $9.6 million and $10.8 million, respectively, of accrued residual interest. The effective interest rate on these loans, including the residual interest component, was approximately 17.4 percent for the year ended December 31, 2007 and approximately 19.7 percent and 12.6 percent for the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, respectively. As of December 31, 2007, the Company was in compliance with all required covenants.

As noted above, upon full satisfaction of the notes payable and the return of the initial investment to the Company, including interest, the Company is obligated to pay the lender a contingent payment, as negotiated, net of servicing fees and other related charges. The contingent payment has been accounted for as an embedded derivative in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” At December 31, 2007 and 2006, the estimated fair value of the embedded derivative was $9.6 million and $10.8 million, respectively. Changes in the fair market value of the embedded derivatives are recorded in “Interest expense” on the statement of operations. During the year ended December 31, 2007 a decrease of $2,000 was recorded to reflect the revaluation of the embedded derivatives. During the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, an increase of $162,000 and a decrease of $5,000, respectively, was recorded to reflect the revaluation of the embedded derivatives.

12. Operating Leases:

The Company leases certain equipment and real estate facilities under noncancelable operating leases. These leases expire between 2008 and 2022, and most contain renewal options. The following represents the future minimum payments, by year and in the aggregate, under noncancelable operating leases with initial or remaining terms of one year or more. The following future minimum payments have been reduced by minimum sublease rentals of $1.4 million, due in the future under noncancelable subleases, and do not include the leases from the Company’s former Fort Washington locations (note 19) (amounts in thousands).

2008	$43,162
2009	37,063
2010	29,865
2011	24,266
2012	17,460
Thereafter	28,266

$180,082

For the year ended December 31, 2007, rent expense was $39.3 million. Rent expense was $34.0 million and $5.2 million for the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, respectively, and $35.0 million for the year ended December 31, 2005. The total amount of base rent payments is being charged to expense on the straight-line method over the term of the lease.

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

13. Income Taxes:

Income tax (benefit) expense consisted of the following components (amounts in thousands):

	Successor		Predecessor
	For the Year Ended December 31, 2007	Period from July 13 through December 31, 2006	Period from January 1 through November 15, 2006	For the Year Ended December 31, 2005
Currently payable:
Federal	$(415)	$446	$(228)	$(69)
State	995	22	55	331
Foreign	1,678	65	1,385	1,003
Deferred:
Federal	(20,406)	(3,761)	11,553	22,801
State	1,723	(290)	858	1,417
Foreign	321	(4)	1,119	699

Income tax (benefit) expense	$(16,104)	$(3,522)	$14,742	$26,182

Deferred tax assets (liabilities) consisted of the following (amounts in thousands):

	December 31, 2007	December 31, 2006
Deferred tax assets:
Net operating loss carryforwards	$70,285	$73,557
Deferred contractual revenue	750	811
Accrued acquisition costs	965	1,661
Tax credits	2,451	—
Accrued expenses	14,168	11,143

Total deferred tax assets	88,619	87,172
Valuation allowance	24,037	18,425

Net deferred tax assets	64,582	68,747

Deferred tax liabilities:
Intangible assets	122,562	132,165
Prepaid expenses	1,088	2,837
Depreciation	11,676	9,926
Purchased accounts receivable	38,959	52,539
Property, plant and equipment	421	1,274

Total deferred tax liabilities	174,706	198,741

Net deferred tax liabilities	$(110,124)	$(129,994)

The Company had a $43.4 million deferred tax asset for federal net operating loss carryforwards of $124.0 million, subject to certain limitations, at December 31, 2007, which are expiring through 2027.

The Company had a $1.6 million deferred tax asset for Canadian net operating loss carryforwards of $4.4 million at December 31, 2007, which will expire in 2012. The Company had $9.5 million of Canadian net operating loss carryforwards at December 31, 2006.

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

The Company had deferred tax assets for state net operating loss carryforwards of $24.6 million at December 31, 2007. The deferred tax assets created by the state net operating loss carryforwards have been reduced by a $24.0 million valuation allowance based on the Company’s assessment that it is more likely than not that such amounts will not be realized. This represents an increase of $5.6 million from December 31, 2006, due to additional state net operating loss carryforwards generated in 2007 and a change in the valuation allowance for net operating losses generated prior to the Transaction which was recorded as a adjustment to goodwill.

The deferred tax liability related to intangible assets arose primarily from the Transaction on November 15, 2006, as well as other acquisitions completed after that. This deferred tax liability will reverse should the Company sell any of its subsidiaries.

The portfolios of purchased accounts receivable are composed of distressed debt. Collection results are not guaranteed until received; accordingly, for tax purposes, any gain on a particular portfolio is deferred until the full cost of its acquisition is recovered. Revenue for financial reporting purposes is recognized ratably over the life of the portfolio. Deferred tax liabilities arise from deferrals created during the early stages of the portfolio. These deferrals reverse after the cost basis of the portfolio is recovered.

A reconciliation of the U.S. statutory income tax rate to the effective rate was as follows:

	Successor		Predecessor
	For the Year Ended December 31, 2007	Period from July 13 through December 31, 2006	Period from January 1 through November 15, 2006	For the Year Ended December 31, 2005
U.S. statutory income tax rate	35.0%	35.0%	35.0%	35.0%
State taxes, net of federal	(0.2)	0.2	1.6	1.3
Goodwill impairment	—	(30.8)	—	—
Impact of change in state laws, net of federal	(3.5)	—	—	—
Permanent items	0.2	—	0.5	—
Minority interest	3.7	—	—	—
Foreign	0.4	—	(0.4)	0.1
Other, net	0.1	—	0.5	—

Effective tax rate	35.7%	4.4%	37.2%	36.4%

Pre-tax income from operations included foreign subsidiary income of $9.3 million for the year ended December 31, 2007. Pre-tax income from operations included foreign subsidiary income of $7.6 million and $254,000 for the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, respectively. Pre-tax income from operations for the years ended December 31, 2005 included foreign subsidiary income of $4.7 million. The Company’s cumulative undistributed earnings of foreign subsidiaries of $27.8 million for the year ended December 31, 2007 are expected to be reinvested indefinitely, and accordingly no incremental U.S. or foreign withholding taxes have been recorded.

In July 2006, the FASB issued FIN 48 “Accounting for Uncertainty in Income Taxes, and Related Implementation Issues,” which provides guidance on the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions that a company has taken or expects to take on a tax return. Under FIN 48, financial statements should reflect expected future tax consequences of such positions presuming

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

the taxing authorities have full knowledge of the position and all relevant facts. FIN 48 requires application of a more likely than not threshold to the recognition of uncertain tax positions. FIN 48 permits the Company to recognize the amount of tax benefit that has a greater than 50 percent likelihood of being ultimately realized upon settlement. It further requires that a change in judgment related to the expected ultimate resolution of uncertain tax positions be recognized in earnings in the quarter of such change. The difference between a tax position taken or expected to be taken in a tax return and the benefit recognized and measured pursuant to FIN 48 represents an unrecognized tax benefit. An unrecognized tax benefit is a liability that represents a potential future obligation to the taxing authorities. This interpretation also revises the disclosure requirements and was effective for the Company as of January 1, 2007.

On January 1, 2007, the Company adopted FIN 48, which did not have a material impact on the Company’s financial position or results of operations. As of January 1, 2007 the Company had $8.5 million in reserves for uncertain tax positions, including penalties, that, if recognized, would affect the effective tax rate. As of December 31, 2007, the Company had $9.1 million in reserves for uncertain tax positions, including penalties, that, if recognized, would affect the effective tax rate. Currently, the Company does not estimate a cash settlement with the applicable taxing authority will occur within 12 months for the majority of these unrecognized tax benefits.

The Company recognizes interest related to uncertain tax positions in “Interest expense”. As of January 1, 2007, the date of adoption, and December 31, 2007, the Company had $4.2 million and $4.1 million, respectively, of accrued interest related to uncertain tax positions. The Company recognizes penalties related to uncertain tax positions in the provision for income taxes.

The following is a roll forward of our gross unrecognized tax benefits under FIN 48 for the year ended December 31, 2007 (amounts in thousands):

Balance as of January 1, 2007	$9,752
Prior year positions:
Additions	1,572
Reductions	—
Current year positions:
Additions	28
Reductions	—
Settlements with tax authorities	(105)
Reductions due to statute lapse	(1,630)

Balance as of December 31, 2007	$9,617

The Company is subject to federal, state and foreign income tax audits from time to time that could result in proposed assessments. The Company cannot predict with certainty how these audits will be resolved and whether the Company will be required to make additional tax payments, which may or may not include penalties and interest. As of December 31, 2007, the Company is subject to audit by the Internal Revenue Service for the tax year of 2006. For most states and foreign countries where the Company conducts business, the Company is subject to examination for the preceding three to six years. In certain states and foreign countries, the period could be longer.

Management believes that the Company has provided sufficient tax provisions for tax periods within the statutory period of limitations not previously audited and that are potentially open for examination by the taxing authorities. Potential liabilities associated with these years will be resolved when an event occurs to warrant

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

closure, primarily through the completion of audits by taxing jurisdictions. To the extent audits or other events result in a material adjustment to the accrued estimates, the effect would be recognized during the period of the event. There can be no assurance, however, that the ultimate outcome of audits will not have a material adverse impact on the Company’s financial position, results of operations or cash flows.

14. Stockholders’ Equity:

The following summarizes the Company’s share activity (shares in thousands):

	Successor			Predecessor
	Preferred	Class L Common	Class A Common	Common
Predecessor:
Balance, January 1, 2005				32,078
Stock-based compensation plans				98

Balance, December 31, 2005				32,176
Stock-based compensation plans				240

Balance, November 15, 2006				32,416

Successor:
Capitalization of Company	1,220	364	1,616

Balance, December 31, 2006	1,220	364	1,616
Issuance of preferred stock dividends	188	—	—
Issuance of Class A common, net of cancelations	—	—	135
Issuance of restricted stock	—	—	71

Balance, December 31, 2007	1,408	364	1,822

Capital Stock:

The Company is authorized to issue three classes of capital stock: Preferred Stock, par value $0.01 per share, Class L Common Stock, par value $0.01 per share (“Class L”) and Class A common stock, par value $0.01 per share (“Class A”). Shares of Class L, Class A and one series of Preferred Stock, Series A 14 percent PIK Preferred Stock (“Series A”), are issued and outstanding.

Series A is entitled to a dividend at an annual rate of 14 percent, and Class L is entitled to a yield at an annual rate of 14 percent. The dividends and yields are calculated on February 28, May 31, August 31 and November 30 of each year, beginning February 28, 2007. For the year ended December 31, 2007, 188,290 shares of Series A were issued for the Series A “paid-in-kind” dividends. The yields for Class L are compounding and accumulate on the unreturned initial investment but are not declared until payment. As of November 30, 2007, the accumulated yield for shares of Class L was $13.9 million.

Series A and Class L, in the aggregate, have a preference on distributions (excluding paid-in-kind dividends) allocated as follows: first to unpaid yield accruing on Class L or Series A and the unreturned value of Series A issued in a paid-in-kind dividend, and second to the unreturned initial investment in Class L, excluding the portion of such investment that is attributable to the right of Class L to share generally in distributions, and the unreturned initial investments in Series A. Once this preference has been paid in full, all remaining distributions are payable to Class L and Class A on a pro-rata basis.

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

Series A is not entitled to vote, and Class L and Class A vote together as a single class, with each share entitled to one vote. In addition, the Company may not enter into an agreement or consummate a transaction that would result in a change of control or an initial public offering without the consent of the holders of a majority of the then outstanding shares of Series A and Class L voting as a single class.

In connection with the Company’s acquisition of SST, JPM determined that any remaining intercompany balances would not be cash settled. Accordingly, all of SST’s intercompany receivables and payables with JPM as of December 31, 2007 have been reflected as a non-cash capital contribution of $14.9 million.

Stock-based Compensation:

Successor:

On November 15, 2006, the Company adopted the Collect Holdings, Inc. Restricted Share Plan (the “Restricted Share Plan”) and authorized grants of restricted shares of the Company to management. The Restricted Share Plan is administered by the Compensation Committee of the Board of Directors, which approved the grants to employees recommended by the Company’s chief executive officer. A total of 220,055 restricted shares are authorized under the Restricted Share Plan. Shares of restricted stock granted under the Restricted Share Plan vest in 25 percent increments over a period of four years, provided that the recipient remains employed by the Company. At December 31, 2007, an aggregate of 206,019 restricted shares of Class A common stock were awarded under the Restricted Share Plan. Compensation expense recognized related to Restricted Share Plan awards for the year ended December 31, 2007 was $394,000 and for the period from July 13, 2006 through December 31, 2006 was $49,000. At December 31, 2007, there was $1.6 million of unrecognized pre-tax compensation cost related to the non-vested restricted shares. The Company measures compensation expense based on the grant date fair value, and has elected to recognize this compensation expense on a straight-line basis over the weighted-average service period, which is expected to be four years.

Predecessor:

On November 15, 2006, in connection with the Transaction and in accordance with the terms of the equity awards, the vesting of all outstanding unvested options to purchase the Company’s stock and restricted stock units was accelerated, and the Company recorded compensation expense of approximately $5.1 million for the acceleration.

The Company maintained stock option plans and an equity incentive plan for certain employees under which fixed price stock options were granted and the option price was generally not less than the fair value of a share of the underlying stock at the date of grant (collectively, the “NCO Option Plans”). Option terms were generally 10 years, with options generally becoming exercisable ratably over three years, or one year for outside directors, from the date of grant.

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

The fair value of each stock option was estimated on the date of grant using the Black-Scholes option-pricing model that used the assumptions noted in the following table. Expected volatility was based on a blend of implied and historical volatility of the Company’s predecessor common stock. The Company used historical data on exercises of stock options and other factors to estimate the expected term of the share-based payments granted. The risk free rate was based on the U.S. Treasury yield curve in effect at the date of grant. The fair value of each predecessor common stock option granted was estimated using the following weighted-average assumptions:

	Period from January 1 through November 15, 2006	For the Year Ended December 31, 2005
Risk-free interest rate	4.5%	3.8%
Expected life in years	5.4	5.4
Volatility factor	37.4%	37.0%
Dividend yield	None	None

The following summarizes the activity of the NCO Option Plans (amounts in thousands, except per share amounts):

	Number of Options	Weighted Average Exercise Price Per Share
Outstanding at January 1, 2005	4,059	23.94
Granted	661	21.10
Exercised	(82)	17.31
Forfeited	(251)	24.05

Outstanding at December 31, 2005	4,387	23.65

Granted	294	17.27
Exercised	(3,617)	20.87
Forfeited	(904)	30.25
Expired	(37)	19.87

Outstanding at November 15, 2006	123	43.68

Forfeited	(116)	44.44

Outstanding at December 31, 2006	7	$30.05

As a result of the Transaction, effective as of November 16, 2006 all remaining outstanding stock options are only exercisable for $27.50 per share in cash (the Transaction purchase price per share). All of the stock options outstanding as of December 31, 2006, had an exercise price in excess of $27.50. Because these stock options were granted under the NCO Group, Inc. 1996 Stock Option Plan, the Company does not have the authority under that plan to cancel the remaining options. These options will expire according to their original terms unless previously exercised for $27.50 per share in cash.

The weighted-average fair value at date of grant of a common stock option during the period from January 1, 2006 through November 15, 2006 was $7.20. The total intrinsic value (market value on date of exercise less exercise price) of options exercised during the period from January 1, 2006 through November 15, 2006 was $23.3 million. For the period from January 1, 2006 through November 15, 2006, the Company had $20.0 million of excess cash tax benefit that was not recorded as a financing cash inflow due to the existence of net operating loss carryforwards.

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

Cash received from option exercises under all share-based payment arrangements for the period from January 1, 2006 through November 15, 2006 was $3.9 million. The actual tax benefit recognized for the tax deductions from predecessor option exercises under all share-based payment arrangements for the period from January 1, 2006 through November 15, 2006 was $496,000.

The Company recognizes the cost of stock option grants to employees over the vesting period based on their fair values. Compensation expense recognized related to stock option awards for the period from January 1, 2006 through November 15, 2006 was $2.1 million, including $1.5 million for the acceleration of vesting in connection with the Transaction.

The Company maintained an equity incentive plan under which certain employees and directors (“Participant”) were granted restricted share unit awards in the Company’s common stock (the “Restricted Stock Plan”). Awards of restricted share units were valued by reference to shares of common stock that entitled a Participant to receive, upon the settlement of the unit, one share of common stock for each unit. The awards vested over multiple cliff vesting periods and/or based on meeting performance-based targets, and did not have voting rights. The following summarizes the activity of the Restricted Stock Plan for the period from January 1, 2006 through November 15, 2006 (amounts in thousands, except per share amounts):

	Number of Non-vested Share Unit Awards	Weighted Average Grant Date Fair Value
Unvested awards at January 1, 2006	278	$21.34
Granted	17	25.69
Awards vested	(295)	21.59

Unvested awards at November 15, 2006	—	$—

Compensation expense recognized related to restricted share unit awards for the period from January 1, 2006 through November 15, 2006 was $5.0 million, including $3.6 million for the acceleration of vesting in connection with the Transaction. For the year ended December 31, 2005, the Company granted 139,321 shares of restricted share units with a weighted average price of $17.83 per share, and recorded compensation expense of $1.3 million.

15. Derivative Financial Instruments:

The Company enters into forward exchange contracts to minimize the impact of currency fluctuations on transactions and cash flows. These contracts are designated as cash flow hedges. The Company had forward exchange contracts for the purchase of $24.9 million and $114.1 million of Canadian dollars outstanding at December 31, 2007 and 2006, respectively, and 209.0 million Philippine pesos outstanding at December 31, 2007, all of which mature throughout 2008.

For the year ended December 31, 2007, the Company recorded unrealized net gains of $6.0 million ($3.9 million after tax) in “Other comprehensive income (loss)” for the change in fair value, and realized net gains of $3.8 million ($2.4 million after tax) were reclassified into earnings. For the period from January 1, 2006 through November 15, 2006, the Company recorded unrealized net gains of $2.5 million ($1.5 million after tax) in “Other comprehensive income (loss)” for the change in fair value, and realized net gains of $4.4 million ($2.8 million after tax) were reclassified into earnings. For the period from January 1, 2006 through November 15, 2006, the Company recorded net gains of $566,000 ($362,000 after tax) representing the ineffectiveness of certain cash flow hedges. For the period from July 13, 2006 through December 31, 2006, the Company recorded unrealized net losses of $2.5 million ($1.5 million after tax) in “Other comprehensive income (loss)” for the change in fair value, and realized net losses of $229,000 ($141,000 after tax) were reclassified into earnings. For the year ended December 31, 2005, the Company recorded unrealized net gains of $1.5 million ($933,000 after tax) in “Other comprehensive income (loss)” for the change in fair value, and realized net gains of $1.5 million ($943,000 after

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

tax) were reclassified into earnings. The impact of the settlement of the Company’s foreign exchange cash flow hedges was recorded in “Payroll and related expenses,” “Selling, general and administrative expenses” and “Other income (expense)” in the statement of operations.

At December 31, 2007, the fair market value of all outstanding forward exchange contracts was a net asset of $51,000, $423,000 of which was included in “Other current assets” and $372,000 of which was included in “Other liabilities.” At December 31, 2006, the fair market value of all outstanding forward exchange contracts was a net liability of $4.1 million, which was included in “Other liabilities,” respectively. All of the accumulated gains and losses in “Other comprehensive income (loss)” related to foreign exchange cash flow hedges at December 31, 2007 and 2006 are expected to be reclassified into earnings within the next 12 months.

On November 30, 2006, the Company entered into interest rate swap agreements to minimize the impact of LIBOR fluctuations on interest payments on the Company’s floating rate debt. The interest rate swaps are designated as cash flow hedges. The interest rate swaps cover an aggregate notional amount of $189.0 million and were effective as of February 2007. The Company is required to pay the counterparties quarterly interest payments at a weighted average fixed rate of 4.77 percent, and receives from the counterparties variable quarterly interest payments based on LIBOR. The net interest paid or received is included in interest expense. For the year ended December 31, 2007, the Company recorded unrealized net losses of $2.3 million ($1.5 million after tax) in “Other comprehensive income (loss)” for the change in fair value, and realized net gains of $969,000 ($630,000 after tax) were reclassified into earnings. As of December 31, 2007, the fair market value of the interest rate swaps was a net liability of $3.3 million, which was included in “Other liabilities.”

The Company’s nonrecourse credit facility relating to purchased accounts receivable contains contingent payments that are accounted for as embedded derivatives. The contingent payment is equal to a percentage of collections received after principal and interest, unless otherwise negotiated, net of servicing fees and other related charges. At December 31, 2007 and 2006, the estimated fair value of the embedded derivative was $9.6 million and $10.8 million, respectively. The embedded derivative for each portfolio purchase is subject to market rate revaluation each period. Absent a readily available market for such embedded derivatives, the Company principally bases its revaluation on similar current period portfolio purchases’ underlying yields and cash flow changes. Changes in the fair market value of the embedded derivatives are recorded in “Interest expense” on the statement of operations. During the year ended December 31, 2007 a decrease of $2,000 was recorded to reflect the revaluation of the embedded derivatives. During the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, an increase of $162,000 and a decrease of $5,000, respectively, was recorded to reflect the revaluation of the embedded derivatives.

The Company enters into interest rate cap contracts to minimize the impact of LIBOR fluctuations on transactions and cash flows. The Company had interest rate caps covering a notional amount of $157.0 million at December 31, 2007, with a weighted average LIBOR cap rate of 6.00 percent, which mature on January 6, 2009. The interest rate caps are not designated as cash flow hedges, and, accordingly, changes in fair market value, if any, are recorded in “Other income (expense)” in the statement of operations. As of December 31, 2007 and 2006, the fair market value of all outstanding interest rate caps was $13,000 and $83,000, respectively, which was included in “Other assets.”

16. Fair Value of Financial Instruments:

The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value:

Cash and Cash Equivalents, Trade Accounts Receivable, and Accounts Payable:

The carrying amount reported in the balance sheets approximates fair value because of the short maturity of these instruments.

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

Purchased Accounts Receivable:

The Company records purchased accounts receivable at cost, which is discounted from the contractual receivable balance. The carrying value of purchased accounts receivable, which is estimated based upon future cash flows, approximates fair value at December 31, 2007 and 2006.

Notes Receivable:

The Company had notes receivable of $8.6 million and $8.9 million as of December 31, 2007 and 2006, respectively. The carrying amounts reported in the balance sheets, included in current and long-term other assets, approximated market rates for notes with similar terms and maturities, and, accordingly, the carrying amounts approximated fair value.

Long-Term Debt:

The stated interest rates of the Company’s debt approximate market rates for debt with similar terms and maturities, and, accordingly, the carrying amounts approximate fair value. As of December 31, 2007, the Company’s Senior Notes and Senior Subordinated Notes had fair values of $158.4 million and $186.0 million, respectively.

17. Supplemental Cash Flow Information:

The following are supplemental disclosures of cash flow information (amounts in thousands):

	Successor		Predecessor
	For the Year Ended December 31, 2007	Period from July 13 through December 31, 2006	Period from January 1 through November 15, 2006	For the Year Ended December 31, 2005
Cash paid for interest	$94,971	$6,978	$26,806	$21,934
Cash paid for income taxes	3,325	5,816	2,209	15,539
Noncash investing and financing activities:
Fair value of assets acquired	6,317	1,657,361	4,911	252,600
Liabilities assumed from acquisitions	966	399,630	1,615	38,790
Estimated earnout payment for acquisitions	14,775	—	—	—
General and admin. expenses paid by SST parent	4,781	328	—	—
SST parent forgiveness of debt, net	4,690	—	—	—
Nonrecourse borrowings to purchase accounts receivable	—	—	1,025	17,213
Dissolution of securitized nonrecourse debt and other assets	—	—	—	6,399
Contribution of note receivable for acquisition	—	—	—	5,154
Elimination of equity investment in connection with acquisition	—	—	—	2,780
Adjustment to acquired assets and liabilities	(3,508)	—	7,465	3,820
Deferred compensation from restricted stock units	—	—	—	2,523
Disposal of fixed assets	916	—	1,336	1,128

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

Nonrecourse borrowings to purchase accounts receivable represent Portfolio Management’s purchases of large accounts receivable portfolios financed through the nonrecourse credit facility prior to August 2005. These borrowings were noncash transactions since the lender sent payments directly to the seller of the accounts. After August 2005, all borrowings under the nonrecourse credit facility were sent directly to the Company.

18. Employee Benefit Plans:

The Company has a savings plan under Section 401(k) of the Internal Revenue Code, referred to as the Plan, for its U.S. employees. The Plan allows all eligible employees to defer up to 15 percent of their income on a pretax basis through contributions to the Plan, subject to limitations under Section 401(k) of the Internal Revenue Code. The Company will provide a matching contribution of 25 percent of the first six percent of an employee’s contribution. The Company also has similar type plans for its international employees. The charge to operations for the matching contributions was $2.3 million for the year ended December 31, 2007. The charges to operations for the matching contributions were $1.1 million and $297,000 for the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, respectively, and $2.7 million for the year ended December 31, 2005.

The Company has a deferred compensation plan, referred to as the Deferred Compensation Plan, to permit eligible employees of the Company to defer receipt and taxation of their compensation from the Company each year up to the limit in effect under Section 402(g) of the Internal Revenue Code, less amounts contributed to the Deferred Compensation Plan. The Company, at its discretion, may make a contribution that will be allocated among participants in proportion to their deferrals for such year. All executive officers and other key employees designated by the Company are eligible to participate in the Deferred Compensation Plan.

19. Commitments and Contingencies:

Purchase Commitments:

The Company enters into noncancelable agreements with various telecommunications companies, a foreign labor subcontractor in India, and other vendors that require minimum purchase commitments. These agreements expire between 2008 and 2010. The following represents the future minimum payments, by year and in the aggregate, under noncancelable purchase commitments (amounts in thousands):

2008	$23,202
2009	10,403
2010	7,936

$41,541

The Company incurred $60.6 million of expense in connection with these purchase commitments for the year ended December 31, 2007. The Company incurred $52.1 million and $6.7 million of expense in connection with these purchase commitments for the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, respectively, and $48.4 million of expense for the year ended December 31, 2005.

Forward-Flow Agreements:

The Company has several fixed price agreements, or forward-flows, that obligate the Company to purchase, on a monthly basis, portfolios of charged-off accounts receivable meeting certain criteria. At December 31, 2007, the Company had forward-flows aggregating up to approximately $12.0 million per month, expiring between March 2008 and December 2012. The terms of the agreements vary; some may be terminated with either 30, 60 or 90 day written notice.

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

Litigation and Investigations:

The Company is party, from time to time, to various legal proceedings, regulatory investigations and tax examinations incidental to its business. The Company continually monitors these legal proceedings, regulatory investigations and tax examinations to determine the impact and any required accruals.

Fort Washington Flood:

In June 2001, the first floor of the Company’s Fort Washington, Pennsylvania, headquarters was severely damaged by a flood caused by remnants of Tropical Storm Allison. The Company subsequently decided to relocate its corporate headquarters to Horsham, Pennsylvania. The Company filed a lawsuit on August 14, 2001 in the Court of Common Pleas, Montgomery County, Pennsylvania (Civil Action No. 01-15576) against the current landlord and the former landlord of the Fort Washington facilities to terminate the leases and to obtain other relief. The landlord and the former landlord filed counter-claims against the Company. The Company maintains a reserve that it believes is adequate to address its exposure to this matter and plans to continue to contest this matter.

U.S. Department of Justice:

On February 24, 2006, the U.S. Department of Justice alleged certain civil damages of approximately $5.0 million. The alleged damages relate to a matter the Company reported to federal authorities and the client in 2003 involving three employees who engaged in unauthorized student loan consolidations in connection with a client contract. The responsible employees were terminated at that time in 2003. The Company does not agree with the allegations regarding damages and has and will continue to engage in discussions with the Department of Justice in an effort to amicably resolve the matter. The Company expects that actual damages incurred as a result of this incident, if any, will be covered by insurance.

Tax Matters:

In 2004, the Company received notice of a proposed reassessment from a foreign taxing authority relating to certain matters occurring from 1998 through 2001 regarding one of the Company’s subsidiaries. In September 2006, the Company received the formal notice of reassessment in the amount of $17.2 million including interest and penalties, converted as of December 31, 2007 ($14.6 million converted as of December 31, 2006), and in December 2006 the Company paid a deposit of $8.5 million including interest. The Company maintains a reserve that it believes is adequate to address its exposure to this matter and has contested the reassessment.

The Company is under audit by the State of Texas for alleged improper collection of state sales tax on collection services. Under Texas law, both client and debtor need to be within the state to create a taxable transaction. The State of Texas issued an initial assessment, which was subsequently reduced to approximately $3.5 million after working with the Company’s clients. The Company’s contracts with its clients generally require the clients to reimburse the Company for sales taxes.

New York and Texas Attorneys General:

In August 2006, the Company received a subpoena from the New York Attorney General and in April 2007 the Company received a subpoena from the Texas Attorney General requesting information relating to the Company’s debt collection practices in such states. The Company has responded to such inquires or investigations and provided certain information to the respective Attorneys General offices. The Company believes it is in compliance with the state laws of New York and Texas relating to debt collection practices in all material respects. However no assurance can be given that any such inquiries or investigations will not result in a formal investigation or an enforcement action. Any such enforcement actions could result in fines as well as the suspension or termination of the Company’s ability to conduct business in such states.

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

Other:

The Company is involved in other legal proceedings, regulatory investigations and tax examinations from time to time in the ordinary course of its business. Management believes that none of these other legal proceedings, regulatory investigations or tax examinations will have a materially adverse effect on the financial condition or results of operations of the Company.

20. Segment Reporting:

As of December 31, 2007, the Company’s business consisted of three operating divisions: ARM, CRM and Portfolio Management. The accounting policies of the segments are the same as those described in note 2, “Accounting Policies.”

ARM provides accounts receivable management services to consumer and commercial accounts for all market sectors including financial services, healthcare, retail and commercial, telecommunications, utilities, education, and government. ARM serves clients of all sizes in local, regional and national markets in the United States, Canada, the United Kingdom and Australia. In addition to traditional accounts receivable collections, these services include developing the client relationship beyond bad debt recovery and delinquency management, and delivering cost-effective accounts receivable solutions to all market sectors. For the years ended December 31, 2007, 2006 and 2005, ARM received $724.1 million, $693.4 million and $670.5 million, respectively, of revenue from U.S. customers, $43.4 million, $36.0 million and $31.9 million, respectively, of revenue from Canadian customers and $24.3 million, $25.5 million and $14.7 million, respectively, of revenue from U.K. customers. For the years ended December 31, 2007 and 2006, ARM received $14.7 million and $3.5 million, respectively, of revenue from Australian customers. ARM also provides accounts receivable management services to Portfolio Management. ARM recorded revenue of $109.1 million from these services for the year ended December 31, 2007. ARM recorded revenue of $101.8 million and $12.0 million for these services for the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, respectively, and $87.0 million for these services for the year ended December 31, 2005. Included in ARM’s intercompany revenue for the years ended December 31, 2007 and 2006, was $12.8 million and $10.3 million, respectively, of commissions from the sale of portfolios by Portfolio Management.

The CRM division provides customer relationship management services to clients in the United States, Canada and Latin America through offices in the United States, Canada, the Philippines, Panama and Barbados. The Company’s acquisition of Star Contact in December 2006 was included in the CRM segment. For the years ended December 31, 2007, 2006 and 2005, CRM received $312.0 million, $238.5 million and $186.0 million, respectively, from U.S. customers and $16.6 million, $12.7 million and $4.4 million, respectively, from Canadian customers. In November 2006, CRM began providing certain services to ARM. CRM recorded revenue of $532,000 for these services for the year ended December 31, 2007, and $9,000 and $354,000 for these services for the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, respectively.

Portfolio Management purchases and manages defaulted consumer accounts receivable from consumer creditors such as banks, finance companies, retail merchants, utilities, healthcare companies and other consumer oriented companies.

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

The following tables present the revenue, payroll and related expenses, selling, general and administrative expenses, income from operations before depreciation, and amortization, total assets, net of any intercompany balances and capital expenditures for each segment.

	Successor
	For the Year Ended December 31, 2007 (amounts in thousands)
	ARM	CRM	Portfolio Management	Eliminations	Total
Revenue	$915,603	$328,560	$150,909	$(109,642)	$1,285,430
Payroll and related expenses	426,177	246,655	7,651	(532)	679,951
Selling, general and admin. expenses	401,249	54,323	112,708	(109,110)	459,170

Income from operations before depreciation and amortization	$88,177	$27,582	$30,550	$—	$146,309

Total assets, net of intercompany balances	$913,711	$340,893	$423,395	$—	$1,677,999
Capital expenditures	$16,226	$9,813	$2	$—	$26,041

	Successor
	For the period from July 13 through December 31, 2006 (amounts in thousands)
	ARM	CRM	Portfolio Management	Eliminations	Total
Revenue	$109,989	$35,213	$13,489	$(12,326)	$146,365
Payroll and related expenses	50,351	28,167	1,001	(354)	79,165
Selling, general and admin. expenses	44,612	5,576	11,906	(11,972)	50,122

Income from operations before depreciation and amortization	$15,026	$1,470	$582	$—	$17,078

Total assets, net of intercompany balances	$980,738	$287,750	$424,185	$—	$1,692,673
Capital expenditures	$2,266	$202	$—	$—	$2,468

	Predecessor
	For the period from January 1 through November 15, 2006 (amounts in thousands)
	ARM	CRM	Portfolio Management	Eliminations	Total
Revenue	$762,141	$215,949	$173,474	$(101,763)	$1,049,801
Payroll and related expenses	371,384	175,401	7,107	(9)	553,883
Selling, general and admin. expenses	326,636	39,148	111,120	(101,754)	375,150
Restructuring charges	12,297	468	—	—	12,765

Income from operations before depreciation and amortization	$51,824	$932	$55,247	$—	$108,003

Capital expenditures	$28,870	$11,925	$—	$—	$40,795

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

	Predecessor
	For the year ended December 31, 2005 (amounts in thousands)
	ARM	CRM	Portfolio Management	Eliminations	Total
Revenue	$804,484	$190,400	$144,719	$(87,320)	$1,052,283
Payroll and related expenses	377,314	145,892	5,726	—	528,932
Selling, general and admin. expenses	336,983	35,450	91,493	(87,320)	376,606
Restructuring charges	8,775	846	—	—	9,621

Income from operations before depreciation and amortization	$81,412	$8,212	$47,500	$—	$137,124

Total assets, net of intercompany balances	$842,581	$201,704	$283,677	$—	$1,327,962
Capital expenditures	$28,027	$15,472	$—	$—	$43,499

21. Related Party Transactions:

During 2005 and from January 1, 2006 through November 15, 2006, the compensation of Michael J. Barrist, President, and Chief Executive Officer of NCO, included the personal use by Mr. Barrist of 25 hours per year of an aircraft partly owned by the Company. Mr. Barrist reimbursed the Company for his personal use of the aircraft in excess of 25 hours. For the period from January 1, 2006 through November 15, 2006, Mr. Barrist reimbursed the Company $203,000, and for the year ended December 31, 2005, Mr. Barrist reimbursed the Company $100,000 for his personal use of the aircraft. Under Mr. Barrist’s new employment agreement, which was effective November 15, 2006, Mr. Barrist is entitled to 150 hours per year on the aircraft for both business and personal use, as determined by Mr. Barrist in his discretion.

In connection with the Transaction, the Company paid OEP a transaction fee of $18.8 million, which is included in the $68.5 million total Transaction costs (note 5). Following the Transaction, the Company pays OEP a management fee of $3.0 million per year, plus reimbursement of expenses, for management, advice and related services.

OEP is an affiliate of JP Morgan Chase & Co. (“JPM”), and JPM is a client of the Company. For the year ended December 31, 2007, the Company received fees of $10.0 million for providing services to JPM. For the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, the Company received fees for providing services to JPM of $5.9 million and $965,000, respectively, and for the year ended December 31, 2005, the Company received fees $7.9 million. At December 31, 2007 and 2006, the Company had accounts receivable of $138,000 and $177,000, respectively, due from JPM. Additionally, affiliates of Citigroup are co-investors of the Company, and Citigroup is a client of the Company. For the year ended December 31, 2007, the Company received fees of $33.5 million for providing services to Citigroup. For the periods from January 1, 2006 through November 15, 2006 and July 13, 2006 through December 31, 2006, the Company received fees for providing services to Citigroup of $28.5 million and $3.9 million, respectively, and for the year ended December 31, 2005, the Company received fees for providing services to Citigroup of $31.9 million. At December 31, 2007 and 2006, the Company had accounts receivable of $1.9 million and $2.0 million, respectively, due from Citigroup.

At December 31, 2006, SST had $6.3 million of outstanding loans due to JPM, $153,000 of which are included in “Long term debt, current portion” and $6.2 million are included in “Long term debt, net of current portion” in the balance sheet.

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

22. Recently Issued and Proposed Accounting Pronouncements:

FASB Statement of Financial Accounting Standards No. 157, “Fair Value Measurements”:

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”). This statement defines fair value and provides guidance for measuring assets and liabilities at fair value. This statement also expands the disclosure requirements about the use of fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB issued FASB Staff Position 157-2, which defers the effective date of SFAS No. 157 for non-financial assets and liabilities until fiscal years and interim periods beginning after November 15, 2008. Accordingly, the Company adopted the standard for financial assets and liabilities on January 1, 2008, and it did not have a material impact on its financial statements.

FASB Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115”:

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115” (“SFAS 159”). This statement permits the choice, at specified election dates, to measure certain financial instruments and other items at fair value, which are not currently required to be measured at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company does not believe the adoption of SFAS 159 will have a material impact on its financial statements.

FASB Statement of Financial Accounting Standards No. 141 (revised 2007), “Business Combinations”:

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (revised 2007), “Business Combinations” (“SFAS 141(R)”), which replaces FASB Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS 141”). While SFAS 141(R) retains the fundamental requirements of SFAS 141 to use the purchase method for acquisitions, it broadens the scope to apply this method to all transactions in which one entity obtains control over one or more other businesses. Among other things, SFAS 141(R) requires that acquired businesses be recognized at their fair values at the date of acquisition, acquisition-related costs to be recognized separately from the acquisition, contingent assets and liabilities to be recognized at fair value at the date of acquisition and restructuring costs of the acquirer to be recognized separately from the acquisition. SFAS 141 (R) is effective for business combinations effected on or after the first annual reporting period beginning on or after December 31, 2008, with early adoption prohibited. The Company has not completed its review and assessment of the impact of the adoption of SFAS 141(R).

FASB Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”:

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51,” (“SFAS 160”). This statement establishes accounting and reporting standards that require a noncontrolling interest, or minority interest, in a subsidiary to be presented in the equity section of the consolidated balance sheet, net income attributable to the parent and to the noncontrolling interest to be presented on the consolidated statement of income and sufficient disclosures to clearly distinguish between the interests of the parent and the noncontrolling interest, among other requirements. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited. The Company has not completed its review and assessment of the impact of the adoption of SFAS 160.

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

FASB Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133.”

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133,” referred to as SFAS 161. This statement requires enhanced disclosures for derivative instruments and hedging activities that include how and why an entity uses derivatives, how these instruments and the related hedged items are accounted for under SFAS 133 and related interpretations, and how derivative instruments and related hedged items affect the entity’s financial position, results of operations and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company is currently reviewing the standard to assess the impact of the adoption of SFAS 161.

23. Subsequent Events:

In January 2008, the Company acquired Systems & Services Technologies, Inc. (“SST”), a leading third-party consumer receivable servicer, for $13.4 million, plus a potential $10 million earn-out payment, subject to certain post-closing adjustments. SST was a wholly owned subsidiary of JPM (note 3).

In February 2008, the Company acquired Outsourcing Solutions Inc. (“OSI”), a leading provider of business process outsourcing services, specializing primarily in accounts receivable management services, for $325.0 million in cash, subject to certain post-closing adjustments.

In connection with the OSI acquisition, in February 2008 the Company amended its senior credit facility to, among other things, add $139.0 million to the term loan. Following the amendment, term loan borrowings will bear interest at a rate equal to, at the option of the Company, (i) the higher of the prime rate or the federal funds rate plus 0.50 percent, plus a margin of 3.00 percent to 3.25 percent, based on the Company’s funded debt to EBITDA ratio; or (ii) LIBOR plus a margin of 4.00 percent to 4.25 percent, based on the Company’s funded debt to EBITDA ratio.

Also in connection with the OSI acquisition, the Company increased its authorized capital to the following amounts: 6,500,000 shares of preferred stock; 800,000 shares of Class L common stock; and 4,500,000 shares of Class A common stock. The Company privately placed 802,262 shares of preferred stock, 33,338 shares of Class L common stock and 1,011,162 shares of Class A common stock for an aggregate purchase price of $210.0 million. The entire amount of proceeds was used to acquire OSI.

NCO GROUP, INC.

Notes to Consolidated Financial Statements—(continued)

24. Allowance for Doubtful Accounts:

The following table presents the activity in the allowance for doubtful accounts (amounts in thousands):

	Balance at beginning of year	Additions		Deductions(1)	Balance at end of year
		Charged to costs and expenses	Charged to other accounts
Successor:
Year ended December 31, 2007:
Allowance for doubtful accounts	$—	$4,806	$—	$(1,669)	$3,137

Period from July 13, 2006 through December 31, 2006:
Allowance for doubtful accounts	$—	$—	$—	$—	$—

Predecessor:
Period from January 1, 2006 through November 15, 2006:
Allowance for doubtful accounts	$8,079	$3,931	$—	$(2,555)	$9,455

Year ended December 31, 2005:
Allowance for doubtful accounts	$7,878	$3,369	$—	$(3,168)	$8,079

(1)	Uncollectible accounts written off, net of recoveries.

25. Subsidiary Guarantor Financial Information:

The Notes are fully and unconditionally guaranteed, jointly and severally, by certain domestic wholly owned subsidiaries of the Company (collectively, the “Guarantors”). Non-guarantors consist of all non-domestic subsidiaries, certain subsidiaries engaged in financing the purchase of delinquent accounts receivable portfolios, portfolio joint ventures (which are engaged in portfolio financing transactions) and certain immaterial subsidiaries (collectively, the “Non-Guarantors”). The following tables present the consolidating financial information for the Company (Parent), the Guarantors and the Non-Guarantors, together with eliminations, as of and for the periods indicated.

NCO GROUP, INC.

Consolidating Balance Sheet

December 31, 2007

(Amounts in thousands)

	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$17,755	$13,528	$—	$31,283
Accounts receivable, trade, net of allowance for doubtful accounts	—	162,030	21,414	—	183,444
Purchased accounts receivable, current portion	—	7,899	64,718	—	72,617
Deferred income taxes	430	15,988	(139)	—	16,279
Prepaid expenses and other current assets	1,830	21,402	9,512	—	32,744

Total current assets	2,260	225,074	109,033	—	336,367

Property and equipment, net	—	88,579	45,880	—	134,459

Other assets:
Goodwill	—	545,543	69,201	—	614,744
Trade name	—	93,766	2,847	—	96,613
Customer relationships and other intangible assets, net of accumulated amortization	—	250,247	29,855	—	280,102
Purchased accounts receivable, net of current portion	—	18,038	154,930	—	172,968
Investment in subsidiaries	802,824	89,557	—	(892,381)	—
Other assets	17,303	23,543	1,900	—	42,746

Total other assets	820,127	1,020,694	258,733	(892,381)	1,207,173

Total assets	$822,387	$1,334,347	$413,646	$(892,381)	$1,677,999

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$9,341	$209	$15,094	$—	$24,644
Intercompany (receivable) loan	(188,345)	91,563	96,782	—	—
Accounts payable	750	16,349	4,358	—	21,457
Accrued expenses	9,566	63,082	21,503	—	94,151
Accrued compensation and related expenses	—	19,696	13,948	—	33,644

Total current liabilities	(168,688)	190,899	151,685	—	173,896

Long-term liabilities:
Long-term debt, net of current portion	627,604	236,096	39,352	—	903,052
Deferred income taxes	(45,193)	141,178	30,418	—	126,403
Other long-term liabilities	619	4,881	12,155	—	17,655
Minority interest	—	—	48,948	—	48,948

Stockholders’ equity	408,045	761,293	131,088	(892,381)	408,045

Total liabilities and stockholders’ equity	$822,387	$1,334,347	$413,646	$(892,381)	$1,677,999

NCO GROUP, INC.

Consolidating Balance Sheet

December 31, 2006

(Amounts in thousands)

	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$339	$8,083	$12,281	$—	$20,703
Accounts receivable, trade, net of allowance for doubtful accounts	—	142,169	15,746	—	157,915
Purchased accounts receivable, current portion	—	16,122	131,181	—	147,303
Deferred income taxes	427	7,574	1,645	—	9,646
Prepaid expenses and other current assets	2,971	24,512	5,482	—	32,965

Total current assets	3,737	198,460	166,335	—	368,532

Property and equipment, net	—	107,493	47,279	—	154,772

Other assets:
Goodwill	—	545,544	55,002	—	600,546
Trade name	—	93,766	2,847	—	96,613
Customer relationships and other intangible assets, net of accumulated amortization	—	293,028	28,042	—	321,070
Purchased accounts receivable, net of current portion	—	16,233	80,564	—	96,797
Deferred income taxes	—	—	5,815	—	5,815
Investment in subsidiaries	724,486	96,102	—	(820,588)	—
Other assets	17,066	30,434	1,028	—	48,528

Total other assets	741,552	1,075,107	173,298	(820,588)	1,169,369

Total assets	$745,289	$1,381,060	$386,912	$(820,588)	$1,692,673

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$4,650	$1,021	$31,832	$—	$37,503
Intercompany (receivable) loan	(232,277)	178,576	53,701	—	—
Income taxes payable	—	—	6,987	—	6,987
Accounts payable	—	9,493	2,210	—	11,703
Accrued expenses	12,083	53,632	11,136	—	76,851
Accrued compensation and related expenses	—	24,262	10,828	—	35,090

Total current liabilities	(215,544)	266,984	116,694	—	168,134
Long-term liabilities:
Long-term debt, net of current portion	625,945	246,588	19,738	—	892,271
Deferred income taxes	(53,433)	146,207	52,681	—	145,455
Other long-term liabilities	—	7,597	3,154	—	10,751
Minority interest	—	—	55,628	—	55,628
Stockholders’ equity	388,321	713,684	139,017	(820,588)	420,434

Total liabilities and stockholders’ equity	$745,289	$1,381,060	$386,912	$(820,588)	$1,692,673

NCO GROUP, INC.

Consolidating Statement of Operations

For the Year Ended December 31, 2007

(Amounts in thousands)

	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated
Revenues:
Services	$—	$1,141,954	$348,696	$(358,726)	$1,131,924
Portfolio	—	32,804	99,609	—	132,413
Portfolio sales	—	6,474	14,619	—	21,093

Total revenues	—	1,181,232	462,924	(358,726)	1,285,430

Operating costs and expenses:
Payroll and related expenses	13	694,199	234,121	(248,382)	679,951
Selling, general and administrative expenses	3,883	391,315	174,316	(110,344)	459,170
Depreciation and amortization expense	—	76,492	25,857	—	102,349

Total operating costs and expenses	3,896	1,162,006	434,294	(358,726)	1,241,470

(Loss) income from operations	(3,896)	19,226	28,630	—	43,960

Other income (expense):
Interest and investment income	(10)	1,835	810	—	2,635
Interest expense	(65,638)	(21,098)	(8,558)	—	(95,294)
Interest (expense) income to affiliate	(5,923)	12,655	(6,732)	—	—
Subsidiary income	9,977	3,405	—	(13,382)	—
Other income	—	3,608	—	—	3,608

	(61,594)	405	(14,480)	(13,382)	(89,051)

(Loss) income before income taxes	(65,490)	19,631	14,150	(13,382)	(45,091)
Income tax (benefit) expense	(38,114)	17,973	4,037	—	(16,104)

(Loss) income before minority interest	(27,376)	1,658	10,113	(13,382)	(28,987)
Minority interest	—	—	(2,735)	—	(2,735)

Net (loss) income	$(27,376)	$1,658	$7,378	$(13,382)	$(31,722)

NCO GROUP, INC.

Consolidating Statement of Operations

For the Period from July 13, 2006 (date of inception) through December 31, 2006

(Amounts in thousands)

	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated
Revenues:
Services	$—	$137,458	$37,845	$(42,495)	$132,808
Portfolio	—	620	12,937	—	13,557

Total revenues	—	138,078	50,782	(42,495)	146,365

Operating costs and expenses:
Payroll and related expenses	2	82,990	26,696	(30,523)	79,165
Selling, general and administrative expenses	458	43,278	18,358	(11,972)	50,122
Depreciation and amortization expense	—	9,654	2,574	—	12,228
SST goodwill impairment	—	69,898	—	—	69,898

Total operating costs and expenses	460	205,820	47,628	(42,495)	211,413

Income from operations	(460)	(67,742)	3,154	—	(65,048)

Other income (expense):
Interest and investment income	17	(19)	346	—	344
Interest expense	(11,437)	(2,118)	(1,423)	—	(14,978)
Interest income (expense) to affiliate	(3,260)	3,608	(348)	—	—
Subsidiary income	3,279	770	—	(4,049)	—
Other income	—	212	—	—	212

	(11,401)	2,453	(1,425)	(4,049)	(14,422)

(Loss) income before income tax expense	(11,861)	(65,289)	1,729	(4,049)	(79,470)
Income tax (benefit) expense	(5,296)	1,121	653	—	(3,522)

(Loss) income before minority interest	(6,565)	(66,410)	1,076	(4,049)	(75,948)
Minority interest	—	—	(157)	—	(157)

Net (loss) income	$(6,565)	$(66,410)	$919	$(4,049)	$(76,105)

NCO GROUP, INC.

Consolidating Statement of Income

For the Period from January 1, 2006 through November 15, 2006

(Amounts in thousands)

	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated
Revenues:
Services	$—	$926,785	$256,983	$(308,430)	$875,338
Portfolio	—	38,180	113,526	—	151,706
Portfolio sales	—	10,762	11,995	—	22,757

Total revenues	—	975,727	382,504	(308,430)	1,049,801

Operating costs and expenses:
Payroll and related expenses	173	581,174	179,212	(206,676)	553,883
Selling, general and administrative expenses	6,187	330,728	139,989	(101,754)	375,150
Restructuring charge	—	10,792	1,973	—	12,765
Depreciation and amortization expense	230	33,225	13,240	—	46,695

Total operating costs and expenses	6,590	955,919	334,414	(308,430)	988,493

Income from operations	(6,590)	19,808	48,090	—	61,308

Other income (expense):
Interest and investment income	101	1,216	519	—	1,836
Interest expense	(8,639)	(5,877)	(12,127)	—	(26,643)
Interest (expense) income to affiliate	(32,064)	34,280	(2,216)	—	—
Subsidiary income	51,768	15,187	—	(66,955)	—
Other income	—	3,165	—	—	3,165

	11,166	47,971	(13,824)	(66,955)	(21,642)

Income before income tax expense	4,576	67,779	34,266	(66,955)	39,666
Income tax expense	(16,458)	18,688	12,512	—	14,742

Income before minority interest	21,034	49,091	21,754	(66,955)	24,924
Minority interest	—	—	(3,890)	—	(3,890)

Net income	$21,034	$49,091	$17,864	$(66,955)	$21,034

NCO GROUP, INC.

Consolidating Statement of Income

For the Year Ended December 31, 2005

(Amounts in thousands)

	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated
Revenues:
Services	$—	$946,027	$232,822	$(272,591)	$906,258
Portfolio	—	57,916	75,952	—	133,868
Portfolio sales	—	10,596	1,561	—	12,157

Total revenues	—	1,014,539	310,335	(272,591)	1,052,283

Operating costs and expenses:
Payroll and related expenses	12	549,456	163,916	(184,452)	528,932
Selling, general and administrative expenses	999	359,678	104,068	(88,139)	376,606
Restructuring charge	—	7,819	1,802	—	9,621
Depreciation and amortization expense	1,506	33,443	10,838	—	45,787

Total operating costs and expenses	2,517	950,396	280,624	(272,591)	960,946

Income from operations	(2,517)	64,143	29,711	—	91,337

Other income (expense):
Interest and investment income	(574)	3,192	544	—	3,162
Interest expense	(9,804)	(2,004)	(10,807)	—	(22,615)
Interest (expense) income to affiliate	(20,110)	22,222	(2,112)	—	—
Subsidiary income	65,973	7,764	—	(73,737)	—
Other income	—	30	—	—	30

	35,485	31,204	(12,375)	(73,737)	(19,423)

Income before income tax expense	32,968	95,347	17,336	(73,737)	71,914
Income tax expense	(11,551)	31,697	6,036	—	26,182

Income before minority interest	44,519	63,650	11,300	(73,737)	45,732
Minority interest	—	—	(1,213)	—	(1,213)

Net income	$44,519	$63,650	$10,087	$(73,737)	$44,519

NCO GROUP, INC

Consolidating Statement of Cash Flows

For the Year Ended December 31, 2007

(Amounts in thousands)

	Parent	Guarantors	Non-Guarantors	Consolidated
Net cash (used in) provided by operating activities	$(35,328)	$63,695	$15,628	$43,995

Cash flows from investing activities:
Purchases of accounts receivable	—	(7,955)	(117,328)	(125,283)
Collections applied to principal of purchased accounts receivable	—	8,196	69,032	77,228
Proceeds from sales and resales of purchased accounts receivable	—	11,318	32,843	44,161
Purchases of property and equipment	—	(17,658)	(8,383)	(26,041)
Other investing activities	—	6,097	—	6,097
Net cash paid for acquisitions and related costs	—	(4,408)	(4,473)	(8,881)

Net cash used in investing activities	—	(4,410)	(28,309)	(32,719)

Cash flows from financing activities:
Repayment and early redemption of notes payable	—	(5,102)	(45,623)	(50,725)
Borrowings under notes payable	—	5,782	41,334	47,116
Repayments under senior credit facility	(74,150)	—	—	(74,150)
Borrowings under senior credit facility	80,500	—	—	80,500
Borrowings under (repayment of) intercompany notes payable	21,684	(49,458)	27,774	—
Payment of fees to acquire debt	(200)	(835)	—	(1,035)
Investment in subsidiary by minority interest	—	—	2,359	2,359
Return of investment in subsidiary to minority interest	—	—	(6,934)	(6,934)

Net cash provided by (used in) financing activities	27,834	(49,613)	18,910	(2,869)

Effect of exchange rate on cash	7,155	—	(4,982)	2,173

Net (decrease) increase in cash and cash equivalents	(339)	9,672	1,247	10,580
Cash and cash equivalents at beginning of the period	339	8,083	12,281	20,703

Cash and cash equivalents at end of the period	$—	$17,755	$13,528	$31,283

NCO GROUP, INC

Consolidating Statement of Cash Flows

For the Period from July 13, 2006 (date of inception) through December 31, 2006

(Amounts in thousands)

	Parent	Guarantors	Non-Guarantors	Consolidated
Net cash (used in) provided by operating activities	$(9,077)	$2,792	$1,328	$(4,957)

Cash flows from investing activities:
Purchases of accounts receivable	—	(999)	(28,710)	(29,709)
Collections applied to principal of purchased accounts receivable	—	4,383	9,194	13,577
Proceeds from sales and resales of purchased accounts receivable	—	326	2,475	2,801
Purchases of property and equipment	—	(2,027)	(441)	(2,468)
Proceeds from notes receivable	—	82	—	82
Net cash paid for acquisitions and related costs	(338,908)	(617,932)	(17,772)	(974,612)

Net cash used in investing activities	(338,908)	(616,167)	(35,254)	(990,329)

Cash flows from financing activities:
Repayment of notes payable	—	(681)	(4,142)	(4,823)
Borrowings under notes payable	—	—	5,096	5,096
Borrowings in connection with the Transaction	594,595	235,405	—	830,000
Repayment of borrowings under revolving credit agreement	(229,300)	—	—	(229,300)
Borrowings under revolving credit agreement	36,000	—	—	36,000
Repayment of intercompany notes payable	(432,229)	391,361	40,868	—
Payment of fees to acquire debt	(16,708)	(7,347)	—	(24,055)
Investment in subsidiary by minority interest	—	—	2,132	2,132
Return of investment in subsidiary to minority interest	—	—	(241)	(241)
Issuance of common stock	395,966	—	—	395,966

Net cash provided by financing activities	348,324	618,738	43,713	1,010,775

Effect of exchange rate on cash	—	—	2,494	2,494

Net increase in cash and cash equivalents	339	5,363	12,281	17,983
Cash and cash equivalents at beginning of the period	—	2,720	—	2,720

Cash and cash equivalents at end of the period	$339	$8,083	$12,281	$20,703

NCO GROUP, INC

Consolidating Statement of Cash Flows

For the Period from January 1, 2006 through November 15, 2006

(Amounts in thousands)

	Parent	Guarantors	Non-Guarantors	Consolidated
Net cash (used in) provided by operating activities	$(2,710)	$38,823	$73,559	$109,672

Cash flows from investing activities:
Purchases of accounts receivable	—	(8,552)	(73,287)	(81,839)
Collections applied to principal of purchased accounts receivable	—	17,650	53,324	70,974
Proceeds from sales and resales of purchased accounts receivable	—	11,580	18,971	30,551
Purchases of property and equipment	—	(29,275)	(11,520)	(40,795)
Proceeds from notes receivable	—	1,033	—	1,033
Proceeds from sale to minority interest	—	—	12,720	12,720
Net cash paid for acquisitions and related costs	—	(1,928)	(6,662)	(8,590)

Net cash used in investing activities	—	(9,492)	(6,454)	(15,946)

Cash flows from financing activities:
Repayment of notes payable	—	(668)	(53,009)	(53,677)
Borrowings under notes payable	—	—	17,670	17,670
Repayment of borrowings under revolving credit agreement	(69,400)	(56,300)	—	(125,700)
Borrowings under revolving credit agreement	131,000	53,500	—	184,500
Repayment of convertible notes	(125,000)	—	—	(125,000)
Repayment of intercompany notes payable	55,830	(22,149)	(33,681)	—
Payment of fees to acquire debt	—	(12)	—	(12)
Investment in subsidiary by minority interest	—	—	4,000	4,000
Return of investment in subsidiary to minority interest	—	—	(1,597)	(1,597)
Issuance of common stock	3,939	—	—	3,939

Net cash (used in) provided by financing activities	(3,631)	(25,629)	(66,617)	(95,877)

Effect of exchange rate on cash	—	—	(1,180)	(1,180)

Net (decrease) increase in cash and cash equivalents	(6,341)	3,702	(692)	(3,331)
Cash and cash equivalents at beginning of the period	100	5,093	18,523	23,716

Cash and cash equivalents at end of the period	$(6,241)	$8,795	$17,831	$20,385

NCO GROUP, INC

Consolidating Statement of Cash Flows

For the Year Ended December 31, 2005

(Amounts in thousands)

	Parent	Guarantors	Non-Guarantors	Consolidated
Net cash provided by operating activities	$1,593	$83,327	$4,630	$89,550

Cash flows from investing activities:
Purchases of accounts receivable	—	(16,985)	(28,758)	(45,743)
Collections applied to principal of purchased accounts receivable	—	30,362	39,203	69,565
Proceeds from sales and resales of purchased accounts receivable	—	11,489	4,391	15,880
Purchases of property and equipment	—	(32,127)	(11,372)	(43,499)
Net distribution from joint venture	—	4,464	—	4,464
Proceeds from notes receivable	—	1,147	—	1,147
Net cash paid for acquisitions and related costs	—	(85,864)	(137,944)	(223,808)

Net cash used in investing activities	—	(87,514)	(134,480)	(221,994)

Cash flows from financing activities:
Repayment of notes payable	—	(19,428)	(27,326)	(46,754)
Borrowings under notes payable	—	—	36,688	36,688
Repayment of borrowings under revolving credit agreement	(32,500)	(15,000)	—	(47,500)
Borrowings under revolving credit agreement	6,900	148,600	—	155,500
Repayment of intercompany notes payable	24,928	(58,645)	33,717	—
Investment in non-guarantor subsidiaries	—	(58,243)	58,243	—
Payment of fees to acquire debt	(1,237)	(257)	—	(1,494)
Investment in subsidiary by minority interest	—	—	32,508	32,508
Issuance of common stock	308	—	891	1,199

Net cash (used in) provided by financing activities	(1,601)	(2,973)	134,721	130,147

Effect of exchange rate on cash	—	—	(321)	(321)

Net (decrease) increase in cash and cash equivalents	(8)	(7,160)	4,550	(2,618)
Cash and cash equivalents at beginning of the period	108	12,253	13,973	26,334

Cash and cash equivalents at end of the period	$100	$5,093	$18,523	$23,716

Report of Independent Auditors

To the Board of Directors and Stockholder of

Systems & Services Technologies, Inc.

In our opinion, the accompanying consolidated balance sheet at December 31, 2005 and the related consolidated statements of operations, stockholder’s equity and cash flows for the year then ended and the consolidated statements of operations and cash flows for the eleven months ended November 30, 2006 present fairly, in all material respects, the financial position of Systems & Services Technologies, Inc. and its subsidiaries (the “Company”) at December 31, 2005, and the results of their operations and their cash flows for the year ended December 31, 2005 and for the eleven months ended November 30, 2006 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

June 30, 2008

Systems & Services Technologies, Inc.

Consolidated Balance Sheet

December 31, 2005

2005
Assets
Current assets
Cash and cash equivalents	$6,343,297
Accounts receivable	15,917,219
Other current assets	480,869

Total current assets	22,741,385

Property and equipment, at cost
Land, buildings and improvements	6,601,629
Furniture, equipment and software	33,093,918
Less: Accumulated depreciation and amortization	15,192,629

Net property and equipment	24,502,918

Other assets
Goodwill	58,544,707
Servicing intangible, net	2,879,243
Industrial revenue bonds	5,463,464
Other assets	422,506

Total other assets	67,309,920

Total assets	$114,554,223

Liabilities and stockholder’s equity
Current liabilities
Accounts payable	$1,176,283
Due to parent	914,642
Accrued expenses and other liabilities	3,700,826
Income taxes payable	761,518
Notes payable	100,000
Current portion of capital lease obligations	884,842
Current portion of bonds payable	50,200

Total current liabilities	7,588,311

Due to parent	5,056,887
Bonds payable, less current portion	936,900
Capital lease obligations, less current portion	4,051,826
Deferred income tax liabilities	3,373,456

Stockholder’s equity
Common stock, $.01 par value; 3,000 shares authorized; 100 shares issued and outstanding	1
Additional paid-in capital	93,920,325
Accumulated deficit	(373,483)

Total stockholder’s equity	93,546,843

Total liabilities and stockholder’s equity	$114,554,223

The accompanying notes are an integral part of these consolidated financial statements.

Systems & Services Technologies Inc.

Consolidated Statements of Operations

Eleven Months Ended November 30, 2006 and Year Ended December 31, 2005

	2006	2005
Revenues
Servicing revenues	$42,309,886	$47,271,942
Interest	665,406	868,116
Expense reimbursement	8,027,901	16,604,975
Other income	4,001,353	4,559,415

Total revenues	55,004,546	69,304,448

Expenses
Salaries and benefits	29,452,787	31,074,378
General and administrative	14,083,717	31,219,436
Amortization of servicing intangible	1,766,383	2,804,889
Depreciation and amortization	5,925,227	5,708,913
Occupancy	562,051	1,679,958
Occupancy pass-through expenses	1,109,154	—
Sub servicing fees	7,501,302	5,763,379
Professional and consulting fees	1,440,276	1,994,679
Interest	242,929	318,792
Insurance	7,651	10,234
Other	49,410	20,933

Total expenses	62,140,887	80,595,591

Loss before income taxes	(7,136,341)	(11,291,143)

Income tax benefit	(2,421,603)	(1,069,202)

Net loss	$(4,714,738)	$(10,221,941)

The accompanying notes are an integral part of these consolidated financial statements.

Systems & Services Technologies, Inc.

Consolidated Statement of Stockholder’s Equity

For the Year Ended December 31, 2005

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total
Balance, December 31, 2004	$1	$73,392,543	$9,848,458	$83,241,002
Net loss	—	—	(10,221,941)	(10,221,941)
Contingent purchase price adjustment (Note 2)	—	12,327,782	—	12,327,782
Capital contribution by parent company	—	8,200,000		8,200,000

Balance, December 31, 2005	$1	$93,920,325	$(373,483)	$93,546,843

The accompanying notes are an integral part of these consolidated financial statements.

Systems & Services Technologies, Inc.

Consolidated Statements of Cash Flows

Eleven Months Ended November 30, 2006 and Year Ended December 31, 2005

	2006	2005
Cash flows from operating activities
Net loss	$(4,714,738)	$(10,221,941)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	8,413,850	10,141,221
Loss on sale of fixed assets	—	(4,867)
Deferred income tax benefit	(2,466,199)	(1,702,125)
Parent remittance on behalf of SST	1,139,360	8,200,000
Changes in assets and liabilities
Accounts receivable	(2,287,304)	(5,904,635)
Income taxes payable	(2,340,728)	(3,177,997)
Other assets	237	76,313
Accounts payable, accrued expenses and other liabilities	(439,184)	733,939

Net cash used in operating activities	(2,694,706)	(1,860,092)

Cash flows from investing activities
Purchases of property and equipment, net	(561,289)	(3,172,974)
Proceeds from sales of fixed assets	—	12,600
Industrial Revenue Bonds maturities	497,836	496,536

Net cash used in investing activities	(63,453)	(2,663,838)

Cash flows from financing activities
Payments to parent	—	(872,839)
Principal payments on industrial revenue bonds	(497,836)	(496,536)
Principal payments under capital lease obligations	(367,435)	(427,541)

Net cash used in financing activities	(865,271)	(1,796,916)

Net decrease in cash and cash equivalents	(3,623,430)	(6,320,846)
Cash and cash equivalents, beginning of period	6,343,297	12,664,143

Cash and cash equivalents, end of period	$2,719,867	$6,343,297

Supplemental disclosures of cash flow information
Cash paid during the period for interest	$262,723	$280,111

Cash paid (received) during the period for income taxes allocated by the Bank (Note 1)	$(2,197,157)	$3,810,921

Supplemental schedule of noncash activities
Contingent purchase price adjustment (See Note 2)	$11,353,243	$12,327,782

The accompanying notes are an integral part of these consolidated financial statements

Systems & Services Technologies, Inc.

Notes to Consolidated Financial Statements

Eleven Months Ended November 30, 2006 and Year Ended December 31, 2005

1. Summary of Significant Accounting Policies

Background Basis of Presentation

Systems & Services Technologies, Inc. and subsidiaries (the “Company”) commenced operations on April 19, 1996. The Company was acquired by JP Morgan Chase Bank (the “Bank”) on January 10, 2002 (Note 2), operates as a wholly-owned subsidiary of the Bank, and is engaged in the business of servicing retail automobile installment contracts and credit cards issued by various lenders. These financial statements have been presented through November 30, 2006 reflective of the date of joint control of the Company by the Bank and NCO Group, Inc. (Note 12).

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates used in the preparation of the consolidated financial statements include the calculation of future cash flows used in evaluation of the fair value of intangible assets, internally developed software, and goodwill. Actual results could differ from those estimates.

Revenue Recognition

The Company enters into servicing contracts whereby the Company is obligated to provide certain custodial and transaction-based services on behalf of its clients. Revenue is recognized at the close of each month, as a result of cumulative services rendered. The Company’s revenue is comprised primarily of servicing fees, custodial fees, boarding fees, telemarketing fees, and late charge fees. The Company has four customers that provided 65% and 50% of revenues recognized for the eleven months ended November 30, 2006 and year ended December 31, 2005, respectively.

Other Income

Other income consists of fee assessments related to wire transfer and payment applications associated with servicing installment loan contracts. Fee income is recognized upon collection from assessments to third parties.

Reimbursable Expenses

As part of its servicing contracts, the Company must incur certain expenses on behalf of its clients. The expenses are subsequently reimbursed by the client and are classified as revenue on the statement of operations.

Cash and Cash Equivalents

Short-term liquid investments with an initial maturity of three months or less are considered cash equivalents. At December 31, 2005, cash equivalents of $5,837,500 were represented by investments in an open-ended money market fund.

Systems & Services Technologies, Inc.

Notes to Consolidated Financial Statements—(Continued)

Eleven Months Ended November 30, 2006 and Year Ended December 31, 2005

Cash Held for Customers

The Company’s servicing of retail installment contracts involves the processing of cash collected on behalf of its clients. Cash collections are processed through the retail installment lockbox operations of unrelated financial institutions and deposited into accounts titled and maintained on behalf of the Company’s clients with those institutions. Cash collections are regularly wired to client designated accounts at other financial institutions in accordance with contract specifications. These funds are not reflected as assets nor liabilities in the accompanying balance sheets of the Company. At December 31, 2005, cash on deposit for the benefit of clients totaled $16,272,163.

Property and Equipment

Property and equipment are stated at cost. Maintenance and repairs are expensed as incurred. Improvements are capitalized. Depreciation and amortization are recorded using the straight-line method over the estimated useful life of the related assets (or the lease term, if shorter), generally 5 years for furniture, fixtures and equipment, 3 years for internal-use software, and 15-30 years for buildings.

Goodwill

The Company previously recorded goodwill in connection with the stock acquisition of the Company (Note 2). In accordance with the provisions of FASB Statement No. 142, Accounting for Goodwill and Intangible Assets, the Company does not amortize goodwill. Goodwill is evaluated annually for impairment. No impairment was recorded by the Company during the eleven months ended November 30, 2006 or the year ended December 31, 2005. During December 2006, the Company performed a valuation of goodwill using the discounted cash flow method and determined that the entire $69,897,950 of goodwill should be impaired.

Identifiable Intangibles

The Company recorded an identifiable intangible asset related to loan servicing in connection with the acquisition of the Company (Note 2) and has stated the identifiable intangible asset at cost less accumulated amortization on the balance sheet. Amortization of the intangible asset is based on its estimated useful life of five years and is recognized on a straight-line basis. Additionally, the Company purchases loan servicing rights and is amortizing the assets over the net income stream associated with the servicing rights, in accordance with FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. Purchased servicing rights are amortized over the life of the underlying loan portfolio in proportion to the estimated net servicing revenues for the portfolios and amortization is recorded as a reduction to revenues. Consistent with the provisions of FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company evaluates the identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the asset might be impaired. No impairment was recognized during the eleven months ended November 30, 2006 or the year ended December 31, 2005.

Income Taxes

The Company joins with the Bank and other members of the Bank affiliated group in filing a consolidated income tax return. The consolidated federal income tax is allocated to the Company as if the Company filed a separate consolidated federal income tax return, assuming the utilization of tax-planning strategies consistent with those utilized by the Bank, and the allocations are periodically settled with the Bank. The Company accounts for income taxes using the liability method whereby deferred income tax assets and liabilities are

Systems & Services Technologies, Inc.

Notes to Consolidated Financial Statements—(Continued)

Eleven Months Ended November 30, 2006 and Year Ended December 31, 2005

determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Pass-Through Expenses

As a subsidiary of the Bank, the Company receives certain administrative support from its parent. The consolidated financial statements include net occupancy allocations from the Bank for the eleven months ended November 30, 2006 of $1,139,360. These allocations are the result of the Bank assuming responsibility for the Company’s real estate management function on January 1, 2006. The expense and cost allocations have been determined on a basis that the Bank considers to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the period presented. As none of these allocated expenses will be cash settled, the value of the allocations has been added to Additional Paid-in Capital as a non-cash capital contribution by the Bank.

During the year ended December 31, 2005, the Company reached a legal settlement in the amount of $8,200,000. The settlement was paid by the Bank on behalf of the Company, and the value of the settlement has been reflected as a capital contribution by the Bank.

2. Contingent Payments

The prior owners of the Company have a stock purchase agreement which contains provisions for contingent payments to be paid by the Bank as of each December 31, 2002, 2003, 2004 and 2005, based on cumulative revenues as defined in the purchase agreements. For the year ended December 31, 2005, a payment of $11,353,243 was made in 2006.

3. Property, Plant and Equipment

Property, plant and equipment consisted of the following at December 31, 2005:

Land	$70,000
Buildings	6,531,629
Furniture, fixtures, and equipment	16,830,609
Leasehold improvements	6,149,194
Internal use software	10,114,115

39,695,547
Less accumulated depreciation and amortization	15,192,629

Total	$24,502,918

Depreciation and amortization expense was $5,925,227 and $5,708,913 in the eleven months ended November 30, 2006 and the year ended December 31, 2005, respectively. Included in these amounts is amortization expense on internally developed software of $2,661,098 and $2,191,567, respectively.

Systems & Services Technologies, Inc.

Notes to Consolidated Financial Statements—(Continued)

Eleven Months Ended November 30, 2006 and Year Ended December 31, 2005

4. Intangible Assets

Intangible assets consisted of the following at December 31, 2005:

Servicing intangible	$14,180,000
Purchased servicing rights	8,250,000

22,430,000
Less: Accumulated amortization	19,550,757

Total	$2,879,243

Amortization expense was $2,488,623 and $4,432,308 in the eleven months ended November 30, 2006 and the year ended December 31, 2005, respectively.

5. Related Party Transactions

Periodically, the Company acquired certain assets through purchases made by the Bank on behalf of the Company. On a monthly basis, the Company remits payment to the Bank equal to the depreciation on these assets. As of December 31, 2005, the net balances held in Fixed Assets and Due to Parent totaled $5,971,529.

6. Notes Payable

Notes payable as of December 31, 2005 consisted of the following:

Notes payable to local government entities	$ 100,000

In August 2001, the Company entered into a Promissory Note (the “Note”) and Security Agreement with Buchanan County, Missouri for $100,000 for a period of five years. Under the Security Agreement, Buchanan County has a security interest in certain equipment owned by the Company. The full amount of the Note will be forgiven, along with the 10% per annum interest, as long as (i) the Company continuously occupies and operates its business in St. Joseph, Missouri (the “facility”), (ii) the Company constructs and operates additional office capacity at its facility, and (iii) prior to the fifth anniversary of the Note, the Company adds and maintains at least 240 full-time positions at its facility in addition to the 340 jobs existing at May 9, 2001. As of August 1, 2006 and December 31, 2005, the Company employed 585 and 570 employees at its facility in St. Joseph. Notification of the termination of the security agreement was received on May 31, 2007.

7. Lease Commitments

The Company leases office, computing and telecommunication equipment under both operating and capital lease agreements expiring through 2007. Assets under capital leases that are included in property and equipment as of December 31, 2005 are as follows:

Communication equipment	$1,704,685
Software	768,592

2,473,277
Accumulated amortization	1,992,829

$480,448

Systems & Services Technologies, Inc.

Notes to Consolidated Financial Statements—(Continued)

Eleven Months Ended November 30, 2006 and Year Ended December 31, 2005

The Company entered into a lease agreement on December 1, 2003, for its new facility in Joplin, Missouri. The lease runs through January 2012, with various options to renew the lease through 2042. The Company also has the option to cancel the lease at any time during its life. For accounting purposes, this agreement is being treated as an operating lease. The future minimum lease payments under lease agreements during each of the five years ending December 31 and in the aggregate are as follows:

Period ended December 31	Capital Leases	Operating Leases
2006	$—	$—
2007	38,153	392,103
2008	—	353,106
2009	—	316,097
2010	—	313,500
2911	—	313,500
2012 and thereafter	—	84,000

Total minimum lease payments	38,153	$1,772,306

Less amounts representing interest and sales tax	(3,517)

Present value of minimum lease payments	34,636
Less current portion	(34,636)

	$—

Rent expense for operating leases for the eleven months ended November 30, 2006 and the year ended December 31, 2005 aggregated $535,434 and $643,327, respectively.

During 2004, the Company purchased certain furniture and equipment on behalf of the City of Joplin, MO, for use in the facility it is currently leasing. In conjunction with these purchases, the Company acquired industrial revenue bonds (“bonds”) from the City of Joplin, which are collateralized by the furniture and equipment. The maximum issuance value of the bonds is $8,500,000, of which $4,924,000 was acquired as part of this transaction. The furniture and equipment are classified in property and equipment as equipment under a capital lease with the City of Joplin for a period of 10 years. The bonds are recorded with other assets and have a maturity of ten years, with interest, principal amounts and payment dates that correspond to the Company’s equipment capital lease with the City of Joplin. With the acquisition of these bonds, in lieu of the equipment, the Company will receive annual tax abatements equal to the property tax that would have been levied on that equipment. All rental payments required by the capital lease agreement flow from the Company through a trustee, and the Company, in turn, receives payments on the bonds. Payments on these bonds is guaranteed by the Bank. The present value of the net minimum lease payments under this capital lease with the City of Joplin is recorded in capital lease obligations. The bonds require the Company to have 200 full-time employees at December 31, 2004; 350 full-time employees at December 31, 2005; and 500 full-time employees at December 31, 2006 and 2007. At December 31, 2005 and 2006, the Company had 190 and 183 employees at its Joplin facility.

Failure to meet the employment requirement of the bonds subjected the Company to a portion of the personal property taxes assessed on the assets acquired with the bond proceeds. As of December 31, 2005, the Company’s portion of the assessment calculated using the required and actual employment levels in conjunction with the average wage rate at the Joplin facility was $24,907. No assessment was made by the City of Joplin as a result of the Company’s failure to meet the employment requirement at December 31, 2006.

Systems & Services Technologies, Inc.

Notes to Consolidated Financial Statements—(Continued)

Eleven Months Ended November 30, 2006 and Year Ended December 31, 2005

The following table shows the future bond payments to be received and future minimum lease payment obligation under the capital lease with the City of Joplin as of November 30, 2006:

Lease Obligation
2006	$—
2007	627,810
2008	607,219
2009	586,627
2010	566,036
2911	545,445
2012 and thereafter	1,975,867

Gross minimum lease payments	4,909,004
Less amounts representing interest	(880,277)

Present value of minimum lease payments	4,028,727
Less current portion	(447,636)

$3,581,091

8. State of Missouri Industrial Revenue Bonds

In addition to the City of Joplin bonds (Note 7), the Company issued and acquired $1,036,000 in Chapter 100 bonds from the State of Missouri (“Missouri Build Bonds”). The bonds mature over a period of 15 years. The purpose of these bonds is to allow the Company to receive approximately $100,000 in state tax credits yearly, over the life of the bonds. Similar to the City of Joplin bonds, all payments flow from the Company through a trustee, and the Company receives payments on the bonds from the trustee. The current and long-term portions of the bonds are recorded on the balance sheet. The bonds require the Company to increase employment at its Joplin facility by 100 full-time jobs by December 31, 2006. No assessment was made by the State of Missouri at December 31, 2006.

The following table shows the future receivable and payment obligation under the bonds with the State of Missouri as of November 30, 2006:

Period ended December 31	Bond Payable
2006	$—
2007	98,993
2008	99,020
2009	99,010
2010	98,960
2911	99,060
2012 and thereafter	789,747

Gross minimum lease payments	1,284,790
Less amounts representing interest	(347,890)

Present value of minimum lease payments	936,900
Less current portion	(52,800)

$884,100

Systems & Services Technologies, Inc.

Notes to Consolidated Financial Statements—(Continued)

Eleven Months Ended November 30, 2006 and Year Ended December 31, 2005

9. Income Taxes

The components of the Company’s provision for income taxes for the eleven months ended November 30, 2006 and year ended December 30, 2005 are as follows:

	2006	2005
Current income tax (benefit) expense	$44,596	$632,923
Deferred income tax benefit	(2,466,199)	(1,702,125)

	$(2,421,603)	$(1,069,202)

The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pretax income as follows:

	Eleven Months Ended November 30, 2006	Year Ended December 31, 2005
Federal tax at statutory rate	$(2,497,720)	$(3,951,900)
State tax, net	(245,804)	(70,277)
Non-deductible expenses	7,954	2,952,975
Other	313,967	—

Provision for income taxes	$(2,421,603)	$(1,069,202)

Significant components of the Company’s deferred income taxes at December 31, 2005 are as follows:

Deferred income tax assets	$2,841,422
Deferred income tax liabilities	(6,214,878)

Net deferred tax assets (liabilities)	$(3,373,456)

The principal types of temporary differences that give rise to deferred income taxes are purchase method of accounting for identifiable assets and the use of different amortization and depreciation methods for financial reporting and tax purposes.

10. Employee Benefit Plan

All employees are eligible to participate in the Bank’s 401(k) plan. During the eleven months ended November 30, 2006 and the year ended December 30, 2005, the Company made matching contributions of $335,891 and $343,874 to the Bank’s 401(k) plan on behalf of its employees.

11. Contingencies

As necessary, the Company maintains litigation reserves for certain of its litigations, including any material legal proceedings. Management reviews litigation reserves periodically, and the reserves may be increased or decreased in the future to reflect further litigation developments. As of November 30, 2006, there was no material litigation involving the Company, however, a settlement was reached during January 2006 and recorded as an expense and capital contribution during 2005. As of November 30, 2006, management believes that the Company’s legal reserves are adequate.

Systems & Services Technologies, Inc.

Notes to Consolidated Financial Statements—(Continued)

Eleven Months Ended November 30, 2006 and Year Ended December 31, 2005

12. Acquisition of the Company by NCO Group, Inc.

On January 2, 2008, the Company was acquired by NCO Group, Inc. (“NCO”) of Horsham, Pennsylvania. As NCO is an indirect subsidiary of the Bank, the transaction has been accounted for as a combination of entities under common control.

The City of Joplin bonds and related capital lease obligations were terminated on November 15, 2007, as a precursor to the sale of the Company. The bonds were redeemed by the Company at par value. No penalties were assessed by the City of Joplin as a result of the Company not achieving the employment level criteria required by the bond agreement (Note 7).
The Missouri Build Bonds were terminated on November 15, 2007, as a precursor to the sale of the Company. The bonds were redeemed by the Company at par value. Additionally, the Company refunded the State of Missouri for tax credits received in the amount of $98,574, as the Company had not met the employment level increases required in the agreement (Note 8).

In conjunction with the closing of the transaction, the Bank determined that any balances would not be cash settled. Accordingly, the net intercompany receivables and payables with the Bank as of December 31, 2007 were treated as a non-cash capital contribution within the financial statements for the year ended December 31, 2007.

Report of Independent Auditors

To the Stockholders and Board of Directors of

Outsourcing Solutions Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, stockholders’ equity and cash flows present fairly, in all material respects, the financial position of Outsourcing Solutions Inc. and its subsidiaries at December 31, 2007 and the results of their operations and their cash flows for the year ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 19 to the consolidated financial statements, the Company was acquired by NCO Group, Inc. on February 29, 2008.

March 28, 2008

Outsourcing Solutions Inc. and Subsidiaries

Consolidated Balance Sheet

December 31, 2007

(In thousands, except share and per share amounts)

Assets
Cash and cash equivalents	$40,712
Cash and cash equivalents held for clients	24,387
Accounts receivable—trade, less allowance for doubtful receivables of $2,755	46,730
Purchased loans and accounts receivable portfolios	2,905
Property and equipment, net	19,027
Goodwill	74,481
Intangible assets, net	16,524
Deferred financing costs, less accumulated amortization of $4,503	2,395
Deferred income taxes	19,057
Other assets	12,525

Total	$258,743

Liabilities and stockholders’ equity
Accounts payable—trade	$5,748
Collections due to clients	24,387
Accrued salaries, wages and benefits	16,213
Debt	108,436
Other liabilities	59,409
Mandatorily redeemable preferred stock	18,385

Total liabilities	232,578
Commitments and contingencies (Notes 12 and 13)
Stockholders’ equity
Voting Class A common stock; $.01 par value; authorized 10,000,000 shares, 4,016,100 issued and outstanding	40
Voting Class B common stock; $.01 par value; authorized 4,000,000 shares, none issued	—
Paid-in capital	31,326
Accumulated deficit	(5,201)

Total stockholders’ equity	26,165

Total	$258,743

The accompanying notes are an integral part of these consolidated financial statements.

Outsourcing Solutions Inc. and Subsidiaries

Consolidated Statement of Operations

Year Ended December 31, 2007

(In thousands)

Revenues	$411,749
Expenses
Salaries and benefits	198,466
Service fees and other operating and administrative expenses	183,698
Depreciation expense	8,611
Amortization/Impairment of intangibles	13,646

Total expenses	404,421

Operating income	7,328
Other expense	292
Interest expense	15,906
Mandatorily redeemable preferred stock dividends	2,561
Interest income	(1,398)

Loss before income taxes and minority interest	(10,033)
Provision for income taxes	560
Minority interest	913

Loss from continuing operations	(11,506)
Earnings from discontinued operations, net of tax	694

Net loss	$(10,812)

The accompanying notes are an integral part of these consolidated financial statements.

Outsourcing Solutions Inc. and Subsidiaries

Consolidated Statement of Stockholders’ Equity

Year Ended December 31, 2007

(In thousands)

	Common Stock		Paid-in Capital	Retained Earnings/ (Accumulated Deficit)	Total
	Voting Class A	Voting Class B
Balance, January 1, 2007	40	—	30,691	5,611	36,342
Vesting of restricted stock units	—	—	635	—	635
Net loss	—	—	—	(10,812)	(10,812)

Balance, December 31, 2007	$40	$—	$31,326	$(5,201)	$26,165

Outsourcing Solutions Inc. and Subsidiaries

Consolidated Statement of Cash Flows

Year Ended December 31, 2007

(In thousands)

Operating activities
Net loss	$(10,812)
Adjustments to reconcile net loss to net cash from operating activities
Depreciation and amortization	13,911
Mandatorily redeemable preferred stock dividends	2,561
Long-term compensation expense	635
Loss on sales of property and equipment	766
Deferred income taxes	(4,637)
Impairment of purchased loans and accounts receivable portfolios	4,504
Impairment of goodwill/intangibles	10,892
Gain on sale of business	(744)
Change in assets and liabilities
Accounts receivable and other assets	3,641
Accounts payable and other liabilities	5,979

Net cash from operating activities	26,696

Investing activities
Purchases of loans and accounts receivable portfolios	(4,728)
Net collections applied to purchased loans and accounts receivable portfolios	5,837
Proceeds on sale of purchased loans and accounts receivable portfolios	1,931
Acquisition of property and equipment	(5,554)
Proceeds on sale of business	1,878
Proceeds on sales of property and equipment	101

Net cash used in investing activities	(535)

Financing activities
Repayments of debt	(13,772)
Borrowings under warehouse facility	4,920
Repayments under warehouse facility	(5,523)
Deferred financing costs	(1,392)

Net cash used in financing activities	(15,767)

Net increase in cash and cash equivalents	10,394
Cash and cash equivalents, beginning of period	30,318

Cash and cash equivalents, end of year	$40,712

Supplemental disclosure of cash flow information
Cash paid during period for interest	$13,237

Cash paid during period for taxes	$508

Refunds received during period for taxes	$1,924

Cash received during period for interest	$1,365

Supplemental disclosure of non-cash information
Issuance of common stock	$87

Outsourcing Solutions Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2007

(In thousands, except share and per share amounts)

1. Summary of Significant Accounting Practices

Business

Outsourcing Solutions Inc. (“OSI”) is one of the leading providers of business process outsourcing receivables services in the United States. OSI and all of its wholly-owned and majority-owned subsidiaries (collectively, the “Company”) purchase and collect portfolios of charged-off loans and accounts receivable for the Company’s own account, service accounts receivable placements on a contingent and fixed fee basis and provide contract management of accounts receivable. The Company’s customers are mainly in the educational, utilities, telecommunications, retail, healthcare and financial services industries. The markets for the Company’s services currently are the United States, Puerto Rico, Canada and Mexico.

Consolidation Policy

The consolidated financial statements include the accounts of Outsourcing Solutions Inc. and all of its wholly-owned and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash, money market investments, and overnight deposits with original maturities of less than three months. Cash equivalents are valued at cost, which approximates market. Cash and cash equivalents held for clients consist of certain restricted accounts which are used to maintain cash collected and held on behalf of the Company’s clients.

Purchased Loans and Accounts Receivable Portfolios

The Company accounts for its investment in purchased loans and accounts receivable portfolios (“Portfolios”) using the interest method (a calculated internal rate of return) under the guidance of SOP 03-3, Accounting for Loans or Certain Debt Securities Acquired in a Transfer unless based on certain circumstances, the Company accounts for certain Portfolios using the cost recovery method. An individual portfolio is recorded at cost and is accounted for as a single unit for the recognition of income, collections on the accounts and loss provision. Income on Portfolios is accrued monthly based on each portfolio’s effective internal rate of return. This internal rate of return is estimated based on the timing and amount of anticipated cash flows using the Company’s collection model. Monthly cash flows greater than the income accrual will reduce the carrying value of the portfolio. Likewise, monthly cash flows that are less than the monthly accrual will increase the carrying value. In the event that cash collections would be inadequate to amortize the carrying value, an impairment charge would be taken.

Generally, the agreements to purchase the Portfolios include general representations and warranties from the sellers covering account holder death or bankruptcy and accounts settled or disputed prior to sale. The representation and warranty period permitting the return of these accounts from the Company to the seller is typically 60 to 180 days. Gains or losses on sales of Portfolios are recognized when cash is received.

Revenue Recognition

Revenue from collections and outsourcing services is recorded as such services are provided. Certain collection services are provided on a contingent fee basis. For these services, revenue is recognized when cash is collected. Deferred revenue in the accompanying balance sheet primarily relates to certain prepaid fees for letter services for which revenue is recognized when the letter services are provided or the time period for which the Company is obligated to provide the letter services has expired.

Outsourcing Solutions Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007

(In thousands, except share and per share amounts)

Accounts Receivable – Trade

Accounts receivable – trade are reported at net realizable value. This value includes an allowance for doubtful accounts, which is an estimate of the amount of probable credit losses determined from account reviews by management. Account balances are charged off against the allowance when it is probable the receivable will not be recovered.

Property and Equipment

At December 9, 2003, the date of the Company’s emergence from bankruptcy, property and equipment were recorded at fair market value. Any additions to property and equipment subsequent to December 9, 2003 are recorded at cost. Maintenance and repairs are expensed as incurred. When assets are retired or otherwise disposed of in the normal course of business, the cost and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in the results of operations. Depreciation is computed on the straight-line method based on the estimated useful lives as follows:

Furniture and fixtures	10 years
Machinery and equipment	10 years
Telephone equipment	7 years
Leasehold improvements	Lease term-5 years
Computer hardware and software	3-4 years

The Company annually reviews property and equipment to assess recoverability. Impairments are recognized in operations if the estimated future undiscounted cash flows derived from such property and equipment are less than its carrying value. Management believes there is no impairment of property and equipment at December 31, 2007.

Computer System Development Costs

The Company capitalizes computer system development costs that meet certain criteria and amortizes those costs to expense on a straight-line basis over 3 years. Computer system development costs not meeting the proper criteria for capitalization are expensed as incurred. The total net book value of capitalized computer system development costs was $3,557 at December 31, 2007. Amortization of capitalized computer system development costs was $1,446 in 2007.

Intangible Assets

Intangible assets deemed to have an indefinite life (primarily goodwill) are no longer amortized, but instead are reviewed at least annually for impairment. The Company uses significant operating entities as reporting units for assessing impairments. The impairment test includes application of a multiple to operating earnings to arrive at estimated fair value of the reporting units. The estimated fair value of the reporting unit is then compared to the net assets of the reporting unit. The Company completed the test for 2007 for its reporting units and did record goodwill impairment at December 31, 2007. See Note 4 for discussion of goodwill impairment recorded in 2007. Intangible assets with definite lives are amortized over the estimated useful lives (10 years) of the related assets (primarily customer relationships and tradenames) computed on the straight-line method. In addition, the Company tests intangible assets for impairment whenever events or circumstances indicate that an impairment exist.

Outsourcing Solutions Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007

(In thousands, except share and per share amounts)

Deferred Financing Costs

Deferred financing costs are being amortized using the interest method over the term of the related debt agreement.

Income Taxes

OSI accounts for income taxes using an asset and liability approach. OSI recognizes the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the consolidated financial statements. OSI evaluates the recoverability of deferred tax assets and establishes a valuation allowance to reduce the deferred tax assets to an amount that is more likely than not to be realized.

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounting for Uncertainty in Income Taxes

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement 109 (“FIN 48”). FIN 48 addresses the accounting for uncertain tax positions that a company has taken or expects to take on a tax return. The Company is in the process of analyzing the impact of FIN 48 on its future financial results, which is required to be adopted in fiscal 2008.

Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a formal framework for measuring fair value and expands disclosures about fair value measurements. The Company is in the process of analyzing the impact of SFAS No. 157 for financial assets and financial liabilities, which is effective for the Company’s fiscal year beginning 2008. The FASB delayed the effective date of SFAS No. 157 for nonfinancial assets and nonfinancial liabilities except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually) until the Company’s fiscal year beginning 2009. The Company does not expect a material impact to its future financial results.

Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115. SFAS No. 159 provides entities with an option to report selected financial assets and liabilities at fair value. SFAS No. 159 is effective for the Company’s fiscal year beginning 2008. The Company does not expect a material impact to its future financial results.

Outsourcing Solutions Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007

(In thousands, except share and per share amounts)

Business Combinations

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations. SFAS No. 141(R) requires the acquiring entity in a business combination to recognize the full fair value of the assets acquired and liabilities assumed in the transaction at the acquisition date; the immediate expense recognition of transaction costs; and accounting for restructuring plans separately from the business combination among others. SFAS No. 141(R) is effective for the Company’s fiscal year beginning 2009 and adoption is prospective only. SFAS No. 141(R) fundamentally changes many aspects of existing accounting requirements for business combinations. As such, if the Company enters into any business combinations after the adoption of SFAS 141(R), a transaction may significantly impact the Company’s financial position and earnings but not cash flows, compared to the Company’s recent acquisitions, accounted for under existing U.S. GAAP requirements, due to the reasons described above. Additionally, the Company provided certain income tax reserves for unrecognized tax benefits resulting from prior acquisitions. Under existing accounting requirements, if recognized, those income tax reserves would not affect the effective tax rate. However, upon the adoption of SFAS No. 141(R), if recognized, those income tax reserves will affect the effective tax rate.

Noncontrolling Interests in Consolidated Financial Statements

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51. SFAS No. 160 requires entities to report noncontrolling (minority) interests as a component of shareholders’ equity on the balance sheet; include all earnings of a consolidated subsidiary in consolidated results of operations; and treat all transactions between an entity and noncontrolling interest as equity transactions between the parties. SFAS No. 160 is effective for the Company’s fiscal year beginning 2009 and adoption is prospective only; however, presentation and disclosure requirements described above must be applied retrospectively. The Company is currently evaluating the impact of this standard on its future financial results.

2. Purchased Loans and Accounts Receivable Portfolios

In April 2003, an indirect subsidiary of OSI, Portfolio Acquisitions, LLC, was formed to acquire new loans and accounts receivable portfolios starting in 2004. Portfolio Acquisitions, LLC is consolidated in OSI’s operating results and balance sheet. As of December 31, 2007, the Company had Portfolios with an aggregate carrying value of $2,905. Changes in Portfolios for the year ended December 31, 2007 were as follows:

Balance at beginning of year	$10,449
Purchases of Portfolios, net of putbacks	4,728
Cash collections	(15,986)
Revenue recognized	10,149

(5,837)
Impairment charges	(4,504)
Net book value of Portfolios sold	(1,931)

Balance at end of year	$2,905

Outsourcing Solutions Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007

(In thousands, except share and per share amounts)

As of December 31, 2007, the Company had Portfolios accounted for under the cost recovery method with an aggregate carrying value of $1,563.

3. Property and Equipment

Property and equipment consists of the following at December 31:

Furniture and fixtures	$7,680
Machinery and equipment	899
Telephone equipment	9,219
Leasehold improvements	3,872
Computer hardware and software	33,871

55,541
Less accumulated depreciation	(36,514)

$19,027

4. Goodwill and Intangible Assets

Goodwill consists of the following at December 31:

Balance at beginning of year	$85,901
Reduction in certain unused liabilities	(172)
Impairment charge	(10,892)
Write-off due to sale of business	(356)

Balance at end of year	$74,481

During the Company’s annual goodwill impairment test for 2007, it was determined that the Company’s goodwill associated with its Portfolio Purchasing Services unit was impaired based on the operating results of this unit. As a result, a $10,892 goodwill impairment charge was recorded related to its Portfolio Purchasing Services unit in the year ended December 31, 2007.

During 2007, the Company reduced certain unused liabilities (which had been recorded in the December 9, 2003 beginning balance sheet upon emergence from bankruptcy).

Intangible assets consist of the following at December 31:

Customer relationships	$16,786
Tradenames	10,906

27,692
Less accumulated amortization	(11,168)

$16,524

The total amortization expense associated with intangible assets was $2,754 for the year ended December 31, 2007.

Outsourcing Solutions Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007

(In thousands, except share and per share amounts)

The estimated amortization expense for each of the five succeeding fiscal years for customer relationships and tradenames held as of December 31, 2007 is as follows:

	Customer Relationships Amount	Tradenames Amount
2008	$1,676	$1,078
2009	1,676	1,078
2010	1,676	1,078
2011	1,676	1,078
2012	1,676	1,078

5. Other Assets

Other assets consist of the following at December 31:

Cash collateralization of bonds	$2,473
Cash surrender value of life insurance	2,043
Prepaid insurance	1,501
Deposits	1,178
Other	5,330

$12,525

6. Debt

Debt consists of the following at December 31:

Term Loan	$108,436
Revolving Credit Loan	—
Warehouse Facility Loan	—
Note payable to trust	—

Total debt	$108,436

In June 2005, OSI replaced its then existing credit agreement by entering into a new $160,000 credit agreement, as amended November 21, 2006 (“Credit Agreement”). The Credit Agreement consists of a $135,000 term loan (“Term Loan”), a $10,000 revolving credit loan (“Revolving Loan”) and a $15,000 synthetic deposit account (“Synthetic Deposit Account”). The Term Loan proceeds were used to refinance $113,279 of indebtedness outstanding on the closing date of the Credit Agreement with the remaining to be used for financing closing costs and general corporate and working capital purposes. The Term Loan matures on September 30, 2010 or if prior to such date OSI converts the 1,000,000 shares outstanding of its preferred stock outstanding at June 17, 2005 to its common stock, or exchanges its common stock or preferred stock that is not redeemable capital securities as defined in the Credit Agreement, then June 17, 2012. OSI is required to make quarterly principal repayments of $338. OSI made voluntary repayments of $6,700 and $18,700 in 2006 and 2005, respectively. Due to the voluntary repayments, OSI is not required to make quarterly repayments for the remaining life of the Term Loan. In addition, OSI is required to make certain mandatory repayments of principal upon the occurrence of certain events as defined in the Credit Agreement. During 2007, OSI made a mandatory

Outsourcing Solutions Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007

(In thousands, except share and per share amounts)

repayment of $827. No mandatory repayments are due at December 31, 2007. The Revolving Loan and the Synthetic Deposit Account have a term of five years and are fully revolving until June 17, 2010 at which date all outstanding principal and interest is due.

The Synthetic Deposit Account bears interest at 5.6%. The Term Loan and Revolving Loan bear interest at OSI’s option, (a) at a base rate equal to the greater of the federal funds rate plus 0.5% or the lender’s prime rate plus 4.5% or (b) at the LIBO rate plus 5.5%. In the event that the Company repays at least $25,000 of the Term Loan after November 21, 2006 but on or prior to June 30, 2007 each percentage set forth previously will immediately and permanently be reduced by 0.5% on the date such payment is made. The percentages remained as the Company did not repay at least $25,000 prior to June 30, 2007.

The Credit Agreement contains certain covenants the more significant of which limit dividends, asset sales, acquisitions and additional indebtedness, as well as requires OSI to satisfy certain financial performance ratios. During 2006, the Credit Agreement was amended to revise certain covenants as well as certain financial performance ratios. OSI incurred $1,909 of costs to amend the Credit Agreement. At December 31, 2007, OSI is in compliance with all applicable covenants and financial performance ratios.

Unless the Company repays at least $25,000 of the Term Loan on or after November 21, 2006 but on or prior to June 30, 2007, the Company will pay on June 30, 2007, a supplemental amendment fee in an amount equal to 0.25% of the sum of the outstanding principal amount of the Term Loan, the unused portion of the Revolving Loan and the aggregate amount of the Synthetic Deposit Account. The Company did not repay at least $25,000 prior to June 30, 2007 resulting in a $335 supplemental amendment fee payment. The Company’s interest rate is 10.35% at December 31, 2007.

Current operations of the Company do not involve activities materially affecting the environment. However, in full satisfaction, payment and discharge of the United States Environmental Protection Agency’s (“EPA”) post-confirmation claim resulting from a pre-2004 acquisition, the Company paid to The Four Sites Union Settlement Trust (“Union Trust”) $1,000 in 2003 and will pay up to an additional $13,500. During 2006, the Company paid $555 to the Union Trust resulting in a remaining amount of $12,945 payable to the Union Trust. During 2007, the Company paid the remaining amount due of $12,945. Funds are now held in accounts at the EPA for reimbursement of certain remediation costs. During 2007, the Company incurred and paid $292, which are included in other expense on the consolidated statement of operations.

In December 2003, the Company entered into the Warehouse Facility for up to $90,000 of funding capacity for the purchase of Portfolios. The term of the Warehouse Facility extends for two years from the effective date (January 26, 2005) as defined in the Warehouse Facility with certain renewal provisions, subject to approval by the lender. During 2007, the Warehouse Facility was amended to a $50,000 funding capacity, revised certain other provisions and extended the facility to February 26, 2009. Under this agreement, loans issued to the Company for the purchase of Portfolios are funded by the lender of the Warehouse Facility. When loans are issued, the Company is required to make monthly principal repayments based on the collection model used for the individual portfolio purchased. Interest on the loans is payable monthly at the LIBOR rate plus 2.75% for 2007 (7.5% at December 31, 2007).

In addition, under the Warehouse Facility, the Company incurs a facility fee, which is 0.375% of $50,000, payable monthly, and an unused commitment fee, which is 0.25% of the unused commitment portion of the Warehouse Facility, payable monthly.

Outsourcing Solutions Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007

(In thousands, except share and per share amounts)

At December 31, 2007, the Company had no outstanding borrowings under the Warehouse Facility.

The Credit Agreement is guaranteed by substantially all of OSI’s present domestic subsidiaries and any additional domestic subsidiaries formed by OSI that become guarantors under the Credit Agreement (the “Restricted Subsidiaries”). In addition, the Credit Agreement is secured by substantially all of the stock of the Company’s present domestic subsidiaries and by substantially all of OSI’s domestic property assets.

The Restricted Subsidiaries are all of the direct and indirect subsidiaries of OSI except for portfolio purchasing services subsidiaries, certain education services subsidiaries and certain other subsidiaries that are individually and in the aggregate inconsequential. OSI is a holding company with no separate operations, although it incurs some administrative expenses. OSI has no significant assets or liabilities other than the common stock of its subsidiaries, cash, certain assets, debt, related financing costs and accrued expenses.

Summarized combined financial information of the Restricted Subsidiaries at December 31 is shown below:

Total assets	$214,611

Total liabilities	$211,168

Operating revenue	$365,648

Income from operations	$9,586

Net loss	$(7,651)

Scheduled maturities of debt at December 31, 2007 are as follows:

Amount
2008	$—
2009	—
2010	108,436
2011	—
2012	—
Thereafter	—

Total payments	$108,436

See Note 19 regarding the sale of OSI to NCO Group, Inc. in 2008 and the related payoff of all outstanding debt.

Outsourcing Solutions Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007

(In thousands, except share and per share amounts)

7. Other Liabilities

Other liabilities consist of the following at December 31:

Deferred revenue	$24,345
Accrued taxes	17,351
Accrued workers’ compensation	2,934
Accrued restructuring costs	2,921
Legal and related accruals	1,108
Other	10,750

$59,409

8. Mandatorily Redeemable Preferred Stock

Mandatorily redeemable preferred stock consists of the following:

	Class A Convertible Preferred Stock	Class B Preferred Stock	Total
Balance at January 1, 2007	$15,824	$—	$15,824
Accrued dividends	2,561	—	2,561

Balance at December 31, 2007	$18,385	$—	$18,385

Under OSI’s Certificate of Incorporation, OSI is authorized to issue 1,000,000 shares of Class A Convertible Preferred Stock par value $0.01 (“Class A Preferred”) and 20,000 shares of Class B Preferred Stock, par value $0.01 (“Class B Preferred” and together with Class A Preferred the “Senior Preferred”). The liquidation value of each share of Class A Preferred and Class B Preferred is $10 and $1,000, respectively. Dividends are cumulative on a daily basis at an annual rate of 15% of the liquidation value and are payable quarterly. At any time, upon the election of the majority holders of the Class A Preferred, all of the outstanding Class A Preferred shall be converted into OSI’s Class B Common Stock at the conversion price of $10.8108. In conjunction, Class B Preferred shares shall be issued equal to the aggregate amount of accrued and unpaid dividends on the Class A Preferred shares divided by the Class B Preferred liquidation value.

OSI may at any time upon certain events require the conversion of all of the Class A Preferred into Class B Common Stock at the conversion price. Any accrued and unpaid dividends on the Class A Preferred shall be converted into Class B Preferred at the Class B Preferred liquidation value.

OSI may at any time after the fourth year from date of issue redeem at a premium all of the outstanding Senior Preferred shares. At the seventh year from the date of issue, OSI must redeem all of the outstanding Class A Preferred shares and Class B Preferred shares at a price per Class A Preferred share or Class B Preferred share equal to the liquidation value plus an amount equal to all accrued and unpaid dividends.

Outsourcing Solutions Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007

(In thousands, except share and per share amounts)

9. Income Taxes

Major components of the Company’s income tax provision are as follows:

Current
Federal	$3,689
State	1,190
Foreign	520

Total current	5,399

Deferred
Federal	(4,062)
State	(749)
Foreign	(28)

Total deferred	(4,839)

Provision for income taxes	$560

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes.

Net deferred tax assets consist of the following at December 31:

Deferred tax assets
Net operating loss carryforwards	$11,812
Accrued liabilities	12,624
Loans and accounts receivable	2,594
Property and equipment	(2,841)
Intangible assets	2,818
Tax credit carryforwards	1,313

Total deferred tax assets	28,320
Less valuation allowance	(9,263)

Net deferred tax assets	$19,057

Management of OSI had previously provided a valuation allowance in the amount of $22,000 against its net deductible temporary difference to account for the potential nonrealization of tax benefits. Through the end of 2007, tax benefits of $13,484 from those net deductible temporary differences were deducted on tax filings for the Company. Thus, management reduced the valuation allowance. To the extent additional tax benefits are ultimately realized from the remaining net deductible temporary differences available at the date of emergence from bankruptcy, such tax benefits will be reflected as an adjustment to goodwill. For 2007, tax benefits of $172 were ultimately realized and reflected as an adjustment to goodwill.

As of December 31, 2007, management of OSI has provided a valuation allowance in the amount of $748, against its potential tax benefits from foreign tax credit carryovers.

Outsourcing Solutions Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007

(In thousands, except share and per share amounts)

A reconciliation of the Company’s reported income tax provision to the U.S. federal statutory rate is as follows:

Federal tax benefit at statutory rate	$(3,512)
State income taxes (net of federal tax expense)	799
Nondeductible amortization/impairment	3,812
Mandatorily redeemable preferred stock dividends	896
Nontaxable foreign income	(616)
Other	(819)

Provision for income taxes	$560

10. Related Party Transactions

Under various financing arrangements associated with the Company’s Credit Agreement and Warehouse Facility, the Company paid interest and fees of $7,541 for the year ended December 31, 2007 to certain lenders, who are OSI stockholders.

11. Management Incentive Plans

In 2006, OSI adopted a long-term incentive plan designed to reward certain key members of management for achieving specific financial objectives over a two-year period commencing January 1, 2006. Participants in the plan will earn awards depending on OSI’s financial performance over this two-year period. Such awards will be paid December 31, 2012 or earlier upon the occurrence of certain events. Participants will be credited with interest on the amount of his or her earned award from the date awards are earned until the earlier of the date the awards are paid or participant’s termination of employment with the Company. Compensation expense related to this long-term incentive plan was $618 for the year ended December 31, 2007. The financial objectives over the two-year period ended December 31, 2007 were achieved and as a result, the awards earned.

In 2004, OSI adopted a management incentive plan that authorized the issuance of 375,000 shares of its Class A common stock in the form of restricted shares or restricted units. The plan is designed to attract, motivate and retain selected senior executives of the Company. Shares or units awarded under the plan vest over time based upon the participants’ continued service, with vesting accelerated upon the occurrence of certain events. Vested restricted units will be converted into shares of common stock on the earliest of a change of control, termination of employment or December 31, 2010. The plan contains an anti-dilution provision that provides for the issuance of additional shares of restricted stock upon the occurrence of certain events. Based on the fair value of the awards at grant date, the Company records compensation expense over the vesting period of the related awards.

Outsourcing Solutions Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007

(In thousands, except share and per share amounts)

In 2004, 302,000 shares were issued. The following table presents a summary of the status of OSI’s unvested restricted stock for the year ended December 31:

	Restricted Stock Shares	Weighted Average Grant Date Fair Value
Unvested at beginning of year	780	$6.63
Forfeited	(780)	6.63

Unvested at end of year	—	6.63

Compensation expense related to the restricted stock shares was $0 for the year ended December 31, 2007.

The following table presents a summary of the status of OSI’s unvested restricted stock units for the year ended:

	Restricted Stock Units	Weighted Average Grant Date Fair Value
Unvested at beginning of year	23,944	$36.55
Granted	4,900	29.01
Vested	(17,007)	37.01
Forfeited	(1,360)	35.00

Unvested at end of year	10,477	32.48

At December 31, 2007, unrecognized compensation expense for the unvested restricted stock units was $340, which is expected to be recognized over a weighted average period of 2.1 years. Compensation expense related to the restricted stock units was $635 for the year ended December 31, 2007. During 2007, 3,640 vested restricted stock units were converted to common stock, which had a fair value of $87. The income tax benefit related to the conversion of the restricted stock units was $35 for the year ended December 31, 2007. The income tax benefit is based on the income realized by the employee upon conversion. At December 31, 2007, 48,423 vested restricted stock units were convertible to common stock.

12. Commitments and Contingencies

From time to time, the Company enters into servicing agreements with companies, which service loans for others. The servicers handle the collection efforts on certain nonperforming loans and accounts receivable on the Company’s behalf. Payments to the servicers vary depending on the servicing contract. Current contracts expire on the anniversary date of such contracts but are automatically renewable at the option of the Company.

A subsidiary of the Company has one Portfolio Flow Purchase Agreement, whereby the subsidiary has a monthly commitment to purchase nonperforming loans meeting certain criteria for an agreed upon price subject to due diligence. The agreement was terminated in February, 2007. The purchases under the Portfolio Flow Purchase Agreement were $1,341 for the year ended December 31, 2007.

Outsourcing Solutions Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007

(In thousands, except share and per share amounts)

The Company leases certain office space and computer equipment under non-cancelable operating leases. These non-cancelable operating leases, with terms in excess of one year, are due in approximate amounts as follows

Amount
2008	$15,218
2009	12,047
2010	8,627
2011	4,277
2012	2,543
Thereafter	3,681

46,393
Sublease rentals	(1,260)

Total net lease payments	$45,133

Rent expense under operating leases was $13,904 for the year ended December 31, 2007.

13. Litigation

At December 31, 2007, OSI and certain of its subsidiaries were involved in a number of legal proceedings and claims that occurred in the normal course of business and are routine to the nature of the Company’s business. While the results of litigation cannot be predicted with certainty, the Company has provided for the estimated uninsured amounts and costs to resolve these pending matters, and management, in consultation with legal counsel, believes that reserves established for the ultimate resolution of pending matters are adequate at December 31, 2007.

In March 2005, a subsidiary of OSI, OSI Collections Services, Inc. (“OCS”) received a subpoena from the State of New Jersey Commission of Investigation (“SCI”) related to its investigation regarding certain contracts between New Jersey Department of Treasury and OCS. OCS fully cooperated with the SCI’s subpoena. SCI’s investigation and subsequent report alleged that OCS had spent approximately $66 on meals, entertainment and gifts for New Jersey employees over a six year period and also alleged that OCS had over billed New Jersey approximately $1,000 over the six year period. The above matter was referred to the New Jersey Attorney General and the United States Attorney for New Jersey. In January 2007, OCS and the State of New Jersey reached an agreement, which provides full restitution to the state for the above, in the amount of $2,000. The Company accrued $2,000 at December 31, 2006. In January, 2007, payment of the above amount was made to the State of New Jersey.

14. Fair Value of Financial Instruments

The estimated fair values and the methods and assumptions used to estimate the fair values of the financial instruments of the Company as of December 31, 2007 are as follows. The carrying amount of cash and cash equivalents and long-term debt approximates the fair value. The fair value of the long-term debt was determined based on current market rates offered on debt with similar terms and maturities. The fair value of Portfolios was determined based on both market pricing and discounted expected cash flows. The estimated fair value of Portfolios approximated their carrying value at December 31, 2007.

Outsourcing Solutions Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007

(In thousands, except share and per share amounts)

15. Employee Benefit Plans

At December 31, 2007, OSI and its subsidiaries have two defined contribution plans, one of which provides retirement benefits to the majority of all full time employees. OSI and its subsidiaries match a portion of employee contributions to one of the plans. Contributions to the plan, charged to expense, were $1,531 for the year ended December 31, 2007.

In November 2000, OSI established a deferred compensation plan for selected employees who, due to Internal Revenue Service guidelines, cannot take full advantage of the contributory plan. This plan, which is not required to be funded, allows eligible employees to defer portions of their current compensation. To support the deferred compensation plan, OSI elected to purchase Company-owned life insurance. The cash surrender value of Company-owned life insurance, which is included in other assets, was $2,043 at December 31, 2007. The deferred compensation liability, which is included in other liabilities, was $1,265 at December 31, 2007.

16. Restructuring

During 2007, the Company closed various call centers and reduced its workforce. As a result, the Company incurred expenses of $7,095 for the year ended December 31, 2007. These expenses include costs resulting from closure of various call centers, severance associated with these office closures and severance related to the reduction of its workforce. Severance costs incurred were $2,210 for 2007, which are included in salaries and benefits on the consolidated statements of operations. Call center closure costs incurred were $4,885 for 2007, which are included in service fees and other operating and administrative expenses on the consolidated statements of operations. Accrued costs consists of the following at December 31:

Accrued balance at beginning of year	$1,302
Charge to expense	7,095
Cash payments	(5,476)

Accrued balance at end of year	$2,921

17. Significant Disposition

On December 31, 2007, OSI sold a division, RWC Consulting Group, LLC (“RWC”), a service company providing highly-skilled consultants to banks and government agencies to assist in their back office functions. The sale price was $2,300, which included a $400 note due January 1, 2013. OSI recorded a gain on the sale of $744 ($446, net of tax), which is included in income from discontinued operations, net of tax on the consolidated statement of operations. Income from discontinued operations, net of tax consists of the following:

Revenues	$10,086
Earnings before income taxes	413
Provision for income taxes	165

Earnings from operations of discontinued business	248

Pretax gain on sale of discontinued business	744
Provision for taxes	298

Gain on sale of discontinued business, net of tax	446

Earnings from discontinued operations, net of tax	$694

Outsourcing Solutions Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007

(In thousands, except share and per share amounts)

18. State of New Mexico Audit

In early 2007, the State of New Mexico conducted an audit for gross receipts tax for services provided in New Mexico from March 1, 2005 through February 28, 2007 under a certain contract. Upon completion of the audit, the Company and the State of New Mexico agreed to an assessment of $892, which included interest and penalties. This amount is included in service fees and other operating and administrative expenses on the consolidated statements of operations. Payment of the $892 was made in November, 2007 and the Company has filed required gross receipts tax returns subsequent to February 28, 2007.

19. Subsequent Event

On February 29, 2008, the issued and outstanding stock of OSI was acquired by NCO Group, Inc. In connection with the sale, amounts outstanding under the Term Loan were repaid, the Credit Agreement and Warehouse Facility were terminated and all stock units were vested and settled. The accompanying financial statements do not reflect any adjustments for the effects of the sale of OSI to NCO Group, Inc.

NCO Group, Inc.

$165,000,000 Principal Amount of our Floating Rate Senior Notes due 2013 and $200,000,000

Principal Amount of our 11.875% Senior Subordinated Notes due 2014

PROSPECTUS

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Each of the registration rights agreements relating to the securities of the registrants hereby provides that NCO Group, Inc. will bear all expenses in connection with the performance of its obligations relating to the market-making activities of J.P. Morgan Securities Inc. and its affiliates. These expenses include printer expenses and accounting and legal fees in an approximate amount of $200,000.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Registrants Incorporated or Organized Under the Laws of Delaware

(a) The following registrants are corporations incorporated in the State of Delaware: NCO Group, Inc.; AC Financial Services, Inc.; ALW Financial, Inc.; Compass International Services Corporation; FCA Funding, Inc.; FCA Leasing, Inc., JDR Holdings, Inc.; NCO Funding, Inc.; NCO Group International, Inc.; NCO Holdings, Inc.; NCO Portfolio Management, Inc.; NCOCRM Funding, Inc.; NCOP Financing, Inc.; RMH Teleservices Asia Pacific, Inc.; OSI Collection Services, Inc.; OSI Outsourcing Services, Inc.; OSI Portfolio Services, Inc.; OSI Recovery Solutions, Inc.; Outsourcing Solutions Inc.; Union Settlement Administrator, Inc.; Union Settlement Administrator Holdco, Inc.; Credit Receivables Corporation I; and Systems & Services Technologies, Inc.

Section 145(a) of the Delaware General Corporation Law, as amended (the “DGCL”), authorizes a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) further authorizes a Delaware corporation to indemnify any person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the director’s fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

Section 4.1 of the amended and restated bylaws of NCO Group, Inc. states that NCO Group, Inc. shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such person is or was a director or officer of the company or a constituent corporation absorbed in a consolidation or merger, or is or was serving at the request of the company or a constituent corporation absorbed in a consolidation or merger, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director or officer of the company serving at its request as an administrator, trustee or other fiduciary of one ore more of the employee benefit plans of the company or other enterprise, against any expenses (including attorneys’ fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the company, except to the extent that such indemnification is prohibited by applicable law.

Article X of the amended and restated certificate of incorporation of NCO Group, Inc. provides that the corporation shall, to the full extent permitted by Section 145 of the DGCL, indemnify all present and former directors and officers of the corporation and each person who was serving at the request of the corporation as an officer or director of another corporation, partnership, joint venture, trust or other enterprise; provided, however, that the company shall have no affirmative obligation to take the actions permitted by subsections (f) and (g) of Section 145 of the DGCL.

The certificates of incorporation and/or bylaws of the following additional Delaware corporation registrants provide for indemnification under Sections 102(b)(7), 145(a) and 145(b) of the DCGL: AC Financial Services, Inc.; ALW Financial, Inc.; Compass International Services Corporation; FCA Funding, Inc.; JDR Holdings, Inc; NCO Funding, Inc.; NCO Group International, Inc.; NCO Holdings, Inc.; NCO Portfolio Management, Inc.; NCOCRM Funding, Inc.; NCOP Financing, Inc.; RMH Teleservices Asia Pacific, Inc.; OSI Collection Services, Inc.; OSI Outsourcing Services, Inc.; OSI Portfolio Services, Inc.; OSI Recovery Solutions, Inc.; Outsourcing Solutions Inc.; Union Settlement Administrator, Inc.; Union Settlement Administrator Holdco, Inc.; Credit Receivables Corporation I; and Systems & Services Technologies, Inc. The bylaws of FCA Leasing, Inc. provide for indemnification under Section 145(a) and 145(b) of the DGCL.

The bylaws of AC Financial Services, Inc., ALW Financial, Inc., Compass International Services Corporation, FCA Funding, Inc., JDR Holdings, Inc., NCO Funding, Inc., NCO Group International, Inc., NCO Holdings, Inc., NCO Portfolio Management, Inc., NCOCRM Funding, Inc., NCOP Financing, Inc., RMH Teleservices Asia Pacific, Inc., OSI Collection Services, Inc., OSI Outsourcing Services, Inc., OSI Portfolio Services, Inc., OSI Recovery Solutions, Inc., Outsourcing Solutions Inc., Union Settlement Administrator, Inc., Union Settlement Administrator Holdco, Inc., Credit Receivables Corporation I, and Systems & Services Technologies, Inc. also provide that no indemnification shall be provided to a person (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers’ and directors’ liability insurance whose premiums are paid for by the corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the corporation, which written consent shall not be unreasonably withheld. Further, the bylaws of AC Financial Services, Inc., ALW Financial, Inc., Compass

International Services Corporation, FCA Funding, Inc., JDR Holdings, Inc., NCO Funding, Inc., NCO Group International, Inc., NCO Holdings, Inc., NCO Portfolio Management, Inc., NCOCRM Funding, Inc., NCOP Financing, Inc., RMH Teleservices Asia Pacific, Inc., OSI Collection Services, Inc., OSI Outsourcing Services, Inc., OSI Portfolio Services, Inc., OSI Recovery Solutions, Inc., Outsourcing Solutions Inc., Union Settlement Administrator, Inc., Union Settlement Administrator Holdco, Inc., Credit Receivables Corporation I, and Systems & Services Technologies, Inc. authorize the Board of Directors to add to the above list of exceptions at any time by resolution.

(b) The following registrants are limited liability companies organized in the State of Delaware: NCO Support Services, LLC; Coast to Coast Consulting, LLC; Greystone Business Group, LLC; Gulf State Credit, L.L.C.; Old OSI LLC; OSI SPE LLC; Pacific Software Consulting, LLC; PAE Leasing, LLC; and Perimeter Credit, L.L.C.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever. The formation documents and limited liability company agreements of NCO Support Services, LLC, Coast to Coast Consulting, LLC, Greystone Business Group, LLC, Gulf State Credit, L.L.C., OSI SPE LLC, Pacific Software Consulting, LLC, PAE Leasing, LLC, and Perimeter Credit, L.L.C. do not contain any indemnification provisions. The formation documents of Old OSI LLC do not contain any indemnification provisions. The limited liability company agreement of Old OSI LLC provides that the company shall indemnify any manager of the company and any officer, director, shareholder, partner, member, manager or agent of a manager against any loss or damage (including attorneys’ and other professional fees) incurred by the indemnified party on behalf of the company or in furtherance of the company’s interests, without receiving the indemnified party of liability for willful misconduct or recklessness.

Registrants Incorporated Under the Laws of Pennsylvania

The following registrants are corporations incorporated in the Commonwealth of Pennsylvania: NCO Customer Management, Inc.; NCO Financial Systems, Inc. and NCO Teleservices, Inc.

Section 1741 of the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), authorizes a Pennsylvania corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 1742 further authorizes a Pennsylvania corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or no-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

To the extent that a representative of a business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

The articles of incorporation and/or bylaws of the following Pennsylvania corporation registrants provide for indemnification under Sections 1741 and 1742 of the BCL: NCO Customer Management, Inc.; NCO Financial Systems, Inc. and NCO Teleservices, Inc.

The bylaws of NCO Customer Management, Inc., NCO Financial Systems, Inc. and NCO Teleservices, Inc. also provide that no indemnification shall be provided to a person (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers’ and directors’ liability insurance whose premiums are paid for by the corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the corporation, which written consent shall not be unreasonably withheld. Further, the bylaws of NCO Customer Management, Inc., NCO Financial Systems, Inc. and NCO Teleservices, Inc. authorize the Board of Directors to add to the above list of exceptions at any time by resolution.

Registrants Incorporated in Georgia

The following registrants are corporations incorporated in the State of Georgia: AssetCare, Inc. and NCO ACI Holdings, Inc. Section 14-2-851(a) of the Georgia Business Corporation Law (the “GBCL”) authorizes a corporation to indemnify an individual who is a party to a proceeding because he or she is or was a director against liability if such individual conducted himself or herself in good faith and reasonably believed: (A) in the case of conduct in his or her official capacity, that such conduct was in the best interest of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

Section 14-2-851(b) of the GBCL provides that a corporation may not indemnify a director under Section 14-2-851: (1) in connection with a proceeding by or in the right of a corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 14-2-851; or (2) in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

Section 14-2-857(a) of the GBCL authorizes a corporation to indemnify an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director. A corporation may also indemnify an officer who is not a director or who is also a director, but the sole basis on which he or she is made a party to the proceeding is an act or omissions solely as an officer, to such further extent as may be provided in the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes: (A) appropriation, in violation of his or her duties, of any business opportunity of the corporation; (B) acts or omissions which involve intentional misconduct or a knowing violation of law; (C) certain types of liability; or (D) receipt of an improper personal benefit.

A corporation shall indemnify a director and/or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director and/or officer of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

The articles of incorporation and/or bylaws of AssetCare, Inc. and NCO ACI Holdings, Inc. provide for indemnification under Sections 14-2-851(a) and 14-2-857(a) of the GBCL.

The bylaws of AssetCare, Inc. and NCO ACI Holdings, Inc. also provide that no indemnification shall be provided to a person (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers’ and directors’ liability insurance whose premiums are paid for by the corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the corporation, which written consent shall not be unreasonably withheld. Further, the bylaws of AssetCare, Inc. and NCO ACI Holdings, Inc. authorize the Board of Directors to add to the above list of exceptions at any time by resolution.

Registrant Incorporated in Maryland

NCOP Services, Inc. is a corporation incorporated in the State of Maryland. Section 2-418(b) of the Maryland General Corporation Law, (the “MGCL”), authorizes a Maryland corporation to indemnify any director made a party to any proceeding by reason of service in that capacity unless it is clearly established that (i) the act or omission of the director was material to the matter giving rise to the proceeding and (1) was committed in bad faith; or (2) was the result of active and deliberate dishonesty; or (ii) the director actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Section 2-418(b) also provides that if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation. Further, a director may not be indemnified in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.

The determination that indemnification is permissible may not be made by the corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth above. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of one or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate; (ii) by special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subparagraph (i) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or (iii) by the stockholders.

Sections 2-418(c) and 2-418(j) of the MGCL provide that unless limited by the charter, a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, shall be indemnified against reasonable expenses incurred by the director or officer in connection with the proceeding, claim, issue, or matter in which the director or officer has been successful.

The certificate of incorporation and/or bylaws of NCOP Services, Inc. provide for indemnification under Sections 2-418(b), 2-418(c) and 2-418(j) of the MGCL. The bylaws of NCOP Services, Inc. also provide that no indemnification shall be provided to a person (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers’ and directors’ liability insurance whose premiums are paid for by the corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the corporation, which written consent shall not be unreasonably withheld. Further, the bylaws of NCOP Services, Inc. authorize the Board of Directors to add to the above list of exceptions at any time by resolution.

Registrants Incorporated or Organized in Nevada

(a) The following registrants are corporations incorporated in the State of Nevada: NCOP I, Inc.; NCOP II, Inc.; NCOP III, Inc.; NCOP IV, Inc.; NCOP V, Inc.; NCOP VI, Inc.; NCOP VII, Inc.; NCOP/Marlin, Inc.; and NCOP Nevada Holdings, Inc.

Under Section 78.7502(1) of the Nevada Revised Statutes, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable under Section 78.138 of the Nevada Revised Statutes; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Under Section 78.7502(2) of the Nevada Revised Statutes, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable under Section 78.138 of the Nevada Revised Statutes; or (b) acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under such Sections, unless ordered by a court or advanced pursuant to Section 78.751(2), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation and/or bylaws of NCOP I, Inc.; NCOP II, Inc.; NCOP III, Inc.; NCOP IV, Inc.; NCOP V, Inc.; NCOP VI, Inc.; NCOP VII, Inc.; NCOP/Marlin, Inc.; and NCOP Nevada Holdings, Inc. provide for indemnification under Sections 78.7502(1) or 78.7502(2) of the Nevada Revised Statutes.

The bylaws of NCOP I, Inc.; NCOP II, Inc.; NCOP III, Inc.; NCOP IV, Inc.; NCOP V, Inc.; NCOP VI, Inc.; NCOP VII, Inc.; NCOP/Marlin, Inc.; and NCOP Nevada Holdings, Inc. also provide that no indemnification shall be provided to a person (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers’ and directors’ liability insurance whose premiums are paid for by the corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the corporation, which written consent shall not be unreasonably withheld. Further, the bylaws of NCOP I, Inc.; NCOP II, Inc.; NCOP III, Inc.; NCOP IV, Inc.; NCOP V, Inc.; NCOP VI, Inc.; NCOP VII, Inc.; NCOP/Marlin, Inc.; and NCOP Nevada Holdings, Inc. authorize the Board of Directors to add to the above list of exceptions at any time by resolution.

(b) The following registrants are limited liability companies organized under the State of Nevada: NCOP VIII, LLC, NCOP IX, LLC; NCO Capital Resource, LLC; and NCOP X, LLC.

Under Section 86.411 of the Nevada Revised Statutes, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that he is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Under Section 86.421 of the Nevada Revised Statutes, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that he is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the company.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a manager, member, employee or agent of a limited-liability company has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 86.411 or 86.421 or in defense of any claim, issue or matter therein, the company shall indemnify him against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under such Sections, unless ordered by a court or advanced pursuant to Section 86.441, may be made by the limited-liability company only as authorized in the specific case upon a determination that indemnification of the manager, member, employee or agent is proper in the circumstances. The determination must be made (a) by the members or managers as provided in the articles of organization or the operating agreement, (b) if there is no provision in the articles of organization or the operating agreement, by a majority in interest of the members who are not parties to the action, suit or proceeding, (c) if a majority in interest of the members who are not parties to the action, suit or proceeding so order, by independent legal counsel in a written opinion or (d) if members who are not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The formation documents and limited liability company agreements of NCOP VIII, LLC, NCOP IX, LLC, NCO Capital Resource, LLC, and NCOP X, LLC do not provide for indemnification of any persons.

Registrants Incorporated in New Jersey

Compass Teleservices, Inc. is a corporation incorporated in the State of New Jersey. Section 14A:3-5(2) of the New Jersey Annotated Statutes authorizes a New Jersey corporation to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful.

Under Section 14A:3-5(3) of the New Jersey Annotated Statutes, a New Jersey corporation has the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the New Jersey Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the New Jersey Superior Court or such other court shall deem proper.

A New Jersey corporation shall indemnify a corporate agent against expenses to the extent such corporate agent has been successful on the merits or otherwise in any proceeding referred to in Sections 14A:3-5(2) and 14A:3-5(3) or in defense of any claim, issue or matter therein.

Any indemnification under Section 14A:3-5(2) and, unless ordered by a court, under Section 14A:3-5(3) may be made by the corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct set forth in Section 14A:3-5(2) or 14A:3-5(3). Unless otherwise provided in the certificate of incorporation or bylaws, such determination shall be made: (a) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors; or (c) by the shareholders if the certificate of incorporation or bylaws or a resolution of the board of directors or of the shareholders so directs.

The certificate of incorporation and/or bylaws of Compass Teleservices, Inc. provide for indemnification under Sections 14A:3-5(2) and 14A:3-5(3) of the New Jersey Annotated Statutes.

The bylaws of Compass Teleservices Inc. also provide that no indemnification shall be provided to a person (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers’ and directors’ liability insurance whose premiums are paid for by the corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the corporation, which written consent shall not be unreasonably withheld. Further, the bylaws of Compass Teleservices Inc. authorize the Board of Directors to add to the above list of exceptions at any time by resolution.

Registrants Incorporated Under the Laws of Arizona

Jennifer Loomis & Associates, Inc. is incorporated in the State of Arizona. Section 10-851(A) of the Arizona Revised Statutes (the “ARS”) authorizes an Arizona corporation to indemnify any person who was, is or is threatened to be made a named defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, because either the individual is or was a director and the individual’s conduct was in good faith, the individual reasonably believed that, in the case of conduct in an official capacity with the corporation, the conduct was in its best interest, or in all other cases, that the conduct was at least not opposed to its best interests, and in the case of any criminal proceedings, the individual has no reasonable cause to believe the conduct was unlawful, or in the case of any criminal proceedings, the individual has no reasonable cause to believe the conduct was unlawful, or if the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

Section 10-851(B) states that conduct by an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity, including the estate or personal representative of a director, with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan, is presumed to be conduct taken in good faith.

Section 10-852(A) requires that an Arizona corporation indemnify an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity, including the estate or personal representative of a director, who was the prevailing party, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, to which such individual was a party because the individual was or is a director of the corporation against reasonable attorney fees and all other costs and expenses reasonably related to such action. Section 10-852(B) requires that an Arizona corporation indemnify an individual who is a director who, when serving as a director, was not an officer, employee or holder of more than five percent of the outstanding shares of any class of stock of the corporation or of any affiliate of the corporation, unless such indemnification is limited by the articles of incorporation or other provisions of Arizona law. Payment under Section 10-852(B) shall not be made if a court of competent jurisdiction determines before payment that the outside director fails to meet the standards of Section 10-851(A), and does not otherwise order payment pursuant to Section 10-854.

Under Arizona law, indemnification may be provided against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. The indemnification may be provided, however, only if authorized for a specific proceeding after a determination has been made that indemnification is permissible under the circumstances because the person met the applicable standard of conduct. Pursuant to Section 10-855, this determination is required to be made:

•	by the Board of Directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding;

•	by special legal counsel selected by the board by the vote set forth above, or, if such vote cannot be obtained, by a majority of the entire board; or

•	by the shareholders, but shares owned by or under the control of directors who are at the time parties to the proceeding shall not be voted on the determination.

Section 10-851(D) provides that if the proceeding is won by or in the right of the corporation, indemnification may not be provided as to any proceeding in which the person is found liable to the corporation, and indemnification may not be provided in connection with any other proceeding charging improper financial benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director.

Under Section 10-853, an Arizona corporation may pay, before final disposition, the expenses, including attorneys’ fees, incurred by a director who is a party to a proceeding if the director gives a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking to the corporation to repay the amounts advanced if it is ultimately determined that he or she is not entitled to indemnification. The undertaking does not need to be secured, and the undertaking may be accepted without reference to the financial ability of the director to repay the advance.

Section 10-856 allows for indemnification of an individual who is or was an officer of a corporation or an individual who, while an officer of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity, including the estate or personal representative of an officer, to the same extent as a director, or if the individual is an officer but not a director, to the further extent as may be provided in the articles of incorporation, bylaws, a resolution of the board of directors or contract, except that no indemnification will be provided for liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding, or liability that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders, or an intentional violation of criminal law. Under Section 10-857, the corporation may purchase and maintain insurance on behalf of any individual who is or was a director or officer of the corporation or who, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director or officer, whether or not the corporation would have the power to indemnify the individual against that liability under the applicable law.

In addition to the general indemnification described above, Arizona law permits corporations to include any provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders for money damages, but may not include any provision that restricts or limits the liability of its directors or officers to the corporation or its stockholders:

•

to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property or services actually received; or

•

to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

The bylaws of Jennifer Loomis & Associates, Inc. do not contain indemnification provisions. The articles of incorporation of Jennifer Loomis & Associates, Inc. provide that the indemnification of any person who incurs expenses or liabilities by reason of the fact that he or she is or was an officer, director, employee or agent, or is or was serving at the request of Jennifer Loomis & Associates, Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be mandatory in all circumstances in which indemnification is permitted by law.

Registrants Incorporated Under the Laws of California

Transworld Systems Inc. is incorporated in the State of California. Under Section 317(b) of the California General Corporation Law (“CGCL”), a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was a director, officer, employee or other agent of the corporation, against expenses, including attorneys’ fees, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct of the person was unlawful.

Under Section 317(c), a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection in the defense or settlement of the action if the person acted in good faith and in a manner believed to be in the best interests of the corporation and its shareholders. No indemnification may be made under this section, however, in respect (i) of any claim, issue or matter as to which the person shall have been adjudged liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity, (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval, or (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

Section 317(d) provides that an agent of the corporation shall be indemnified for expenses incurred in connection with the successful defense on the merits of any proceedings. Section 317(e) requires that any indemnification, other than indemnification under Section 317(d), be authorized by one of the following:

•	A majority vote of a quorum consisting of directors who are not parties to the proceeding;

•	If such a quorum is not obtainable, independent legal counsel in a written opinion;

•	The shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

•

The court in which the proceeding is or was pending upon application by the corporation, the agent, or the attorney or other person rendering services in connection with the defense, whether or not the application is opposed by the corporation.

Section 317(f) provides that expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent was not entitled to be indemnified. Section 317(i) allows corporations to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against that liability under the applicable law.

The bylaws of Transworld Systems Inc. do not contain indemnification provisions. The articles of incorporation of Transworld Systems Inc. provide that, to the fullest extent permitted by the CGCL, a director shall not be liable to the corporation or its shareholders (including, without limitation, in an action brought by or in the right of the corporation) for breach of a director’s duties to the corporation and its shareholders, and the corporation may by bylaw, agreement or otherwise, indemnify agents (as defined in the CGCL) in excess of that expressly permitted by the CGCL.

Registrants Incorporated Under the Laws of Missouri

Tempest Recovery Services, Inc. is incorporated in the State of Missouri. Section 351.355(1) of the General and Business Corporations Law of Missouri provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigation, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

Section 351.355(2) provides that the corporation may also indemnify any such person in any action or suit by or in the right of the corporation against expenses (including attorneys’ fees) and settlement amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that he may not be indemnified in respect of any matter in which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless authorized by the court. Section 351.355(3) provides that, except as otherwise provided in the articles of incorporation or bylaws, a corporation shall indemnify any such person against expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the action, suit or proceeding if he has been successful in defense of such action, suit or proceeding, on the merits or otherwise, and if such action, suit or proceeding is one for which the corporation may indemnify him under Section 351.355(1) or (2). Section 351.355(4) provides that any indemnification provided under subsections (1) and (2), unless ordered by a court, must be approved by a majority vote of a quorum of directors who were not parties to the action, suit, or proceeding, by the disinterested directors, by independent legal counsel in a written opinion, or by the shareholders.

Section 351.355(5) provides that the corporation may advance expenses upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she was entitled to be indemnified.

Section 351.355(7) provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355, provided such further indemnity is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any by-law or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Section 351.355(8) authorizes the corporation to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her under applicable law.

The articles of incorporation of Tempest Recovery Services, Inc. provide that, to the fullest extent permitted by the General and Business Corporations Law of Missouri, a director shall not be personally liable to the corporation or its shareholders for breach of fiduciary duty as a director. Article V of the bylaws of Tempest Recovery Services, Inc. provides for indemnification to the fullest extent permitted by Missouri law, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Registrants Incorporated Under the Laws of New York

North Shore Agency, Inc. is incorporated in the State of New York. The New York Business Corporation Law (“BCL”), Section 722(a), authorizes a corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type of kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason that he, his testator or intestate, was a director or officer of the corporation, or served such other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, so long as such officer or director acted in good faith, for a purpose which he reasonably believed to be in, or, in the case of service to another venture, not opposed to the best interests of the corporation and, in criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) provides that no such indemnification will be made in respect of a threatened action or a pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction determines that the person is fairly and reasonably entitled to indemnity.

Under Section 723(a), the corporation shall indemnify any person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the type described in Section 722. Any indemnification under Sections 721 or 722, unless ordered by a court under Section 724, may be made by the corporation only if authorized by (i) the board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the applicable standard of conduct, (ii) if a quorum of disinterested directors so directs, by the board upon the written opinion of independent legal counsel, or (iii) by the shareholders. Section 723(c) provides for the advancement of expenses by the corporation upon the receipt of an undertaking by or on behalf of such director or officer to repay such amount if they are ultimately found not to be entitled to indemnification. A corporation may not, pursuant to Section 723(b), provide indemnification when it appears that the indemnification would be consistent with the law of the jurisdiction of incorporation of a foreign corporation, the indemnification would be inconsistent with a provision of the certificate of incorporation, a by-law, a resolution of the board or of the shareholders, or any other agreement, or the indemnification would be inconsistent with a settlement approved by the court.

The bylaws of North Shore Agency, Inc. do not contain indemnification provisions. The certificate of incorporation of North Shore Agency, Inc. provides that, to the fullest extent permitted by the BCL, a director shall not be liable to the corporation or its shareholders for damages for any breach of duty as a director.

Registrants Incorporated or Organized Under the Laws of Wisconsin

(a) The following registrants are corporations incorporated in the State of Wisconsin: Asset Recovery & Management Corp.; OSI Education Services, Inc.; OSI Outsourcing Services International, Inc.; OSI Support Services, Inc.; Payco American International Corp.; Professional Recoveries Inc.; and Qualink, Inc.

Under Section 180.0851 of the Wisconsin Business Corporation Law, a corporation shall indemnify a director or officer, including an individual who is or was a director or officer of the corporation, an individual who, while a director or officer of the corporation, was serving at the corporation’s request as a director, officer, partner, trustee, member of any governing or decision-making committee, manager, employee or agent of another corporation or foreign corporation, limited liability company, partnership, joint venture, trust or other enterprise, to the extent such person is successful on the merits or otherwise in the defense of any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, for all reasonable expenses, including attorneys fees, incurred in the proceeding, if such person was a party or threatened to be made a party to such proceeding because he or she was a director or officer of the corporation. In all other cases, the corporation shall indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of the corporation, unless liability was incurred because he or she breached or failed to perform a duty owed to the corporation and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. In both instances, the ability of the corporation to provide indemnification is subject to any limitations on indemnification contained in the articles of incorporation.

Section 180.0853 allows a corporation to advance reasonable expenses to a director or officer who is a party to a proceeding, so long as the director or officer provides the corporation with a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation, and a written undertaking by or on behalf of the officer or director to repay the allowance, together with reasonable interest, if it is ultimately determined that the director or officer was not entitled to indemnification. Section 180.0855 requires that, unless otherwise provided by the articles of incorporation, bylaws or other agreement, the director or officer seeking indemnification must seek approval through one of the following means:

•

By a majority vote of a quorum of the members of the board of directors who are not parties to the same or related proceedings, or if such a quorum cannot be obtained, by a majority vote of a committee consisting solely of two or more directors who are not parties to the same or related proceedings;

•	By independent legal counsel chosen by a quorum of the board of directors or its committee as described above, or by a majority vote of the full board of directors;

•

By a panel of three arbitrators consisting of one arbitrator chosen by the directors entitled to choose independent legal counsel above, one arbitrator chosen by the director seeking indemnification, and one arbitrator chosen by the two previously chosen arbitrators;

•	By an affirmative vote of shares, provided that shares owned or controlled by persons who are parties to the same or related proceedings shall not be voted;

•	By a court order pursuant to Section 180.0854; or

•	By any other methods provided for under Section 180.0858.

Section 180.0858 of the Wisconsin Business Corporation Law provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the corporation’s articles of incorporation, bylaws, or other agreements.

Section 180.0857 provides that a corporation may purchase and maintain insurance on behalf of an individual who is an employee, agent, director or officer of the corporation against liability asserted against or incurred by that person in such capacity, regardless of whether the corporation is required or authorized to indemnify the individual for such liability under applicable law.

The articles of incorporation of Asset Recovery & Management Corp., OSI Education Services, Inc., OSI Outsourcing Services International, Inc., OSI Support Services, Inc., Payco American International Corp., Professional Recoveries Inc., and Qualink, Inc. do not contain indemnification provisions. Article V of the bylaws of Asset Recovery & Management Corp., OSI Education Services, Inc., OSI Outsourcing Services International, Inc., OSI Support Services, Inc., Payco American International Corp., Professional Recoveries Inc., and Qualink, Inc. state that the corporations shall provide indemnification to the fullest extent permitted by the Wisconsin Business Corporation Law. This right to indemnification is not exclusive of any other rights to indemnification to which the individual seeking indemnification may be entitled under any other agreement or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

(b) University Accounting Service, LLC is a limited liability company organized in the State of Wisconsin.

Section 183.0106(2)(m) of the Wisconsin Limited Liability Company Act permits a limited liability company to indemnify a member, manager, employee, officer, agent, or any other person. Section 183.0403(2) provides that a company shall indemnify or allow reasonable expenses to and pay liabilities of each member and, if management of the limited liability company is vested in one or more managers, of each manager, incurred with respect to a proceeding if that member or manager was a party to the proceeding in the capacity of a member or manager. Under Section 183.0403(3), the operating agreement of a limited liability company may alter or provide additional rights to indemnification. A limited liability company may not indemnify a member or manager for liabilities unless it is determined by or on behalf of the limited liability company that the liabilities or expenses did not result from the member or manager’s breach or failure to perform a duty to the limited liability company.

The limited liability company agreement and articles of organization of University Accounting Service, LLC do not contain any indemnification provisions.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

Listed below are sales of unregistered securities effected by us since July 13, 2006, the date of our inception.

1. On July 13, 2006, we issued 100 shares of our old common stock, par value $.01 per share to One Equity Partners II, L.P. which were subsequently cancelled in connection with the Transaction.

2. On November 15, 2006, in connection with the Transaction, we issued shares of our Series A 14% PIK Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”) at a purchase price of $237.50 per share, shares of our Class A Common Stock, par value $0.01 per share (“Class A Common Stock”) at a purchase price of $10 per share and shares of our Class L Common Stock, par value $0.01 per share (“Class L Common Stock”) at a purchase price of $247.50 per share in the following amounts to the following investors:

Purchaser	Series A Preferred Stock	Class L Common Stock	Class A Common Stock
Affiliates of One Equity Partners(1)	1,218,961.63376	97,038.3362	1,547,961.63
Affiliates of Citigroup	—	160,000	40,000
Helzberg Angrist Investors I, LLC	—	20,000	5,000
Michael J. Barrist and family members and trusts formed for his or their benefit(2)	—	80,000.03	20,000.0075
Management Investors (other than Mr. Barrist)	—	8,000	2,000

(1)	On December 29, 2006, 1,082.768 shares of Class L Common Stock were exchanged for 1,082.768, shares of Class A Common Stock and 1,082.768 shares of Series A Preferred Stock.

(2)	Contributed an aggregate of 727,273 shares of NCO Group, Inc. common stock to Collect Holdings, Inc. (now known as NCO Group, Inc.) in exchange for the securities set forth herein. The shares of NCO Group, Inc. common stock contributed were valued at $27.50 per share for purposes of this contribution.

3. On November 17, 2006, an aggregate of 164,491.5309 restricted shares of Class A common stock were awarded under the Restricted Share Plan to members of our management.

4. On February 2, 2007, Austin A. Adams, Edward A. Kangas and Leo J. Pound were each granted 2,772.70005 restricted shares of our Class A common stock.

5. On February 28, 2007, we issued 49,603.99705 shares of Series A Preferred Stock to One Equity Partners II, L.P. in connection with a PIK dividend.

6. On May 31, 2007, we issued 44,802.93528 shares of Series A Preferred Stock to One Equity Partners II, L.P. in connection with a PIK dividend.

7. On August 10, 2007, an aggregate of 27,176.86157 restricted shares of Class A common stock were awarded under the Restricted Share Plan to members of our management.

8. On January 2, 2008, we issued 22,484.2106 shares of our Series A Preferred Stock to JPMorgan Chase Bank as partial consideration for the acquisition of SST. The total consideration we paid to JPMorgan Chase Bank for the acquisition of SST was $13.4 million, consisting of a cash payment of $8.1 million and the issuance of the Series A Preferred Stock discussed above, subject to certain post-closing adjustments.

9. On February 28, 2008, we issued a total of 49,108.0310 shares of Series A Preferred Stock to One Equity Partners II, L.P. and JPMorgan Chase Bank in connection with a PIK dividend.

10. On February 29, 2008, we sold a total of 802,261.516 shares of our Series A Preferred Stock, 37,738.484 shares of our Class L Common Stock and 1,012,261.516 shares of our Class A Common Stock to certain of our existing stockholders, including members of management. The aggregate cash purchase price was $210.0 million, and such proceeds were used to fund a portion of the OSI acquisition completed on February 29, 2008. Set forth below is information concerning those stockholders that purchased our securities in the February 2008 private placement:

Purchaser	Shares of Company Series A Preferred Stock	Shares of Company Class L Common Stock	Shares of Company Class A Common Stock	Cash Purchase Price
One Equity Partners II, L.P.	802,261.516		1,002,826.895	$200,565,379.00
OEP II Co-Investors, L.P.		16,479.608	4,119.902	$4,119,902.00
OEP II Partners Co. Invest, L.P.		16,858.876	4,214.719	$4,214,719.00
Barrist Family Foundation		4,000	1,000	$1,000,000
Steven Leckerman		120	30	$30,000.00
Steven L. Winokur		80	20	$20,000.00
Stephen W. Elliott		60	15	$15,000.00
Albert Zezulinski		40	10	$10,000.00
Joshua Gindin		40	10	$10,000.00
John R. Schwab		60	15	$15,000.00

11. On March 31, 2008, an aggregate of 105,036.68 restricted shares of Class A common stock were awarded to our executive officers, employees and certain directors under the Amended and Restated Restricted Share Plan as an anti-dilution adjustment.

12. On March 31, 2008, we issued an aggregate of 22,467.33 shares of Class A common stock to our executive officers as an anti-dilution adjustment.

13. On May 31, 2008, we issued a total of 80,879.14776 shares of Series A Preferred Stock to One Equity Partners II, L.P. and JPMorgan Chase Bank in connection with a PIK dividend.

The sales and issuances of securities in the transactions described in Items 1, 2, 4, 8 and 10 were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. No underwriters were employed in any of these transactions. The issuances of securities listed above in Item 3 were deemed to be exempt from registration under the Securities Act by virtue of Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions pursuant to benefits plans and contracts relating to compensation. The issuance of securities listed above in Items 5, 6, 7, 9, 11, 12 and 13 were not sales of securities. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

2.1	Agreement and Plan of Merger, dated as of July 21, 2006, by and among Collect Holdings, Inc., Collect Acquisition Corp. and NCO Group, Inc. (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on July 25, 2006 (SEC File Number 000-21639)) (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

2.2	Agreement and Plan of Merger, dated as of February 27, 2007, by and between NCO Group, Inc. and Collect Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

2.3	Purchase Agreement, dated as of July 6, 2005, by and among NCOP Capital Resource, LLC and Risk Management Alternatives Parent Corp. and Risk Management Alternatives Holdings, Inc., Risk Management Alternatives International Limited, Resource Recovery Consultants, Inc., RMA Intermediate Holdings Corporation, RMA Management Services, Inc., Risk Management Alternatives International Corp. Canada, National Revenue Corporation, Risk Management Alternatives, Inc., Risk Management Alternatives Portfolio Services, LLC, RMA Holdings LLC, Purchased Paper LLC and Risk Management Alternatives Solutions LLC (collectively, the “RMA Seller Parties”) (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on September 16, 2005 (SEC File Number 000-21639))

2.4

First Amendment and Acknowledgement to Purchase Agreement, by and among NCOP Capital Resource, LLC and RMA Seller Parties, dated as of August 23, 2005 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on September 16, 2005

(SEC File Number 000-21639))

2.5

Second Amendment and Acknowledgement to Purchase Agreement, by and among NCOP Capital Resource, LLC and RMA Seller Parties, dated as of August 31, 2005 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on September 16, 2005

(SEC File Number 000-21639))

2.6	Guarantee, dated as of July 6, 2005, by NCO Group, Inc. in favor of and for the benefit of Risk Management Alternatives Parent Corp. (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005 (SEC File Number 000-21639))

2.7	Agreement and Plan of Merger by and among Outsourcing Solutions Inc., NCO Group, Inc. and NCO Acquisition Sub, Inc. dated as of December 11, 2007 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File Number 333-144067, 333-144068))

2.8	Agreement and Plan of Merger by and among NCO Group, Inc., Systems & Services Technologies Merger Corp., Systems & Services Technologies, Inc. and JPMorgan Chase Bank, National Association dated as of August 27, 2007 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on May 13, 2008 (SEC File Number 333-144067, 333-144068)) (NCO agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits)

2.9	Amendment No. 1 dated as of December 12, 2007 to the Agreement and Plan of Merger by and among NCO Group, Inc, Systems & Services Technologies Merger Corp., Systems & Services Technologies, Inc, and JPMorgan Chase Bank, National Association (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on May 13, 2008 (SEC File Number 333-144067, 333-144068))

3.1.1*

Amended and Restated Certificate of Incorporation of NCO Group, Inc., as amended

Certificate of Incorporation or the corresponding organizational instrument, with any amendments thereto, of the following additional registrants:

3.1.2	AC Financial Services, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.3	ALW Financial, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.4	AssetCare, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.5	Compass International Services Corporation (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.6	Compass Teleservices, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.7	FCA Funding, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.8	FCA Leasing, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.9	JDR Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.10	NCO ACI Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.11	NCO Customer Management, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.12	NCO Financial Systems, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.13	NCO Funding, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.14	NCO Group International, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.15	NCO Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.16	NCO Portfolio Management, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.17	NCO Support Services, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.18	NCO Teleservices, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.19	NCOCRM Funding, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.20	NCOP I, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.21	NCOP II, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.22	NCOP III, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.23	NCOP IV, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.24	NCOP V, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.25	NCOP VI, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.26	NCOP VII, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.27	NCOP VIII, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.28	NCOP IX, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.29	NCOP Capital Resource, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.30	NCOP Financing, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.31	NCOP/Marlin, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.32	NCOP Nevada Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.33	NCOP Services, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.34	(Intentionally Omitted)

3.1.35	RMH Teleservices Asia Pacific, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.36*	Asset Recovery & Management Corp.

3.1.37	Coast to Coast Consulting, LLC

3.1.38	Greystone Business Group, LLC

3.1.39	Gulf State Credit, L.L.C.

3.1.40*	Jennifer Loomis & Associates, Inc.

3.1.41*	North Shore Agency, Inc.

3.1.42	Old OSI LLC

3.1.43*	OSI Collection Services, Inc.

3.1.44*	OSI Education Services, Inc.

3.1.45*	OSI Outsourcing Services International, Inc.

3.1.46*	OSI Outsourcing Services, Inc.

3.1.47*	OSI Portfolio Services, Inc.

3.1.48*	OSI Recovery Solutions, Inc.

3.1.49	OSI SPE LLC

3.1.50*	OSI Support Services, Inc.

3.1.51*	Outsourcing Solutions Inc.

3.1.52	Pacific Software Consulting, LLC

3.1.53	PAE Leasing, LLC

3.1.54*	Payco American International Corp.

3.1.55	Perimeter Credit, L.L.C.

3.1.56*	Professional Recoveries Inc.

3.1.57*	Qualink, Inc.

3.1.58	Transworld Systems Inc.

3.1.59	Union Settlement Administrator, Inc.

3.1.60*	Union Settlement Administrator Holdco, Inc.

3.1.61*	University Accounting Service, LLC

3.1.62*	Credit Receivables Corporation I

3.1.63*	Systems & Services Technologies, Inc.

3.1.64*	Tempest Recovery Services, Inc.

3.1.65*	NCOP X, LLC

3.2.1

Amended and Restated Bylaws of NCO Group, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

Bylaws or the corresponding operating agreement, with any amendments thereto, of the following additional registrants:

3.2.2	AC Financial Services, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.3*	ALW Financial, Inc.

3.2.4*	AssetCare, Inc.

3.2.5*	Compass International Services Corporation

3.2.6	Compass Teleservices, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.7*	FCA Funding, Inc.

3.2.8	FCA Leasing, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.9*	JDR Holdings, Inc.

3.2.10*	NCO ACI Holdings, Inc.

3.2.11	NCO Customer Management, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.12	NCO Financial Systems, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.13*	NCO Funding, Inc.

3.2.14*	NCO Group International, Inc.

3.2.15*	NCO Holdings, Inc.

3.2.16*	NCO Portfolio Management, Inc.

3.2.17	NCO Support Services, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.18	NCO Teleservices, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.19*	NCOCRM Funding, Inc.

3.2.20	NCOP I, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.21	NCOP II, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.22	NCOP III, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.23	NCOP IV, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.24	NCOP V, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.25	NCOP VI, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.26	NCOP VII, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.27	NCOP VIII, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.28	NCOP IX, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.29	NCOP Capital Resource, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.30*	NCOP Financing, Inc.

3.2.31	NCOP/Marlin, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.32	NCOP Nevada Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.33	NCOP Services, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.34	(Intentionally Omitted)

3.2.35	RMH Teleservices Asia Pacific, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.36*	Asset Recovery & Management Corp.

3.2.37*	Coast to Coast Consulting, LLC

3.2.38*	Greystone Business Group, LLC

3.2.39*	Gulf State Credit, L.L.C.

3.2.40*	Jennifer Loomis & Associates, Inc.

3.2.41*	North Shore Agency, Inc.

3.2.42*	Old OSI LLC

3.2.43*	OSI Collection Services, Inc.

3.2.44*	OSI Education Services, Inc.

3.2.45*	OSI Outsourcing Services International, Inc.

3.2.46*	OSI Outsourcing Services, Inc.

3.2.47*	OSI Portfolio Services, Inc.

3.2.48*	OSI Recovery Solutions, Inc.

3.2.49*	OSI SPE LLC

3.2.50*	OSI Support Services, Inc.

3.2.51*	Outsourcing Solutions Inc.

3.2.52*	Pacific Software Consulting, LLC

3.2.53*	PAE Leasing, LLC

3.2.54*	Payco American International Corp.

3.2.55*	Perimeter Credit, L.L.C.

3.2.56*	Professional Recoveries Inc.

3.2.57*	Qualink, Inc.

3.2.58*	Transworld Systems Inc.

3.2.59*	Union Settlement Administrator, Inc.

3.2.60*	Union Settlement Administrator Holdco, Inc.

3.2.61*	University Accounting Service, LLC

3.2.62*	Credit Receivables Corporation I

3.2.63*	Systems & Services Technologies, Inc.

3.2.64*	Tempest Recovery Services, Inc.

3.2.65*	NCOP X, LLC

4.1

Indenture, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on

Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.2	Indenture, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.3	Supplemental Indenture, dated as of November 15, 2006, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.4

Supplemental Indenture, dated as of November 15, 2006, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on

Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.5	Second Supplemental Indenture, dated as of February 27, 2007, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.6

Second Supplemental Indenture, dated as of February 27, 2007, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on

Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.7	Third Supplemental Indenture, dated as of February 27, 2007, among Collect Holdings, Inc. and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.8

Third Supplemental Indenture, dated as of February 27, 2007, among Collect Holdings, Inc. and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on

Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.9

Registration Rights Agreement, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and Morgan Stanley & Co. Incorporation, J.P. Morgan Securities Inc. and Banc of America Securities LLP with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on

Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.10	Registration Rights Agreement, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and Morgan Stanley & Co. Incorporation, J.P. Morgan Securities Inc. and Banc of America Securities LLP with respect to the 11.875% Senior Subordinated Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.11

Form of 144A and Regulation S Floating Rate Senior Notes due 2013 (contained in Exhibit 4.1) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on

Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.12	Form of 144A and Regulation S 11.875% Senior Subordinated Notes due 2014 (contained in Exhibit 4.2) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.13	144A Notation of Senior Guarantee by the Guarantors named therein, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.14	Regulation S Notation of Senior Guarantee by the Guarantors named therein, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.15

144A Notation of Senior Subordinated Guarantee by the Guarantors named therein, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number

333-144067))

4.16

Regulation S Notation of Senior Subordinated Guarantee by the Guarantors named therein, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number

333-144067))

4.17

Registration Rights Agreement, dated as of November 15, 2006, among Collect Holdings, Inc., One Equity Partners II, L.P., OEP II Partners Co-Investors, L.P., OEP II Partners Co-Invest, L.P., Michael Barrist and the other non-OEP Investors named therein (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number

333-144067))

4.18

Fourth Supplemental Indenture, dated as of July 11, 2007, among NCO Group, Inc., NCOP X, LLC and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Registration Statement on

Form S-4/A filed on July 13, 2007 (SEC File Number 333-144067))

4.19	Fourth Supplemental Indenture, dated as of July 11, 2007, among NCO Group, Inc., NCOP X, LLC and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4/A filed on July 13, 2007 (SEC File Number 333-144067))

4.20

Form of Exchange Floating Rate Senior Note due 2013 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4/A filed on July 13, 2007

(SEC File Number 333-144067))

4.21	Form of Exchange 11.875% Senior Subordinated Note due 2014 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4/A filed on July 13, 2007 (SEC File Number 333-144067))

4.22*	Fifth Supplemental Indenture, dated as of February 29, 2008, among NCO Group, Inc., the New Guarantors (as defined therein), and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013

4.23*	Fifth Supplemental Indenture, dated as of February 29, 2008, among NCO Group, Inc., the New Guarantors (as defined therein), and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014

5.1*	Opinion of Blank Rome LLP

5.2*	Opinion of Kilpatrick Stockton LLP

5.3*	Opinion of The Stewart Law Firm

5.4*	Opinion of Musick, Peeler & Garrett LLP
5.5*	Opinion of Fennemore Craig, P.C.

5.6*	Opinion of Quarles & Brady LLP

5.7*	Opinion of Bryan Cave LLP

10.1

Credit Agreement, dated as of November 15, 2006, among NCO Group, Inc. (as survivor of the merger with Collect Acquisition Corp.), NCO Financial Systems, Inc., the Subsidiary Guarantors, the Lenders and agents named therein and Morgan Stanley Senior Funding, Inc., as administrative agent

(NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.2

Security Agreement, dated November 15, 2006, made by Collect Acquisition Corp., NCO Financial Systems, Inc., Collect Holdings, Inc., the Subsidiary Guarantors and the Other Grantors Identified Therein, to Morgan Stanley & Co. Incorporated, as Collateral Agent (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on

Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.3	Intellectual Property Security Agreement, dated November 15, 2006, made by Collect Acquisition Corp., NCO Financial Systems, Inc., Collect Holdings, Inc., NCO Group, Inc. and the Subsidiary Guarantors in favor of Morgan Stanley & Co. Incorporated, as Collateral Agent (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.4	Stockholders Agreement, dated as of November 15, 2006, among Collect Holdings, Inc., One Equity Partners II, L.P., OEP II Co-Investors, L.P., OEP II Partners Co-Invest, L.P., Michael Barrist, and the Rollover Investors, Management Investors and Institutional Investors named therein (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.5	(Intentionally Omitted)

10.6*	NCO Group, Inc. Amended and Restated Restricted Share Plan

10.7	Form of Award Agreement pursuant to the NCO Group, Inc. Restricted Share Plan (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.8	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Michael Barrist (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.9	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Stephen W. Elliott (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.10	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Joshua Gindin (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.11

Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Steven Leckerman, including the First Amendment to Employment Agreement dated June 14, 2007 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on

Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.12	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and John R. Schwab (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.13	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Steven L. Winokur (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.14	Management Agreement, dated as of November 15, 2006, between One Equity Partners II, L.P. and Collect Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.15	Rollover Agreement, dated as of July 21, 2006, between Collect Holdings, Inc. and Michael Barrist (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.16	Joinder and Amendment to Rollover Agreement, dated November 15, 2006, among Michael Barrist, Michael and Natalie Barrist Trust, Annette H. Barrist and the Annette H. Barrist Trust (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.17	Irrevocable Proxy Agreement by and between Michael J. Barrist and Annette H. Barrist (incorporated by reference to the exhibits filed with NCO Group, Inc.’s and Michael J. Barrist’s Rule 13e-3 Transaction Statement on Schedule 13e-3 (Amendment No. 1) filed on September 22, 2006)

10.18

Executive Salary Continuation Agreement (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ending March 31, 1998

(File No. 0-21639), filed on May 4, 1998)

10.19	Amended and Restated Note Receivable, dated April 1, 2002, from TRC Holdings, Inc. for the principal amount of $11.25 million, as payment of the purchase price for the acquisition of certain assets of NCO Teleservices, Inc. (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 15, 2004 (SEC File Number 000-21639))

10.20

Executive Deferred Compensation Plan Basic Document (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on January 6, 2005

(SEC File Number 000-21639))

10.21

Executive Deferred Compensation Plan Adoption Agreement (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on January 6, 2005

(SEC File Number 000-21639))

10.22

Rabbi Trust Agreement with Putnam Fiduciary Trust Company (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on January 6, 2005

(SEC File Number 000-21639))

10.23	Summary of Director and Named Executive Officer Compensation Arrangements (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File Number 333-144067, 333-144068))

10.24	Credit Agreement, dated as of November 26, 2002, by and among NCOP Capital, Inc. as Borrower and CFSC Capital Corp. XXXIV as Lender (incorporated by reference to Exhibit 10.48 to NCO Portfolio Management, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 13, 2003 (SEC File Number 000-32403))

10.25

Second Amendment to Credit Agreement, dated as of June 30, 2005, by and among NCOP Capital, Inc. as Borrower and CFSC Capital Corp. XXXIV as Lender (incorporated by reference to the

Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005 (SEC File Number 000-21639))

10.26	(Intentionally Omitted)

10.27

Fee Letter Agreement, dated November 15, 2006, between One Equity Partners II, L.P., Collect Holdings, Inc. and Collect Acquisition Corp. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number

333-144067))

10.28	Stock Subscription Agreement, dated as of November 14, 2006, by and among Collect Holdings, Inc., One Equity Partners II, L.P., OEP II Co-Investors, L.P. and OEP II Partners Co-Invest, L.P. and several other individuals and entities listed on the signature page (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.29	Stock Subscription Agreement, dated as of November 15, 2006, by and among Collect Holdings, Inc. and the several individuals listed on the signature page (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.30

Credit Agreement between NCOP Capital III, LLC and CVI GVF FINCO, LLC dated as of August 31, 2007. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Quarterly Report on

Form 10-Q for the quarter ended September 30, 2007, filed on November 14, 2007 (SEC File Number 333-144067, 333-144068))

10.31

Credit Agreement between NCOP Capital IV, LLC and CVI GVF FINCO, LLC dated as of August 31, 2007. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Quarterly Report on

Form 10-Q for the quarter ended September 30, 2007, filed on November 14, 2007 (SEC File Number

333-144067, 333-144068))

10.32	Second Amended and Restated Exclusivity Agreement dated as of August 31, 2007 among NCOP Lakes, Inc., NCO Financial Systems, Inc., NCO Portfolio Management, Inc., NCO Group, Inc., NCOP Capital, Inc., NCOP Capital I, LLC, NCOP-CF II, LLC, NCOP/CF, LLC, NCOP Capital III, LLC, NCOP Capital IV, LLC, CARVAL INVESTORS, LLC and CVI GVF FINCO, LLC. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed on November 14, 2007 (SEC File Number 333-144067, 333-144068))

10.33	Limited Liability Company Agreement of NCOP/CF II, LLC dated as of August 31, 2007 between NCOP Nevada Holdings, Inc. and CVI GVF FINCO, LLC. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed on November 14, 2007 (SEC File Number 333-144067, 333-144068))

10.34

First Amended to Credit Agreement dated as of February 8, 2008 by and among NCO Group, Inc., NCO Financial Systems, Inc., certain guarantors, Citizens Bank of Pennsylvania, and RBS Securities Corporation d/b/a RBS Greenwich Capital, as lead arranger and bookrunner, and the Lenders (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File Number 333-144067,

333-144068))

10.35

Security Agreement Supplement dated as of February 29, 2008 made by NCO Group, Inc., NCO Financial Systems, Inc., the Subsidiary Guarantors and the Other Grantors identified therein to Citizens Bank of Pennsylvania, as the Collateral Agent and Administrative Agent Lenders (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File Number 333-144067,

333-144068)) ( NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

10.36

Intellectual Property Security Agreement, dated February 29, 2008, made by the persons listed on the signature pages in favor of Citizens Bank of Pennsylvania, as the Collateral Agent Lenders (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File Number 333-144067,

333-144068)) (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

10.37	Subscription Agreement dated as of February 27, 2008 by and among NCO Group, Inc., One Equity Partners II, L.P., OEP II Co-Investors, EP II Partners Co-Invest L.P. and several other individuals and entities listed on the signature pages thereto Lenders (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File Number 333-144067, 333-144068))

12	Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File Number 333-144067, 333-144068))

16	Letter from Ernst & Young LLP (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

21.1

Subsidiaries of the Registrant (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008

(SEC File Number 333-144067, 333-144068))

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of PricewaterhouseCoopers LLP

23.4	Consent of Ernst & Young LLP

23.5*	Consent of Blank Rome LLP (included in the opinion filed as Exhibit 5.1)

23.6*	Consent of Kilpatrick Stockton LLP (included in the opinion filed as Exhibit 5.2)

23.7*	Consent of The Stewart Law Firm (included in the opinion filed as Exhibit 5.3)

23.8*	Consent of Musick, Peeler & Garrett LLP (included in the opinion filed as Exhibit 5.4)

23.9*	Consent of Fennemore Craig, P.C. (included in the opinion filed as Exhibit 5.5)

23.10*	Consent of Quarles & Brady LLP (included in the opinion filed as Exhibit 5.6)

23.11*	Consent of Bryan Cave LLP (included in the opinion filed as Exhibit 5.7)

24*	Powers of Attorney

25

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York with respect to the Indenture governing the Floating Rate Senior Notes due 2013 and the Indenture governing the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007

(SEC File Number 333-144067))

*	Previously filed.

ITEM 17.	UNDERTAKINGS

(a)	Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	Insofar as indemnification for liabilities arising under Securities Act of 1933 of may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either of the registrants of expenses incurred or paid by a director, officer or controlling person of each of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

NCO GROUP, INC.

By:	*
Name:	John R. Schwab
Title:	Executive Vice President, Finance and Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

* John R. Schwab	Executive Vice President, Finance and Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Austin Adams	Director

* Richard M. Cashin, Jr.	Director

* David M. Cohen	Director

* Colin M. Farmer	Director

* Edward Kangas	Director

* Leo J. Pound	Director

*By:	*
Name:	John R. Schwab Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

AC FINANCIAL SERVICES, INC.

By:	*
Name:	William C. Fischer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* William C. Fischer	President (Principal Executive Officer)

* Gail Ball	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* John R. Schwab	Director

Peter J. Winnington	Director

* Steven L. Winokur	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

ALW FINANCIAL, INC.

By:	*
Name:	William C. Fischer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* William C. Fischer	President and Director (Principal Executive Officer)

* Gail Ball	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

* Steven L. Winokur	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

ASSETCARE, INC.

By:	*
Name:	John R. Schwab
Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Joshua Gindin	President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

*By:	*
Name:	John R. Schwab,
Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

COMPASS INTERNATIONAL SERVICES CORPORATION

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* Steven L. Winokur	Chief Financial Officer, Executive Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

COMPASS TELESERVICES, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* Steven L. Winokur	Chief Financial Officer, Executive Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

FCA FUNDING, INC.

By:	*
Name:	William C. Fischer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* William C. Fischer	President (Principal Executive Officer)

* Gail Ball	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* John R. Schwab	Director

* Steven L. Winokur	Director

Peter J. Winnington	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

FCA LEASING, INC.

By:	*
Name:	Robert DiSante
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Robert DiSante	President and Director

* Maria Albino	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Irving Shapiro	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

JDR HOLDINGS, INC.

By:	*
Name:	Michael J. Barrist
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	President and Director

* Steven L. Winokur	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

NCO ACI HOLDINGS, INC.

By:	*
Name:	Michael J. Barrist
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	President, Chief Executive Officer and Director (Principal Executive Officer)

* Steven L. Winokur	Chief Financial Officer, Executive Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* John R. Schwab	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

NCO CUSTOMER MANAGEMENT, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	President, Chief Executive Officer and Director (Principal Executive Officer)

* Steven L. Winokur	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

* John R. Schwab	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact
(Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

NCO FINANCIAL SYSTEMS, INC.

By:	*
Name:	Michael J. Barrist
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chairman of the Board and President (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

* Steven L. Winokur	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact
(Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

NCO FUNDING, INC.

By:	*
Name:	William C. Fischer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* William C. Fischer	President (Principal Executive Officer)

* Gail Ball	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* John R. Schwab	Director

* Steven L. Winokur	Director

Peter J. Winnington	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact
(Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

NCO GROUP INTERNATIONAL, INC.

By:	*
Name:	William C. Fischer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* William C. Fischer	President (Principal Executive Officer)

* Gail Ball	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* John R. Schwab	Director

* Steven L. Winokur	Director

Peter J. Winnington	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact
(Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

NCO HOLDINGS, INC.

By:	*
Name:	William C. Fischer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* William C. Fischer	President (Principal Executive Officer)

* Gail Ball	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* John R. Schwab	Director

* Steven L. Winokur	Director

Peter J. Winnington	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

NCO PORTFOLIO MANAGEMENT, INC.

By:	*
Name:	Richard J. Palmer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Richard J. Palmer	President and Director (Principal Executive Officer)

* Gail Ball	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Steven L. Winokur	Director

Peter J. Winnington	Director

* Albert Zezulinski	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact
(Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

NCO SUPPORT SERVICES, LLC

By:	NCO FINANCIAL SYSTEMS, INC., its sole member
*
Name: Title:	Michael J. Barnst President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature		Title

NCO FINANCIAL SYSTEMS, INC.

By:	*	Sole Member (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Name:	Michael J. Barrist
Title:	President

*By:	*
Name:	John R. Schwab,
Attorney-in-fact
(Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

NCO TELESERVICES, INC.

By:	*
Name:	Michael J. Barrist
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	President, Chief Executive Officer and Director (Principal Executive Officer)

* Steven L. Winokur	Chief Financial Officer, Executive Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact
(Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

NCOCRM FUNDING, INC.

By:	*
Name:	William C. Fischer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* William C. Fischer	President (Principal Executive Officer)

* Gail Ball	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* John R. Schwab	Director

* Steven L. Winokur	Director

Peter J. Winnington	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact
(Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

NCOP I, INC.

By:	*
Name:	Albert Zezulinski
Title:	President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Albert Zezulinski	President (Chief Executive Officer) and Director (Principal Executive Officer)

* Richard J. Palmer	Treasurer (Chief Financial Officer) and Director (Principal Financial Officer and Principal Accounting Officer)

* Candace R. Corra	Director

* Joshua Gindin	Director

* Michael B. Meringolo	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact
(Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

NCOP II, INC.

By:	*
Name:	Albert Zezulinski
Title:	President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Albert Zezulinski	President (Chief Executive Officer) and Director (Principal Executive Officer)

* Richard J. Palmer	Treasurer (Chief Financial Officer) and Director (Principal Financial Officer and Principal Accounting Officer)

* Candace R. Corra	Director

* Joshua Gindin	Director

* Michael B. Meringolo	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact
(Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

NCOP III, INC.

By:	*
Name:	Albert Zezulinski
Title:	President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Albert Zezulinski	President (Chief Executive Officer) and Director (Principal Executive Officer)

* Richard J. Palmer	Treasurer (Chief Financial Officer) and Director (Principal Financial Officer and Principal Accounting Officer)

* Candace R. Corra	Director

* Joshua Gindin	Director

* Michael B. Meringolo	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact
(Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

NCOP IV, INC.

By:	*
Name:	Albert Zezulinski
Title:	President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Albert Zezulinski	President (Chief Executive Officer) and Director (Principal Executive Officer)

* Richard J. Palmer	Treasurer (Chief Financial Officer) and Director (Principal Financial Officer and Principal Accounting Officer)

* Candace R. Corra	Director

* Joshua Gindin	Director

* Michael B. Meringolo	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact
(Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

NCOP V, INC.

By:	*
Name:	Albert Zezulinski
Title:	President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Albert Zezulinski	President (Chief Executive Officer) and Director (Principal Executive Officer)

* Richard J. Palmer	Treasurer (Chief Financial Officer) and Director (Principal Financial Officer and Principal Accounting Officer)

* Candace R. Corra	Director

* Joshua Gindin	Director

* Michael B. Meringolo	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact
(Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

NCOP VI, INC.

By:	*
Name:	Albert Zezulinski
Title:	President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Albert Zezulinski	President (Chief Executive Officer) and Director (Principal Executive Officer)

* Richard J. Palmer	Treasurer (Chief Financial Officer) and Director (Principal Financial Officer and Principal Accounting Officer)

* Candace R. Corra	Director

* Joshua Gindin	Director

* Michael B. Meringolo	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact
(Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

NCOP VII, INC.

By:	*
Name:	Albert Zezulinski
Title:	President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Albert Zezulinski	President (Chief Executive Officer) and Director (Principal Executive Officer)

* Richard J. Palmer	Treasurer (Chief Financial Officer) and Director (Principal Financial Officer and Principal Accounting Officer)

* Candace R. Corra	Director

* Joshua Gindin	Director

* Michael B. Meringolo	Director

*By:	*
Name:	John R. Schwab,
Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

NCOP VIII, LLC

By:	*
Name:	Albert Zezulinski
Title:	President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Albert Zezulinski	President (Chief Executive Officer) (Principal Executive Officer)

* Richard J. Palmer	Treasurer (Chief Financial Officer) (Principal Financial Officer and Principal Accounting Officer)

NCOP NEVADA HOLDINGS, INC.

By:	*	Sole Manager
Name:	Richard J. Palmer
Title:	Treasurer (Chief Financial Officer)

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

NCOP IX, LLC

By:	*
Name:	Albert Zezulinski
Title:	President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Albert Zezulinski	President (Chief Executive Officer) (Principal Executive Officer)

* Richard J. Palmer	Treasurer (Chief Financial Officer) (Principal Financial Officer and Principal Accounting Officer)

NCOP NEVADA HOLDINGS, INC.

By:	*	Sole Manager
Name:	Richard J. Palmer
Title:	Treasurer (Chief Financial Officer)

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

NCOP CAPITAL RESOURCE, LLC

By:	*
Name:	Michael J. Barrist
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	President and Chief Executive Officer (Principal Executive Officer)

* Steven L. Winokur	Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

NCO GROUP, INC.

By:	*	Sole Manager
Name:	Joshua Gindin
Title:	Executive Vice President, General Counsel and Secretary

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

NCOP FINANCING, INC.

By:	*
Name:	Richard J. Palmer
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Richard J. Palmer	President and Director (Principal Executive Officer)

* Gail Ball	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Steven L. Winokur	Director

Peter J. Winnington	Director

* Albert Zezulinski	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

NCOP/MARLIN, INC.

By:	*
Name:	Albert Zezulinski
Title:	President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Albert Zezulinski	President (Chief Executive Officer) and Director (Principal Executive Officer)

* Richard J. Palmer	Treasurer (Chief Financial Officer) and Director (Principal Financial Officer and Principal Accounting Officer)

* Candace R. Corra	Director

* Joshua Gindin	Director

* Michael B. Meringolo	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

NCOP NEVADA HOLDINGS, INC.

By:	*
Name:	Albert Zezulinski
Title:	President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Albert Zezulinski	President (Chief Executive Officer) and Director (Principal Executive Officer)

* Richard J. Palmer	Treasurer (Chief Financial Officer) and Director (Principal Financial Officer and Principal Accounting Officer)

* Candace R. Corra	Director

* Joshua Gindin	Director

* Michael B. Meringolo	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

NCOP SERVICES, INC.

By:	*
Name:	Albert Zezulinski
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Albert Zezulinski	Chief Executive Officer, President and Director (Principal Executive Officer)

* Richard J. Palmer	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

* Michael B. Meringolo	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

RMH TELESERVICES ASIA PACIFIC, INC.

By:	*
Name:	Michael J. Barrist
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

ASSET RECOVERY & MANAGEMENT CORP.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

COAST TO COAST CONSULTING, LLC

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer and President (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

OUTSOURCING SOLUTIONS, INC.

By:	*	Sole Manager
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

GREYSTONE BUSINESS GROUP, LLC

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer and President (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

OUTSOURCING SOLUTIONS, INC.

By:	*	Sole Manager
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

GULF STATE CREDIT, L.L.C.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer and President (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

OSI PORTFOLIO SERVICES, INC.

By:	*	Sole Manager
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

JENNIFER LOOMIS & ASSOCIATES, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

NORTH SHORE AGENCY, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

OLD OSI LLC

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer and President (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

UNION SETTLEMENT ADMINISTRATOR HOLDCO, INC.

By:	*	Manager
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

UNION SETTLEMENT ADMINISTRATOR, INC.

By:	*	Manager
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

OSI COLLECTION SERVICES, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

OSI EDUCATION SERVICES, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

OSI OUTSOURCING SERVICES INTERNATIONAL, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

OSI OUTSOURCING SERVICES, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

OSI PORTFOLIO SERVICES, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

OSI RECOVERY SOLUTIONS, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

OSI SPE LLC

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer and President (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

OUTSOURCING SOLUTIONS, INC.

By:	*	Sole Manager
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

OSI SUPPORT SERVICES, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

OUTSOURCING SOLUTIONS INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

PACIFIC SOFTWARE CONSULTING, LLC

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer and President (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

OUTSOURCING SOLUTIONS, INC.

By:	*	Sole Manager
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

PAE LEASING, LLC

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer and President (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

OUTSOURCING SOLUTIONS, INC.

By:	*	Sole Manager
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

PAYCO AMERICAN INTERNATIONAL CORP.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

PERIMETER CREDIT, L.L.C.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer and President (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

OSI PORTFOLIO SERVICES, INC.

By:	*	Sole Manager
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

PROFESSIONAL RECOVERIES INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

QUALINK, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

TRANSWORLD SYSTEMS INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

UNION SETTLEMENT ADMINISTRATOR, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

UNION SETTLEMENT ADMINISTRATOR HOLDCO, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer, President and Director (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

UNIVERSITY ACCOUNTING SERVICE, LLC

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer and President (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

OUTSOURCING SOLUTIONS, INC.

By:	*	Sole Manager
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

CREDIT RECEIVABLES CORPORATION I

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer and President (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Michael J. Barrist	Director

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

SYSTEMS & SERVICES TECHNOLOGIES, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer and President (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Michael J. Barrist	Director

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

TEMPEST RECOVERY SERVICES, INC.

By:	*
Name:	Michael J. Barrist
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Michael J. Barrist	Chief Executive Officer and President (Principal Executive Officer)

* John R. Schwab	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

* Michael J. Barrist	Director

* Joshua Gindin	Director

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on this 1st day of July, 2008.

NCOP X, LLC

By:	*
Name:	Albert Zezulinski
Title:	President (Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2008.

Signature	Title

* Albert Zezulinski	President (Chief Executive Officer) (Principal Executive Officer)

* Richard J. Palmer	Treasurer (Chief Financial Officer) (Principal Financial Officer and Principal Accounting Officer)

NCOP NEVADA HOLDINGS, INC.

By:	*	Sole Manager
Name:	Richard J. Palmer
Title:	Treasurer (Chief Financial Officer)

*By:	*
Name:	John R. Schwab, Attorney-in-fact (Signature appears on page S-65)

SIGNATURES

The undersigned, duly appointed agent and attorney-in-fact, has executed the foregoing signature pages on behalf of the foregoing Registrants and the directors and officers named therein, as of July 1, 2008.

By:	/S/ JOHN R. SCHWAB
John R. Schwab Attorney-in-fact

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of July 21, 2006, by and among Collect Holdings, Inc., Collect Acquisition Corp. and NCO Group, Inc. (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on July 25, 2006 (SEC File Number 000-21639)) (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

2.2	Agreement and Plan of Merger, dated as of February 27, 2007, by and between NCO Group, Inc. and Collect Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

2.3	Purchase Agreement, dated as of July 6, 2005, by and among NCOP Capital Resource, LLC and Risk Management Alternatives Parent Corp. and Risk Management Alternatives Holdings, Inc., Risk Management Alternatives International Limited, Resource Recovery Consultants, Inc., RMA Intermediate Holdings Corporation, RMA Management Services, Inc., Risk Management Alternatives International Corp. Canada, National Revenue Corporation, Risk Management Alternatives, Inc., Risk Management Alternatives Portfolio Services, LLC, RMA Holdings LLC, Purchased Paper LLC and Risk Management Alternatives Solutions LLC (collectively, the “RMA Seller Parties”) (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on September 16, 2005 (SEC File Number 000-21639))

2.4	First Amendment and Acknowledgement to Purchase Agreement, by and among NCOP Capital Resource, LLC and RMA Seller Parties, dated as of August 23, 2005 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on September 16, 2005 (SEC File Number 000-21639))

2.5	Second Amendment and Acknowledgement to Purchase Agreement, by and among NCOP Capital Resource, LLC and RMA Seller Parties, dated as of August 31, 2005 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on September 16, 2005 (SEC File Number 000-21639))

2.6	Guarantee, dated as of July 6, 2005, by NCO Group, Inc. in favor of and for the benefit of Risk Management Alternatives Parent Corp. (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005 (SEC File Number 000-21639))

2.7	Agreement and Plan of Merger by and among Outsourcing Solutions Inc., NCO Group, Inc. and NCO Acquisition Sub, Inc. dated as of December 11, 2007 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File Number 333-144067, 333-144068))

2.8	Agreement and Plan of Merger by and among NCO Group, Inc., Systems & Services Technologies Merger Corp., Systems & Services Technologies, Inc. and JPMorgan Chase Bank, National Association dated as of August 27, 2007 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on May 13, 2008 (SEC File Number 333-144067, 333-144068)) (NCO agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits)

2.9	Amendment No. 1 dated as of December 12, 2007 to the Agreement and Plan of Merger by and among NCO Group, Inc, Systems & Services Technologies Merger Corp., Systems & Services Technologies, Inc, and JPMorgan Chase Bank, National Association (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on May 13, 2008 (SEC File Number 333-144067, 333-144068))

3.1.1*	Amended and Restated Certificate of Incorporation of NCO Group, Inc., as amended

Certificate of Incorporation or the corresponding organizational instrument, with any amendments thereto, of the following additional registrants:

i

3.1.2	AC Financial Services, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.3	ALW Financial, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.4	AssetCare, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.5	Compass International Services Corporation (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.6	Compass Teleservices, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.7	FCA Funding, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.8	FCA Leasing, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.9	JDR Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.10	NCO ACI Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.11	NCO Customer Management, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.12	NCO Financial Systems, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.13	NCO Funding, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.14	NCO Group International, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.15	NCO Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.16	NCO Portfolio Management, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.17	NCO Support Services, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.18	NCO Teleservices, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.19	NCOCRM Funding, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.20	NCOP I, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.21	NCOP II, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.22	NCOP III, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.23	NCOP IV, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.24	NCOP V, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.25	NCOP VI, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.26	NCOP VII, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.27	NCOP VIII, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.28	NCOP IX, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.29	NCOP Capital Resource, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.30	NCOP Financing, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.31	NCOP/Marlin, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.32	NCOP Nevada Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.33	NCOP Services, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.34	(Intentionally Omitted)

3.1.35	RMH Teleservices Asia Pacific, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.1.36*	Asset Recovery & Management Corp.

3.1.37	Coast to Coast Consulting, LLC

3.1.38	Greystone Business Group, LLC

3.1.39	Gulf State Credit, L.L.C.

3.1.40*	Jennifer Loomis & Associates, Inc.

3.1.41*	North Shore Agency, Inc.

3.1.42	Old OSI LLC

3.1.43*	OSI Collection Services, Inc.

3.1.44*	OSI Education Services, Inc.

3.1.45*	OSI Outsourcing Services International, Inc.

3.1.46*	OSI Outsourcing Services, Inc.

3.1.47*	OSI Portfolio Services, Inc.

3.1.48*	OSI Recovery Solutions, Inc.

3.1.49	OSI SPE LLC

3.1.50*	OSI Support Services, Inc.

3.1.51*	Outsourcing Solutions Inc.

3.1.52	Pacific Software Consulting, LLC

3.1.53	PAE Leasing, LLC

3.1.54*	Payco American International Corp.

3.1.55	Perimeter Credit, L.L.C.

3.1.56*	Professional Recoveries Inc.

3.1.57*	Qualink, Inc.

3.1.58	Transworld Systems Inc.

3.1.59	Union Settlement Administrator, Inc.

3.1.60*	Union Settlement Administrator Holdco, Inc.

3.1.61*	University Accounting Service, LLC

3.1.62*	Credit Receivables Corporation I

3.1.63*	Systems & Services Technologies, Inc.

3.1.64*	Tempest Recovery Services, Inc.

3.1.65*	NCOP X, LLC

3.2.1

Amended and Restated Bylaws of NCO Group, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

Bylaws or the corresponding operating agreement, with any amendments thereto, of the following additional registrants:

3.2.2	AC Financial Services, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.3*	ALW Financial, Inc.

3.2.4*	AssetCare, Inc.

3.2.5*	Compass International Services Corporation

3.2.6	Compass Teleservices, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.7*	FCA Funding, Inc.

3.2.8	FCA Leasing, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.9*	JDR Holdings, Inc.

3.2.10*	NCO ACI Holdings, Inc.

3.2.11	NCO Customer Management, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.12	NCO Financial Systems, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.13*	NCO Funding, Inc.

3.2.14*	NCO Group International, Inc.

3.2.15*	NCO Holdings, Inc.

3.2.16*	NCO Portfolio Management, Inc.

3.2.17	NCO Support Services, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.18	NCO Teleservices, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.19*	NCOCRM Funding, Inc.

3.2.20	NCOP I, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.21	NCOP II, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.22	NCOP III, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.23	NCOP IV, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.24	NCOP V, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.25	NCOP VI, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.26	NCOP VII, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.27	NCOP VIII, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.28	NCOP IX, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.29	NCOP Capital Resource, LLC (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.30*	NCOP Financing, Inc.

3.2.31	NCOP/Marlin, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.32	NCOP Nevada Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.33	NCOP Services, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

3.2.34	(Intentionally Omitted)

3.2.35	RMH Teleservices Asia Pacific, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

v

3.2.36*	Asset Recovery & Management Corp.

3.2.37*	Coast to Coast Consulting, LLC

3.2.38*	Greystone Business Group, LLC

3.2.39*	Gulf State Credit, L.L.C.

3.2.40*	Jennifer Loomis & Associates, Inc.

3.2.41*	North Shore Agency, Inc.

3.2.42*	Old OSI LLC

3.2.43*	OSI Collection Services, Inc.

3.2.44*	OSI Education Services, Inc.

3.2.45*	OSI Outsourcing Services International, Inc.

3.2.46*	OSI Outsourcing Services, Inc.

3.2.47*	OSI Portfolio Services, Inc.

3.2.48*	OSI Recovery Solutions, Inc.

3.2.49*	OSI SPE LLC

3.2.50*	OSI Support Services, Inc.

3.2.51*	Outsourcing Solutions Inc.

3.2.52*	Pacific Software Consulting, LLC

3.2.53*	PAE Leasing, LLC

3.2.54*	Payco American International Corp.

3.2.55*	Perimeter Credit, L.L.C.

3.2.56*	Professional Recoveries Inc.

3.2.57*	Qualink, Inc.

3.2.58*	Transworld Systems Inc.

3.2.59*	Union Settlement Administrator, Inc.

3.2.60*	Union Settlement Administrator Holdco, Inc.

3.2.61*	University Accounting Service, LLC

3.2.62*	Credit Receivables Corporation I

3.2.63*	Systems & Services Technologies, Inc.

3.2.64*	Tempest Recovery Services, Inc.

3.2.65*	NCOP X, LLC

4.1	Indenture, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.2	Indenture, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.3	Supplemental Indenture, dated as of November 15, 2006, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.4	Supplemental Indenture, dated as of November 15, 2006, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.5	Second Supplemental Indenture, dated as of February 27, 2007, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.6	Second Supplemental Indenture, dated as of February 27, 2007, among NCO Group, Inc. and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.7	Third Supplemental Indenture, dated as of February 27, 2007, among Collect Holdings, Inc. and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.8	Third Supplemental Indenture, dated as of February 27, 2007, among Collect Holdings, Inc. and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.9	Registration Rights Agreement, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and Morgan Stanley & Co. Incorporation, J.P. Morgan Securities Inc. and Banc of America Securities LLP with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.10	Registration Rights Agreement, dated as of November 15, 2006, among NCO Group, Inc., the Guarantors signatory thereto and Morgan Stanley & Co. Incorporation, J.P. Morgan Securities Inc. and Banc of America Securities LLP with respect to the 11.875% Senior Subordinated Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.11	Form of 144A and Regulation S Floating Rate Senior Notes due 2013 (contained in Exhibit 4.1) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.12	Form of 144A and Regulation S 11.875% Senior Subordinated Notes due 2014 (contained in Exhibit 4.2) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.13	144A Notation of Senior Guarantee by the Guarantors named therein, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.14	Regulation S Notation of Senior Guarantee by the Guarantors named therein, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.15	144A Notation of Senior Subordinated Guarantee by the Guarantors named therein, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.16	Regulation S Notation of Senior Subordinated Guarantee by the Guarantors named therein, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.17	Registration Rights Agreement, dated as of November 15, 2006, among Collect Holdings, Inc., One Equity Partners II, L.P., OEP II Partners Co-Investors, L.P., OEP II Partners Co-Invest, L.P., Michael Barrist and the other non-OEP Investors named therein (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

4.18	Fourth Supplemental Indenture, dated as of July 11, 2007, among NCO Group, Inc., NCOP X, LLC and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4/A filed on July 13, 2007 (SEC File Number 333-144067))

4.19	Fourth Supplemental Indenture, dated as of July 11, 2007, among NCO Group, Inc., NCOP X, LLC and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4/A filed on July 13, 2007 (SEC File Number 333-144067))

4.20	Form of Exchange Floating Rate Senior Note due 2013 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4/A filed on July 13, 2007 (SEC File Number 333-144067))

4.21	Form of Exchange 11.875% Senior Subordinated Note due 2014 (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4/A filed on July 13, 2007 (SEC File Number 333-144067))

4.22*	Fifth Supplemental Indenture, dated as of February 29, 2008, among NCO Group, Inc., the New Guarantors (as defined therein), and The Bank of New York, as Trustee, with respect to the Floating Rate Senior Notes due 2013

4.23*	Fifth Supplemental Indenture, dated as of February 29, 2008, among NCO Group, Inc., [the New Guarantors (as defined therein)], and The Bank of New York, as Trustee, with respect to the 11.875% Senior Subordinated Notes due 2014

5.1*	Opinion of Blank Rome LLP

5.2*	Opinion of Kilpatrick Stockton LLP

5.3*	Opinion of The Stewart Law Firm

5.4*	Opinion of Musick, Peeler & Garrett LLP

5.5*	Opinion of Fennemore Craig, P.C.

5.6*	Opinion of Quarles & Brady LLP

5.7*	Opinion of Bryan Cave LLP

10.1	Credit Agreement, dated as of November 15, 2006, among NCO Group, Inc. (as survivor of the merger with Collect Acquisition Corp.), NCO Financial Systems, Inc., the Subsidiary Guarantors, the Lenders and agents named therein and Morgan Stanley Senior Funding, Inc., as administrative agent (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.2	Security Agreement, dated November 15, 2006, made by Collect Acquisition Corp., NCO Financial Systems, Inc., Collect Holdings, Inc., the Subsidiary Guarantors and the Other Grantors Identified Therein, to Morgan Stanley & Co. Incorporated, as Collateral Agent (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.3	Intellectual Property Security Agreement, dated November 15, 2006, made by Collect Acquisition Corp., NCO Financial Systems, Inc., Collect Holdings, Inc., NCO Group, Inc. and the Subsidiary Guarantors in favor of Morgan Stanley & Co. Incorporated, as Collateral Agent (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.4	Stockholders Agreement, dated as of November 15, 2006, among Collect Holdings, Inc., One Equity Partners II, L.P., OEP II Co-Investors, L.P., OEP II Partners Co-Invest, L.P., Michael Barrist, and the Rollover Investors, Management Investors and Institutional Investors named therein (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.5	(Intentionally Omitted)

10.6*	NCO Group, Inc. Amended and Restated Restricted Share Plan

10.7	Form of Award Agreement pursuant to the NCO Group, Inc. Restricted Share Plan (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.8	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Michael Barrist (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.9	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Stephen W. Elliott (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.10	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Joshua Gindin (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.11	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Steven Leckerman, including the First Amendment to Employment Agreement dated June 14, 2007 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.12	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and John R. Schwab (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.13	Employment Agreement, dated as of November 15, 2006, between NCO Group, Inc. and Steven L. Winokur (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.14	Management Agreement, dated as of November 15, 2006, between One Equity Partners II, L.P. and Collect Holdings, Inc. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.15	Rollover Agreement, dated as of July 21, 2006, between Collect Holdings, Inc. and Michael Barrist (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.16	Joinder and Amendment to Rollover Agreement, dated November 15, 2006, among Michael Barrist, Michael and Natalie Barrist Trust, Annette H. Barrist and the Annette H. Barrist Trust (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.17	Irrevocable Proxy Agreement by and between Michael J. Barrist and Annette H. Barrist (incorporated by reference to the exhibits filed with NCO Group, Inc.’s and Michael J. Barrist’s Rule 13e-3 Transaction Statement on Schedule 13e-3 (Amendment No. 1) filed on September 22, 2006)

10.18	Executive Salary Continuation Agreement (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ending March 31, 1998 (File No. 0-21639), filed on May 4, 1998)

10.19	Amended and Restated Note Receivable, dated April 1, 2002, from TRC Holdings, Inc. for the principal amount of $11.25 million, as payment of the purchase price for the acquisition of certain assets of NCO Teleservices, Inc. (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 15, 2004 (SEC File Number 000-21639))

10.20	Executive Deferred Compensation Plan Basic Document (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on January 6, 2005 (SEC File Number 000-21639))

10.21	Executive Deferred Compensation Plan Adoption Agreement (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on January 6, 2005 (SEC File Number 000-21639))

10.22	Rabbi Trust Agreement with Putnam Fiduciary Trust Company (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Current Report on Form 8-K filed on January 6, 2005 (SEC File Number 000-21639))

10.23	Summary of Director and Named Executive Officer Compensation Arrangements (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File Number 333-144067, 333-144068))

10.24	Credit Agreement, dated as of November 26, 2002, by and among NCOP Capital, Inc. as Borrower and CFSC Capital Corp. XXXIV as Lender (incorporated by reference to Exhibit 10.48 to NCO Portfolio Management, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 13, 2003 (SEC File Number 000-32403))

10.25	Second Amendment to Credit Agreement, dated as of June 30, 2005, by and among NCOP Capital, Inc. as Borrower and CFSC Capital Corp. XXXIV as Lender (incorporated by reference to the Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005 (SEC File Number 000-21639))

10.26	(Intentionally Omitted)

10.27	Fee Letter Agreement, dated November 15, 2006, between One Equity Partners II, L.P., Collect Holdings, Inc. and Collect Acquisition Corp. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

x

10.28	Stock Subscription Agreement, dated as of November 14, 2006, by and among Collect Holdings, Inc., One Equity Partners II, L.P., OEP II Co-Investors, L.P. and OEP II Partners Co-Invest, L.P. and several other individuals and entities listed on the signature page (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.29	Stock Subscription Agreement, dated as of November 15, 2006, by and among Collect Holdings, Inc. and the several individuals listed on the signature page (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits) (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

10.30	Credit Agreement between NCOP Capital III, LLC and CVI GVF FINCO, LLC dated as of August 31, 2007. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed on November 14, 2007 (SEC File Number 333-144067, 333-144068))

10.31	Credit Agreement between NCOP Capital IV, LLC and CVI GVF FINCO, LLC dated as of August 31, 2007. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed on November 14, 2007 (SEC File Number 333-144067, 333-144068))

10.32	Second Amended and Restated Exclusivity Agreement dated as of August 31, 2007 among NCOP Lakes, Inc., NCO Financial Systems, Inc., NCO Portfolio Management, Inc., NCO Group, Inc., NCOP Capital, Inc., NCOP Capital I, LLC, NCOP-CF II, LLC, NCOP/CF, LLC, NCOP Capital III, LLC, NCOP Capital IV, LLC, CARVAL INVESTORS, LLC and CVI GVF FINCO, LLC. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed on November 14, 2007 (SEC File Number 333-144067, 333-144068))

10.33	Limited Liability Company Agreement of NCOP/CF II, LLC dated as of August 31, 2007 between NCOP Nevada Holdings, Inc. and CVI GVF FINCO, LLC. (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed on November 14, 2007 (SEC File Number 333-144067, 333-144068))

10.34	First Amended to Credit Agreement dated as of February 8, 2008 by and among NCO Group, Inc., NCO Financial Systems, Inc., certain guarantors, Citizens Bank of Pennsylvania, and RBS Securities Corporation d/b/a RBS Greenwich Capital, as lead arranger and bookrunner, and the Lenders (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File Number 333-144067, 333-144068))

10.35	Security Agreement Supplement dated as of February 29, 2008 made by NCO Group, Inc., NCO Financial Systems, Inc., the Subsidiary Guarantors and the Other Grantors identified therein to Citizens Bank of Pennsylvania, as the Collateral Agent and Administrative Agent Lenders (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File Number 333-144067, 333-144068)) ( NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

10.36	Intellectual Property Security Agreement, dated February 29, 2008, made by the persons listed on the signature pages in favor of Citizens Bank of Pennsylvania, as the Collateral Agent Lenders (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File Number 333-144067, 333-144068)) (NCO Group, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedules or exhibits.)

10.37	Subscription Agreement dated as of February 27, 2008 by and among NCO Group, Inc., One Equity Partners II, L.P., OEP II Co-Investors, EP II Partners Co-Invest L.P. and several other individuals and entities listed on the signature pages thereto Lenders (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File Number 333-144067, 333-144068))

12	Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File Number 333-144067, 333-144068))

16	Letter from Ernst & Young LLP (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008 (SEC File Number 333-144067, 333-144068))

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of PricewaterhouseCoopers LLP

23.4	Consent of Ernst & Young LLP

23.5*	Consent of Blank Rome LLP (included in the opinion filed as Exhibit 5.1)

23.6*	Consent of Kilpatrick Stockton LLP (included in the opinion filed as Exhibit 5.2)

23.7*	Consent of The Stewart Law Firm (included in the opinion filed as Exhibit 5.3)

23.8*	Consent of Musick, Peeler & Garrett LLP (included in the opinion filed as Exhibit 5.4)

23.9*	Consent of Fennemore Craig, P.C. (included in the opinion filed as Exhibit 5.5)

23.10*	Consent of Quarles & Brady LLP (included in the opinion filed as Exhibit 5.6)

23.11*	Consent of Bryan Cave LLP (included in the opinion filed as Exhibit 5.7)

24*	Powers of Attorney

25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York with respect to the Indenture governing the Floating Rate Senior Notes due 2013 and the Indenture governing the 11.875% Senior Subordinated Notes due 2014 (incorporated by reference to Exhibits filed with NCO Group, Inc.’s Registration Statement on Form S-4 filed on June 26, 2007 (SEC File Number 333-144067))

*	Previously filed.